Exhibit 10.1

EXECUTION VERSION

AMENDMENT NO. 4 TO CREDIT AGREEMENT

AMENDMENT NO. 4 TO CREDIT AGREEMENT, dated as of March 13, 2024 (this “Amendment”), by and among ALLISON TRANSMISSION, INC., a Delaware corporation (the “Borrower”), ALLISON TRANSMISSION HOLDINGS, INC., a Delaware corporation (“Holdings”), CITIBANK, N.A., as Administrative Agent (in such capacity, the “Administrative Agent”) and as Fronting Lender (as defined below), the other 2024 Specified Refinancing Term Lenders (as defined below) party hereto, and the 2024 Revolving Credit Lenders (as defined below) party hereto, to the Second Amended and Restated Credit Agreement, dated as of March 29, 2019, among the Borrower, Holdings, the Administrative Agent, Citicorp North America, Inc., as collateral agent, and each lender from time to time party thereto (as amended, amended and restated, supplemented or otherwise modified from time to time through the date hereof, including by Amendment No. 1 to Credit Agreement, dated as of October 11, 2019, Amendment No. 2 to Credit Agreement, dated as of November 19, 2020, and Amendment No. 3 to Credit Agreement, dated as of February 28, 2023, the “Credit Agreement” and the Credit Agreement, as amended by this Amendment, the “Amended Credit Agreement”). Terms defined in the Amended Credit Agreement and used herein shall have the meanings given to them in the Amended Credit Agreement unless otherwise defined herein.

W I T N E S S E T H:

WHEREAS, the Borrower has hereby notified the Administrative Agent and each Revolving Credit Lender that it intends to incur Specified Refinancing Debt pursuant to Section 2.18 of the Credit Agreement (the “Revolving Maturity Extension”) in order to refinance and extend the maturity of the existing Revolving Credit Commitments under the Credit Agreement immediately prior to the Amendment No. 4 Effective Date (as defined below) (the “Existing Revolving Credit Commitments”);

WHEREAS, pursuant to Section 2.18 of the Credit Agreement, the Borrower may incur Specified Refinancing Debt by, among other things, entering into this Amendment, pursuant to the terms and conditions of the Credit Agreement, with Revolving Credit Lenders agreeing to provide such Specified Refinancing Debt (the “2024 Refinancing Revolving Credit Lenders”);

WHEREAS, the Borrower has requested that the 2024 Refinancing Revolving Credit Lenders collectively extend credit to the Borrower in the form of Revolving Credit Commitments in an aggregate principal amount of $650,000,000.00 (the “2024 Refinancing Revolving Credit Commitments”), which shall replace in full all of the Existing Revolving Credit Commitments;

WHEREAS, the Borrower has also hereby notified the Administrative Agent, each Revolving Credit Lender and each 2024 Refinancing Revolving Credit Lender that it intends to incur a Revolving Credit Commitment Increase pursuant to Section 2.14 in an aggregate amount of $100,000,000, effective immediately after the Revolving Maturity Extension takes effect (such aggregate amount of Revolving Credit Commitment Increase, the “2024 Revolving Credit Commitment Increase” and the loans thereunder, the “2024 Incremental Revolving Credit Loans”);

WHEREAS, pursuant to Section 2.14 of the Credit Agreement, the Borrower may obtain a Revolving Credit Commitment Increase by, among other things, entering into this Amendment, pursuant to the terms and conditions of the Credit Agreement, with Revolving Credit Lenders agreeing to provide the 2024 Revolving Credit Commitment Increase (the “2024 Incremental Revolving Credit Lenders” and collectively, with the 2024 Refinancing Revolving Credit Lenders, the “2024 Revolving Credit Lenders”);

WHEREAS, each 2024 Refinancing Revolving Credit Lender has indicated its willingness to lend such 2024 Refinancing Revolving Credit Commitments and each 2024 Incremental Revolving Credit Lender has indicated its willingness to lend such 2024 Revolving Credit Commitment Increase, collectively in an aggregate amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such 2024 Revolving Credit Lender’s name on Annex I hereto on the terms and subject to the conditions herein;

WHEREAS, the Borrower has hereby notified the Administrative Agent and each Term Lender that it intends to incur Specified Refinancing Debt pursuant to Section 2.18 of the Credit Agreement in order to refinance and extend the maturity of the Existing Term Loans (as defined below) under the Credit Agreement immediately prior to the Amendment No. 4 Effective Date;

WHEREAS, pursuant to Section 2.18 of the Credit Agreement, the Borrower may incur Specified Refinancing Debt in order to refinance the entire outstanding principal amount of the Term Loans (including, for the avoidance of doubt, the 2019 Refinancing Term Loans (as defined in the Credit Agreement)) outstanding under the Credit Agreement (collectively, the “Existing Term Loans”) by, among other things, entering into this Amendment pursuant to the terms and conditions of the Credit Agreement with Term Lenders agreeing to provide such Specified Refinancing Debt;

WHEREAS, the Borrower has requested that each of (i) Citibank, N.A., as fronting lender (in such capacity, the “Fronting Lender”), (ii) the Lenders holding Existing Term Loans that have executed and delivered a consent to this Amendment substantially in the form of Exhibit A hereto (a “Lender Consent”) indicating the Cashless Settlement Option (each, a “Cashless Term Lender”), and (iii) the Lenders holding Existing Term Loans that have executed and delivered a Lender Consent indicating the “Assignment Settlement Option” (each, an “Assignment Term Lender”, and together with the Fronting Lender and the Cashless Term Lenders, and in each case any assignees thereof, collectively, “2024 Specified Refinancing Term Lenders”) extend credit to the Borrower in the form of Specified Refinancing Term Loans (as defined in the Credit Agreement), immediately after giving effect to the voluntary prepayment of 2019 Refinancing Term Loans as set forth in Section (h) of Article V, to refinance the Existing Term Loans in an aggregate principal amount of $518,000,000 (which amount shall include, for the avoidance of doubt, the 2019 Refinancing Term Loans) (the “2024 Specified Refinancing Term Loans”);

WHEREAS, each 2024 Specified Refinancing Term Lender has indicated its willingness to lend such 2024 Specified Refinancing Term Loans (including by way of cashless exchange or assignment of Existing Term Loans for such 2024 Specified Refinancing Term Loans) in the aggregate amount specified opposite its name on Annex II attached hereto under the caption “2024 Specified Refinancing Term Facility” on the terms and subject to the conditions herein; and

WHEREAS, the Administrative Agent, each 2024 Revolving Credit Lender and each 2024 Specified Refinancing Term Lender have agreed, subject to the terms and conditions set forth herein, to amend the Credit Agreement as set forth in Article II below.

NOW, THEREFORE, the parties hereto hereby agree as follows:

ARTICLE I

Provisions Relating to Revolving Credit Commitments

Section 1.1. Revolving Credit Commitments. The 2024 Refinancing Revolving Credit Commitments and the 2024 Revolving Credit Commitment Increase shall have the same terms as the Existing Revolving Credit Commitments, except as set forth in and modified by this Amendment.

Section 1.2. Revolving Credit Loans. On and after the Amendment No. 4 Effective Date, (i) each existing Revolving Credit Loan outstanding under the Credit Agreement (the “Existing Revolving Credit Loans”) shall constitute an outstanding Revolving Credit Loan under the Amended Credit Agreement issued in respect of the 2024 Refinancing Revolving Credit Commitments (the “2024 Refinancing Revolving Credit Loans”) and (ii) each 2024 Refinancing Revolving Credit Loan and each 2024 Incremental Revolving Credit Loan shall be deemed to have been made on a pro rata basis in accordance with Section 2.02 of the Amended Credit Agreement.

Section 1.3. Letters of Credit. On and after the Amendment No. 4 Effective Date, (i) each Letter of Credit outstanding under the Credit Agreement shall constitute an outstanding Letter of Credit under the Amended Credit Agreement issued in respect of the 2024 Refinancing Revolving Credit Commitments and (ii) each 2024 Refinancing Revolving Credit Lender and each 2024 Incremental Revolving Credit Lender shall be deemed to have acquired a pro rata participation in respect thereof in accordance with Section 2.03 of the Amended Credit Agreement.

Section 1.4. Credit Agreement Governs. Effective as of the Amendment No. 4 Effective Date, (i) the 2024 Refinancing Revolving Credit Commitments and the 2024 Revolving Credit Commitment Increase shall be “Revolving Credit Commitments” under the Amended Credit Agreement and (ii) the 2024 Revolving Credit Lenders shall be “Lenders” and “Revolving Credit Lenders” under the Amended Credit Agreement, and each shall be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Lenders, the Revolving Credit Lenders and the other Secured Parties, of the Amended Credit Agreement and the other Loan Documents.

Section 1.5. 2024 Refinancing Revolving Credit Lenders. Each 2024 Refinancing Revolving Credit Lender agrees that, upon the Amendment No. 4 Effective Date, all of its Existing Revolving Credit Commitments shall be converted to 2024 Refinancing Revolving Credit Commitments under the Amended Credit Agreement.

Section 1.6. Representations of 2024 Incremental Revolving Credit Lenders. Each 2024 Incremental Revolving Credit Lender (i) confirms that a copy of the Credit Agreement and the other applicable Loan Documents, together with copies of the financial statements referred to therein and such other documents and information as it has deemed appropriate to make its own credit analysis and decision to enter into this Amendment and provide the 2024 Revolving Credit Commitment Increase, as applicable, has been made available to such 2024 Incremental Revolving Credit Lender by the Administrative Agent and, with respect to the other applicable Loan Documents, to the extent requested by such 2024 Incremental Revolving Credit Lender prior to the date hereof; (ii) agrees that it will, independently and without reliance upon the Administrative Agent, any Agent-Related Person or any other Lender or agent and based on such documents and information as it has deemed appropriate at the time, made its own appraisal of, and investigation into, the business, prospects, operations, property, financial and other condition and creditworthiness of the Loan Parties and their respective Subsidiaries, and all applicable bank or other regulatory Laws relating to the transactions contemplated under the Credit Agreement and the other applicable Loan Documents, including this Amendment, and made its own decision to enter into this Amendment and to extend credit to the Borrower and the other Loan Parties under the Credit Agreement or the other applicable Loan Documents, including this Amendment; (iii) appoints and authorizes the Administrative Agent to take such action as agent on its behalf and to exercise such powers under the Credit Agreement and the other Loan Documents as are delegated to the Administrative Agent, as the case may be, by the terms thereof, together with such powers as are reasonably incidental thereto; (iv) acknowledges and agrees that upon the Amendment No. 4 Effective Date each Incremental Revolving Credit Lender shall be a “Lender” and “Revolving Credit Lender”, as applicable, under, and for all purposes of, the Credit Agreement and the other Loan Documents, and shall be subject to and bound by the terms thereof, and shall perform all the obligations of and shall have all rights of a Lender thereunder; and (v) consents to each amendment set forth in Exhibit A hereof in its capacity as a 2024 Incremental Revolving Credit Lender and, if applicable, in its capacity as an existing Lender under the Credit Agreement.

ARTICLE II

Provisions Relating to 2024 Specified Refinancing Term Loans

Section 2.1. 2024 Specified Refinancing Term Loans.

(a) Effective as of the Amendment No. 4 Effective Date and on the terms and subject to the conditions herein:

(1) each Cashless Term Lender hereby agrees to make 2024 Specified Refinancing Term Loans up to the aggregate principal amount of such Lender’s Existing Term Loans (or such lesser amount as may be allocated to such Cashless Term Lender by the Administrative Agent) on the Amendment No. 4 Effective Date and approves the amendments to the Credit Agreement as set forth in this Amendment;

(2) the Fronting Lender hereby agrees to make 2024 Specified Refinancing Term Loans in an aggregate principal amount of $69,148,480.67 on the Amendment No. 4 Effective Date and approves the amendments to the Credit Agreement as set forth in this Amendment; and

(3) each Assignment Term Lender agrees to accept an Assignment and Assumption of 2024 Specified Refinancing Term Loans from the Fronting Lender, in an aggregate amount equal to such Assignment Term Lender’s Existing Term Loans (or such lesser amount as may be allocated to such Assignment Term Lender by the Administrative Agent) on the Amendment No. 4 Effective Date and approves the amendments to the Credit Agreement as set forth in this Amendment.

(b) The 2024 Specified Refinancing Term Loans shall have the same terms as the Existing Term Loans, except as set forth in and modified by this Amendment.

Section 2.2. Use of Proceeds. The proceeds of the 2024 Specified Refinancing Term Loans shall be applied toward the payment of (a) the aggregate outstanding principal amount of the Existing Term Loans and (b) fees and expenses payable in connection with this Amendment. Upon the Amendment No. 4 Effective Date after giving effect to this Amendment, all Existing Term Loans shall be repaid in full and no longer outstanding.

Section 2.3. Credit Agreement Governs. Effective as of the Amendment No. 4 Effective Date, (i) the 2024 Specified Refinancing Term Loans shall be Specified Refinancing Debt and Specified Refinancing Term Loans (under and as defined in the Credit Agreement), and (ii) the 2024 Specified Refinancing Term Lenders shall be “Lenders” and “Term Lenders” under the Amended Credit Agreement, and each shall be subject to the provisions, including any provisions restricting the rights, or regarding the obligations, of the Loan Parties or any provisions regarding the rights of the Lenders, the Term Lenders and the other Secured Parties, of the Amended Credit Agreement and the other Loan Documents.

Section 2.4. Cashless Rollover; Assignment and Assumption; Reallocation.

(a) Cashless Rollover of Existing Term Loans. Each Cashless Term Lender agrees that, upon the Amendment No. 4 Effective Date, all (or such lesser amount as the Administrative Agent may allocate to such Lender) of its Existing Term Loans shall be converted to 2024 Specified Refinancing Term Loans under the Amended Credit Agreement, and such Existing Term Loans shall be deemed repaid in full on the Amendment No. 4 Effective Date, including for all accrued and unpaid interest, fees, expenses and other compensation owed to such Cashless Term Lender and due and payable by the Borrower pursuant to this Amendment and the Credit Agreement.

(b) Assignment of Existing Term Loans. The Existing Term Loans of each Assignment Term Lender shall be repaid in full on the Amendment No. 4 Effective Date, including for all accrued and unpaid interest, fees, expenses and other compensation owed to such Lender and due and payable by the Borrower pursuant to this Amendment and the Credit Agreement. Each Assignment Term Lender agrees to purchase pursuant to an Assignment and Assumption in accordance with Section 10.7 of the Amended Credit Agreement on or promptly after the Amendment No. 4 Effective Date and assume Term Loans from the Fronting Lender in an amount equal to the principal amount of such repayment (or such lesser amount as the Administrative Agent may allocate to such Lender).

(c) On the Amendment No. 4 Effective Date, the 2024 Specified Refinancing Term Lenders shall purchase, sell, or otherwise reallocate among themselves, in such manner as the Administrative Agent may direct in its sole discretion, and subject to the Borrower’s consent (such consent not to be unreasonably withheld, conditioned or delayed), outstanding 2024 Specified Refinancing Term Loans after giving effect to the Existing Term Loan Prepayment and the other transactions contemplated by this Amendment. For the avoidance of doubt, without limiting the foregoing, if so directed by the Administrative Agent, any Cashless Term Lender may exchange on a cashless basis 100% (or such lesser amount as may be allocated to such Cashless Term Lender by the Administrative Agent) of its Existing Term Loans prior to giving effect to the Existing Term Loan Prepayment for 2024 Specified Refinancing Term Loans, notwithstanding the reduction in the aggregate outstanding amount of the Existing Term Loans resulting from such Existing Term Loan Prepayment. The Lenders party hereto hereby consent to the foregoing, and authorize the Administrative Agent to update the Register to reflect the purchases, sales and reallocations described in this Section.

ARTICLE III

Section 3.1. Amendments. Subject to satisfaction (or waiver) of the conditions set forth in Article V hereof, on the Amendment No. 4 Effective Date, the Credit Agreement is hereby amended (i) to delete the ~~stricken text~~ (indicated textually in the same manner as the following example: stricken text) and to add the double-underlined text (indicated textually in the same manner as the following example: double-underlined text) as set forth in the pages of the Amended Credit Agreement attached as Exhibit B hereto and to (ii) replace Schedules 7.01, 7.02, and 7.05 to the Credit Agreement with amended Schedules 7.01, 7.02, and 7.05 attached hereto as Exhibit C.

ARTICLE IV

Representations and Warranties

In order to induce Lenders and the Administrative Agent to enter into this Amendment and to amend the Credit Agreement in the manner provided herein, each Loan Party party hereto represents and warrants to the Administrative Agent and Collateral Agent that, as of the Amendment No. 4 Effective Date:

Section 4.1. Existing Credit Agreement Representations and Warranties. All representations and warranties of the Borrower and each other Loan Party contained in Article V of the Credit Agreement or any other Loan Document are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Amendment No. 4 Effective Date, except (i) to the extent that such representations and warranties specifically refer to an earlier date, in which case they are true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date and (ii) that the representations and warranties contained in Sections 5.05(a) and (b) of the Credit Agreement shall be deemed to refer to the most recent financial statements furnished pursuant to Sections 6.01(a) and (b) of the Credit Agreement respectively, prior to the Amendment No. 4 Effective Date.

Section 4.2. Default. No Default or Event of Default exists or has occurred and is continuing on and as of the Amendment No. 4 Effective Date immediately before (in the case of the Credit Agreement) and immediately after (in the case of the Amended Credit Agreement) giving effect to the provisions of this Amendment.

ARTICLE V

Conditions to Effectiveness

This Amendment shall become effective on the date (the “Amendment No. 4 Effective Date”) on which the following conditions precedent are satisfied (or waived by the Administrative Agent):

(a) The Administrative Agent shall have received from (i) the 2024 Revolving Credit Lenders party hereto, (ii) the Fronting Lender, (iii) the Administrative Agent and (iv) each Loan Party, a counterpart of this Amendment duly executed on behalf of such party.

(b) The Administrative Agent shall have received a duly executed Lender Consent from each Cashless Term Lender and each Assignment Term Lender.

(c) The Administrative Agent shall have received (i) such customary resolutions or other action of each Loan Party as the Administrative Agent may reasonably require evidencing the authority and capacity of each Responsible Officer thereof authorized to act as a Responsible Officer in connection with this Amendment and (ii) with respect to each Loan Party, such documents and certifications (including, without limitation, incumbency certificates, Organization Documents and, if applicable, good standing certificates) customary to evidence that each Loan Party is duly organized or formed, and that each Loan Party is validly existing and in good standing.

(d) Holdings, the Borrower and each of the Subsidiary Guarantors shall have provided the documentation and other information reasonably requested in writing at least ten (10) days prior to the Amendment No. 4 Effective Date by the 2024 Revolving Credit Lenders or 2024 Specified Refinancing Term Lenders, as they reasonably determine is required by regulatory authorities in connection with applicable “know your customer” and anti-money-laundering rules and regulations, including, without limitation, the PATRIOT Act, and the Beneficial Ownership Regulation, in each case at least three (3) Business Days prior to the Amendment No. 4 Effective Date (or such shorter period as the Administrative Agent shall otherwise agree).

(e) The Borrower shall have paid to the Administrative Agent for the ratable account of the Lenders holding outstanding Existing Revolving Credit Loans and Existing Revolving Credit Commitments all accrued and unpaid interest on such Existing Revolving Credit Loans and any accrued and unpaid commitment fees to, but not including, the Amendment No. 4 Effective Date.

(f) All costs, fees, expenses (including without limitation legal fees and expenses), in each case solely to the extent required to be paid pursuant to Section 10.04 of the Amended Credit Agreement, and other compensation separately agreed in writing to be payable to the Citigroup Global Markets Inc., as sole lead arranger in connection with the Amendment, and the Administrative Agent shall have been paid to the extent due (and, in the case of expenses, invoiced in reasonable detail at least three (3) Business Days prior to the Amendment No. 4 Effective Date).

(g) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying as to the accuracy of the representations and warranties set forth in Section 4.1 and Section 4.2.

(h) The Borrower shall have voluntarily prepaid to the Administrative Agent, in a principle amount of $100,558,188.59 of the 2019 Refinancing Term Loans, pursuant to the terms of Section 2.05(a) of the Credit Agreement (the “Existing Term Loan Prepayment”).

(i) The Administrative Agent shall have received an opinion of Latham & Watkins LLP, special New York counsel to the Loan Parties, in form and substance reasonably satisfactory to the Administrative Agent.

(j) The Administrative Agent shall have received a solvency certificate signed by the chief financial officer or similar officer, director or authorized signatory of Holdings substantially in the form of Exhibit H of the Credit Agreement.

(k) The Administrative Agent shall have received a certificate of a Responsible Officer of the Borrower certifying that this Amendment, the 2024 Refinancing Revolving Credit Commitments, the 2024 Specified Refinancing Term Loans, and the 2024 Revolving Credit Commitment Increase comply with the conditions set forth in Section 2.18 or Section 2.14 of the Credit Agreement, as applicable.

ARTICLE VI

Miscellaneous

Section 6.1. Expenses. As and to the extent provided in Section 10.04 of the Credit Agreement, the Borrower agrees to reimburse the Administrative Agent for its reasonable out-of-pocket expenses incurred by it in connection with this Amendment, including the reasonable fees, charges and disbursements of Fried, Frank, Harris, Shriver & Jacobson LLP, counsel for the Administrative Agent.

Section 6.2. Continuing Effect; No Other Amendments or Waivers. Except as expressly set forth herein, this Amendment shall not by implication or otherwise limit, impair, constitute a waiver of or otherwise affect the rights and remedies of the Lenders or the Agents under the Credit Agreement or any other Loan Document, and shall not alter, modify, amend or in any way affect any of the terms, conditions, obligations, covenants or agreements contained in the Credit Agreement or any other provision of the Credit Agreement or any other Loan Document, all of which are hereby ratified and affirmed in all respects and shall continue in full force and effect. Except as expressly waived hereby, the provisions of the Credit Agreement and the other Loan Documents are and shall remain in full force and effect in accordance with their terms. The parties hereto acknowledge and agree that the amendment of the Credit Agreement pursuant to this Amendment and all other Loan Documents amended and/or executed and delivered in connection herewith shall not constitute a novation of the Credit Agreement and the other Loan Documents as in effect prior to the Amendment No. 4 Effective Date. This Amendment shall constitute a “Loan Document” for all purposes of the Credit Agreement and the other Loan Documents. All references to the Credit Agreement in any document, instrument, agreement, or writing shall from after the Amendment No. 4 Effective Date be deemed to refer to the Credit Agreement as amended hereby, and, as used in the Credit Agreement, the terms “Agreement,” “herein,” “hereafter,” “hereunder,” “hereto” and words of similar import shall mean, from and after the Amendment No. 4 Effective Date, the Credit Agreement as amended hereby.

Section 6.3. Counterparts. This Amendment may be executed in any number of separate counterparts by the parties hereto (including by telecopy or via electronic mail), each of which counterparts when so executed shall be an original, but all the counterparts shall together constitute one and the same instrument.

Section 6.4. GOVERNING LAW. THIS AMENDMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AMENDMENT SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

Section 6.5. Reaffirmation. Each Loan Party hereto expressly acknowledges the terms of this Amendment and reaffirms, as of the date hereof and on the Amendment No. 4 Effective Date, that its guarantee of the Obligations and its grant of Liens on and security interest in the Collateral to secure the Obligations pursuant to each Collateral Document to which it is a party, in each case, remains in full force and effect on a continuous basis and extends to the obligations of the Loan Parties under the Loan Documents (including the Credit Agreement as amended by this Amendment) subject to any limitations set out in the Credit Agreement (as so amended) and any other Loan Document applicable to that Loan Party. Each Loan Party agrees that the Obligations include, among other things and without limitation, the prompt and complete payment and performance by the Borrower when due and payable (whether at the stated maturity, by acceleration or otherwise) of principal and interest on, and premium (if any) on, the applicable

Loans under the Amended Credit Agreement and that the Obligations under the Amended Credit Agreement are included in the “Secured Obligations” (as defined in the Guarantee and Collateral Agreement and the other Collateral Documents). Neither the execution, delivery, performance or effectiveness of this Amendment nor the modification of the Credit Agreement effected pursuant hereto: (i) impairs the validity, effectiveness or priority of the Liens or security interests granted pursuant to any Loan Document, and such Liens and security interests continue unimpaired with the same priority to secure repayment of all Obligations, whether heretofore or hereafter incurred; or (ii) requires that any new filings be made or other action be taken to perfect or to maintain the perfection of such Liens or security interests.

Section 6.6. Electronic Signature. The words “execution,” “signed,” “signature,” and words of like import in this Amendment and the other Loan Documents (including any Assignment and Assumption) shall be deemed to include electronic signatures or electronic records, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

[Signature Pages Follow]

ALLISON TRANSMISSION HOLDINGS, INC., as Holdings

By:	/s/ Eric C. Scroggins
Name:	Eric C. Scroggins
Title:	Vice President, General Counsel and Secretary

ALLISON TRANSMISSION, INC., as Borrower

By:	/s/ Eric C. Scroggins
Name:	Eric C. Scroggins
Title:	Vice President, General Counsel and Secretary

[Allison – Amendment No. 4]

CITIBANK, N.A., as Administrative Agent, Fronting Lender and 2024 Revolving Credit Lender

By:	/s/ Andrew Padovano
Name:	Andrew Padovano
Title:	Vice President

[Allison – Amendment No. 4]

BMO BANK N.A., as a 2024 Revolving Credit Lender

By:	/s/ Joshua J. Thompson
Name:	Joshua J. Thompson
Title:	Vice President, Commercial Banking

[Allison – Amendment No. 4]

FIFTH THIRD BANK, NATIONAL ASSOCIATION, as a 2024 Revolving Credit Lender

By:	/s/ Will Batchelor
Name:	Will Batchelor
Title:	Vice President

[Allison – Amendment No. 4]

BANK OF AMERICA, N.A., as a 2024 Revolving Credit Lender

By:	/s/ Brian D. Smith
Name:	Brian D. Smith
Title:	Senior Vice President

[Allison – Amendment No. 4]

JPMORGAN CHASE BANK, N.A., as a 2024 Revolving Credit Lender

By:	/s/ Zachary Blaner
Name:	Zachary Blaner
Title:	Vice President

[Allison – Amendment No. 4]

SUMITOMO MITSUI BANKING CORPORATION, as a 2024 Revolving Credit Lender

By:	/s/ Minxiao Tian
Name:	Minxiao Tian
Title:	Director

[Allison – Amendment No. 4]

BARCLAYS BANK PLC, as a 2024 Revolving Credit Lender

By:	/s/ Charlene Saldanha
Name:	Charlene Saldanha
Title:	Vice President

[Allison – Amendment No. 4]

GOLDMAN SACHS BANK USA, as a 2024 Revolving Credit Lender

By:	/s/ Dana Siconolfi
Name:	Dana Siconolfi
Title:	Authorized Signatory

[Allison – Amendment No. 4]

MUFG BANK, LTD., as a 2024 Revolving Credit Lender

By:	/s/ James Chaon
Name:	James Chaon
Title:	Authorized Signatory

[Allison – Amendment No. 4]

DEUTSCHE BANK AG NEW YORK BRANCH, as a 2024 Revolving Credit Lender

By:	/s/ Philip Tancorra
Name:	Philip Tancorra
Title:	Director

By:	/s/ Lauren Danbury
Name:	Lauren Danbury
Title:	Vice President

[Allison – Amendment No. 4]

EXHIBIT A

LENDERS CONSENT TO AMENDMENT NO. 4

This Lender Consent to Amendment No. 4 (the “Amendment”) to that certain Second Amended and Restated Credit Agreement, dated as of March 29, 2019 (as amended, amended and restated, supplemented or otherwise modified from time to time through the date hereof, including by Amendment No. 1 to Credit Agreement, dated as of October 11, 2019, Amendment No. 2 to Credit Agreement, dated as of November 19, 2020, and Amendment No. 3 to Credit Agreement, dated as of November 19, 2023, the “Credit Agreement”), among Allison Transmission Holdings, Inc., a Delaware corporation, Allison Transmission, Inc., a Delaware corporation (the “Borrower”), the several banks and other financial institutions or entities from time to time parties thereto, Citibank, N.A., as Administrative Agent, and the other agents and arrangers parties thereto. Capitalized terms used but not defined in this Lender Consent have the meanings assigned to such terms in the Amendment or the Credit Agreement, as applicable.

The undersigned hereby irrevocably and unconditionally agrees to approve the amendments to the Credit Agreement contained in the Amendment and to the following (check only ONE option):

Cashless Settlement Option

☐

to deem prepaid 100% of the outstanding principal amount of the Existing Term Loans held by such Lender with proceeds of a 2024 Specified Refinancing Term Loan in a like principal amount (or such lesser amount allocated to such Lender by the Administrative Agent).

Assignment Settlement Option

☐

to have 100% of the outstanding principal amount of the Existing Term Loans held by such Lender prepaid on the Amendment No. 4 Effective Date and to purchase by assignment 2024 Specified Refinancing Term Loans in a like principal amount (or such lesser amount allocated to such Lender by the Administrative Agent).

IN WITNESS WHEREOF, the undersigned has caused this Lender Consent to be executed and delivered by a duly authorized signatory as of the    of March, 2024.

(insert name of the legal entity above)

by
Name:
Title:

For any Institution requiring a second signature line:

by
Name:
Title:

Name of Fund Manager (if applicable):

EXHIBIT B

AMENDED CREDIT AGREEMENT

(Attached)

~~ANNEX A~~EXHIBIT B TO AMENDMENT NO. ~~3~~4 TO CREDIT AGREEMENT

SECOND AMENDED AND RESTATED CREDIT AGREEMENT

DATED AS OF MARCH 29, 2019,

AS AMENDED

OCTOBER 11, 2019,

NOVEMBER 19, 2020,

~~AND~~

FEBRUARY 28, 2023

AND

MARCH  13, 2024

AMONG

ALLISON TRANSMISSION, INC.,

AS BORROWER,

ALLISON TRANSMISSION HOLDINGS, INC.,

AS HOLDINGS,

CITIBANK, N.A.,

AS ADMINISTRATIVE AGENT AND A L/C ISSUER,

CITICORP NORTH AMERICA, INC.,

AS COLLATERAL AGENT,

THE OTHER LENDERS AND L/C ISSUERS PARTY HERETO

TABLE OF CONTENTS

Page
ARTICLE I.
Definitions and Accounting Terms		1

Section 1.01	Defined Terms	1
Section 1.02	Other Interpretive Provisions	~~68~~69
Section 1.03	Accounting Terms	~~70~~71
Section 1.04	Rounding	~~70~~71
Section 1.05	References to Agreements and Laws	~~70~~71
Section 1.06	Times of Day	~~70~~72
Section 1.07	Timing of Payment or Performance	~~70~~72
Section 1.08	Currency Equivalents Generally	~~70~~72
Section 1.09	Rates	~~71~~72
Section 1.10	Letter of Credit Amounts	~~71~~72
Section 1.11	Pro Forma Calculations	~~71~~72
Section 1.12	Calculation of Baskets	~~71~~73

ARTICLE II
The Commitments and Credit Extensions		~~71~~73

Section 2.01	The Loans	~~71~~73
Section 2.02	Borrowings, Conversions and Continuations of Loans	~~72~~74
Section 2.03	Letters of Credit	~~73~~75
Section 2.04	[Reserved].	~~80~~82
Section 2.05	Prepayments	~~80~~82
Section 2.06	Termination or Reduction of Commitments	~~84~~85
Section 2.07	Repayment of Loans	~~85~~86
Section 2.08	Interest	~~85~~87
Section 2.09	Fees	~~86~~87
Section 2.10	Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate	~~86~~88
Section 2.11	Evidence of Indebtedness	~~87~~88
Section 2.12	Payments Generally; Administrative Agent’s Clawback	~~87~~89
Section 2.13	Sharing of Payments	~~89~~90
Section 2.14	Incremental Facilities	~~89~~91
Section 2.15	Incremental Equivalent Debt.	~~93~~94
Section 2.16	Cash Collateral	~~94~~96
Section 2.17	Defaulting Lenders	~~95~~97
Section 2.18	Specified Refinancing Debt	~~96~~98
Section 2.19	Permitted Debt Exchanges	~~98~~100
Section 2.20	Benchmark Replacement Setting	~~99~~101

ARTICLE III
Taxes, Increased Costs Protection and Illegality		~~100~~102

Section 3.01	Taxes	~~100~~102
Section 3.02	[Reserved]	~~104~~106
Section 3.03	Illegality	~~104~~106
Section 3.04	Inability to Determine Rates	~~104~~106
Section 3.05	Increased Cost and Reduced Return; Capital Adequacy and Liquidity Requirements	~~105~~106
Section 3.06	Funding Losses	~~106~~107
Section 3.07	Matters Applicable to All Requests for Compensation	~~106~~108

i

Section 3.08	Replacement of Lenders under Certain Circumstances	~~107~~109

ARTICLE IV
Conditions Precedent to Credit Extensions		~~108~~110

Section 4.01	Conditions to the Initial Credit Extension on the Closing Date	~~108~~110
Section 4.02	Conditions to All Credit Extensions	~~110~~111

ARTICLE V
Representations and Warranties		~~110~~112

Section 5.01	Existence, Qualification and Power; Compliance with Laws	~~110~~112
Section 5.02	Authorization; No Contravention	~~111~~112
Section 5.03	Governmental Authorization; Other Consents	~~111~~112
Section 5.04	Binding Effect	~~111~~113
Section 5.05	Financial Statements; No Material Adverse Effect	~~111~~113
Section 5.06	Litigation	~~111~~113
Section 5.07	Use of Proceeds	~~111~~113
Section 5.08	Ownership of Property; Liens	~~112~~113
Section 5.09	Environmental Compliance	~~112~~114
Section 5.10	Taxes	~~112~~114
Section 5.11	Employee Benefits Plans	~~113~~114
Section 5.12	Subsidiaries; Capital Stock	~~114~~115
Section 5.13	Margin Regulations; Investment Company Act	~~114~~115
Section 5.14	Disclosure	~~114~~116
Section 5.15	Compliance with Laws	~~114~~116
Section 5.16	Intellectual Property; Licenses, Etc.	~~114~~116
Section 5.17	Solvency	~~115~~116
~~Section 5.18~~	~~EEA Financial Institutions~~	~~120~~
Section ~~5.19~~5.18	[Reserved].	~~115~~116
Section ~~5.20~~5.19	Perfection, Etc.	~~115~~116
Section ~~5.21~~5.20	Anti-Terrorism Laws; OFAC	~~115~~117
Section ~~5.22~~5.21	Anti-Corruption Laws	~~115~~117

ARTICLE VI
Affirmative Covenants		~~116~~117

Section 6.01	Financial Statements	~~116~~118
Section 6.02	Certificates; Other Information	~~116~~118
Section 6.03	Notices	~~118~~120
Section 6.04	Payment of Taxes	~~119~~120
Section 6.05	Preservation of Existence, Etc.	~~119~~121
Section 6.06	Maintenance of Properties	~~119~~121
Section 6.07	Maintenance of Insurance	~~119~~121
Section 6.08	Compliance with Laws	~~120~~121
Section 6.09	Books and Records	~~120~~121
Section 6.10	Inspection Rights	~~120~~122
Section 6.11	Use of Proceeds	~~120~~122
Section 6.12	Covenant to Guarantee Obligations and Give Security	~~120~~122
Section 6.13	Compliance with Environmental Laws	~~122~~124
Section 6.14	Information Regarding Collateral and Loan Documents	~~122~~124
Section 6.15	Further Assurances	~~123~~124
Section 6.16	Maintenance of Ratings	~~124~~125
Section 6.17	Post-Closing Undertakings	~~124~~126
Section 6.18	No Change in Line of Business	~~124~~126

Section 6.19	Transactions with Affiliates	~~124~~126

ARTICLE VII
Negative Covenants		~~127~~129

Section 7.01	Indebtedness	~~127~~129
Section 7.02	Limitations on Liens	~~134~~135
Section 7.03	Fundamental Changes	~~134~~136
Section 7.04	Asset Sales	~~135~~137
Section 7.05	Restricted Payments	~~136~~138
Section 7.06	Burdensome Agreements	~~143~~145
Section 7.07	Accounting Changes	~~145~~147
Section 7.08	Financial Covenant	~~145~~147
Section 7.09	Holding Company	~~145~~147

ARTICLE VIII
Events of Default and Remedies		~~146~~147

Section 8.01	Events of Default	~~146~~147
Section 8.02	Remedies Upon Event of Default	~~148~~150
Section 8.03	Right to Cure	~~149~~150
Section 8.04	Application of Funds	~~150~~151

ARTICLE IX
Administrative Agent and Collateral Agent		~~151~~153

Section 9.01	General	153
Section 9.02	Erroneous Payments	159

ARTICLE X
Miscellaneous		~~157~~161

Section 10.01	Amendments, Etc.	~~157~~161
Section 10.02	Notices; Electronic Communications	~~160~~165
Section 10.03	No Waiver; Cumulative Remedies; Enforcement	~~161~~166
Section 10.04	Costs and Expenses	~~162~~167
Section 10.05	Indemnification	~~163~~167
Section 10.06	Payments Set Aside	~~164~~168
Section 10.07	Successors and Assigns	~~164~~169
Section 10.08	Confidentiality	~~169~~174
Section 10.09	Setoff	~~170~~174
Section 10.10	Interest Rate Limitation	~~170~~175
Section 10.11	Counterparts	~~170~~175
Section 10.12	Integration; Effectiveness	~~171~~175
Section 10.13	Survival of Representations and Warranties	~~171~~176
Section 10.14	Severability	~~171~~176
Section 10.15	Governing Law; Jurisdiction; Etc.	~~171~~176
Section 10.16	Service of Process	~~172~~177
Section 10.17	Waiver of Right to Trial by Jury	~~172~~177
Section 10.18	Binding Effect	~~172~~177
Section 10.19	No Advisory or Fiduciary Responsibility	~~172~~177
Section 10.20	Affiliate Activities.	~~173~~178
Section 10.21	Electronic Execution of Assignments and Certain Other Documents	~~173~~178
Section 10.22	USA PATRIOT Act	~~173~~178
Section 10.23	~~Acknowledgement and Consent to Bail-In of EEA Financial Institutions.~~ Contractual recognition of bail-in.	~~174~~178

Section 10.24	Effect of Amendment and Restatement	~~174~~179
Section 10.25	Acknowledgements of the Administrative Agent, the Lenders and the L/C Issuers.	179

SCHEDULES

1	Guarantors
1.01(a)	Adjustments to Consolidated EBITDA
1.01(b)	Existing Letters of Credit
1.01(c)	Mortgaged Properties
1.01(e)	Contracts Prohibiting Subsidiary Guarantees
2.01	Commitments and Pro Rata Shares
5.08(b)	Material Real Property
5.12	Subsidiaries and Other Equity Investments
5.16	Intellectual Property Matters
6.17	Post-Closing Undertakings
7.01	Closing Date Indebtedness
7.02	Closing Date Liens
7.05	Closing Date Investments
10.02	Administrative Agent’s Office, Certain Addresses for Notices

EXHIBITS

Form of

A-1	Committed Loan Notice
A-2	Request for L/C Credit Extension
B-1	Term Note
B-2	Revolving Credit Note
C	Compliance Certificate
D-1	Assignment and Assumption
D-2	Administrative Questionnaire
E	Guarantee and Collateral Agreement
F-1	U.S. Tax Compliance Certificate
F-2	U.S. Tax Compliance Certificate
F-3	U.S. Tax Compliance Certificate
F-4	U.S. Tax Compliance Certificate
G	Optional Prepayment of Loans
H	Solvency Certificate

v

This SECOND AMENDED AND RESTATED CREDIT AGREEMENT is entered into as of March 29, 2019, as amended as of October 11, 2019, November 19, 2020 ~~and~~, February 28, 2023, and March 13, 2024, among ALLISON TRANSMISSION, INC., a Delaware corporation (the “Borrower”), ALLISON TRANSMISSION HOLDINGS, INC., a Delaware corporation (“Holdings”), each lender from time to time party hereto (collectively, the “Lenders” and individually, a “Lender”), each L/C Issuer party hereto, and CITIBANK, N.A., as Administrative Agent and an L/C Issuer and CITICORP NORTH AMERICA, INC., as Collateral Agent.

PRELIMINARY STATEMENTS

WHEREAS, the Borrower and Holdings are party to that certain Amended and Restated Credit Agreement, dated as of September 23, 2016 (and as amended by that certain Amendment No. 1, dated as of March 24, 2017, that certain Amendment No. 2, dated as of March 21, 2018, and as further amended, modified and supplemented prior to the date hereof, the “Existing Credit Agreement”).

WHEREAS, the Borrower has requested that the Administrative Agent and the Lenders agree to amend and restate the Existing Credit Agreement to make certain modifications as set forth below.

WHEREAS, the Borrower has requested that, upon the satisfaction (or waiver) in full of the conditions precedent set forth in ~~the applicable provisions of Article IV below~~Amendment No. 4, on the Amendment No. 4 Effective Date, the applicable Lenders (a) make term loans to the Borrower in an aggregate principal amount of $~~648,000,000~~518,000,000 to, among other things, refinance all of the 2019 Refinancing Term Loans outstanding under this Agreement immediately prior to the Amendment No. 4 Effective Date and (b) make available to the Borrower a revolving credit facility in an aggregate principal amount of $~~650,000,000~~750,000,000, in each case, for the making, from time to time, of revolving loans and the issuance, from time to time, of letters of credit, in each case on the terms and subject to the conditions set forth in this Agreement.

In consideration of the mutual covenants and agreements herein contained, the parties hereto covenant and agree as follows:

ARTICLE I.

Definitions and Accounting Terms

Section 1.01 Defined Terms. As used in this Agreement, the following terms shall have the meanings set forth below:

“2016 Senior Notes” means the unsecured senior notes of the Borrower due 2024 in an aggregate principal amount of $1,000,000,000 issued on September 23, 2016 pursuant to the 2016 Senior Notes Indenture.

“2016 Senior Notes Indenture” means the Indenture dated as of September 23, 2016, relating to the 2016 Senior Notes, among Wilmington Trust, National Association, as trustee, the Borrower and the Guarantors party thereto, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, to the extent not prohibited under the Loan Documents.

“2017 Senior Notes” means the unsecured senior notes of the Borrower due 2027 in an aggregate principal amount of $400,000,000 issued on September 26, 2017 pursuant to the 2017 Senior Notes Indenture.

“2017 Senior Notes Indenture” means the Indenture dated as of September 26, 2017, relating to the 2017 Senior Notes, among Wilmington Trust, National Association, as trustee, the Borrower and the Guarantors party thereto, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, to the extent not prohibited under the Loan Documents.

“2019 Refinancing Term Loans” has the meaning ascribed to the term “2019 Refinancing Term Loans” in Amendment No. 1.

“2019 Senior Notes” means the unsecured senior notes of the Borrower due 2029 in an aggregate principal amount of $500,000,000 issued on the Closing Date pursuant to the Senior Notes Indenture.

“2019 Senior Notes Indenture” means the Indenture dated as of the Closing Date, relating to the 2019 Senior Notes, among Wilmington Trust, National Association, as trustee, the Borrower and the Guarantors party thereto, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, to the extent not prohibited under the Loan Documents.

“2024 Term Borrowing” means a borrowing consisting of simultaneous 2024 Term Loans of the same Type, and in the case of SOFR Loans, having the same Interest Period made by each of the 2024 Term Lenders pursuant to Section 2.01(d), in each case, on the Amendment No. 4 Effective Date.

“2024 Term Commitment” means, as to each 2024 Term Lender, its obligation to make 2024 Term Loans to the Borrower pursuant to Section 2.01(d) (including by way of cashless exchange of the 2019 Refinancing Term Loans for the 2024 Term Loans hereunder pursuant to Amendment No. 4) in an aggregate principal amount not to exceed the amount set forth opposite such 2024 Term Lender’s name on Annex II to Amendment No. 4 under the caption “2024 Specified Refinancing Term Facility” as such amounts may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the 2024 Term Commitments is $518,000,000.

“2024 Term Lender” means (a) at any time on or prior to the Amendment No. 4 Effective Date, any Lender that has a 2024 Term Commitment at such time and (b) at any time after the Amendment No. 4 Effective Date, any Lender that holds 2024 Term Loans and/or 2024 Term Commitments at such time.

“2024 Term Loans” has the meaning specified in Section 2.01(d).

“Accepting Lender” has the meaning specified in Section 10.01.

“Acquired Indebtedness” means, with respect to any specified Person, (a) Indebtedness of any other Person existing at the time such other Person is merged, amalgamated or consolidated with or into or becomes a Restricted Subsidiary of such specified Person, whether or not such Indebtedness is Incurred in connection with, or in contemplation of, such other Person merging, amalgamating or consolidating with or into, or becoming a Restricted Subsidiary of, such specified Person and (b) Indebtedness secured by a Lien encumbering any asset acquired by such specified Person.

“Adjusted Term SOFR” means, from and after the Amendment No. 4 Effective Date, for purposes of any calculation, the interest rate per annum equal to ~~(a)~~ Term SOFR for such calculation ~~plus (b) the Term SOFR Adjustment~~; provided that, solely with respect to ~~2019 Refinancing~~2024 Term Loans and the Revolving Credit Loans, Adjusted Term SOFR shall not be less than 0.00% per annum.

“Administrative Agent” means Citibank, N.A., acting through such of its Affiliates or branches as it may designate, in its capacity as administrative agent under any of the Loan Documents, or any successor administrative agent permitted by the terms hereof.

“Administrative Agent’s Office” means the Administrative Agent’s address and, as appropriate, account as set forth on Schedule 10.02 or such other address or account as the Administrative Agent may from time to time notify the Borrower and the Lenders.

“Administrative Questionnaire” means an Administrative Questionnaire in substantially the form of Exhibit D-2 or any other form approved by the Administrative Agent.

“Affiliate” of any specified Person means any other Person directly or indirectly controlling or controlled by or under direct or indirect common control with such specified Person. For purposes of this definition, “control” (including, with correlative meanings, the terms “controlling,” “controlled by” and “under common control with”), as used with respect to any Person, means the possession, directly or indirectly, of the power to direct or cause the direction of the management or policies of such Person, whether through the ownership of voting securities, by agreement or otherwise.

“Affiliate Lender” means Holdings, the Borrower or any of its Subsidiaries.

“Affiliate Transaction” shall have the meaning specified in Section 6.19(a).

“Agent-Related Persons” means, with respect to any Agent, that Agent, together with its Related Parties.

“Agents” means, collectively, the Administrative Agent and the Collateral Agent.

“Aggregate Commitments” means the Commitments of all the Lenders.

“Agreement” means this second amended and restated credit agreement.

“All-in Yield” means, with respect to any Indebtedness, the yield of such Indebtedness, whether in the form of interest rate, margin, OID, upfront fees, index floors or otherwise, in each case payable by the Borrower generally to lenders, provided that OID and upfront fees shall be equated to interest rate assuming a four-year life to maturity, and shall not include arrangement fees, structuring fees, ticking fees, commitment fees, unused line fees, underwriting fees and any amendment and similar fees (regardless of whether paid in whole or in part to the relevant lenders); provided that if Adjusted Term SOFR in respect of any New Term Facility of a like currency includes an index floor greater than the one applicable to the ~~2019 Refinancing~~2024 Term Loans, such increased amount shall be equated to All-in Yield for purposes of determining the All-in Yield of such New Term Facility.

“Amendment No. 1” means Amendment No. 1 to this Agreement, dated as of October 11, 2019.

“Amendment No. 1 Effective Date” means October 11, 2019, the date of effectiveness of Amendment No. 1.

“Amendment No. 2” means Amendment No. 2 to this Agreement, dated as of November 19, 2020.

“Amendment No. 2 Effective Date” means November 19, 2020, the date of effectiveness of Amendment No. 2.

“Amendment No. 3” means Amendment No. 3 to this Agreement, dated as of February 28, 2023.

“Amendment No. 3 Effective Date” means February 28, 2023, the date of effectiveness of Amendment No. 3.

“Amendment No. 4” means Amendment No. 4 to this Agreement, dated as of March 13, 2024.

“Amendment No. 4 Effective Date” means March 13, 2024, the date of effectiveness of Amendment No. 4.

“Amendment No. 4 Transactions” means:

(a) the Borrower obtaining the 2024 Term Loans to refinance the 2019 Refinancing Term Loans;

(b) the Borrower obtaining the (i) 2024 Refinancing Revolving Credit Commitments (as defined in Amendment No. 4) to refinance the Existing Revolving Credit Commitments (as defined in

Amendment No. 4) and (ii) 2024 Revolving Credit Commitment Increase (as defined in Amendment No. 4); and

(c) the payment of all fees, costs, expenses, and original issue discount incurred in connection with the transactions descripted in the foregoing provisions of this definition (the “Amendment No. 4 Transaction Costs”).

“Amendment No. 4 Transaction Costs” has the meaning given to such term in the definition of the “Amendment No. 4 Transactions.”

“Anticipated Cure Deadline” has the meaning specified in Section 8.03(a).

“Anti-Corruption Laws” shall have the meaning set forth in Section 5.22.

“Applicable Commitment Fee” means a percentage per annum equal to (a) from the ~~Closing~~Amendment No. 4 Effective Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(b) in respect of the first full fiscal quarter ending after the ~~Closing~~Amendment No. 4 Effective Date, 0.250% per annum, and (b) thereafter, the applicable percentage per annum set forth below, as determined by reference to Consolidated First Lien Net Leverage Ratio, as set forth in the most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

Applicable Commitment Fee
Pricing Level	Consolidated First Lien Net Leverage Ratio	Applicable Commitment Fee
1	< 3.50:1.00	0.250%
2	>3.50:1:00	0.3750%

Any increase or decrease in the Applicable Commitment Fee resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date the applicable Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that “Pricing Level 2” shall apply without regard to the Consolidated First Lien Net Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(b) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered or (y) at all times if an Event of Default shall have occurred and be continuing.

“Applicable Rate” means a percentage per annum equal to, (a) from and after the Amendment No. ~~3~~4 Effective Date, with respect to the ~~2019 Refinancing~~2024 Term Loans, 1.75% per annum for SOFR Loans and 0.75% per annum for Base Rate Loans and (b) with respect to the Revolving Credit Facility, (i) from the ~~Closing~~Amendment No. 4 Effective Date until the first Business Day that immediately follows the date on which a Compliance Certificate is delivered pursuant to Section 6.02(b) in respect of the first full fiscal quarter ending after the ~~Closing~~Amendment No. 4 Effective Date, 1.25% per annum for SOFR Loans and 0.25% per annum for Base Rate Loans and (ii) thereafter, the applicable percentage per annum set forth below (with no limits on reduction to be effected as of any date of determination), as determined by reference to the Consolidated First Lien Net Leverage Ratio, as set forth in the then most recent Compliance Certificate received by the Administrative Agent pursuant to Section 6.02(b):

APPLICABLE RATE
REVOLVING CREDIT FACILITY
Pricing Level	Consolidated First Lien Net Leverage Ratio	SOFR Loans	Base Rate Loans
1	>4.00:1.00	1.75%	0.75%

2	≤4.00:1.00 and >3.50:1.00	1.50%	0.50%
3	≤3.50:1.00	1.25%	0.25%

Any increase or decrease in the Applicable Rate resulting from a change in the Consolidated First Lien Net Leverage Ratio shall become effective as of the first Business Day immediately following the date a Compliance Certificate is delivered pursuant to Section 6.02(b); provided, however, that “Pricing Level 1” shall apply without regard to the Consolidated First Lien Net Leverage Ratio (x) at any time after the date on which any annual or quarterly financial statement was required to have been delivered pursuant to Section 6.01(a) or Section 6.01(b) but was not delivered (or the Compliance Certificate related to such financial statements was required to have been delivered pursuant to Section 6.02(b) but was not delivered), commencing with the first Business Day immediately following such date and continuing until the first Business Day immediately following the date on which such financial statements (or, if later, the Compliance Certificate related to such financial statements) are delivered or (y) at all times if an Event of Default shall have occurred and be continuing.

Notwithstanding anything to the contrary contained in this definition, the determination of the Applicable Rate for any period shall be subject to the provisions of Section 2.10(b).

“Appropriate Lender” means, at any time, (a) with respect to any Term Facility, a Lender that has a Commitment with respect to such Facility or holds a Term Loan under such Term Facility at such time, (b) with respect to the Letter of Credit Sublimit, (i) each L/C Issuer and (ii) if any Letters of Credit have been issued pursuant to Section 2.03(a), the Revolving Credit Lenders, (c) with respect to any New Term Facility, a Lender that holds a New Term Loan at such time, and (d) with respect to any Specified Refinancing Debt, a Lender that holds Specified Refinancing Term Loans or Specified Refinancing Revolving Loans.

“Approved Fund” means any Fund that is administered, advised or managed by (a) a Lender, (b) an Affiliate of a Lender or (c) an entity or an Affiliate of an entity that administers, advises or manages a Lender.

“Arrangers” means each of CITIGROUP GLOBAL MARKETS INC., BMO CAPITAL MARKETS CORP, FIFTH THIRD BANK, MERRILL LYNCH, PIERCE, FENNER & SMITH INCORPORATED, BARCLAYS BANK PLC, JPMORGAN CHASE BANK, N.A., MUFG Bank, Ltd., SUMITOMO MITSUI BANKING CORPORATION, DEUTSCHE BANK SECURITIES INC. and GOLDMAN SACHS BANK USA, in their respective capacities as exclusive joint lead arrangers and bookrunners.

“Article 55 BRRD” means Article 55 of Directive 2014/59/EU establishing a framework for the recovery and resolution of credit institutions and investment firms.

“Asset Sale” means:

(a) the sale, conveyance, transfer or other Disposition (whether in a single transaction or a series of related transactions) of property or assets (including by way of a Sale/Leaseback Transaction) of the Borrower or any Restricted Subsidiary, or

(b) the issuance or sale of Equity Interests (other than preferred stock of Restricted Subsidiaries issued in compliance with Section 7.01 and directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) of any Restricted Subsidiary (other than to the Borrower or another Restricted Subsidiary) (whether in a single transaction or a series of related transactions),

(each of the foregoing referred to in this definition as a “Disposition”). Notwithstanding the preceding, none of the following items will be deemed to be an Asset Sale:

(a) a sale, exchange or other disposition of cash, Cash Equivalents or Investment Grade Securities, or of obsolete, damaged, unnecessary, unsuitable or worn out equipment or other assets in the ordinary course of business, or dispositions of property no longer used, useful or economically practicable to maintain in the conduct of the business of the Borrower and the Restricted Subsidiaries (including allowing any registrations or any applications for registration of any intellectual property or other intellectual property rights to lapse or become abandoned);

(b) the sale, conveyance, lease or other disposition of all or substantially all of the assets of the Borrower in compliance with the provisions of Sections 7.03 or 7.04 or any Disposition that constitutes a Change of Control;

(c) any Restricted Payment that is permitted to be made, and is made, pursuant to Section 7.05 or any Permitted Investment;

(d) any Disposition of assets or issuance or sale of Equity Interests of any Restricted Subsidiary, in a single transaction or series of related transactions, with an aggregate Fair Market Value of less than or equal to $40,000,000;

(e) any transfer or Disposition of property or assets or issuance or sale of Equity Interests by a Restricted Subsidiary to the Borrower or by the Borrower or a Restricted Subsidiary to another Restricted Subsidiary;

(f) the creation of any Lien permitted under this Agreement;

(g) any issuance, sale, pledge or other disposition of Equity Interests in, or Indebtedness or other securities of, an Unrestricted Subsidiary;

(h) the sale, lease, assignment, license, sublicense or sublease of inventory, equipment, accounts receivable, notes receivable or other current assets held for sale in the ordinary course of business or the conversion of accounts receivable and related assets to notes receivable or dispositions of accounts receivable and related assets in connection with the collection or compromise thereof;

(i) the lease, assignment, license, sublicense or sublease of any real or personal property in the ordinary course of business;

(j) a sale, assignment or other transfer of accounts receivable, or participations therein, and related assets of the type specified in the definition of “Receivables Financing” to a Receivables Subsidiary in a Qualified Receivables Financing or in factoring or similar transactions;

(k) a sale, assignment or other transfer of accounts receivable or participations therein, and related assets of the type specified in the definition of “Receivables Financing” (or a fractional undivided interest therein) by a Receivables Subsidiary in a Qualified Receivables Financing;

(l) any exchange of assets for Related Business Assets (including a combination of Related Business Assets and a de minimis amount of cash or Cash Equivalents) of comparable or greater market value than the assets exchanged, as determined in good faith by the Borrower;

(m) (i) non-exclusive licenses, sublicenses or cross-licenses of intellectual property, other IP Rights or other general intangibles and (ii) exclusive licenses, sublicenses or cross-licenses of intellectual property, other intellectual property rights or other general intangibles in the ordinary course of business of the Borrower and the Restricted Subsidiaries of the Borrower;

(n) any Sale/Leaseback Transaction with respect to property acquired or built after the Closing Date by the Borrower or any Restricted Subsidiaries; provided, that such sale is for at least Fair Market Value;

(o) the surrender or waiver of obligations of trade creditors or customers or other contract rights that were incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary of the Borrower, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer or compromise, settlement, release or surrender of a contract, tort or other litigation claim, arbitration or other disputes;

(p) Dispositions arising from foreclosures, condemnations, eminent domain, seizure, nationalization or any similar action with respect to assets, dispositions of property subject to casualty events and (except for purposes of calculating Net Cash Proceeds of any Asset Sale under the second and third paragraphs of Section 7.04) Dispositions necessary or advisable (as determined by the Borrower in good faith) in order to consummate any acquisition of any Person, business or assets;

(q) Dispositions of Investments (including Equity Interests) in joint ventures to the extent required by, or made pursuant to customary buy/sell arrangements or rights of first refusal between, the joint venture parties set forth in joint venture arrangements and similar binding arrangements;

(r) to the extent allowable under Section 1031 of the Code, any exchange of like property (excluding any boot thereon) for use in a Similar Business;

(s) the issuance of directors’ qualifying shares and shares issued to foreign nationals to the extent required by applicable law;

(t) Dispositions of property to the extent that such property is exchanged for credit against the purchase price of similar replacement property that is purchased within 90 days of such disposition; and

(u) a sale or transfer of equipment receivables, or participations therein, and related assets.

For the avoidance of doubt, the unwinding of Swap Contracts shall not be deemed to constitute an Asset Sale.

“Assignee Group” means two or more Eligible Assignees that are Affiliates of one another or two or more Approved Funds managed by the same investment advisor.

“Assignment and Assumption” means an Assignment and Assumption substantially in the form of Exhibit D-1, or otherwise in form and substance reasonably acceptable to the Administrative Agent.

“Auction Amount” has the meaning specified in the definition of “Dutch Auction.”

“Auction Notice” has the meaning specified in the definition of “Dutch Auction.”

“Auto-Renewal Letter of Credit” has the meaning specified in Section 2.03(c)(iii).

“Available Tenor” means, as of any date of determination and with respect to the then-current Benchmark, as applicable, (a) if such Benchmark is a term rate, any tenor for such Benchmark (or component thereof) that is or may be used for determining the length of an interest period pursuant to this Agreement or (b) otherwise, any payment period for interest calculated with reference to such Benchmark (or component thereof) that is or may be used for determining any frequency of making payments of interest calculated with reference to such Benchmark, in each case, as of such date and not including, for the avoidance of doubt, any tenor for such Benchmark that is then-removed from the definition of “Interest Period” pursuant to Section 2.20(d).

“Bail-In Action” means the exercise of any Write-Down and Conversion Powers ~~by the applicable EEA Resolution Authority in respect of any liability of an EEA Financial Institution~~.

“Bail-In Legislation” means~~, with respect to any~~ (a) in relation to an EEA Member Country ~~implementing Article 55 of Directive 2014/59/EU of the European Parliament and of the Council of the European Union, the~~which has implemented, or which at any time implements, Article 55 BRRD, the relevant implementing law ~~for such EEA Member Country from time to time which is~~or regulation as described in the EU Bail-In Legislation Schedule~~.~~ from time to time; (b) in relation to the United Kingdom, the UK Bail-In Legislation; and (c) in relation to any state other than such an EEA Member Country and the United Kingdom, any analogous law or regulation from time to time which requires contractual recognition of any Write-down and Conversion Powers contained in that law or regulation.

“Base Rate” means, for any day, a fluctuating rate per annum equal to the highest of (a) the Federal Funds Rate (which, if negative, shall be deemed to be 0%) on such day plus 1/2 of 1%, (b) the Prime Rate, (c) Adjusted Term SOFR (without regard to the proviso set forth in the definition thereof) published on such day (or if such day is not a Business Day the next previous Business Day) for an Interest Period of one month plus 1% and (d) solely with respect to ~~2019 Refinancing~~2024 Term Loans, and Revolving Credit Loans, 1.00% per annum. If the Administrative Agent shall have determined (which determination shall be conclusive absent manifest error) that it is unable to ascertain the Federal Funds Rate for any reason, including the inability or failure of the Administrative Agent to obtain sufficient quotations in accordance with the terms of the definition thereof, the Base Rate shall be determined without regard to clause (a) above until the circumstances giving rise to such inability no longer exist.

“Base Rate Loan” means a Loan that bears interest based on the Base Rate.

“Base Rate Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Benchmark” means, initially, the Term SOFR Reference Rate; provided that if a Benchmark Transition Event has occurred with respect to the Term SOFR Reference Rate or the then-current Benchmark, then “Benchmark” means the applicable Benchmark Replacement to the extent that such Benchmark Replacement has replaced such prior benchmark rate pursuant to Section 2.20(a).

“Benchmark Replacement” means, with respect to any Benchmark Transition Event, the sum of: (a) the alternate benchmark rate that has been selected by the Administrative Agent and the Borrower giving due consideration to (i) any selection or recommendation of a replacement benchmark rate or the mechanism for determining such a rate by the Relevant Governmental Body or (ii) any evolving or then-prevailing market convention for determining a benchmark rate as a replacement to the then-current Benchmark for Dollar-denominated syndicated credit facilities at such time and, if applicable, (b) the related Benchmark Replacement Adjustment; provided that, if such Benchmark Replacement as so determined would be less than the 0.00%, such Benchmark Replacement will be deemed to be 0.00% for the purposes of this Agreement and the other Loan Documents.

“Benchmark Replacement Adjustment” means, with respect to any replacement of the then-current Benchmark with an Unadjusted Benchmark Replacement, the spread adjustment, or method for calculating or determining such spread adjustment, (which may be a positive or negative value or zero) that has been selected by the Administrative Agent and the Borrower giving due consideration to (a) any selection or recommendation of a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement by the Relevant Governmental Body or (b) any evolving or then-prevailing market convention for determining a spread adjustment, or method for calculating or determining such spread adjustment, for the replacement of such Benchmark with the applicable Unadjusted Benchmark Replacement for Dollar-denominated syndicated credit facilities at such time.

“Benchmark Replacement Date” means the earliest to occur of the following events with respect to the then-current Benchmark:

(a) in the case of clause (a) or (b) of the definition of “Benchmark Transition Event,” the later of (i) the date of the public statement or publication of information referenced therein and (ii) the date on which the administrator of such Benchmark (or the published component used in the calculation thereof) permanently or indefinitely ceases to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof); or

(b) in the case of clause (c) of the definition of “Benchmark Transition Event,” the first date on which such Benchmark (or the published component used in the calculation thereof) has been or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) have been determined and announced by the regulatory supervisor for the administrator of such Benchmark (or such component thereof) to be non-representative; provided that such non-representativeness will be determined by reference to the most recent statement or publication referenced in such clause (c) and even if such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof) continues to be provided on such date.

For the avoidance of doubt, if such Benchmark is a term rate, the “Benchmark Replacement Date” will be deemed to have occurred in the case of clause (a) or (b) with respect to any Benchmark upon the occurrence of the applicable event or events set forth therein with respect to all then-current Available Tenors of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Event” means the occurrence of one or more of the following events with respect to the then-current Benchmark:

(a) a public statement or publication of information by or on behalf of the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such administrator has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof), permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof);

(b) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof), the Federal Reserve Board, the Federal Reserve Bank of New York, an insolvency official with jurisdiction over the administrator for such Benchmark (or such component), a resolution authority with jurisdiction over the administrator for such Benchmark (or such component) or a court or an entity with similar insolvency or resolution authority over the administrator for such Benchmark (or such component), which states that the administrator of such Benchmark (or such component) has ceased or will cease to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) permanently or indefinitely, provided that, at the time of such statement or publication, there is no successor administrator that will continue to provide such Benchmark (or such component thereof) or, if such Benchmark is a term rate, any Available Tenor of such Benchmark (or such component thereof); or

(c) a public statement or publication of information by the regulatory supervisor for the administrator of such Benchmark (or the published component used in the calculation thereof) announcing that such Benchmark (or such component thereof) or, if such Benchmark is a term rate, all Available Tenors of such Benchmark (or such component thereof) are not, or as of a specified future date will not be, representative.

For the avoidance of doubt, if such Benchmark is a term rate, a “Benchmark Transition Event” will be deemed to have occurred with respect to any Benchmark if a public statement or publication of information set forth above has occurred with respect to each then-current Available Tenor of such Benchmark (or the published component used in the calculation thereof).

“Benchmark Transition Start Date” means, in the case of a Benchmark Transition Event, the earlier of (a) the applicable Benchmark Replacement Date and (b) if such Benchmark Transition Event is a public statement or publication of information of a prospective event, the 90th day prior to the expected date of such event as of such public statement or publication of information (or if the expected date of such prospective event is fewer than 90 days after such statement or publication, the date of such statement or publication).

“Benchmark Unavailability Period” means the period (if any) (a) beginning at the time that a Benchmark Replacement Date has occurred if, at such time, no Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20 and (b) ending at the time that a Benchmark Replacement has replaced the then-current Benchmark for all purposes hereunder and under any Loan Document in accordance with Section 2.20.

“Beneficial Ownership Certification” means a certification regarding beneficial ownership required by the Beneficial Ownership Regulation.

“Beneficial Ownership Regulation” has the meaning specified in Section 4.01(f).

“Benefit Plan” means any of (a) an “employee benefit plan” (as defined in ERISA) that is subject to Title I of ERISA, (b) a “plan” as defined in and subject to Section 4975 of the Code or (c) any Person whose assets include (for purposes of ERISA Section 3(42) or otherwise for purposes of Title I of ERISA or Section 4975 of the Code) the assets of any such “employee benefit plan” or “plan”.

“Board of Directors” means as to any Person, the board of directors, board of managers, sole member or managing member or other governing body of such Person, or if such Person is owned or managed by a single entity or a general partner, the board of directors, board of managers, sole member or managing member or other governing body of such entity or general partner, or in each case, any duly authorized committee thereof, and the term “directors” means members of the Board of Directors.

“Borrower” has the meaning specified in the introductory paragraph to this Agreement.

“Borrower Materials” has the meaning specified in Section 6.02.

“Borrower Parties” means the collective reference to the Borrower and the Restricted Subsidiaries, and “Borrower Party” means any one of them.

“Borrowing” means a Revolving Credit Borrowing or a Term Borrowing, as the context may require.

“Business Day” means:

(1) any day other than a Saturday, Sunday or other day on which commercial banks are authorized to close under the Laws of the State of New York, or are in fact closed in, New York City; and

(2) if such day relates to any interest rate settings as to a SOFR Loan, means any such day described in clause (1) above that is also a U.S. Government Securities Business Day.

“Capital Stock” means:

(1) in the case of a corporation or a company, corporate stock or share capital;

(2) in the case of an association or business entity, any and all shares, interests, participations, rights or other equivalents (however designated) of corporate stock;

(3) in the case of a partnership or limited liability company, partnership or membership interests (whether general or limited); and

(4) any other interest or participation that confers on a Person the right to receive a share of the profits and losses of, or distributions of assets of, the issuing Person (it being understood and agreed, for the avoidance of doubt, that “cash-settled phantom appreciation programs” in connection with employee benefits that do not require a dividend or distribution shall not constitute Capital Stock).

“Capitalized Lease Obligation” means at the time any determination thereof is to be made, the amount of the liability in respect of a capital lease that would at such time be required to be capitalized and reflected as a liability on a balance sheet (excluding the footnotes thereto) in accordance with GAAP.

“Cash-Capped Incremental Facility” has the meaning specified in Section 2.14(a).

“Cash Collateral” shall have a meaning correlative to the foregoing and shall include the proceeds of such cash collateral and other credit support.

“Cash Collateralize” means to pledge and deposit with or deliver to the Administrative Agent, for the benefit of the Administrative Agent or L/C Issuer (as applicable) and the Revolving Credit Lenders, as collateral for L/C Obligations or obligations of Lenders to fund participations in respect of either thereof (as the context may require), cash, Cash Equivalents (if reasonably acceptable to the Administrative Agent and the applicable L/C Issuer) or deposit account balances (in the case of L/C Obligations in the respective currency or currencies in which the applicable L/C Obligations are denominated unless otherwise agreed by the Administrative Agent or L/C Issuer benefiting from such collateral) or, if the Administrative Agent or L/C Issuer benefiting from such collateral shall agree in its sole discretion, other credit support (including by backstop with a letter of credit satisfactory to the applicable L/C Issuer or by being deemed reissued under another agreement acceptable to the applicable L/C Issuer), in each case pursuant to documentation in form and substance reasonably satisfactory to (a) the Administrative Agent and (b) the applicable L/C Issuer (which documents are hereby consented to by the Lenders).

“Cash Contribution Amount” means the aggregate amount of cash contributions made to the capital of the Borrower or any Subsidiary Guarantor (other than from a Restricted Subsidiary) and designated as a “Cash Contribution Amount” as described in the definition of “Contribution Indebtedness.”

“Cash Equivalents” means:

(1) Dollars;

(2) securities issued or directly guaranteed or insured by the government of the United States or any country that is a member of the European Union (as it is constituted on the Closing Date) or any agency or instrumentality thereof in each case with maturities not exceeding two years from the date of acquisition;

(3) money market deposits, certificates of deposit, time deposits and eurodollar time deposits with maturities of two years or less from the date of acquisition, bankers’ acceptances, in each case with maturities not exceeding two years, and overnight bank deposits, in each case with any commercial bank having capital and surplus in excess of $250,000,000 in the case of domestic banks or $100,000,000 (or the dollar equivalent thereof) in the case of foreign banks;

(4) repurchase obligations for underlying securities of the types described in clauses (2) and (3) above and clause (6) below entered into with any financial institution or securities dealers of recognized national standing meeting the qualifications specified in clause (3) above;

(5) commercial paper or variable or fixed rate notes issued by a corporation or other Person (other than an Affiliate of the Borrower) rated at least “A-2” or “P-2” or the equivalent thereof by Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) and in each case maturing within two years after the date of acquisition;

(6) readily marketable direct obligations issued by any state, commonwealth or territory of the United States of America or any political subdivision or taxing authority thereof having an Investment Grade Rating from either Moody’s or S&P (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition;

(7) Indebtedness issued by Persons with a rating of “A” or higher from S&P or “A-2” or higher from Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency) in each case with maturities not exceeding two years from the date of acquisition, and marketable short-term money market and similar securities having a rating of at least “A-2” or “P-2” from either S&P or Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency);

(8) investment funds investing at least 95% of their assets in investments of the types described in clauses (1) through (7) above and (9) and (10) below;

(9) Investments with average maturities of 12 months or less from the date of acquisition in money market funds rated AAA (or the equivalent thereof) or better by S&P or Aaa3 (or the equivalent thereof) or better by Moody’s (or reasonably equivalent ratings of another internationally recognized ratings agency); and

(10) in the case of investments by any Non-U.S. Subsidiary or investments made in a country outside the United States of America, other investments of comparable tenor and credit quality to those described in the foregoing clauses (1) through (9) customarily utilized in the countries where such Non-U.S. Subsidiary is located or in which such investment is made.

Notwithstanding the foregoing, Cash Equivalents shall include amounts denominated in currencies other than those set forth in clause (1) above; provided that such amounts are converted into any currency listed in clause (1) as promptly as practicable and in any event within ten Business Days following the receipt of such amounts.

“Cash Management Agreement” means any agreement or arrangement to provide Cash Management Services to Holdings, the Borrower or any Restricted Subsidiary.

“Cash Management Bank” means any Person that (i) at the time it enters into a Cash Management Agreement, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (ii) in the case of any Cash Management Agreement in effect on or prior to the Closing Date, is, as of the Closing Date or within 30 days thereafter, a Lender or an Agent or an Affiliate of a Lender or an Agent and a party to a Cash Management Agreement or (iii) within 30 days after the time it enters into the applicable Cash Management Agreement, becomes a Lender or an Affiliate of a Lender or an Agent, in each case, in its capacity as a party to such Cash Management Agreement.

“Cash Management Services” means any of the following to the extent not constituting a line of credit (other than an overnight draft facility that is not in default): automated clearing house transactions, treasury and/or cash management services, including, without limitation, treasury, depository, overdraft, credit, purchasing or debit card, non-card e-payables services, electronic funds transfer, treasury management services (including controlled disbursement services, overdraft automatic clearing house fund transfer services, return items and interstate depository network services), other demand deposit or operating account relationships, foreign exchange facilities and merchant services.

“Casualty Event” means any event that gives rise to the receipt by the Borrower or any Restricted Subsidiary of any casualty insurance proceeds or condemnation awards or that gives rise to a taking by a Governmental Authority in respect of any equipment, fixed assets or real property (including any improvements thereon) to replace, restore or repair, or compensate for the loss of, such equipment, fixed assets or real property.

“CERCLA” means the Comprehensive Environmental Response, Compensation, and Liability Act of 1980.

A “Change of Control” will be deemed to occur if:

(a) at any time, (i) Holdings ceases to own, directly or indirectly, beneficially, 100% of the issued and outstanding Voting Stock of the Borrower or (ii) a “change of control” (or comparable event) occurs under the Senior Notes Indentures or the documentation governing any Permitted Refinancing in respect of the foregoing;

(b) the Borrower becomes aware (by way of a report or any other filing pursuant to Section 13(d) of the Securities and Exchange Act of 1934 as amended) of the consummation of any transaction the result of which is that any “person” or “group” (within the meaning of Section 13(d)(3) or Section 14(d)(2) of the Exchange Act, or any successor provision), including any group acting for the purpose of acquiring, holding or disposing of securities (within the meaning of Rule 13d-5(b)(1) under the Exchange Act) in a single transaction or in a related series of transactions, by way of merger, consolidation or other business combination or purchase, would become the holder of beneficial ownership (within the meaning of Rule 13d-3 under the Exchange Act, or any successor provision) of more than 50% of the total voting power of the Voting Stock of Holdings (directly or through the acquisition of voting power of Voting Stock of any of Holdings’ direct or indirect parent companies); provided that such Change of Control under this clause (b) shall not constitute a Default or Event of Default unless a Ratings Event has occurred within the Ratings Decline Period; or

(c) the sale, lease or transfer, in one or a series of related transactions, of all or substantially all of the assets of the Borrower and its Subsidiaries, taken as a whole, to any Person.

“Class” means, (a) with respect to Commitments or Loans, those of such Commitments or Loans that have the same terms and conditions and (b) with respect to Lenders, those of such Lenders that have Commitments or Loans of a particular Class.

“Closing Date” means March 29, 2019.

“Code” means the U.S. Internal Revenue Code of 1986, as amended from time to time.

“Collateral” means all of the “Collateral” (or similar term) referred to in the Collateral Documents and all of the other property and assets that are or are required under the terms of the Collateral Documents to be subject to Liens in favor of the Collateral Agent for the benefit of the Secured Parties.

“Collateral Agent” means Citicorp North America, Inc., acting through such of its Affiliates or branches as it may designate, in its capacity as collateral agent under any of the Loan Documents, or any successor collateral agent or sub agent permitted by the terms hereof.

“Collateral Documents” means, collectively, the Guarantee and Collateral Agreement, the Intellectual Property Security Agreement (if any), the Mortgages, each of the mortgages, collateral assignments, Guarantee and Collateral Agreement Supplements, Intellectual Property Security Agreement Supplements, security agreements, pledge agreements or other similar agreements delivered to the Collateral Agent pursuant to Section 6.12, Section 6.15 or Section 6.17, and each of the other agreements, instruments or documents that creates or purports to create a Lien in favor of (i) the Collateral Agent for the benefit of the Secured Parties and/or (ii) the Secured Parties in their respective capacities as such (or any of them) to the extent required by applicable Law.

“Commitment” means a Term Commitment and/or a Revolving Credit Commitment, as the context may require.

“Committed Loan Notice” means a notice of (a) a Term Borrowing, (b) a Revolving Credit Borrowing, (c) a conversion of Loans from one Type to the other or (d) a continuation of SOFR Loans, pursuant to Section 2.02(a), which, if in writing, shall be substantially in the form of Exhibit A-1.

“Commodity Exchange Act” means the Commodity Exchange Act (7 U.S.C. § 1 et. seq.), as amended from time to time, and any successor statute.

“Company Competitor” means any Person that competes with the business of Holdings, the Borrower and their Subsidiaries from time to time.

“Compliance Certificate” means a certificate substantially in the form of Exhibit C or such other form as may be agreed between the Borrower and the Administrative Agent.

“Conforming Changes” means, with respect to either the use or administration of Term SOFR or the use, administration, adoption or implementation of any Benchmark Replacement, any technical, administrative or operational changes (including changes to the definition of “Base Rate,” the definition of “Business Day,” the definition of “U.S. Government Securities Business Day,” the definition of “Interest Period” or any similar or analogous definition (or the addition of a concept of “interest period”), timing and frequency of determining rates and making payments of interest, timing of borrowing requests or prepayment, conversion or continuation notices, the applicability and length of lookback periods, the calculation of breakage costs in accordance with Section 3.06 and other technical, administrative or operational matters) that the Administrative Agent decides may be appropriate to reflect the adoption and implementation of any such rate or to permit the use and administration thereof by the Administrative Agent in a manner substantially consistent with market practice (or, if the Administrative Agent decides that adoption of any portion of such market practice is not administratively feasible or if the Administrative Agent determines that no market practice for the administration of any such rate exists, in such other manner of administration as the Administrative Agent decides is reasonably necessary in connection with the administration of this Agreement and the other Loan Documents).

“Connection Income Taxes” means Other Connection Taxes that are imposed on or measured by net income (however denominated) or that are franchise Taxes or branch profits Taxes.

“Consolidated Current Assets” of any Person, at any date, all amounts (other than (a) cash and Cash Equivalents and Foreign Cash Equivalents, (b) deferred financing fees and (c) payments for deferred taxes so long as such items described in clauses (b) and (c) are not cash items) that would, in conformity with GAAP, be set forth opposite the caption “total current assets” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date.

“Consolidated Current Liabilities” of any Person, at any date, all amounts that would, in conformity with GAAP, be set forth opposite the caption “total current liabilities” (or any like caption) on a consolidated balance sheet of the Borrower and its Restricted Subsidiaries at such date, but excluding (a) the current portion of any Indebtedness of such Person, (b) without duplication, all Indebtedness consisting of Revolving Credit Loans, to the extent otherwise included therein and (c) payments for deferred taxes so long as such items described in this clause (c) are not cash items.

“Consolidated EBITDA” means, with respect to any Person and its Restricted Subsidiaries on a consolidated basis for any period, the Consolidated Net Income of such Person for such period:

(1) increased, in each case to the extent deducted and not added back or excluded in calculating such Consolidated Net Income (and without duplication), by:

(a) provision for taxes based on income, profits or capital, including federal, state, franchise, excise, property and similar taxes and foreign withholding taxes paid or accrued, including giving effect to any penalties and interest with respect thereto, and state taxes in lieu of business fees (including business license fees) and payroll tax credits, income tax credits and similar credits and including an amount equal to the amount of tax distributions actually made pursuant to Section 7.05(12), which shall be included as though such amounts had been paid as income taxes directly by such Person or its Restricted Subsidiaries; plus

(b) Consolidated Interest Expense; plus

(c) all depreciation and amortization charges and expenses, including amortization or expense recorded for upfront payments related to any contract signing and signing bonus and incentive payments; plus

(d) the amount of any minority interest expense consisting of Subsidiary income attributable to minority equity interests of third parties in any Restricted Subsidiary of such Person that is not a Wholly Owned Restricted Subsidiary of such Person; plus

(e) earn-out obligations incurred in connection with any acquisition or other Investment and paid or accrued during the applicable period; plus

(f) all charges, costs, expenses, accruals or reserves in connection with the rollover, acceleration or payout of equity interests held by management and all losses, charges and expenses related to payments made to holders of options or other derivative equity interests in the common equity of such Person or any direct or indirect parent of such Person in connection with, or as a result of, any distribution being made to equityholders of such Person or any of its direct or indirect parents, which payments are being made to compensate such optionholders as though they were equityholders at the time of, and entitled to share in, such distribution; plus

(g) all non-cash losses, charges and expenses, including any write-offs or write-downs; provided that if any such non-cash charge represents an accrual or reserve for potential cash items in any future four-fiscal quarter period, (i) such Person may determine not to add back such non-cash charge in the period for which Consolidated EBITDA is being calculated and (ii) to the extent such Person does decide to add back such non-cash charge, the cash payment in respect thereof in such future four-fiscal quarter period will be subtracted from Consolidated EBITDA for such future four-fiscal quarter period; plus

(h) all costs and expenses in connection with pre-opening and opening and closure and/or consolidation of facilities that were not already excluded in calculating such Consolidated Net Income; plus

(i) restructuring charges, accruals or reserves and business optimization expense, including any restructuring costs and integration costs incurred in connection with any acquisitions, start-up costs (including entry into new market/channels and new service offerings), costs related to the closure, relocation, reconfiguration and/or consolidation of facilities and costs to relocate employees, integration and transaction costs, retention charges, severance, contract termination costs, recruiting and signing bonuses and expenses, future lease commitments, systems establishment costs, systems, facilities or equipment conversion costs and excess pension charges and consulting fees, expenses attributable to the implementation of costs savings initiatives, costs associated with tax projects/audits and costs consisting of professional consulting or other fees relating to any of the foregoing; plus

(j) Pro Forma Cost Savings; plus

(k) the amount of loss or discount on sale of receivables and related assets to the Receivables Subsidiary in connection with a Receivables Financing; plus

(l) with respect to any joint venture that is not a Restricted Subsidiary, an amount equal to the proportion of those items described in clauses (a), (b) and (c) above relating to such joint venture corresponding to such Person’s and the Restricted Subsidiaries’ proportionate share of such joint venture’s Consolidated Net Income (determined as if such joint venture were a Restricted Subsidiary) solely to the extent Consolidated Net Income was reduced thereby;

(2) decreased (without duplication and to the extent increasing such Consolidated Net Income for such period) by (i) non-cash gains or income, excluding any non-cash gains that represent the reversal of any accrual of, or cash reserve for, anticipated cash charges that were deducted (and not added back) in the calculation of Consolidated EBITDA for any prior period ending after the Closing Date and (ii) the amount of any minority interest income consisting of a Subsidiary loss attributable to minority equity interest of third parties in any non-Wholly Owned Subsidiary (to the extent not deducted from Consolidated Net Income for such period);

(3) increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any net cash or realized gains and losses relating to (i) amounts denominated in foreign currencies resulting from the application of Financial Accounting Standards Board’s Accounting Standards Codification 830 (including net realized gains and losses from exchange rate fluctuations on intercompany balances and balance sheet items, net of realized gains or losses from related Swap Contracts (entered into in the ordinary course of business or consistent with past practice)) or (ii) any other amounts denominated in or otherwise trued-up to provide similar accounting as if it were denominated in foreign currencies; and

(4) increased (with respect to losses) or decreased (with respect to gains) by, without duplication, any gain or loss relating to Swap Contracts (excluding Swap Contracts entered into in the ordinary course of business or consistent with past practice);

provided, that the Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to the foregoing clauses (a) through (l) above if any such item individually is less than $1,000,000 in any fiscal quarter.

“Consolidated First Lien Net Leverage Ratio” means, on any date of determination, with respect to the Borrower Parties on a consolidated basis, the ratio of (a) Consolidated Funded First Lien Indebtedness (less the cash and Cash Equivalents of the Borrower Parties as of such date) of the Borrower Parties on such date to (b) Consolidated EBITDA of the Borrower Parties for the four fiscal quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable.

“Consolidated Funded First Lien Indebtedness” means Consolidated Funded Indebtedness that is secured by a Lien on the Collateral on an equal priority basis (but without regard to the control of remedies) with the Liens on the Collateral securing the Obligations. For the avoidance of doubt, Consolidated Funded First Lien Indebtedness should not include Capitalized Lease Obligations.

“Consolidated Funded Indebtedness” means all Indebtedness of the type described in clauses (a)(i), (a)(ii) (but excluding surety bonds, performance bonds or other similar instruments), (a)(iv) (but solely in respect of the amount of outstanding Indebtedness of the type described in (a)(iv) that is in excess of $5,000,000) and (b) (in respect of Indebtedness of the type described in (a)(i), (a)(ii) (but excluding Indebtedness constituting surety bonds, performance bonds or other similar instruments) and (a)(iv) (but solely in respect of the amount of Indebtedness of the type described in (a)(iv) that is in excess of $5,000,000)) of the definition of “Indebtedness”, of a Person and its Restricted Subsidiaries on a consolidated basis, in an amount that would be reflected on a balance sheet prepared as of such date on a consolidated basis in accordance with GAAP (but (x) excluding the effects of any discounting of Indebtedness resulting from the application of purchase accounting in connection with any acquisition and (y) any Indebtedness that is issued at a discount to its initial principal amount shall be calculated based on the entire stated principal amount thereof, without giving effect to any discounts or upfront payments), excluding obligations in respect of letters of credit (including Letters of Credit), bank guarantees and guarantees on first demand, in each case, except to the extent of unreimbursed amounts thereunder. For the avoidance of doubt, it is understood that obligations (i) under Swap Contracts, Cash Management Agreements, and any Receivables Financing and (ii) owed by Unrestricted Subsidiaries, do not constitute Consolidated Funded Indebtedness.

“Consolidated Interest Expense” means, with respect to any Person for any period, the sum, without duplication, of:

(a) the aggregate interest expense of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP, to the extent such expense was deducted (and not added back) in computing Consolidated Net Income (including pay in kind interest payments, amortization of original issue discount, the interest component of Capitalized Lease Obligations and net payments and receipts (if any) pursuant to interest rate Swap Contracts (other than in connection with the early termination thereof) but excluding any non-cash interest expense attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments, all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, discounts, fees and expenses and expensing of any bridge, commitment or other financing fees, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and all discounts, commissions, fees and other charges associated with any Receivables Financing or Factoring Transaction, and any expense resulting from the discounting of Indebtedness in connection with the application of recapitalization or purchase accounting); plus

(b) consolidated capitalized interest of the referent Person and its Restricted Subsidiaries for such period, whether paid or accrued; less

(c) interest income of the referent Person and its Restricted Subsidiaries for such period;

provided that in the case of any Person that became a Restricted Subsidiary of such Person after the commencement of such four-quarter period, the interest expense of such Person paid in cash prior to the date on which it became a Restricted Subsidiary of such Person will be disregarded. For purposes of this definition, interest on Capitalized Lease Obligations will be deemed to accrue at the interest rate reasonably determined by such Person to be the rate of interest implicit in such Capitalized Lease Obligations in accordance with GAAP.

“Consolidated Net Income” means, with respect to any Person for any period, the aggregate of the net income (or loss) of such Person and its Restricted Subsidiaries for such period, calculated on a consolidated basis in accordance with GAAP and before any reduction in respect of Preferred Stock dividends; provided that (without duplication):

(a) all net after-tax extraordinary, nonrecurring, infrequent, exceptional or unusual gains, losses, income, expenses and charges in each case as determined in good faith by such Person, and in any event including, without limitation, all restructuring, severance, relocation, retention and completion payments, consolidation, integration or other similar charges and expenses, contract termination costs, system establishment charges, conversion costs, start-up or closure or transition costs, expenses related to any reconstruction, decommissioning, recommissioning or reconfiguration of fixed assets for alternative uses, fees, expenses or charges relating to curtailments, settlements or modifications to pension and post-retirement employee benefit plans, expenses associated with strategic initiatives, facilities shutdown and opening costs, and any fees, expenses, charges or change in control payments related to any acquisition or Permitted Investment (including any transition-related expenses (including retention or transaction-related bonuses or payments) incurred before, on or after the Closing Date), will be excluded;

(b) all (i) charges and expenses relating to the Transactions, (ii) transaction fees, costs and expenses incurred in connection with the consummation of any equity issuances, investments, acquisitions, dispositions, recapitalizations, mergers, amalgamations, option buyouts and the Incurrence, modification or repayment of Indebtedness permitted to be Incurred hereunder (including any Refinancing Indebtedness in respect thereof) or any amendments, waivers or other modifications under the agreements relating to such Indebtedness or similar transactions, and (iii) without duplication of any of the foregoing, non-operating or non-recurring professional fees, costs and expenses for such period will be excluded;

(c) all net after-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations (and all related expenses) other than in the ordinary course of business (as determined in good faith by such Person) will be excluded;

(d) all net after-tax gain, loss, expense or charge attributable to business dispositions and asset dispositions, including the sale or other disposition of any Equity Interests of any Person, other than in the ordinary course of business (as determined in good faith by such Person), will be excluded;

(e) all net after-tax income, loss, expense or charge attributable to the early extinguishment or cancellation of Indebtedness, Swap Contracts or other derivative instruments (including deferred financing costs written off and premiums paid) will be excluded;

(f) all non-cash gains, losses, expenses or charges attributable to the movement in the mark-to-market valuation of Indebtedness, Swap Contracts or other derivative instruments will be excluded;

(g) any non-cash or unrealized foreign currency translation or foreign currency transaction gains and losses related to changes in currency exchange rates (including remeasurements of Indebtedness and any net loss or gain resulting from Swap Contracts for currency exchange risk), will be excluded;

(h) (i) the net income for such period of any Person that is not a Restricted Subsidiary of the referent Person or that is accounted for by the equity method of accounting, will be included only to the extent of the amount of dividends or distributions or other payments paid in cash (or converted into cash) with respect to such equity ownership to the referent Person or a Restricted Subsidiary thereof in respect of such period; and (ii) the net income for such period will include any ordinary course dividends or distributions or other payments paid in cash (or converted into cash) with respect to such equity ownership received from any such Person during such period in excess of the amounts included in subclause (i) above;

(i) the cumulative effect of a change in accounting principles and changes as a result of the adoption or modification of accounting policies will be excluded;

(j) the effects of purchase accounting, fair value accounting or recapitalization accounting adjustments (including the effects of such adjustments pushed down to the referent Person and its Restricted Subsidiaries) resulting from the application of purchase accounting, fair value accounting or recapitalization accounting in relation to any acquisition consummated before or after the Closing Date, and the amortization, write-down or write-off of any amounts thereof, net of taxes, will be excluded;

(k) all non-cash impairment charges and asset write-ups, write-downs and write-offs, in each case pursuant to GAAP, and the amortization of intangibles arising from the application of GAAP will be excluded;

(l) all non-cash expenses realized in connection with or resulting from equity or equity-linked compensation plans, employee benefit plans or agreements or post-employment benefit plans or agreements, or grants or sales of stock, stock appreciation or similar rights, stock options, restricted stock, preferred stock or other similar rights will be excluded;

(m) any costs or expenses incurred in connection with the payment of dividend equivalent rights to option holders pursuant to any management equity plan, stock option plan or any other management or employee benefit plan or agreement or post-employment benefit plan or agreement will be excluded;

(n) all amortization and write-offs of deferred financing fees, debt issuance costs, commissions, fees and expenses, costs of surety bonds, charges owed with respect to letters of credit, bankers’ acceptances or similar facilities, and expensing of any bridge, commitment or other financing fees (including in connection with a transaction undertaken but not completed), will be excluded;

(o) all discounts, commissions, fees and other charges (including interest expense) associated with any Receivables Financing or Factoring Transaction will be excluded;

(p) (i) the non-cash portion of “straight-line” rent expense will be excluded and (ii) the cash portion of “straight-line” rent expense that exceeds the amount expensed in respect of such rent expense will be included;

(q) expenses and lost profits with respect to liability or casualty events or business interruption will be disregarded to the extent covered by insurance and actually reimbursed, or, so long as such Person has made a good faith determination that there exists reasonable evidence that such amount will in fact be reimbursed by the insurer, but only to the extent that such amount (i) has not been denied by the applicable carrier in writing and (ii) is in fact reimbursed within 365 days of the date on which such liability was discovered or such casualty event or business interruption occurred (with a deduction for any amounts so added back that are not reimbursed within such 365-day period); provided that any proceeds of such reimbursement when received will be excluded from the calculation of Consolidated Net Income to the extent the expense or lost profit reimbursed was previously disregarded pursuant to this clause (q);

(r) losses, charges and expenses that are covered by indemnification or other reimbursement provisions in connection with any asset disposition will be excluded to the extent actually reimbursed, or, so long as such Person has made a determination that a reasonable basis exists for indemnification or reimbursement, but only to the extent that such amount is in fact indemnified or reimbursed within 365 days of such determination (with a deduction in the applicable future period for any amount so added back to the extent not so indemnified or reimbursed within such 365 days);

(s) non-cash charges or income relating to adjustments to deferred tax asset valuation allowances will be excluded;

(t) cash dividends or returns of capital from Investments (such return of capital not reducing the ownership interest in the underlying Investment), in each case received during such period, to the extent not otherwise included in Consolidated Net Income for that period or any prior period subsequent to the Closing Date will be included;

(u) solely for the purpose of determining the amount available for Restricted Payments under clause (c) of the first paragraph of Section 7.05, and without duplication of provisions under clause (c) of the first paragraph of Section 7.05 with respect to cash dividends or returns on Investments, the net income (or loss) for such period of any Restricted Subsidiary (other than a Guarantor) will be excluded to the extent that the declaration or payment of dividends or similar distributions by that Restricted Subsidiary is not at the date of determination permitted without any prior governmental approval (which has not been obtained) or, directly or indirectly, by the operation of its charter or any agreement, instrument, judgment, decree, order, statute, rule or governmental regulation applicable to that Restricted Subsidiary or its stockholders, unless such restriction with respect to the payment of dividends or similar distributions has been legally waived; provided that Consolidated Net Income of such Person will be increased by the amount of dividends or other distributions or other payments actually paid in cash (or to the extent converted into cash) to such Person or any of its Restricted Subsidiaries in respect of such period, to the extent not already included therein (subject, in the case of a dividend to another Restricted Subsidiary (other than a Guarantor), to the limitation contained in this clause);

(v) all net after-tax income, loss, expense or charge from abandoned, closed or discontinued operations and any net after-tax gain or loss on the disposal of abandoned, closed or discontinued operations (and all related expenses) other than in the ordinary course of business (as determined in good faith by such Person) will be excluded; and

(w) any non-cash interest expense and non-cash interest income, in each case to the extent there is no associated cash disbursement or receipt, as the case may be, before the latest maturity date of any then outstanding Term Loan Tranche, shall be excluded;

provided that the Borrower may, in its sole discretion, elect to not make any adjustment for any item pursuant to clauses (a) through (w) above if any such item individually is less than $1,000,000 in any fiscal quarter.

For the purpose of Section 7.05 only, there shall be excluded from Consolidated Net Income any income arising from the sale or other disposition of Restricted Investments, from repurchases or redemptions of Restricted Investments, from repayments of loans or advances which constituted Restricted Investments or from any dividends, repayments of loans or advances or other transfers of assets from Unrestricted Subsidiaries, in each case to the extent such amounts increase the amount of Restricted Payments permitted under such covenant pursuant to clause (c)(v) or (c)(vi) of the first paragraph of Section 7.05.

“Consolidated Total Assets” means the total consolidated assets of the Borrower and its Restricted Subsidiaries, as shown on the most recent consolidated balance sheet of the Borrower and its Restricted Subsidiaries, determined on a Pro Forma Basis.

“Consolidated Total Net Leverage Ratio” means, as of any date of determination, the ratio of (1) (x) Consolidated Funded Indebtedness of the Borrower and its Restricted Subsidiaries as of such date minus (y) the amount of cash and Cash Equivalents of the Borrower and its Restricted Subsidiaries as of such date of determination, and in each case, calculated on a Pro Forma Basis to (2) the Consolidated EBITDA of the Borrower for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding such date, calculated on a Pro Forma Basis.

“Consolidated Working Capital”: at any date, the difference of (a) Consolidated Current Assets on such date minus (b) Consolidated Current Liabilities on such date; provided that, for purposes of calculating Excess Cash Flow, increases or decreases in Consolidated Working Capital shall be calculated without regard to changes in the working capital balance as a result of non-cash increases or decreases thereof that will not result in future cash payments or receipts or cash payments or receipts in any previous period, in each case, including, without limitation, any changes in Consolidated Current Assets or Consolidated Current Liabilities as a result of (i) any reclassification in accordance with GAAP of assets or liabilities, as applicable, between current and noncurrent and (ii) the effects of purchase accounting.

“Contingent Obligations” means, with respect to any Person, any obligation of such Person guaranteeing any leases, dividends or other obligations that do not constitute Indebtedness (“primary obligations”) of any other Person (the “primary obligor”) in any manner, whether directly or indirectly, including, without limitation, any obligation of such Person, whether or not contingent:

(1) to purchase any such primary obligation or any property constituting direct or indirect security therefor,

(2) to advance or supply funds:

(a) for the purchase or payment of any such primary obligation; or

(b) to maintain working capital or equity capital of the primary obligor or otherwise to maintain the net worth or solvency of the primary obligor; or

(3) to purchase property, securities or services primarily for the purpose of assuring the owner of any such primary obligation of the ability of the primary obligor to make payment of such primary obligation against loss in respect thereof.

“Contractual Obligation” means, as to any Person, any provision of any security issued by such Person or of any agreement, loan agreement, indenture, mortgage, deed of trust, lease, instrument or other undertaking to which such Person is a party or by which it or any of its property is bound.

“Contribution Indebtedness” means Indebtedness of the Borrower or any Restricted Subsidiary in an aggregate principal amount not greater than the aggregate amount of cash contributions (other than Excluded

Contributions) made to the capital of the Borrower (other than Cure Equity) or any Restricted Subsidiary (other than, in the case of such Restricted Subsidiary, contributions by the Borrower or any other Restricted Subsidiary to its capital) after the Closing Date and designated as a Cash Contribution Amount; provided that such Contribution Indebtedness (a) is Incurred within 210 days after the making of such cash contributions and (b) is so designated as “Contribution Indebtedness” pursuant to a certificate signed by a Responsible Officer of the Borrower on the Incurrence date thereof.

“Controlled Foreign Subsidiary” means any Subsidiary of the Borrower that is a “controlled foreign corporation” within the meaning of Section 957 of the Code.

“Credit Extension” means each of the following: (a) a Borrowing and (b) an L/C Credit Extension.

“Cure Amount” has the meaning specified in Section 8.03(a).

“Cure Equity” has the meaning specified in Section 8.03(a).

“Cure Right” has the meaning specified in Section 8.03(a).

“Debtor Relief Laws” means the Bankruptcy Code of the United States, and all other liquidation, conservatorship, bankruptcy, assignment for the benefit of creditors, moratorium, rearrangement, receivership, insolvency, judicial management, reorganization, or similar debtor relief Laws of the United States or other applicable jurisdictions from time to time in effect and affecting the rights of creditors generally.

“Declined Amounts” has the meaning specified in Section 2.05(c).

“Declining Lender” has the meaning specified in Section 2.05(c).

“Default” means any event or condition that constitutes an Event of Default or that, with the giving of any notice, the passage of time, or both, would be an Event of Default.

“Default Rate” means an interest rate equal to (after as well as before judgment), (a) with respect to any overdue principal for any Loan, the applicable interest rate for such Loan plus 2.00% per annum (provided that with respect to SOFR Loans, the determination of the applicable interest rate is subject to Section 2.02(c) to the extent that SOFR Loans may not be converted to, or continued as, SOFR Loans, pursuant thereto), and (b) with respect to any other overdue amount, including overdue interest, the interest rate applicable to Base Rate Loans of the same Class as the Loan under which such amount is overdue plus 2.00% per annum, in each case, to the fullest extent permitted by applicable Laws.

“Defaulting Lender” means, subject to Section 2.17(b), any Lender that (a) has failed to perform any of its funding obligations hereunder, including in respect of its Loans or participations in respect of Letters of Credit within three Business Days of the date required to be funded by it hereunder unless such Lender notifies the Administrative Agent and the Borrower in writing that such failure is the result of such Lender’s determination that one or more conditions precedent to funding (each of which conditions precedent, together with any applicable default, shall be specifically identified in such writing) has not been satisfied, (b) has notified the Borrower or the Administrative Agent that it does not intend to comply with its funding obligations or has made a public statement to that effect with respect to its funding obligations hereunder or, solely with respect to a Revolving Credit Lender, under other agreements generally in which it commits to extend credit, (c) has failed, within three Business Days after reasonable request by the Administrative Agent, to confirm in a manner satisfactory to the Administrative Agent that it will comply with its funding obligations (provided that the Administrative Agent shall request such confirmation upon reasonable request from any L/C Issuer; provided further that such Lender shall cease to be a Defaulting Lender pursuant to this clause (c) upon receipt of such confirmation by the Administrative Agent) or (d) has, or has a direct or indirect parent company that has, other than via an Undisclosed Administration, (i) become the subject of a proceeding under any Debtor Relief Law, (ii) had a receiver, conservator, trustee, administrator, assignee for the benefit of creditors or similar Person charged with reorganization or liquidation of its business or a custodian appointed for it, (iii) taken any action in furtherance of, or indicated its consent to, approval of or acquiescence in any such proceeding or appointment or (iv) become subject to a Bail-In Action; provided that no Lender shall be a Defaulting Lender solely by virtue of (x) the ownership or acquisition by a Governmental Authority of any Equity Interest in that Lender or any direct or indirect parent company thereof so long as such ownership interest does not result in or provide such Lender with immunity from the jurisdiction of courts within the United States or from the enforcement of judgments or writs of attachment on its assets or permit such Lender (or such Governmental Authority) to reject, repudiate, disavow or disaffirm any contracts or agreements made with such Lender, or (y) the occurrence of any of the events described in clause (d)(i), (d)(ii) or (d)(iii) of this definition which in each case has been dismissed or terminated prior to the date of this Agreement. Any determination by the Administrative Agent (or the Required Lenders to the extent that the Administrative Agent is the Defaulting Lender) that a Lender is a Defaulting Lender under any one or more of clauses (a) through (d) above shall be conclusive and binding absent manifest error, and such Lender shall be deemed to be a Defaulting Lender (subject to Section 2.17(b)) upon delivery of written notice of such determination to the Administrative Agent, the Borrower, each L/C Issuer and each Lender, as applicable.

“Designated Non-Cash Consideration” means the Fair Market Value of non-cash consideration received by the Borrower or any of the Restricted Subsidiaries in connection with a Disposition made pursuant to Section 7.04(2)(c) that is designated as “Designated Non-Cash Consideration” on the date received pursuant to a certificate of a Responsible Officer of the Borrower, less the amount of cash or Cash Equivalents received in connection with a subsequent sale of or collection on or conversion of such Designated Non-Cash Consideration.

“Designated Preferred Stock” means Preferred Stock of Holdings or any direct or indirect parent of Holdings, as applicable (other than Excluded Equity), that is issued after the Closing Date for cash and is so designated as Designated Preferred Stock, pursuant to an officer’s certificate of the Borrower, on the issuance date thereof, the cash proceeds of which are contributed to the capital of the Borrower (if issued by Holdings or any other direct or indirect parent of Holdings) and excluded from the calculation set forth in clause (c) of the first paragraph of Section 7.05.

“Disposition” or “Dispose” means the sale, transfer, license, lease or other disposition of any property by any Person (including any Sale/Leaseback Transaction and any issuance of Capital Stock by a Restricted Subsidiary of such Person), including any sale, assignment, transfer or other disposal, with or without recourse, of any notes or accounts receivable or any rights and claims associated therewith; provided, however, that “Disposition” and “Dispose” shall not be deemed to include any issuance by Holdings of any of its Capital Stock to another Person.

“Disqualified Institution” means (a) each person identified as a “Disqualified Institution” on a list made available to the Administrative Agent by the Borrower prior to ~~March 19~~February 14, ~~2019~~2024, (b) any Company Competitor identified on a list made available to the Administrative Agent by the Borrower from time to time and (c) as to any entity referenced in each of clause (a) and (b) above (the “Primary Disqualified Institution”), any of such Primary Disqualified Institution’s Affiliates readily identifiable as such by name, but excluding any Affiliate that is primarily engaged in, or that advises funds, or other investment vehicles that are engaged in, making, purchasing, holding or otherwise investing in commercial loans, bonds and similar extensions of credit or securities in the ordinary course and with respect to which the Primary Disqualified Institution does not, directly or indirectly, possess the power to direct or cause the direction of such entity. Notwithstanding the foregoing, any list of Disqualified Institutions shall only be required to be available to any Lender on the Platform or another similar electronic system to the extent the Borrower desires to prevent any such Disqualified Institution from being a Lender or a Participant. Such list shall be made available to the Administrative Agent from time to time and to any Lender upon request thereof. Any supplement or other modification to the list of Disqualified Institutions in accordance with the terms hereof shall become effective three Business Days following receipt thereof in writing by the Administrative Agent.

“Disqualified Stock” means, with respect to any Person, any Equity Interests of such Person that, by its terms (or by the terms of any security into which it is convertible or for which it is puttable, redeemable or exchangeable), in each case, at the option of the holder thereof or upon the happening of any event:

(1) matures or is mandatorily redeemable, pursuant to a sinking fund obligation or otherwise (other than as a result of a change of control or asset sale; provided that the relevant asset sale or change of control provisions, taken as a whole, are no more favorable in any material respect to holders of such

Equity Interests than the asset sale and change of control provisions in the Senior Notes (as in effect on the date hereof) and any purchase requirement triggered thereby may not become operative until compliance with, in the case of an asset sale, the provisions of Section 7.04 or, in the case of a change of control, the repayment in full of the Obligations),

(2) is convertible or exchangeable for Indebtedness or Disqualified Stock, or

(3) is redeemable at the option of the holder thereof, in whole or in part,

in each case prior to the date that is 91 days after the Latest Maturity Date of the Term Loans at the time of issuance of the respective Disqualified Stock; provided that only the portion of Equity Interests that so mature or is mandatorily redeemable, is so convertible or exchangeable or is so redeemable at the option of the holder thereof prior to such date shall be deemed to be Disqualified Stock; provided, further, that if such Equity Interests are issued to any employee or to any plan for the benefit of employees of the Borrower or its Subsidiaries or a direct or indirect parent of the Borrower or by any such plan to such employees, such Equity Interests shall not constitute Disqualified Stock solely because it may be required to be repurchased by the Borrower or its Subsidiaries or a direct or indirect parent of the Borrower in order to satisfy applicable statutory or regulatory obligations or as a result of such employee’s termination, death or disability; provided, further, that any class of Equity Interests of such Person that by its terms authorizes such Person to satisfy its obligations thereunder by delivery of Equity Interests that are not Disqualified Stock shall not be deemed to be Disqualified Stock.

“Dividing Person” has the meaning assigned to it in the definition of “Division”.

“Division” means the division of the assets, liabilities and/or obligations of a Person (the “Dividing Person”) among two or more Persons (whether pursuant to a “plan of division” or similar arrangement), which may or may not include the Dividing Person and pursuant to which the Dividing Person may or may not survive.

“Division Successor” means any Person that, upon the consummation of a Division of a Dividing Person, holds all or any portion of the assets, liabilities and/or obligations previously held by such Dividing Person immediately prior to the consummation of such Division. A Dividing Person which retains any of its assets, liabilities and/or obligations after a Division shall be deemed a Division Successor upon the occurrence of such Division.

“Dollar” and “$” mean lawful money of the United States.

“Dutch Auction” means an auction (an “Auction”) conducted by Holdings or one of its Subsidiaries in order to purchase any Term Loans under a Tranche (the “Purchase”) in accordance with the following procedures or such other procedures as may be agreed to between the Administrative Agent and the Borrower:

(a) Notice Procedures. In connection with any Auction, the Borrower shall provide notification to the Administrative Agent (for distribution to the Appropriate Lenders) of the Term Loans under such Tranche that will be the subject of the Auction (an “Auction Notice”). Each Auction Notice shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) the total cash value of the bid, in a minimum amount of $10,000,000 with minimum increments of $2,000,000 in excess thereof (the “Auction Amount”) and (ii) the discounts to par, which shall be expressed as a range of percentages of the par principal amount of the Term Loans under such Tranche at issue (the “Discount Range”), representing the range of purchase prices that could be paid in the Auction.

(b) Reply Procedures. In connection with any Auction, each applicable Lender may, in its sole discretion, participate in such Auction by providing the Administrative Agent with a notice of participation (the “Return Bid”) which shall be in a form reasonably acceptable to the Administrative Agent and shall specify (i) a discount to par that must be expressed as a price (the “Reply Discount”), which must be within the Discount Range, and (ii) a principal amount of the applicable Loans such Lender is willing to sell, which must be in increments of $2,000,000 or in an amount equal to such Lender’s entire remaining amount of the applicable Loans (the “Reply Amount”). Lenders may only submit one Return Bid per

Auction. In addition to the Return Bid, each Lender wishing to participate in such Auction must execute and deliver, to be held in escrow by the Administrative Agent, an assignment and acceptance agreement in a form reasonably acceptable to the Administrative Agent.

(c) Acceptance Procedures. Based on the Reply Discounts and Reply Amounts received by the Administrative Agent, the Administrative Agent, in consultation with the Borrower, will determine the applicable discount (the “Applicable Discount”) for the Auction, which shall be the lowest Reply Discount for which Holdings or its Subsidiary, as applicable, can complete the Auction at the Auction Amount; provided that, in the event that the Reply Amounts are insufficient to allow Holdings or its Subsidiary, as applicable, to complete a purchase of the entire Auction Amount (any such Auction, a “Failed Auction”), Holdings or such Subsidiary shall either, at its election, (i) withdraw the Auction or (ii) complete the Auction at an Applicable Discount equal to the highest Reply Discount. Holdings or its Subsidiary, as applicable, shall purchase the applicable Loans (or the respective portions thereof) from each applicable Lender with a Reply Discount that is equal to or greater than the Applicable Discount (“Qualifying Bids”) at the Applicable Discount; provided that if the aggregate proceeds required to purchase all applicable Loans subject to Qualifying Bids would exceed the Auction Amount for such Auction, Holdings or its Subsidiary, as applicable, shall purchase such Loans at the Applicable Discount ratably based on the principal amounts of such Qualifying Bids (subject to adjustment for rounding as specified by the Administrative Agent). Each participating Lender will receive notice of a Qualifying Bid as soon as reasonably practicable but in no case later than five Business Days from the date the Return Bid was due.

(d) Additional Procedures. Once initiated by an Auction Notice, Holdings or any of its Subsidiaries, as applicable, may not withdraw an Auction other than a Failed Auction. Furthermore, in connection with any Auction, upon submission by a Lender of a Qualifying Bid, such Lender will be obligated to sell the entirety or its allocable portion of the Reply Amount, as the case may be, at the Applicable Discount. The Purchase shall be consummated pursuant to and in accordance with Section 10.07 and, to the extent not otherwise provided herein, shall otherwise be consummated pursuant to procedures (including as to timing, rounding and minimum amounts, Interest Periods, and other notices by Holdings or such Subsidiary, as applicable) reasonably acceptable to the Administrative Agent and the Borrower.

~~“EEA Financial Institution” means (a) any credit institution or investment firm established in any EEA Member Country which is subject to the supervision of an EEA Resolution Authority, (b) any entity established in an EEA Member Country which is a parent of an institution described in clause (a) of this definition, or (c) any financial institution established in an EEA Member Country which is a subsidiary of an institution described in clauses (a) or (b) of this definition and is subject to consolidated supervision with its parent.~~

“EEA Member Country” means any of the member states of the European Union, Iceland, Liechtenstein, and Norway ~~as of the Closing Date~~.

~~“EEA Resolution Authority” means any public administrative authority or any person entrusted with public administrative authority of any EEA Member Country (including any delegee) having responsibility for the resolution of any EEA Financial Institution.~~

“Eligible Assignee” means any Person that meets the requirements to be an assignee under Section 10.07(b) (subject to receipt of such consents, if any, as may be required for the assignment of the applicable Loan and/or Commitments to such Person under Section 10.07(b)(iii).

“Enforcement Event” has the meaning specified in Section 8.02.

“Environmental Laws” means any and all applicable federal, state, local and foreign statutes, laws (including common law), regulations, ordinances, rules, judgments, orders, decrees, permits, concessions, grants, franchises, licenses or governmental restrictions relating to pollution, the protection of the environment, human health (to the extent relating to exposure to Hazardous Materials) or safety, including those related to Hazardous Materials, air emissions and discharges to public pollution control systems.

“Environmental Liability” means any liability, contingent or otherwise (including any liability for damages, costs of environmental remediation, monitoring or oversight by a Governmental Authority, fines, penalties or indemnities), of the Borrower, any other Loan Party or any of their respective Subsidiaries directly or indirectly resulting from or based upon (a) any actual or alleged violation of any Environmental Law, (b) the generation, use, handling, transportation, storage, treatment or disposal of any Hazardous Materials, (c) human exposure to any Hazardous Materials, (d) the release or threatened release of any Hazardous Materials into the environment or (e) any contract, agreement or other binding consensual arrangement pursuant to which liability is assumed or imposed with respect to any of the foregoing.

“Environmental Permit” means any permit, approval, identification number, license or other authorization required under any Environmental Law.

“Equity Interests” means Capital Stock and all warrants, options or other rights to acquire Capital Stock (but excluding any Capital Stock that arises only by reason of the happening of a contingency or any debt security that is convertible into, or exchangeable for, Capital Stock).

“Equity Issuance” means any issuance by any Person to any other Person of (a) its Equity Interests for cash, (b) any of its Equity Interests pursuant to the exercise of options or warrants, (c) any of its Equity Interests pursuant to the conversion of any debt securities to equity or (d) any options or warrants relating to its Equity Interests.

“ERISA” means the Employee Retirement Income Security Act of 1974, and the rules and regulations thereunder, each as amended or modified from time to time.

“ERISA Affiliate” means any Person who together with any Loan Party is treated as a single employer within the meaning of Section 414(b) or (c) of the Code (and Sections 414(m) and (o) of the Code for purposes of provisions relating to Section 412 of the Code) or Section 4001 of ERISA.

“ERISA Event” means (a) a Reportable Event with respect to a Plan; (b) the withdrawal of any Loan Party or any ERISA Affiliate from a Plan subject to Section 4063 of ERISA during a plan year in which such entity was a “substantial employer” (as defined in Section 4001(a)(2) of ERISA) or a cessation of operations that is treated as such a withdrawal under Section 4062(e) of ERISA; (c) a complete or partial withdrawal by any Loan Party or any ERISA Affiliate from a Multiemployer Plan or notification that a Multiemployer Plan is in reorganization (within the meaning of Section 4241 of ERISA) or insolvent (within the meaning of Section 4245 of ERISA); (d) the filing of a notice of intent to terminate or the treatment of a plan amendment as a termination under Section 4041 or 4041A of ERISA, respectively, (e) the institution by the PBGC of proceedings to terminate a Plan or Multiemployer Plan; (f) an event or condition which constitutes grounds under Section 4042 of ERISA for the termination of, or the appointment of a trustee to administer, any Plan or Multiemployer Plan; (g) the determination that any Plan is considered an at-risk plan within the meaning of Section 430 of the Code or Section 303 of ERISA; (h) the determination that any Multiemployer Plan is considered a plan in “endangered”, “critical”, or “critical and declining” status within the meaning of Section 432 of the Code or Section 305 of ERISA; (i) the imposition of any liability under Title IV of ERISA, other than for PBGC premiums due but not delinquent under Section 4007 of ERISA, upon any Loan Party or any ERISA Affiliate; (j) the conditions for the imposition of a Lien under Section 430(k) of the Code or Section 303(k) of ERISA shall have been met with respect to any Plan; (k) any Non-U.S. Benefit Event or (l) any other event or condition with respect to a Plan or Multiemployer Plan that could result in liability of the Borrower or any Subsidiary.

“Erroneous Payment” has the meaning assigned to it in Section 9.02(a).

“Erroneous Payment Deficiency Assignment” has the meaning assigned to it in Section 9.02(d)(i).

“Erroneous Payment Impacted Class” has the meaning assigned to it in Section 9.02(d)(i).

“Erroneous Payment Return Deficiency” has the meaning assigned to it in Section 9.02(d)(i).

“Erroneous Payment Subrogation Rights” has the meaning assigned to it in Section 9.02(e).

“EU Bail-In Legislation Schedule” means the ~~EU Bail-In Legislation Schedule~~document described as such published by the Loan Market Association (or any successor person)~~, as in effect~~ from time to time.

“Euros” means the single currency of the Participating Member States.

“Event of Default” has the meaning specified in Section 8.01.

“Excess Cash Flow” means, for any fiscal year of the Borrower, the difference, if any, of (a) the sum, without duplication, of:

(i) Consolidated Net Income for such fiscal year;

(ii) the amount of all non-cash charges (including depreciation, amortization and deferred tax expense) deducted in arriving at such Consolidated Net Income;

(iii) the amount of the decrease, if any, in Consolidated Working Capital for such fiscal year; and

(iv) the aggregate net amount of non-cash loss on the Disposition of property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent deducted in arriving at such Consolidated Net Income;

and minus (b) the sum, without duplication (including, in the case of clauses (ii) and (viii) below, duplication across periods; provided that all or any portion of the amounts referred to in clauses (ii) and (viii) below with respect to a period may be applied in the determination of Excess Cash Flow for any subsequent period to the extent such amounts did not previously result in a reduction of Excess Cash Flow in any prior period), of:

(i) the amount of all non-cash credits included in arriving at such Consolidated Net Income (including, without limitation, credits included in the calculation of deferred tax assets and liabilities);

(ii) the aggregate amount (A) actually paid by the Borrower and its Restricted Subsidiaries in cash during such fiscal year on account of capital expenditures and Permitted Investment and (B) committed during such fiscal year to be used to make capital expenditures or Permitted Investment or other investment under Section 7.05, which in either case have been actually made or consummated as of the time of determination of Excess Cash Flow for such fiscal year (in each case under this clause (ii) other than to the extent any such capital expenditure or Permitted Investment or other investment under Section 7.05 is made with the proceeds of new long-term Indebtedness or an Equity Issuance (by the Borrower or any Subsidiary Guarantor) or with the proceeds of any Reinvestment Deferred Amount);

(iii) the aggregate amount of all regularly scheduled principal payments or prepayments of Indebtedness (including, without limitation, the Term Loans, the New Term Loans and the Specified Refinancing Term Loans) of the Borrower and its Restricted Subsidiaries made during such fiscal year (other than in respect of any revolving credit facility to the extent there is not an equivalent permanent reduction in commitments thereunder and other than to the extent any such prepayments are the result of the incurrence of additional Indebtedness and other than optional prepayments of the Term Loans, the New Term Loans, the Specified Refinancing Term Loans and optional prepayments of Revolving Credit Loans to the extent accompanied by permanent optional reductions of the Revolving Credit Commitments);

(iv) the amount of the increase, if any, in Consolidated Working Capital for such fiscal year;

(v) the aggregate net amount of non-cash gain on the Disposition of property by the Borrower and its Restricted Subsidiaries during such fiscal year (other than sales of inventory in the ordinary course of business), to the extent included in arriving at such Consolidated Net Income;

(vi) the aggregate amount of expenditures for the payment of financing fees actually made by the Borrower and its Restricted Subsidiaries in cash during such period to the extent that such expenditures are not expensed during such period;

(vii) purchase price adjustments paid or received in connection with any Permitted Investment or other investment under Section 7.05;

(viii) the amount of Investments (net of the proceeds of any Indebtedness, Equity Issuance or Reinvestment Deferral Amount used for such Investment) made in cash during such period pursuant to paragraphs (4), (7), (10), (11), (12) and (25) the definition of Permitted Investments or committed during such period to be used to make Investments in cash pursuant to the definition of Permitted Investments which have been actually made in cash as of the time of determination of Excess Cash Flow for such period (but excluding Investments among the Borrower and its Restricted Subsidiaries));

(ix) the amount (determined by the Borrower) of such Consolidated Net Income which is mandatorily prepaid or reinvested pursuant to Section 2.05(b) (or as to which a waiver of the requirements of such Section applicable thereto has been granted under Section 10.01) prior to the date of determination of Excess Cash Flow for such fiscal year as a result of any Asset Sale or Casualty Event;

(x) the aggregate amount of any premium or penalty actually paid in cash that is required to be made in connection with any prepayment of Indebtedness;

(xi) permitted Restricted Payments made in cash by the Borrower during such period and permitted Restricted Payments made in cash by any Restricted Subsidiary to any person other than the Borrower or any of the Restricted Subsidiaries during such period, in each case, to the extent permitted by Section 7.6 (except to the extent made with amount available for Restricted Payments under clause (c) of the first paragraph of Section 7.05);

(xii) cash expenditures in respect of Hedge Agreements during such period to the extent not deducted in arriving at such Consolidated Net Income;

(xiii) the amount of cash payments made in respect of pensions and other post-employment benefits in such period to the extent not deducted in arriving at such Consolidated Net Income; and

(xiv) cash payments made pursuant to or amounts netted against accounts receivable with respect to Contractual Obligations with any Governmental Authority in connection with refunds or rebates related to overhead charges or expenses, in each case, to the extent such charges or expenses are not deducted in arriving at such Consolidated Net Income.

“Excess Cash Flow Period” means any fiscal year of the Borrower, commencing with the fiscal year ending on December 31, 2019.

“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations of the SEC promulgated thereunder.

“Exchange Agent” means (a) the Administrative Agent or (b) any other financial institution or advisor employed by the Borrower (whether or not an Affiliate of the Administrative Agent), after consultation with the Administrative Agent, to act as an arranger in connection with any Permitted Debt Exchange pursuant to Section 2.19; provided that the Borrower shall not designate the Administrative Agent as the Exchange Agent without the written consent of the Administrative Agent (it being understood that the Administrative Agent shall be under no obligation to agree to act as the Exchange Agent); provided, further, that neither the Borrower nor any of their Affiliates may act as the Exchange Agent.

“Excluded Contributions” means the net cash proceeds and Cash Equivalents, or the Fair Market Value of other assets, received by the Borrower after the Closing Date from:

(1) contributions to its common equity capital, and

(2) the sale of Capital Stock (other than Excluded Equity) of the Borrower,

in each case designated as Excluded Contributions pursuant to an officer’s certificate of a Responsible Officer, or that has been utilized to make a Restricted Payment pursuant to clause (2) of the second paragraph of Section 7.05. Excluded Contributions will be excluded from the calculation set forth in clause (c) of the first paragraph of Section 7.05.

“Excluded Equity” means (i) Disqualified Stock, (ii) any Equity Interests issued or sold to a Restricted Subsidiary or any employee stock ownership plan or trust established by Holdings or any of its Subsidiaries or a direct or indirect parent of Holdings (to the extent such employee stock ownership plan or trust has been funded by Holdings or any Subsidiary or a direct or indirect parent of Holdings) and (iii) any Equity Interest that has already been used or designated (x) as (or the proceeds of which have been used or designated as) Cure Equity, a Cash Contribution Amount, Designated Preferred Stock, an Excluded Contribution or Refunding Capital Stock, or (y) to increase the amount available under clause (4)(a) of the second paragraph under Section 7.05 or clause (14) of the definition of “Permitted Investments” or is proceeds of Indebtedness referred to in clause (13)(b) of the second paragraph in Section 7.05.

“Excluded Property” means (i) any leasehold interest in real property (and any Fixtures (as defined in the Guarantee and Collateral Agreement) relating thereto) and any Fixtures relating to any owned real property to the extent that the Administrative Agent is not entitled to a security interest with respect to such owned real property under the terms of this Agreement, (ii) any Vehicles (as defined in the Guarantee and Collateral Agreement), (iii) any property to the extent that such grant of a security interest is prohibited by any Requirements of Law of a Governmental Authority, requires a consent not obtained of any Governmental Authority pursuant to such Requirement of Law or is prohibited by, or constitutes a breach or default under or results in the termination of or requires any consent not obtained under, any contract, license, agreement, instrument or other document evidencing or giving rise to such property or, in the case of any Investment Property (as defined in the Guarantee and Collateral Agreement), any Pledged Security (as defined in the Guarantee and Collateral Agreement), any applicable shareholder or similar agreement, except to the extent that such Requirement of Law or the term in such contract, license, agreement, instrument or other document or shareholder or similar agreement providing for such prohibition, breach, default or termination or requiring such consent is ineffective under the New York UCC or other applicable law, (iv) any Collateral that constitutes Equipment (as defined in the Guarantee and Collateral Agreement) subject to a certificate of title statute, Farm Products, Accessions, Letter-of-Credit Rights (other than Letter-of-Credit Rights that constitute Supporting Obligations) and As-Extracted Collateral (each as defined in the Guarantee and Collateral Agreement), (v) Deposit Accounts, Securities Accounts and Commodities Accounts (except to the extent the same constitute Proceeds of other Collateral) (each as defined in the Guarantee and Collateral Agreement), (vi) assets to the extent a security interest in assets would result in material adverse consequences (including, without limitation, as a result of the operation of Section 956 of the Code or any similar law or regulation in any applicable jurisdiction), or material adverse regulatory consequences, in each case, as reasonably determined by the Borrower and the Collateral Agent, (vii) Voting Stock in excess of 65% of the Voting Stock of (A) any Controlled Foreign Subsidiary or (B) any FSHCO and (viii) assets that the Collateral Agent and the Borrower agree in writing that the cost (including tax consequences) of obtaining or perfecting a security interest in such assets is excessive in relation to the value of such assets as Collateral.

“Excluded Subsidiary” means any Subsidiary that is after the Closing Date (a) an Unrestricted Subsidiary, (b) not owned directly by Holdings or one or more of their respective Subsidiaries, (c) an Immaterial Subsidiary that is designated in writing to the Administrative Agent as such by the Borrower, (d) a FSHCO or Controlled Foreign Subsidiary (or any direct or indirect Subsidiary of such FSHCO or Controlled Foreign Subsidiary), (e) established or created pursuant to clause (13)(f) of the second paragraph of Section 7.05 and meeting the requirements of the proviso thereto; provided that such Subsidiary shall only be an Excluded Subsidiary for the period immediately prior to such acquisition, (f) a Non-U.S. Subsidiary for which the providing of a guarantee would reasonably be expected to result in a violation or breach of, or conflict with, fiduciary duties of such Non-U.S. Subsidiary’s officers, directors, or managers, as reasonably determined by the Borrower in consultation with the Administrative Agent, (g) a Subsidiary that is prohibited by applicable Law from guaranteeing the Facilities, or which would require governmental (including regulatory) consent, approval, license or authorization to provide a guarantee unless, such consent, approval, license or authorization has been received, (h) a Subsidiary that is prohibited from guaranteeing the Facilities by any Contractual Obligation in existence on the Closing Date (but not entered into in contemplation thereof) and is listed on Schedule 1.01(e) hereto and for so long as any such Contractual Obligation exists (or, in the case of any newly-acquired Subsidiary, in existence at the time of acquisition thereof but not entered into in contemplation thereof for so long as any such Contractual Obligation exists), (i) a Subsidiary with respect to which a guarantee by it of the Facilities would result in material adverse tax consequences to Holdings, the Borrower or one or more of its Restricted Subsidiaries, as reasonably determined by the Borrower and the Administrative Agent, (j) any Receivables Subsidiary, (k) not-for-profit subsidiaries, (l) [reserved], (m) Subsidiaries that are special purpose entities, and (n) any other Subsidiary with respect to which the Administrative Agent and the Borrower agree in writing that the cost or other consequences (including any adverse tax consequences) of guaranteeing the Facilities would be excessive in view of the benefits to be obtained by the Lenders therefrom;; provided that if a Subsidiary executes a Guaranty as a “Subsidiary Guarantor,” then it shall not constitute an “Excluded Subsidiary” (unless released from its obligations under the applicable Guaranty as a “Subsidiary Guarantor” in accordance with the terms hereof and thereof).

“Excluded Swap Obligation” means, with respect to any Guarantor, (a) any Swap Obligation if, and to the extent that, all or a portion of the Guarantee of such Guarantor of, or the grant by such Guarantor of a security interest to secure, such Swap Obligation (or any Guarantee thereof) is or becomes illegal under the Commodity Exchange Act or any rule, regulation, or order of the Commodity Futures Trading Commission (or the application or official interpretation of any thereof) (i) by virtue of such Guarantor’s failure to constitute an “eligible contract participant,” as defined in the Commodity Exchange Act and the regulations thereunder (determined after giving effect to any applicable keepwell, support, or other agreement for the benefit of such Guarantor), at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (ii) in the case of a Swap Obligation that is subject to a clearing requirement pursuant to section 2(h) of the Commodity Exchange Act, because such Guarantor is a “financial entity,” as defined in section 2(h)(7)(C) the Commodity Exchange Act, at the time the guarantee of (or grant of such security interest by, as applicable) such Guarantor becomes or would become effective with respect to such Swap Obligation or (b) any other Swap Obligation designated as an “Excluded Swap Obligation” of such Guarantor as specified in any agreement between the relevant Loan Parties and Hedge Bank applicable to such Swap Obligation.

“Excluded Taxes” means any of the following Taxes imposed on or with respect to a Recipient or required to be withheld or deducted from a payment to a Recipient: (a) Taxes imposed on or measured by such Recipient’s net income (however denominated), franchise Taxes, and branch profits Taxes, in each case, (i) imposed as a result of such Recipient being organized under the laws of, or having its principal office or, in the case of any Lender, its applicable Lending Office located in, the jurisdiction imposing such Tax (or any political subdivision thereof) or (ii) that are Other Connection Taxes, (b) in the case of a Recipient (other than any Recipient (i) becoming a party hereto pursuant to a request by any Loan Party under Section 3.08 or (ii) changing its Lending Office under Section 3.01(g) or Section 3.07), any U.S. federal withholding Taxes imposed on amounts payable to or for the account for such Recipient with respect to an applicable interest in a Loan or Commitment pursuant to a Law in effect on the date on which such Recipient ~~becomes a party hereto~~acquires such applicable interest in the Loan or Commitment or changes its Lending Office, except in each case to the extent that pursuant to Section 3.01, additional amounts with respect to such Taxes were payable either to such Recipient’s assignor immediately before such Recipient ~~became a party hereto~~acquired such interest or to such Recipient immediately before it changed its Lending Office, (c) Taxes attributable to such Recipient’s failure to comply with Section 3.01(h) and (d) any Taxes imposed under FATCA.

“Executive Order” means Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)).

“Existing Letters of Credit” means the letters of credit for the account of the Borrower or any Restricted Subsidiary issued prior to the Closing Date, in effect on the Closing Date and listed on Schedule 1.01(b).

“Exiting Lender” means each “Lender” under the Existing Credit Agreement which is not a Lender under this Agreement on the Closing Date.

“Extendable Bridge Loans/Interim Debt” means customary “bridge” loans which by their terms will be automatically converted, subject only to customary conditions, into loans or other Indebtedness that have, or automatically extended, subject only to customary conditions, such that they have, a maturity date later than the Latest Maturity Date of all Term Loan Tranches then in effect.

“Facility” means the Term Facilities, the Revolving Credit Facility or the Letter of Credit Sublimit, as the context may require.

“Factoring Transaction” means any transaction or series of transactions that may be entered into by any Borrower Party pursuant to which such Borrower Party may sell, convey, assign or otherwise transfer Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets so sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred) to any Person that is not a Restricted Subsidiary; provided that any such person that is a Subsidiary meets the qualifications in clauses (1) through (3) of the definition of “Receivables Subsidiary”.

“Fair Market Value” means, with respect to any asset or property, the price that could be negotiated in an arm’s-length, free market transaction, for cash, between a willing seller and a willing and able buyer, neither of whom is under undue pressure or compulsion to complete the transaction (as determined in good faith by the senior management or the Board of Directors of the Borrower, Holdings or any Parent Holding Company, whose determination will be conclusive for all purposes under the Loan Documents).

“FATCA” means Sections 1471 through 1474 of the Code, as of the date of this Agreement (or any amended or successor version that is substantively comparable and not materially more onerous to comply with), any current or future Treasury regulations or official administrative interpretations thereof, any agreements entered into pursuant to current Section 1471(b)(1) of the Code (or any amended or successor version described above) and any intergovernmental agreements, treaties or conventions, legislations, rules or practices implementing the foregoing.

“Federal Funds Rate” means, for any day, the rate calculated by the Federal Reserve Bank of New York based on such day’s federal funds transactions by depository institutions (as determined in such manner as the Federal Reserve Bank of New York shall set forth on its public website from time to time) and published on the next succeeding Business Day by the Federal Reserve Bank of New York as the federal funds effective rate; provided, (a) that if the federal funds effective rate for any day is less than zero, the federal funds effective rate for such day will be deemed to be zero and (b) if no such rate is so published on such next succeeding Business Day, the Federal Funds Rate for such day shall be the average rate (rounded upward, if necessary, to a whole multiple of 1/100 of 1%) charged to the Administrative Agent on such day on such transactions as determined by the Administrative Agent.

“Federal Reserve Board” means the Board of Governors of the Federal Reserve System of the United States.

“Fee Letter” means those certain Fee Letters, dated as of March 19, 2019 ~~and~~, March 29, 2019 and January 31, 2024, by and among the Borrower and Citigroup Global Markets Inc., as the same may be amended, restated, amended and restated, supplemented or otherwise modified from time to time.

“Financial Covenant” has the meaning specified in Section 7.08.

“Financial Covenant Event of Default” has the meaning specified in Section 8.01(b).

“Fitch”: means Fitch Ratings, Inc. or any successor to the rating agency business thereof.

“Fixed Charge Coverage Ratio” means, with respect to any Person as of any date, the ratio of (1) Consolidated EBITDA of such Person for the most recent period of four consecutive fiscal quarters for which internal financial statements are available immediately preceding the date on which such calculation of the Fixed Charge Coverage Ratio is made, calculated on a Pro Forma Basis for such period to (2) the Fixed Charges of such Person for such period calculated on a Pro Forma Basis. In the event that the Borrower or any of its Restricted Subsidiaries Incurs or redeems or repays any Indebtedness (other than in the case of revolving credit borrowings or revolving advances under any Qualified Receivables Financing unless the related commitments have been terminated and such Indebtedness has been permanently repaid and has not been replaced) or issues or redeems Preferred Stock or Disqualified Stock subsequent to the commencement of the period for which the Fixed Charge Coverage Ratio is being calculated but prior to, substantially simultaneously with, or in connection with the event for which the calculation of the Fixed Charge Coverage Ratio is made, then the Fixed Charge Coverage Ratio shall be calculated on a Pro Forma Basis; provided that, in the event that the Borrower shall classify Indebtedness Incurred on the date of determination as Incurred in part as Ratio Debt and in part pursuant to one or more clauses of the definition of “Permitted Debt” (other than in respect of clause (o) of such definition), as provided in the third paragraph of Section 7.01, any calculation of Fixed Charges pursuant to this definition on such date (but not in respect of any future calculation following such date) shall not include any such Indebtedness (and shall not give effect to any repayment, repurchase, redemption, defeasance or other acquisition, retirement or discharge of Indebtedness from the proceeds thereof) to the extent Incurred pursuant to any such other clause of such definition.

“Fixed Charges” means, with respect to any Person for any period, the sum of:

(1) Consolidated Interest Expense of such Person for such period, and

(2) the product of (a) all cash dividend payments (excluding items eliminated in consolidation) on any series of Preferred Stock or Disqualified Stock of such Person and its Restricted Subsidiaries for such period and (b) a fraction, the numerator of which is one and the denominator of which is one minus the then current combined federal, state and local statutory tax rate of such Person and its Restricted Subsidiaries, expressed as a decimal, in each case, on a consolidated basis and in accordance with GAAP.

“Fixed GAAP Date” means, except as otherwise provided in the second paragraph of the definition of “Indebtedness,” the Closing Date; provided that at any time after the Closing Date, the Borrower may by written notice to the Administrative Agent elect to change the Fixed GAAP Date (including, for the avoidance of doubt, the Fixed Lease Date) to be the date specified in such notice, and upon such notice, the Fixed GAAP Date (or the Fixed Lease Date, as applicable) shall be such date for all periods beginning on and after the date specified in such notice.

“Fixed GAAP Terms” means (a) the definitions of the terms “Capitalized Lease Obligation,” “Consolidated Interest Expense,” “Consolidated Cash Interest Expense,” “Consolidated Current Assets,” “Consolidated Current Liabilities,” “Consolidated Net Income,” “Consolidated Total Assets”, “Consolidated First Lien Net Leverage Ratio,” “Consolidated Total Net Leverage Ratio,” “Consolidated Senior Secured Net Leverage Ratio,” “Consolidated Funded Indebtedness,” “Consolidated Funded First Lien Indebtedness,” “Consolidated Funded Senior Secured Indebtedness,” “Consolidated EBITDA,” “Fixed Charges,” “Fixed Charge Coverage Ratio,” “Four Quarter Consolidated EBITDA” and “Indebtedness,” (b) all defined terms in this Agreement to the extent used in or relating to any of the foregoing definitions, and all ratios and computations based on any of the foregoing definitions, and (c) any other term or provision of this Agreement that, at the Borrower’s election, may be specified by the Borrower by written notice to the Administrative Agent from time to time; provided that the Borrower may elect to remove any term from constituting a Fixed GAAP Term.

“Flood Insurance Laws” means, collectively, (i) the National Flood Insurance Act of 1968 in effect on the Closing Date or thereafter or any successor statute thereto, (ii) the Flood Disaster Protection Act of 1973 as on the Closing Date or thereafter in effect or any successor statute thereto, (iii) the National Flood Insurance Reform Act of

1994 as of the Closing Date or thereafter in effect or any successor statute thereto, (iv) the Flood Insurance Reform Act of 2004 as of the Closing Date or thereafter in effect or any successor statute thereto, and (v) the Biggert-Waters Flood Insurance Reform Act of 2012.

“Foreign Cash Equivalents”: in each case, to the extent held by any Non-U.S. Subsidiary of the Borrower, (a) certificates of deposit or bankers acceptances of, and bank deposits with, any bank organized under the laws of any country that is a member of the European Economic Community or Canada or any subdivision thereof, whose short-term commercial paper rating from S&P is at least A-1 or the equivalent thereof or from Moody’s is at least P-1 or the equivalent thereof, in each case with maturities of not more than six months from the date of acquisition, (b) commercial paper maturing not more than one year from the date of creation thereof and, at the time of acquisition, having the highest rating obtainable from either S&P’s or Moody’s and (c) shares of any money market mutual fund that has its assets invested continuously in the types of investments referred to in clauses (a) and (b) above.

“FRB” means the Board of Governors of the Federal Reserve System of the United States.

“Fronting Exposure” means, at any time there is a Defaulting Lender under any Tranche of the Revolving Credit Facility, with respect to an L/C Issuer under such Tranche, such Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations under such Tranche (other than L/C Obligations as to which such Defaulting Lender’s participation obligation has been reallocated to other Non-Defaulting Lenders under such Tranche or Cash Collateralized in accordance with the terms hereof).

“FSHCO” means any Subsidiary of the Borrower which owns no material assets other than Capital Stock or Capital Stock and indebtedness of one or more Controlled Foreign Subsidiaries or another FSHCO.

“Fund” means any Person (other than a natural person) that is engaged in making, purchasing, holding or otherwise investing in commercial loans and similar extensions of credit in the ordinary course of its business.

“GAAP” means generally accepted accounting principles in the United States of America as in effect on the Fixed GAAP Date (for purposes of the Fixed GAAP Terms) and as in effect from time to time for all other purposes in this Agreement, including those set forth in the opinions and pronouncements of the Accounting Principles Board of the American Institute of Certified Public Accountants and statements and pronouncements of the Financial Accounting Standards Board or in such other statements by such other entity as approved by a significant segment of the accounting profession (but excluding the policies, rules and regulations of the SEC applicable only to public companies).

“Governmental Authority” means any nation or government, any state or other political subdivision thereof, any agency, authority, instrumentality, regulatory body, supranational body, court, administrative tribunal, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government.

“Granting Lender” has the meaning specified in Section 10.07(g).

“Guarantee” means, as to any Person, without duplication, (a) any obligation, contingent or otherwise, of such Person guaranteeing or having the economic effect of guaranteeing any Indebtedness or other monetary obligation payable or performable by another Person (the “primary obligor”) in any manner, whether directly or indirectly, and including any Obligation of such Person, direct or indirect (i) to purchase or pay (or advance or supply funds for the purchase or payment of) such Indebtedness or other monetary obligation, (ii) to purchase or lease property, securities or services for the purpose of assuring the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance of such Indebtedness or other monetary obligation, (iii) to maintain working capital, equity capital or any other financial statement condition or liquidity or level of income or cash flow of the primary obligor so as to enable the primary obligor to pay such Indebtedness or other monetary obligation or (iv) entered into for the purpose of assuring in any other manner the obligee in respect of such Indebtedness or other monetary obligation of the payment or performance thereof or to protect such obligee against loss in respect thereof (in whole or in part), or (b) any Lien on any assets of such Person securing any Indebtedness or other monetary obligation of any other Person, whether or not such Indebtedness or other monetary obligation is assumed by such Person (or any right, contingent or otherwise, of any holder of such Indebtedness to obtain any such Lien); provided that the term “Guarantee” shall not include endorsements for collection or deposit, in either case in the ordinary course of business, or customary or reasonable indemnity obligations in effect on the Closing Date, or entered into in connection with any acquisition or Disposition of assets permitted under this Agreement (other than such obligations with respect to Indebtedness). The amount of any Guarantee shall be deemed to be an amount equal to the stated or determinable amount of the related primary obligation, or portion thereof, in respect of which such Guarantee is made or, if not stated or determinable, the maximum reasonably anticipated liability in respect thereof as determined by the guaranteeing Person in good faith. The term “Guarantee” as a verb has a corresponding meaning.

“Guarantee and Collateral Agreement” means that certain Guarantee and Collateral Agreement, dated as of August 7, 2007, by the Borrower, Holdings and each Subsidiary Guarantor, in favor of the Administrative Agent, as the same may be amended, supplemented or otherwise modified from time to time, substantially in the form of Exhibit E.

“Guarantee and Collateral Agreement Supplement” means the Assumption Agreement as defined in the Guarantee and Collateral Agreement.

“Guarantors” means, collectively, Holdings and the Subsidiary Guarantors.

“Guaranty” means, collectively, the guaranties provided pursuant to the Guarantee and Collateral Agreement, together with each other guaranty and guaranty supplement delivered pursuant to Section 6.12 or 6.15.

“Hazardous Materials” means all explosive or radioactive substances or wastes and all hazardous or toxic substances, materials or wastes, including petroleum or petroleum distillates, asbestos or asbestos-containing materials, toxic mold, polychlorinated biphenyls, poly- and perfluoroalkyl substances, radon gas, infectious or medical wastes and all other hazardous or toxic substances or wastes of any nature regulated pursuant to any Environmental Law.

“Hedge Bank” means any Person that (i) at the time it enters into a Swap Contract, is a Lender or an Agent or an Affiliate of a Lender or an Agent, (ii) within 30 days after the time it enters into a Swap Contract, becomes a Lender or an Agent or an Affiliate of a Lender or an Agent, or (iii) with respect to Swap Contracts in effect as of the Closing Date, is, as of the Closing Date or within 30 days after the Closing Date, a Lender or an Agent or an Affiliate of a Lender or an Agent, in each case, in its capacity as a party to such Swap Contract.

“Holdings” has the meaning specified in the introductory paragraph to this Agreement.

“Honor Date” has the meaning specified in Section 2.03(d)(i).

“Immaterial Subsidiary” means any Subsidiary of the Borrower that, as of the date of the most recent financial statements required to be delivered pursuant to Section 6.01(a) or (b), does not have (a) assets (when combined with the assets of all other Immaterial Subsidiaries, after eliminating intercompany obligations) in excess of 5.0% of Consolidated Total Assets or (b) Consolidated EBITDA (when combined with the Consolidated EBITDA of all other Immaterial Subsidiaries, after eliminating intercompany obligations) for the period of four consecutive fiscal quarters ending on such date in excess of 5.0% of the Consolidated EBITDA of the Borrower and the Restricted Subsidiaries for such period; provided that (x), at all times prior to the first delivery of financial statements pursuant to Section 6.01(a) or (b), this definition shall be applied based on the pro forma consolidated financial statements of the Borrower and its Subsidiaries delivered to the Administrative Agent prior to the ~~date hereof~~Closing Date and (y) any Subsidiary existing on the Closing Date that (1) is not a Guarantor on the Closing Date or (2) shall not become a Guarantor pursuant to the requirements of Section 6.15, shall not, in each case, be deemed to be an “Immaterial Subsidiary” for purposes of the definition of “Excluded Subsidiary” and the requirements of Section 6.12.

“Increase Effective Date” has the meaning specified in Section 2.14(c).

“Incremental Amount” has the meaning specified in Section 2.14(a).

“Incremental Arranger” has the meaning specified in Section 2.14(a).

“Incremental Facility Agreement” means an agreement in form and substance satisfactory to the Borrower, the Incremental Arranger or Lenders providing such Incremental Amount.

“Incremental Equivalent Debt” has the meaning specified in Section 2.15(a).

“Incremental Equivalent Debt Arranger” has the meaning specified in Section 2.15(a).

“Incur” means, with respect to any Indebtedness, Capital Stock or Lien, to issue, assume, guarantee, incur or otherwise become liable for such Indebtedness, Capital Stock or Lien, as applicable; provided that any Indebtedness, Capital Stock or Lien of a Person existing at the time such Person becomes a Subsidiary (whether by merger, amalgamation, consolidation, acquisition or otherwise) shall be deemed to be Incurred by such Person at the time it becomes a Subsidiary.

“Indebtedness” means, with respect to any Person, without duplication:

(a) the principal of any indebtedness of such Person, whether or not contingent, (i) in respect of borrowed money, (ii) evidenced by bonds, notes, debentures or similar instruments or letters of credit or bankers’ acceptances (or, without duplication, reimbursement agreements in respect thereof), (iii) representing the deferred and unpaid purchase price of any property, (iv) in respect of Capitalized Lease Obligations or (v) representing any Swap Contracts, in each case, if and to the extent that any of the foregoing Indebtedness (other than letters of credit and Swap Contracts) would appear as a liability on a balance sheet (excluding the footnotes thereto) of such Person prepared in accordance with GAAP;

(b) to the extent not otherwise included, any guarantee by such Person of the Indebtedness of another Person (other than by endorsement of negotiable instruments for collection in the ordinary course of business); and

(c) to the extent not otherwise included, Indebtedness of another Person secured by a Lien on any asset owned by such Person (whether or not such Indebtedness is assumed by such Person); provided, however, that the amount of such Indebtedness will be the lesser of: (a) the Fair Market Value of such asset at such date of determination, and (b) the amount of such Indebtedness of such other Person.

The term “Indebtedness” (x) shall not include any lease, concession or license of property (or guarantee thereof) that would be considered an operating lease under GAAP as in effect on December 14, 2018 (the “Fixed Lease Date”), in accordance with the Fixed GAAP Terms and (y) shall not include any prepayments of deposits received from clients or customers in the ordinary course of business or consistent with past practices, or obligations under any license, permit or other approval (or guarantees given in respect of such obligations) Incurred prior to the Closing Date or in the ordinary course of business or consistent with past practices.

Notwithstanding the above provisions, in no event shall the following constitute Indebtedness:

(i) Contingent Obligations Incurred in the ordinary course of business or consistent with past practices;

(ii) obligations under or in respect of Receivables Financings;

(iii) any balance that constitutes a trade payable, accrued expense or similar obligation to a trade creditor, in each case Incurred in the ordinary course of business;

(iv) intercompany liabilities that would be eliminated on the consolidated balance sheet of the Borrower and its consolidated Subsidiaries;

(v) prepaid or deferred revenue arising in the ordinary course of business;

(vi) Cash Management Services;

(vii) in connection with the purchase by the Borrower or any Restricted Subsidiary of any business, any post-closing payment adjustments to which the seller may become entitled to the extent such payment is determined by a final closing balance sheet or such payment depends on the performance of such business after the closing; provided, however, that, at the time of closing, the amount of any such payment is not determinable and, to the extent such payment thereafter becomes fixed and determined, the amount is paid in a timely manner;

(viii) obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that have been defeased or satisfied and discharged pursuant to the terms of such agreement;

(ix) for the avoidance of doubt, any obligations in respect of workers’ compensation claims, early retirement or termination obligations, deferred compensatory or employee or director equity plans, pension fund obligations or contributions or similar claims, obligations or contributions or social security or wage taxes;

(x) Capital Stock (other than Disqualified Stock and Preferred Stock); or

(xi) obligations, to the extent such obligations would otherwise constitute Indebtedness, under any agreement that has been defeased or satisfied and discharged pursuant to the terms of such agreement.

“Indemnified Liabilities” has the meaning specified in Section 10.05.

“Indemnified Taxes” means (a) all Taxes, other than Excluded Taxes, imposed on or with respect to any payment made by or on account of any obligation of any Loan Party under any Loan Document and (b) to the extent not otherwise described in (a), all Other Taxes.

“Indemnitees” has the meaning specified in Section 10.05.

“Independent Financial Advisor” means an accounting, appraisal or investment banking firm or consultant, in each case of nationally recognized standing that is, in the good faith determination of the Borrower, qualified to perform the task for which it has been engaged.

“Information” has the meaning specified in Section 10.08.

“Initial Term Commitment” means, as to each Term Lender, its obligation to make Initial Term Loans to the Borrower pursuant to Section 2.01(a) in an aggregate principal amount not to exceed the amount set forth opposite such Term Lender’s name on Schedule 2.01 under the caption “Initial Term Commitment” as such amount may be adjusted from time to time in accordance with this Agreement. The initial aggregate amount of the Initial Term Commitments is $648,000,000.

“Initial Term Loans” has the meaning specified in Section 2.01(a).

“Intellectual Property Security Agreement” means, collectively, the intellectual property security agreement, entered into by the applicable Loan Parties, together with each other intellectual property security agreement or Intellectual Property Security Agreement Supplement executed and delivered pursuant to Section 6.12, 6.15 or Section 6.17.

“Intellectual Property Security Agreement Supplement” means, collectively, any intellectual property security agreement supplement entered into in connection with, and pursuant to the terms of, any Intellectual Property Security Agreement.

“Interest Payment Date” means, (a) as to any SOFR Loan, the last day of each Interest Period applicable to such Loan and the Maturity Date of the Facility under which such Loan was made; provided, however, that if any Interest Period for a SOFR Loan exceeds three months, the respective dates that fall every three months after the beginning of such Interest Period shall also be Interest Payment Dates; (b) as to any Base Rate Loan, the last Business Day of each fiscal quarter of the Borrower and the Maturity Date of the Facility under which such Loan was made; provided that if any such date is not a Business Day, the applicable Interest Payment Date shall be the immediately preceding Business Day.

“Interest Period” means, as to each SOFR Loan, the period commencing on the date such SOFR Loan is disbursed or converted to or continued as a SOFR Loan and ending on the date one (1), three (3) or six (6) months thereafter, or to the extent consented to by all Appropriate Lenders and the Administrative Agent, twelve months thereafter; as selected by the Borrower in a Committed Loan Notice; provided that:

(a) any Interest Period that would otherwise end on a day that is not a Business Day shall be extended to the next succeeding Business Day unless such Business Day falls in another calendar month, in which case such Interest Period shall end on the immediately preceding Business Day;

(b) any Interest Period that begins on the last Business Day of a calendar month (or on a day for which there is no numerically corresponding day in the calendar month at the end of such Interest Period) shall end on the last Business Day of the calendar month at the end of such Interest Period; and

(c) no Interest Period shall extend beyond the scheduled Maturity Date of the Facility under which such Loan was made.

“Investment” means, with respect to any Person, (i) all investments by such Person in other Persons (including Affiliates) in the form of (a) loans (including guarantees of Indebtedness), (b) advances or capital contributions (excluding accounts receivable, trade credit and advances or other payments made to customers, dealers, suppliers and distributors and payroll, commission, travel and similar advances to officers, directors, managers, employees, consultants and independent contractors made in the ordinary course of business), and (c) purchases or other acquisitions for consideration of Indebtedness, Equity Interests or other securities issued by any such other Person and (ii) investments that are required by GAAP to be classified on the balance sheet of the Borrower in the same manner as the other investments included in clause (i) of this definition to the extent such transactions involve the transfer of cash or other property; provided that Investments shall not include, in the case of the Borrower and the Restricted Subsidiaries, intercompany loans, advances, or Indebtedness having a term not exceeding 364 days (inclusive of any roll-over or extensions of terms) and made in the ordinary course of business. If the Borrower or any Restricted Subsidiary sells or otherwise disposes of any Equity Interests of any Restricted Subsidiary, or any Restricted Subsidiary issues any Equity Interests, in either case, such that, after giving effect to any such sale or disposition, such Person is no longer a Subsidiary of the Borrower, the Borrower shall be deemed to have made an Investment on the date of any such sale or other disposition equal to the Fair Market Value of the Equity Interests of and all other Investments in such Restricted Subsidiary retained. In no event shall a guarantee of an operating lease of the Borrower or any Restricted Subsidiary be deemed an Investment. For purposes of the definition of “Unrestricted Subsidiary” and Section 7.05:

(1) “Investments” shall include the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of a Subsidiary of the Borrower at the time that such Subsidiary is designated an Unrestricted Subsidiary; provided, however, that upon a redesignation of such Subsidiary as a Restricted Subsidiary, the Borrower shall be deemed to continue to have a permanent “Investment” in an Unrestricted Subsidiary in an amount (if positive) equal to:

(a) the Borrower’s “Investment” in such Subsidiary at the time of such redesignation; less

(b) the portion (proportionate to the Borrower’s equity interest in such Subsidiary) of the Fair Market Value of the net assets of such Subsidiary at the time of such redesignation; and

(2) any property transferred to or from an Unrestricted Subsidiary shall be valued at its Fair Market Value at the time of such transfer.

The amount of any Investment outstanding at any time (including for purposes of calculating the amount of any Investment outstanding at any time under any provision of Section 7.05 and otherwise determining compliance with Section 7.05) shall be the original cost of such Investment (determined, in the case of any Investment made with assets of the Borrower or any Restricted Subsidiary, based on the Fair Market Value of the assets invested and without taking into account subsequent increases or decreases in value), reduced by any dividend, distribution, interest payment, return of capital, repayment or other amount received in cash by the Borrower or a Restricted Subsidiary in respect of such Investment and shall be net of any Investment by such Person in the Borrower or any Restricted Subsidiary.

“Investment Grade Rating” means a rating equal to or higher than Baa3 (or the equivalent) by Moody’s and BBB- (or the equivalent) by S&P, or an equivalent rating by any other Rating Agency.

“Investment Grade Securities” means:

(1) securities issued or directly and guaranteed or insured by the U.S. government or any agency or instrumentality thereof (other than Cash Equivalents),

(2) securities that have an Investment Grade Rating, but excluding any debt securities or instruments constituting loans or advances among the Borrower and its Subsidiaries,

(3) investments in any fund that invests at least 95.0% of its assets in investments of the type described in clauses (1) and (2) above and clause (4) below which fund may also hold immaterial amounts of cash pending investment and/or distribution, and

(4) corresponding instruments in countries other than the United States customarily utilized for high quality investments and in each case with maturities not exceeding two years from the date of acquisition.

“IP Rights” has the meaning specified in Section 5.16.

“IRS” means the United States Internal Revenue Service.

“ISP” means, with respect to any Letter of Credit, the “International Standby Practices 1998” published by the Institute of International Banking Law & Practice, Inc. (or such later version thereof as may be in effect at the time of issuance and to which such Letter of Credit is subject).

“Issuer Documents” means with respect to any Letter of Credit, the Letter of Credit Application, and any other document, agreement and instrument entered into by the applicable L/C Issuer and the Borrower (or, if applicable, a Restricted Subsidiary) or in favor of such L/C Issuer and relating to such Letter of Credit.

“joint venture” means any joint venture or similar arrangement (in each case, regardless of legal formation), including but not limited to collaboration arrangements, profit sharing arrangements or other contractual arrangements.

“Junior Financing” has the meaning specified in Section 7.05.

“Junior Financing Document” means any documentation governing any Junior Financing.

“JV Distribution” means, at any time, 50% of the aggregate amount of all cash dividends or distributions received by the Borrower or any of its Restricted Subsidiaries as a return on an Investment in a Permitted Joint Venture during the period from the Closing Date through the end of the fiscal quarter most recently ended immediately prior to such date for which financial statements are internally available; provided that the Borrower or any of its Restricted Subsidiaries are not required to reinvest such dividends or distributions in the Permitted Joint Venture.

“Latest Maturity Date” means, at any date of determination, the latest maturity or expiration date applicable to any Term Loan Tranche or Revolving Tranche at such time under this Agreement, in each case as extended in accordance with this Agreement from time to time.

“Laws” means, collectively, all applicable international, foreign, federal, state and local statutes, treaties, rules, guidelines, regulations, ordinances, codes and administrative or judicial precedents or authorities, including the interpretation or administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, and all applicable administrative orders, directed duties, requests, licenses, authorizations and permits of, and agreements with, any Governmental Authority.

“L/C Advance” means, with respect to each Revolving Credit Lender, such Lender’s funding of its participation in any L/C Borrowing in accordance with its applicable Pro Rata Share.

“L/C Borrowing” means an extension of credit resulting from a drawing under any Letter of Credit which has not been reimbursed by the Borrower on the date required under Section 2.03(d)(i) or refinanced as a Revolving Credit Borrowing.

“L/C Credit Extension” means, with respect to any Letter of Credit, the issuance thereof or extension of the expiry date thereof, or the renewal or increase of the amount thereof.

“L/C Issuer” means (a) Citibank, N.A., in its capacity as an issuer of Letters of Credit hereunder (it being understood that none of the L/C Issuers identified in this clause (a) shall be obligated to issue any trade letters of credit hereunder unless such L/C Issuer consents to do so) and (b) any other Lender reasonably acceptable to the Borrower and the Administrative Agent that agrees to issue Letters of Credit pursuant hereto, in each case in its capacity as an issuer of Letters of Credit hereunder, or any successor issuer of Letters of Credit hereunder.

“L/C Obligations” means, as at any date of determination, the aggregate amount available to be drawn under all outstanding Letters of Credit plus the aggregate of all Unreimbursed Amounts, including all L/C Borrowings. For purposes of computing the amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.10. For all purposes of this Agreement, if on any date of determination a Letter of Credit has expired by its terms but (a) any amount may still be drawn thereunder by reason of the operation of Rule 3.13 or Rule 3.14 of the ISP, such Letter of Credit shall be deemed to be “outstanding” in the amount so remaining available to be drawn, or (b) any drawing was made thereunder on or before the last day permitted thereunder and such drawing has not been honored or refused by the applicable L/C Issuer, such Letter of Credit shall be deemed to be “outstanding” in the amount of such drawing.

“Legal Reservations” means the principle that equitable remedies may be granted or refused at the discretion of a court, the limitation of enforcement by laws relating to insolvency, bankruptcy, liquidation, judicial management, reorganization, court schemes, moratoria, administration and other laws generally affecting the rights of creditors and similar principles or limitations under the laws of any applicable jurisdiction.

“Lender” has the meaning specified in the introductory paragraph to this Agreement and, as the context requires, includes each L/C Issuer.

“Lending Office” means, as to any Lender, the office, offices or branches of such Lender or any of its Affiliates described as such in such Lender’s Administrative Questionnaire, or such other office, offices or branches as a Lender or any of its Affiliates may from time to time notify the Borrower and the Administrative Agent.

“Letter of Credit” means any letter of credit issued hereunder and shall include the Existing Letters of Credit. A Letter of Credit may be a commercial letter of credit or a standby letter of credit.

“Letter of Credit Application” means an application and agreement for the issuance or amendment of a Letter of Credit in the form from time to time in use by the applicable L/C Issuer, together with a request for L/C Credit Extension, substantially in the form of Exhibit A-2 hereto.

“Letter of Credit Expiration Date” means, subject to Section 2.03(a)(ii)(C), the day that is three Business Days prior to the scheduled Maturity Date then in effect for the Revolving Credit Facility (or, if such day is not a Business Day, the immediately preceding Business Day).

“Letter of Credit Sublimit” means an amount equal to $75,000,000. The Letter of Credit Sublimit is part of, and not in addition to, the Revolving Credit Facility.

“Lien” means, with respect to any asset, any mortgage, lien, pledge, hypothecation, charge, security interest, preference, priority or encumbrance of any kind in respect of such asset, whether or not filed, recorded or otherwise perfected under applicable law (including any conditional sale or other title retention agreement, any lease in the nature thereof, any option or other agreement to sell or give a security interest in and any filing of or agreement to give any financing statement under the Uniform Commercial Code (or equivalent or similar statutes) of any jurisdiction); provided that in no event shall an operating lease or an agreement to sell be deemed to constitute a Lien.

“Limited Condition Transaction” has the meaning specified in Section 1.02(i).

“Loan” means an extension of credit by a Lender to the Borrower under Article II in the form of a Term Loan, a Revolving Credit Loan or a Specified Refinancing Revolving Loan.

“Loan Documents” means, collectively, (i) this Agreement, (ii) the Notes, (iii) the Guaranty, (iv) the Collateral Documents, (v) any intercreditor agreement required to be entered into pursuant to the terms of this Agreement, (vi) any agreement creating or perfecting rights in Cash Collateral pursuant to the provisions of Section 2.16 of this Agreement, (vii) any Refinancing Amendment, (viii) any Fee Letter, (ix) any Incremental Facility Agreement, (x) Amendment No. 1, (xi) Amendment No. 2 ~~and~~, (x) Amendment No. 3, and (xi) Amendment No. 4.

“Loan Parties” means, collectively, the Borrower and each Guarantor.

“Majority Lenders” of any Tranche shall mean those Non-Defaulting Lenders which would constitute the Required Lenders under, and as defined in, this Agreement if all outstanding Obligations of the other Tranches under this Agreement were repaid in full and all Commitments with respect thereto were terminated.

“Market Capitalization” means an amount equal to (i) the total number of issued and outstanding shares of Equity Interests of the Borrower (or any successor entity) or any direct or indirect parent of the Borrower on the date of the declaration or making of the relevant Restricted Payment multiplied by (ii) the arithmetic mean of the closing prices per share of such Equity Interests for the 30 consecutive trading days immediately preceding the date of declaration or making of such Restricted Payment.

“Margin Stock” has the meaning assigned to such term in Regulation U of the FRB as from time to time in effect.

“Material Adverse Effect” means (a) a material adverse effect on the business, assets, property, liabilities (actual or contingent), financial condition or results of operations of the Borrower and its Restricted Subsidiaries, taken as a whole, (b) a material adverse effect on the ability of the Loan Parties (taken as a whole) to perform their respective obligations under the Loan Documents or (c) a material adverse effect on the rights and remedies of the Agents, Arrangers or the Lenders under the Loan Documents.

“Material Real Property” means the real property set forth on Schedule 5.08(b) and any parcel of real property (other than a parcel with a Fair Market Value of less than $10,000,000) owned in fee by a Loan Party and located in the United States; provided, however, that one or more parcels owned in fee by a Loan Party and located adjacent to, contiguous with, or in close proximity to, and comprising one property with a common street address, may, in the reasonable discretion of the Administrative Agent, be deemed to be one parcel for the purposes of this definition.

“Maturity Date” means: (a) with respect to the Revolving Credit Facility, the earlier of (i) ~~September 23, 2025~~March 13, 2029 and (ii) the date of termination in whole of the Revolving Credit Commitments and the agreement to provide Letters of Credit hereunder pursuant to Section 2.06(a) or 8.02; and (b) with respect to the ~~2019 Refinancing~~2024 Term Loans, the earliest of (i) March ~~29~~13, ~~2026~~2031, (ii) the date of termination in whole of the Initial Term Commitments pursuant to Section 2.06(a) prior to any initial Term Borrowing and (iii) the date that the ~~2019 Refinancing~~2024 Term Loans are declared due and payable pursuant to Section 8.02; provided that the reference to Maturity Date with respect to (i) Term Loans and Revolving Credit Commitments that are the subject of a loan modification offer pursuant to Section 10.01 and (ii) Term Loans and Revolving Credit Commitments that are incurred pursuant to Sections 2.14 or 2.18 shall, in each case, be the final maturity date as specified in the loan modification documentation, incremental documentation, or specified refinancing documentation, as applicable thereto.

“Maximum First Lien Leverage Requirement” means, with respect to any request made in reliance on this definition under Article II for an increase in any Revolving Tranche or any Term Loan Tranche, for a New Revolving Facility, for a New Term Facility or for the issuance of Incremental Equivalent Debt, the requirement that, on a Pro Forma Basis, after giving effect to such increase, such new Facility (assuming all commitments thereunder are fully drawn) or such Incremental Equivalent Debt (including, in each case, any acquisition consummated concurrently therewith), the Consolidated First Lien Net Leverage Ratio as of the date of the most recent financial statements required to be delivered pursuant to Section 6.01(a) or (b) does not exceed 4.50:1.00; provided, that solely for the purpose of calculating the Consolidated First Lien Net Leverage Ratio pursuant to this definition, (x) any Indebtedness incurred pursuant to Sections 2.14 or 2.15, any Indebtedness described under (or secured pursuant to) clause (24) of the definition of “Permitted Liens” and any Incremental Equivalent Debt and any Refinancing Notes (in the case of Refinancing Notes, to the extent that such Refinancing Notes refinance Indebtedness incurred pursuant to Sections 2.14 or 2.15 or Incremental Equivalent Debt) and, in each case, whether or not such Indebtedness is unsecured or is secured (it being understood that if any portion of such Indebtedness is reclassified pursuant to the third paragraph of Section 7.01 to any other exception to Section 7.01, such portion of such Indebtedness shall no longer be deemed secured if unsecured at such time) by Liens that rank junior in priority to the Liens securing the Obligations, shall be deemed to constitute Consolidated Funded First Lien Indebtedness and (y) any cash proceeds from Indebtedness to be incurred from such request for an increase in any Revolving Tranche or any Term Loan Tranche, for a New Revolving Facility, for a New Term Facility or for the issuance of Incremental Equivalent Debt shall be excluded for purposes of cash netting.

“Maximum Fixed Repurchase Price” of any Disqualified Stock or Preferred Stock that does not have a fixed repurchase price means that such Maximum Fixed Repurchase Price shall be calculated in accordance with the terms of such Disqualified Stock or Preferred Stock as if such Disqualified Stock or Preferred Stock were purchased on any date on which Consolidated Funded Indebtedness shall be required to be determined pursuant to this Agreement, and if such price is based upon, or measured by, the fair market value of such Disqualified Stock or Preferred Stock, such fair market value shall be determined reasonably and in good faith by the Borrower.

“Maximum Rate” has the meaning specified in Section 10.10.

“Minimum Tender Condition” has the meaning specified in Section 2.19(b).

“Moody’s” means Moody’s Investors Service, Inc. and any successor to the rating agency business thereof.

“Mortgage” means, individually and collectively, as the context shall require, the deeds of trust, trust deeds and mortgages in respect of Mortgaged Properties made by the Loan Parties in favor or for the benefit of the Collateral Agent on behalf of the Secured Parties in form and substance reasonably satisfactory to the Administrative Agent, in each case as the same may be amended, amended and restated, extended, supplemented, substituted or otherwise modified from time to time.

“Mortgaged Properties” means the parcels of real property identified on Schedule 1.01(c) and any other Material Real Property with respect to which a Mortgage is required pursuant to Section 6.12.

“Multiemployer Plan” means a “multiemployer plan” as defined in Section 4001(a)(3) of ERISA, to which any Loan Party or any ERISA Affiliate makes or is obligated to make contributions.

“Net Cash Proceeds” means:

(a) with respect to the Disposition of any asset by the Borrower or any of its Restricted Subsidiaries (other than any Disposition of any Receivables Assets in a Qualified Receivables Factoring or Qualified Receivables Financing by the Borrower or any of its Restricted Subsidiaries to a Receivables Subsidiary) or any Casualty Event, the excess, if any, of (i) the sum of cash and Cash Equivalents received in connection with such Disposition or Casualty Event (including any cash or Cash Equivalents received by way of deferred payment pursuant to, or by monetization of, a note receivable or otherwise, but only as and when so received and, with respect to any Casualty Event, any insurance proceeds or condemnation awards in respect of such Casualty Event received by or paid to or for the account of the Borrower or any of its Restricted Subsidiaries and including any proceeds received as a result of unwinding any related Swap Contract in connection with such related transaction) over (ii) the sum of:

(A) the principal amount of any Indebtedness that is secured by a Lien on the asset subject to such Disposition or Casualty Event and that is repaid in connection with such Disposition or Casualty Event (other than (x) Indebtedness under the Loan Documents and (y), if such asset constitutes Collateral, any Indebtedness secured by such asset with a Lien ranking pari passu with or junior to the Lien securing the Obligations), together with any applicable premiums, penalties, interest or breakage costs,

(B) the fees and out-of-pocket expenses incurred by the Borrower or such Restricted Subsidiary in connection with such Disposition or Casualty Event (including attorneys’ fees, accountants’ fees, investment banking fees, survey costs, title insurance premiums, and related search and recording charges, transfer taxes, deed or mortgage recording taxes, other customary expenses and brokerage, consultant and other customary fees actually incurred in connection therewith),

(C) all taxes paid or reasonably estimated to be payable in connection with such Disposition or Casualty Event (or any tax distribution the Borrower may be required to make as a result of such Disposition or Casualty Event) and any repatriation costs associated with receipt or distribution by the applicable taxpayer of such proceeds,

(D) any costs associated with unwinding any related Swap Contract in connection with such transaction,

(E) any reserve for adjustment in respect of (x) the sale price of the property that is the subject of such Disposition established in accordance with GAAP and (y) any liabilities associated with such property and retained by the Borrower or any of its Restricted Subsidiaries after such Disposition, including pension and other post-employment benefit liabilities and liabilities related to environmental matters or against any indemnification obligations associated with such transaction, and it being understood that “Net Cash Proceeds” shall include, without limitation, any cash or Cash Equivalents (i) received upon the Disposition of any non-cash consideration received by the Borrower or any of its Restricted Subsidiaries in any such Disposition and (ii) upon the reversal (without the satisfaction of any applicable liabilities in cash in a corresponding amount) of any reserve described in this clause (E), and

(F) in the case of any Disposition or Casualty Event by a Restricted Subsidiary that is a joint venture or other non-Wholly Owned Restricted Subsidiary, the pro rata portion of the Net Cash Proceeds thereof (calculated without regard to this clause (F)) attributable to the minority interests and not available for distribution to or for the account of Holdings or a Wholly Owned Restricted Subsidiary as a result thereof; and

(b) with respect to the incurrence or issuance of any Indebtedness by the Borrower or any of its Restricted Subsidiaries, the excess, if any, of (i) the sum of the cash received in connection with such incurrence or issuance and in connection with unwinding any related Swap Contract in connection therewith over (ii) the investment banking fees, underwriting discounts and commissions, premiums, expenses, accrued interest and fees related thereto, taxes reasonably estimated to be payable and other out-of-pocket expenses and other customary expenses, incurred by the Borrower or such Restricted Subsidiary in connection with such incurrence or issuance and any costs associated with unwinding any related Swap Contract in connection therewith and, in the case of Indebtedness of any Non-U.S. Subsidiary, deductions in respect of withholding taxes that are or would otherwise be payable in cash if such funds were repatriated to the United States.

“New Loan Commitments” has the meaning specified in Section 2.14(a).

“New Revolving Commitment” has the meaning specified in Section 2.14(a).

“New Revolving Facility” has the meaning specified in Section 2.14(a).

“New Revolving Loan” has the meaning specified in Section 2.14(a).

“New Term Commitment” has the meaning specified in Section 2.14(a).

“New Term Facility” has the meaning specified in Section 2.14(a).

“New Term Loan” has the meaning specified in Section 2.14(a).

“Non-Consenting Lender” has the meaning specified in Section 3.08(c).

“Non-Defaulting Lender” means any Lender other than a Defaulting Lender.

“Non-Loan Party” means any Subsidiary of Holdings that is not a Loan Party.

“Non-U.S. Benefit Event” means, with respect to any Non-U.S. Plan, (a) the existence of unfunded liabilities in excess of the amount permitted under any applicable Law, or in excess of the amount that would be permitted absent a waiver from a Governmental Authority, (b) the failure to make the required contributions or payments, under any applicable Law, on or before the due date for such contributions or payments, (c) the receipt of a notice by a Governmental Authority relating to the intention to terminate any such Non-U.S. Plan or to appoint a trustee or similar official to administer any such Non-U.S. Plan, or alleging the insolvency of any such Non-U.S. Plan, (d) the incurrence of any liability by the Holdings or any of its Subsidiaries under applicable Law on account of the complete or partial termination of such Non-U.S. Plan or the complete or partial withdrawal of any participating employer therein or (e) the occurrence of any transaction that is prohibited under any applicable Law and that would reasonably be expected to result in the incurrence of any liability by Holdings or any of its Subsidiaries, or the imposition on the Holdings or any of its Subsidiaries of, any fine, excise tax or penalty resulting from any noncompliance with any applicable Law.

“Non-U.S. Casualty Event” shall have the meaning assigned to such term in Section 2.05(b)(viii).

“Non-U.S. Disposition” shall have the meaning assigned to such term in Section 2.05(b)(viii).

“Non-U.S. Lender” means a Recipient that is not a U.S. Person.

“Non-U.S. Plan” means any pension plan, benefit plan, fund (including any superannuation fund) or other similar program established, maintained or contributed to by a Loan Party or any of its Subsidiaries primarily for the benefit of employees employed and residing outside the United States (other than plans, funds or other similar programs that are maintained exclusively by a Governmental Authority), and which plan is not subject to ERISA or the Code.

“Non-U.S. Subsidiary” means any Subsidiary of Holdings that is not a U.S. Subsidiary.

“Note” means a Term Note or a Revolving Credit Note, as the context may require.

“NPL” means the National Priorities List under CERCLA.

“Obligations” means all advances to, and debts, liabilities, obligations, covenants and duties of, any Loan Party arising under any Loan Document or otherwise with respect to any Loan, Letter of Credit, Secured Cash Management Agreement or Secured Hedge Agreement, in each case whether direct or indirect (including those acquired by assumption), absolute or contingent, due or to become due, now existing or hereafter arising and including interest and fees that accrue after the commencement by or against any Loan Party of any proceeding under any Debtor Relief Laws naming such Person as the debtor in such proceeding, regardless of whether such interest and fees are allowed claims in such proceeding; provided that (a) obligations of any Loan Party under any Secured Cash Management Agreement or Secured Hedge Agreement shall be secured and guaranteed pursuant to the Collateral Documents only to the extent that, and for so long as, the other Obligations are so secured and guaranteed, (b) any release of Collateral or Guarantors effected in the manner permitted by this Agreement shall not require the consent of holders of obligations under Secured Hedge Agreements or Secured Cash Management Agreements and (c) the Obligations with respect to any Guarantor shall not include Excluded Swap Obligations of such Guarantor. Without limiting the generality of the foregoing, the Obligations of the Loan Parties under the Loan Documents include (a) the obligation to pay principal, interest, Letter of Credit commissions, charges, expenses, fees, indemnities and other amounts payable by any Loan Party under any Loan Document, and (b) the obligation of any Loan Party to reimburse any amount in respect of any of the foregoing pursuant to Section 10.04.

“OFAC” shall have the meaning specified in the definition of Sanctions Laws and Regulations.

“OID” means original issue discount.

“Organization Documents” means (a) with respect to any corporation, the certificate or articles of incorporation and the bylaws (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction), (b) with respect to any limited liability company, the certificate or articles of formation or organization and operating or limited liability company agreement (or equivalent or comparable constitutive documents with respect to any non-U.S. jurisdiction) and (c) with respect to any partnership, joint venture, trust or other form of business entity, the partnership, joint venture, trust or other applicable agreement of formation or organization and any agreement, instrument, filing or notice with respect thereto filed in connection with its formation or organization with the applicable Governmental Authority in the jurisdiction of its formation or organization and, if applicable, any certificate or articles of formation or organization of such entity.

“Other Connection Taxes” means, with respect to any Recipient, Taxes imposed as a result of a present or former connection between such Recipient and the jurisdiction imposing such Tax (other than connections arising from such Recipient having executed, delivered, become a party to, performed its obligations under, received payments under, received or perfected a security interest under, engaged in any other transaction pursuant to or enforced any Loan Document, or sold or assigned an interest in any Loan or Loan Document).

“Other L/C” has the meaning specified in Section 2.03(c)v.

“Other Taxes” means all present or future stamp, court or documentary, intangible, recording, filing or similar Taxes that arise from any payment made under, from the execution, delivery, performance, enforcement or registration of, from the receipt or perfection of a security interest under, or otherwise with respect to, any Loan Document, except any such Taxes that are Other Connection Taxes imposed with respect to an assignment (other than an assignment made pursuant to Section 3.08).

“Outstanding Amount” means: (a) with respect to the Term Loans, Revolving Credit Loans and Specified Refinancing Revolving Loans on any date, the aggregate outstanding principal amount thereof after giving effect to any borrowings and prepayments or repayments of the Term Loans, Revolving Credit Loans (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing) and Specified Refinancing Revolving Loans, as the case may be, occurring on such date; and (b) with respect to any L/C Obligations with respect to any Tranche on any date, the amount of such L/C Obligations on such date after giving effect to any L/C Credit Extension with respect to such Tranche occurring on such date and any other changes in the aggregate amount of the L/C Obligations with respect to such Tranche as of such date, including as a result of any reimbursements of outstanding unpaid drawings under any Letters of Credit (including any refinancing of outstanding unpaid drawings under Letters of Credit or L/C Credit Extensions as a Revolving Credit Borrowing under such Tranche) or any reductions in the maximum amount available for drawing under Letters of Credit taking effect on such date.

“Parent Holding Company” means any direct or indirect parent entity of Holdings which holds directly or indirectly 100% of the Equity Interests of Holdings and which does not hold Capital Stock in any other Person (except for any other Parent Holding Company).

“Pari Passu Indebtedness” means:

(a) with respect to the Borrower, any Indebtedness that ranks pari passu in right of payment to the Loans; and

(b) with respect to any Guarantor, any Indebtedness that ranks pari passu in right of payment to such Guarantor’s guarantee of the Obligations.

“Participant” has the meaning specified in Section 10.07(d).

“Participant Register” has the meaning specified in Section 10.07(m).

“Participating Member State” means any member state of the European Union that has the Euro as its lawful currency in accordance with legislation of the European Union relating to Economic and Monetary Union.

“PATRIOT Act” has the meaning specified in Section 10.22.

“Payment Recipient” has the meaning assigned to it in Section 9.02(a).

“PBGC” means the Pension Benefit Guaranty Corporation.

“Pension Funding Rules” means the rules of the Code and ERISA regarding minimum required contributions (including any installment payment thereof) to Plans and set forth in Section 412, 430, 431, 432 and 436 of the Code and Sections 302, 303, 304 and 305 of ERISA.

“Perfection Requirements” means the making of appropriate registrations, filings, endorsements, notarisations, stamping and/or notifications of the Collateral Documents and/or the Collateral created thereunder; provided that, in respect of the Borrower, Holdings, or any Guarantor listed on Schedule 1 or contemplated to be delivered pursuant to Schedule 6.17, such Perfection Requirements shall be limited to the extent set forth as a perfection requirement with respect to the applicable Loan Party in any legal opinion delivered in connection with the accession of such Persons.

“Periodic Term SOFR Determination Day” has the meaning specified in the definition of “Term SOFR”.

“Permitted Asset Swap” means the purchase and sale or exchange of Related Business Assets or a combination of Related Business Assets and cash or Cash Equivalents between the Borrower or any of its Restricted Subsidiaries and another Person; provided that such purchase and sale or exchange must occur within 90 days of each other and any cash or Cash Equivalents received must be applied in accordance with Section 7.04.

“Permitted Debt” has the meaning specified in Section 7.01.

“Permitted Debt Exchange” has the meaning specified in Section 2.19(a).

“Permitted Debt Exchange Notes” means Indebtedness in the form of unsecured, first lien, second lien or other junior lien notes; provided that such Indebtedness (i) satisfies the Permitted Other Debt Conditions, (ii) the covenants of such Indebtedness are, taken as a whole, not more restrictive to the Borrower and the Restricted Subsidiaries than those contained in the Loan Documents (taken as a whole) (except for (x) covenants or other provisions applicable only to periods after the Maturity Date of the applicable Facility existing at the time of incurrence or issuance of such Permitted Debt Exchange Notes and (y) any financial maintenance covenant to the extent such covenant is also added for the benefit of the lenders under the applicable Facility, without further amendment requirement) (iii) does not mature prior to the Latest Maturity Date of the Term Loans, (iv) such Indebtedness is not at any time guaranteed by any Person other than Guarantors, (v) to the extent secured, such Indebtedness is not secured by property other than the Collateral and the Liens securing such Indebtedness shall be subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent and the security agreements governing such Liens shall be substantially the same as of the Collateral Documents (with such differences as are reasonably acceptable to the Administrative Agent) and (vi) such Indebtedness shall not have a Weighted Average Life to Maturity shorter than the longest remaining Weighted Average Life to Maturity of any outstanding Term Loans.

“Permitted Debt Exchange Offer” has the meaning specified in Section 2.19(a).

“Permitted Investments” means:

(1) any Investment in cash and Cash Equivalents or Investment Grade Securities and Investments that were Cash Equivalents or Investment Grade Securities when made;

(2) any Investment in the Borrower or any Restricted Subsidiary;

(3) any Investments by Subsidiaries that are not Restricted Subsidiaries in other Subsidiaries that are not Restricted Subsidiaries;

(4) any Investment by the Borrower or any Restricted Subsidiary in a Person that is primarily engaged in a Similar Business if as a result of such Investment (a) such Person becomes a Restricted Subsidiary, or (b) such Person, in one transaction or a series of related transactions, is merged, consolidated or amalgamated with or into, or transfers or conveys all or substantially all of its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary (and any Investment held by such Person that was not acquired by such Person in contemplation of so becoming a Restricted Subsidiary or in contemplation of such merger, consolidation, amalgamation, transfer, conveyance or liquidation);

(5) any Investment in securities or other assets received in connection with an Asset Sale made pursuant to Section 7.04 or any other Disposition of assets not constituting an Asset Sale;

(6) any Investment (x) existing on the ~~Closing~~Amendment No. 4 Effective Date and listed on Schedule 7.05, (y) made pursuant to binding commitments in effect on the ~~Closing~~Amendment No. 4 Effective Date and listed on Schedule 7.05 or (z) that replaces, refinances, refunds, renews or extends any Investment described under either of the immediately preceding clauses (x) or (y); provided that any such Investment is in an amount that does not exceed the amount replaced, refinanced, refunded, renewed or extended, except as contemplated pursuant to the terms of such Investment in existence on the ~~Closing~~Amendment No. 4 Effective Date or as otherwise permitted under this definition or otherwise under Section 7.05;

(7) loans and advances to, or guarantees of Indebtedness of, employees, directors, officers, managers, consultants or independent contractors in an aggregate amount, taken together with all other Investments made pursuant to this clause (7) that are at the time outstanding, not in excess of $15,000,000 outstanding at any one time in the aggregate;

(8) loans and advances to officers, directors, employees, managers, consultants and independent contractors for business-related travel and entertainment expenses, moving and relocation expenses and other similar expenses, in each case in the ordinary course of business;

(9) any Investment (x) acquired by the Borrower or any of its Restricted Subsidiaries (a) in exchange for any other Investment or accounts receivable held by the Borrower or any such Restricted Subsidiary in connection with or as a result of a bankruptcy, workout, reorganization or recapitalization of the Borrower or any such Restricted Subsidiary of such other Investment or accounts receivable, or (b) as a result of a foreclosure or other remedial action by the Borrower or any of its Restricted Subsidiaries with respect to any Investment or other transfer of title with respect to any Investment in default and (y) received in compromise or resolution of (A) obligations of trade creditors or customers that were incurred in the ordinary course of business of the Borrower or any Restricted Subsidiary, including pursuant to any plan of reorganization or similar arrangement upon the bankruptcy or insolvency of any trade creditor or customer, or (B) litigation, arbitration or other disputes;

(10) Swap Contracts and cash management services permitted under Section 7.01(j);

(11) any Investment by the Borrower or any of its Restricted Subsidiaries in a Similar Business (other than an Investment in an Unrestricted Subsidiary) in an aggregate amount, taken together with all other Investments made pursuant to this clause (11) that are at the time outstanding, not to exceed the greater of (x) $275,000,000 and (y) 4.75% of Consolidated Total Assets; provided, however, that if any Investment pursuant to this clause (11) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (11) for so long as such Person continues to be a Restricted Subsidiary;

(12) additional Investments by the Borrower or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (12) that are at the time outstanding, not to exceed the greater of (x) $275,000,000 and (y) 5.50% of Consolidated Total Assets; provided, however, that if any Investment pursuant to this clause (12) is made in any Person that is not a Restricted Subsidiary at the date of the making of such Investment and such Person becomes a Restricted Subsidiary after such date, such Investment shall thereafter be deemed to have been made pursuant to clause (2) above and shall cease to have been made pursuant to this clause (12) for so long as such Person continues to be a Restricted Subsidiary;

(13) any transaction to the extent it constitutes an Investment that is permitted and made in accordance with the provisions of Section 6.19(b) (except transactions described in clause (2), (3), (4), (8), (9), (12) or (13) of such Section 6.19(b));

(14) Investments the payment for which consists of Equity Interests (other than Excluded Equity) of any direct or indirect parent of the Borrower, as applicable; provided, however, that such Equity Interests will not increase the amount available for Restricted Payments under clause (c) of the first paragraph of Section 7.05;

(15) Investments consisting of the leasing, licensing, sublicensing or contribution of intellectual property in the ordinary course of business or pursuant to joint marketing arrangements with other Persons;

(16) Investments consisting of purchases or acquisitions of inventory, supplies, materials and equipment or purchases, acquisitions, licenses, sublicenses or leases or subleases of intellectual property, or other rights or assets, in each case in the ordinary course of business;

(17) any Investment in a Receivables Subsidiary or any Investment by a Receivables Subsidiary in any other Person in connection with a Qualified Receivables Financing, including Investments of funds held in accounts permitted or required by the arrangements governing such Qualified Receivables Financing or any related Indebtedness;

(18) Investments of a Restricted Subsidiary acquired after the Closing Date or of an entity merged or amalgamated into or consolidated with a Restricted Subsidiary in a transaction that is not prohibited by Section 7.03 after the Closing Date to the extent that such Investments were not made in contemplation of such acquisition, merger, amalgamation or consolidation and were in existence on the date of such acquisition, merger, amalgamation or consolidation;

(19) repurchases of the Senior Notes;

(20) guarantees of Indebtedness permitted to be incurred under Section 7.01 and Obligations relating to such Indebtedness and guarantees (other than guarantees of Indebtedness) in the ordinary course of business;

(21) advances, loans or extensions of trade credit in the ordinary course of business by the Borrower or any of the Restricted Subsidiaries;

(22) Investments consisting of purchases and acquisitions of assets or services in the ordinary course of business;

(23) Investments in the ordinary course of business consisting of Uniform Commercial Code Article 3 endorsements for collection or deposit and Uniform Commercial Code Article 4 customary trade arrangements with customers;

(24) intercompany current liabilities owed to Unrestricted Subsidiaries or joint ventures Incurred in the ordinary course of business in connection with the cash management operations of the Borrower and its Subsidiaries;

(25) Investments in joint ventures of the Borrower or any of its Restricted Subsidiaries in an aggregate amount, taken together with all other Investments made pursuant to this clause (25) that are at the time outstanding, not to exceed the greater of (x) $250,000,000 and (y) 4.75% of Consolidated Total Assets; provided, that the Investments permitted pursuant to this clause (25) may, at the Borrower’s option, be increased by the amount of JV Distributions, without duplication of dividends or distributions increasing amounts available pursuant to clause (c) of the first paragraph of Section 7.05;

(26) [reserved];

(27) accounts receivable, security deposits and prepayments and other credits granted or made in the ordinary course of business and any Investments received in satisfaction or partial satisfaction thereof from financially troubled account debtors and others, including in connection with the bankruptcy or reorganization of, or settlement of delinquent accounts and disputes with or judgments against, such account debtors and others, in each case in the ordinary course of business;

(28) Investments acquired as a result of a foreclosure by the Borrower or any Restricted Subsidiary with respect to any secured Investments or other transfer of title with respect to any secured Investment in default;

(29) Investments resulting from pledges and deposits that are Permitted Liens;

(30) acquisitions of obligations of one or more officers or other employees of any direct or indirect parent of the Borrower, the Borrower or any Subsidiary of the Borrower in connection with such officer’s or employee’s acquisition of Equity Interests of any direct or indirect parent of the Borrower, so long as no cash is actually advanced by the Borrower or any Restricted Subsidiary to such officers or employees in connection with the acquisition of any such obligations;

(31) guarantees of operating leases (for the avoidance of doubt, excluding Capitalized Lease Obligations) or of other obligations that do not constitute Indebtedness, in each case, entered into by the Borrower or any Restricted Subsidiary in the ordinary course of business;

(32) Investments consisting of the redemption, purchase, repurchase or retirement of any Equity Interests permitted by Section 7.05;

(33) non-cash Investments made in connection with tax planning and reorganization activities that comply with Section 6.19(b)(26);

(34) Investments made pursuant to obligations entered into when the Investment would have been permitted hereunder so long as such Investment when made reduces the amount available under the clause under which the Investment would have been permitted; and

(35) Investments made in the ordinary course of business in connection with obtaining, maintaining or renewing client and customer contracts and loans or advances made to, and guarantees with respect to obligations of, distributors, suppliers, licensors and licensees in the ordinary course of business.

“Permitted Joint Venture” means, with respect to any specified Person, a joint venture in any other Person engaged in a Similar Business in respect of which the Borrower or a Restricted Subsidiary beneficially owns at least 35% of the shares of Equity Interests of such Person.

“Permitted Liens” means, with respect to any Person:

(1) Liens Incurred in connection with workers’ compensation laws, unemployment insurance laws or similar legislation, or in connection with bids, tenders, contracts (other than for the payment of Indebtedness) or leases to which such Person is a party, or to secure public or statutory obligations of such Person or to secure surety, stay, customs or appeal bonds to which such Person is a party, or as security for contested taxes or import duties or for the payment of rent, in each case Incurred in the ordinary course of business;

(2) Liens imposed by law, such as carriers’, warehousemen’s, landlords’, materialmen’s, repairman’s, construction contractors’, mechanics’ or other like Liens, in each case for sums not yet overdue by more than 30 days or being contested in good faith by appropriate proceedings or other Liens arising out of judgments or awards against such Person with respect to which such Person shall then be proceeding with an appeal or other proceedings for review (or which, if due and payable, are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained, to the extent required by GAAP) or with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect as determined in good faith by management of the Borrower or a direct or indirect parent of the Borrower;

(3) Liens for taxes, assessments or other governmental charges or levies (i) which are not yet due or payable, (ii) which are being contested in good faith by appropriate proceedings and for which adequate reserves are being maintained to the extent required by GAAP, or for property taxes on property such Person or one of its Subsidiaries has determined to abandon if the sole recourse for such tax, assessment, charge, levy or claim is to such property or (iii) with respect to which the failure to make payment could not reasonably be expected to have a Material Adverse Effect;

(4) Liens in favor of the issuers of performance and surety bonds, bid, indemnity, warranty, release, appeal or similar bonds or with respect to regulatory requirements or letters of credit or bankers’ acceptances issued and completion of guarantees provided for, in each case, pursuant to the request of and for the account of such Person in the ordinary course of its business;

(5) survey exceptions, encumbrances, ground leases, easements or reservations of, or rights of others for, licenses, rights-of-way, servitudes, sewers, electric lines, drains, telegraph and telephone and cable television lines, gas and oil pipelines and other similar purposes, or zoning, building codes or other restrictions (including, without limitation, minor defects or irregularities in title and similar encumbrances) as to the use of real properties or Liens incidental to the conduct of the business of such Person or to the ownership of its properties which do not in the aggregate materially adversely interfere with the ordinary conduct of the business of such Person;

(6) Liens Incurred to secure obligations in respect of Indebtedness permitted to be Incurred pursuant to Section 7.01(a) or (d) and obligations secured ratably thereunder; provided that, in the case of clause (d), such Lien extends only to the assets and/or Capital Stock the acquisition, lease, construction, repair, replacement or improvement of which is financed thereby and any replacements, additions and accessions thereto and any income or profits thereof; provided, further that individual financings provided by a lender may be cross-collateralized to other financings provided by such lender or its affiliates;

(7) Liens of the Borrower or any of the Guarantors existing on the ~~Closing~~Amendment No. 4 Effective Date and listed on Schedule 7.02 and any modifications, replacements, renewals or extensions thereof; provided that (i) the Lien does not extend to any additional property other than (A) after-acquired property that is affixed or incorporated into the property covered by such Lien or (B) proceeds and products thereof and (ii) the modification, replacement, renewal, extension or refinancing of the obligations secured or benefited by such Liens (if such obligations constitute Permitted Debt);

(8) Liens on assets of, or Equity Interests (other than Equity Interests in any Subsidiary that is required to become a Guarantor pursuant to this Agreement) in, a Person at the time such Person becomes a Subsidiary of the Borrower; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such other Person becoming such a Subsidiary; provided, further, that such Liens are limited to all or a portion of the assets (and improvements on such assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (8), if a Person becomes a Subsidiary of the Borrower, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Borrower, and any property or assets of such Person or any Subsidiary of such Person shall be deemed acquired by the Borrower at the time of such merger, amalgamation or consolidation;

(9) Liens on assets at the time the Borrower or any Restricted Subsidiary acquired the assets, including any acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or such Restricted Subsidiary; provided, however, that such Liens are not created or Incurred in connection with, or in contemplation of, such acquisition; provided, further, that such Liens are limited to all or a portion of the property or assets (and improvements on such property or assets) that secured (or, under the written arrangements under which the Liens arose, could secure) the obligations to which such Liens relate; provided, further, that for purposes of this clause (9), if, in connection with an acquisition by means of a merger, amalgamation or consolidation with or into the Borrower or any Restricted Subsidiary, a Person other than the Borrower or a Restricted Subsidiary is the successor company with respect thereto, any Subsidiary of such Person shall be deemed to become a Subsidiary of the Borrower or such Restricted Subsidiary, as applicable, and any property or assets of such Person or any such Subsidiary of such Person shall be deemed acquired by the Borrower or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;

(10) Liens securing Indebtedness or other obligations of the Borrower or a Subsidiary Guarantor owing to another Borrower or another Subsidiary Guarantor permitted to be Incurred in accordance with Section 7.01;

(11) Liens securing Swap Contracts Incurred in accordance with Section 7.01;

(12) Liens on specific items of inventory or other goods and proceeds of any Person securing such Person’s obligations in respect of bankers’ acceptances or letters of credit entered into in the ordinary course of business issued or created for the account of such Person to facilitate the purchase, shipment or storage of such inventory or other goods;

(13) leases, subleases, licenses, sublicenses, occupancy agreements or assignments of or in respect of real or personal property;

(14) Liens arising from, or from Uniform Commercial Code financing statement filings regarding, operating leases or consignments entered into by the Borrower and the Guarantors in the ordinary course of business;

(15) Liens in favor of the Borrower or any Subsidiary Guarantor;

(16) (i) Liens on Receivables Assets and related assets, or created in respect of bank accounts into which only the collections in respect of Receivables Assets have been, sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred in connection with a Qualified Receivables Factoring and/or Qualified Receivables Financing and (ii) Liens securing Indebtedness or other obligations of any Receivables Subsidiary;

(17) deposits made or other security provided in the ordinary course of business to secure liability to insurance carriers or under self-insurance arrangements in respect of such obligations;

(18) Liens on the Equity Interests of Unrestricted Subsidiaries;

(19) grants of intellectual property, software and other technology licenses;

(20) judgment and attachment Liens not giving rise to an Event of Default pursuant to Section 8.01(f), (g) or (h) and notices of lis pendens and associated rights related to litigation being contested in good faith by appropriate proceedings and for which adequate reserves have been made;

(21) Liens arising out of conditional sale, title retention, consignment or similar arrangements for the sale of goods entered into in the ordinary course of business;

(22) Liens Incurred to secure Cash Management Services and other “bank products” not given in connection with the issuance of Indebtedness (including those described in Section 7.01(j) and (w));

(23) Liens to secure any refinancing, refunding, extension, renewal or replacement (or successive refinancings, refundings, extensions, renewals or replacements) as a whole, or in part, of any

Indebtedness secured by any Lien referred to in the foregoing clauses (7), (8), (9) or (11), or succeeding clauses (24) or (25) of this definition; provided, however, that (x) such new Lien shall be limited to all or part of the same property that secured (or, under the written arrangements under which the original Lien arose, could secure) the original Lien (plus any replacements, additions, accessions and improvements on such property), (y) the Indebtedness secured by such Lien at such time is not increased to any amount greater than the sum of (A) the outstanding principal amount or, if greater, committed amount of the Indebtedness described under clauses (7), (8), (9), (11), (24) or (25) of this definition at the time the original Lien became a Permitted Lien, and (B) an amount necessary to pay any fees and expenses, including unpaid accrued interest and the aggregate amount of premiums (including tender premiums), and underwriting discounts, defeasance costs and fees and expenses in connection therewith, related to such refinancing, refunding, extension, renewal or replacement and (z) any amounts Incurred under this clause (23) as refinancing indebtedness of clause (25) of this definition shall reduce the amount available under such clause (25);

(24) Liens securing Pari Passu Indebtedness permitted to be Incurred pursuant to Section 7.01 if at the time of any Incurrence of such Pari Passu Indebtedness and after giving pro forma effect thereto the Consolidated First Lien Net Leverage Ratio would not exceed 4.50 to 1.00; provided that such Pari Passu Indebtedness shall (i) be secured by the Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations or on a “junior” basis to the Liens securing the Obligations (in each case pursuant to intercreditor arrangements reasonably satisfactory to the Administrative Agent), (ii) satisfies the Permitted Other Debt Conditions, (iii) the covenants of such Indebtedness are, taken as a whole, not more restrictive to the Borrower and the Restricted Subsidiaries than those contained in the Loan Documents (taken as a whole) (except for (x) covenants or other provisions applicable only to periods after the Maturity Date of the applicable Facility existing at the time of incurrence or issuance of such Permitted Debt Exchange Notes and (y) any financial maintenance covenant to the extent such covenant is also added for the benefit of the lenders under the applicable Facility, without further amendment requirement, or only applicable to periods after the Latest Maturity Date at the time such Pari Passu Indebtedness is Incurred), (iv) does not mature prior to the Latest Maturity Date of the Term Loans, (v) such Indebtedness is not at any time guaranteed by any Person other than Guarantors, (vi) to the extent secured, such Indebtedness is not secured by property other than the Collateral and the Liens securing such Indebtedness shall be subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent and the security agreements governing such Liens shall be substantially the same as of the Collateral Documents (with such differences as are reasonably acceptable to the Administrative Agent), (vii) such Indebtedness shall not have a Weighted Average Life to Maturity shorter than the longest remaining Weighted Average Life to Maturity of any outstanding Term Loans, (viii) to the extent such Pari Passu Indebtedness of like currency is secured by Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations, and is incurred on or prior to the date that is twelve months after the ~~Closing~~Amendment No. 4 Effective Date, the All-in Yield payable by the Borrower applicable to such Pari Passu Indebtedness shall be determined by the Borrower and the lenders providing such Pari Passu Indebtedness and shall not be more than 50 basis points higher than the corresponding All-in Yield payable by the Borrower for the ~~2019 Refinancing~~2024 Term Loans, unless the All-in Yield with respect to the ~~2019 Refinancing~~2024 Term Loans is increased to the amount necessary so that the difference between the All-in Yield with respect to such Pari Passu Indebtedness and the corresponding All-in Yield on the ~~2019 Refinancing~~2024 Term Loans is equal to 50 basis points; provided, further that solely for the purpose of calculating the Consolidated First Lien Net Leverage Ratio pursuant to this clause (24), any Indebtedness Incurred pursuant to Sections 2.14 or 2.15, any Indebtedness described under (or secured pursuant to) this clause (24) and any Incremental Equivalent Debt and any Refinancing Notes (in the case of Refinancing Notes, to the extent that such Refinancing Notes refinance Indebtedness Incurred pursuant to Sections 2.14 or 2.15 or Incremental Equivalent Debt) and, in each case, whether or not such Indebtedness is unsecured or is secured (it being understood that if any portion of such Indebtedness is reclassified pursuant to the third paragraph of Section 7.01 to any other exception to Section 7.01, such portion of such Indebtedness shall no longer be deemed secured if unsecured at such time) by Liens that rank junior in priority to the Liens securing the Obligations, shall be deemed to constitute Consolidated Funded First Lien Indebtedness;~~.~~

(25) other Liens securing obligations the principal amount of which does not exceed the greater of (x) $300,000,000 and (y) 6.50% of Consolidated Total Assets at any one time outstanding;

(26) Liens on the Equity Interests or assets of a joint venture to secure Indebtedness of such joint venture Incurred pursuant to Section 7.01(u);

(27) Liens on equipment of the Borrower or any Guarantor granted in the ordinary course of business to the Borrower’s or such Guarantor’s client at which such equipment is located;

(28) Liens created for the benefit of (or to secure) all of the Notes or the related Guarantees;

(29) Liens on property or assets used to redeem, repay, defease or to satisfy and discharge Indebtedness; provided that such redemption, repayment, defeasance or satisfaction and discharge is not prohibited by this Agreement and that such deposit shall be deemed for purposes of Section 7.05 (to the extent applicable) to be a prepayment of such Indebtedness;

(30) Liens in favor of customs and revenue authorities arising as a matter of law to secure payment of customs duties in connection with the importation and exportation of goods in the ordinary course of business;

(31) Liens (i) of a collection bank arising under Section 4-210 of the Uniform Commercial Code, or any comparable or successor provision, on items in the course of collection; (ii) attaching to pooling, commodity trading accounts or other commodity brokerage accounts Incurred in the ordinary course of business; and (iii) in favor of banking or other financial institutions or entities, or electronic payment service providers, arising as a matter of law encumbering deposits (including the right of set-off) and which are within the general parameters customary in the banking or finance industry;

(32) Liens that are contractual rights of set-off (i) relating to the establishment of depository relations with banks or other Persons not given in connection with the issuance of Indebtedness; (ii) relating to pooled deposit or sweep accounts of the Borrower or any Guarantor to permit satisfaction of overdraft or similar obligations Incurred in the ordinary course of business of the Borrower and the Guarantors; or (iii) relating to purchase orders and other agreements entered into with customers of the Borrower or any Guarantor in the ordinary course of business;

(33) any encumbrance or restriction (including put and call arrangements) with respect to Equity Interests of any joint venture or similar arrangement pursuant to any joint venture or similar agreement;

(34) Liens on insurance policies and the proceeds thereof securing the financing of the premiums with respect thereto;

(35) Liens on vehicles or equipment of the Borrower or any Guarantor granted in the ordinary course of business;

(36) Liens on assets of Non-Loan Parties securing Indebtedness Incurred in accordance with Section 7.01(t);

(37) Liens disclosed by the title insurance policies delivered on or subsequent to the Closing Date for any Mortgaged Property and any replacement, extension or renewal of any such Liens (so long as the Indebtedness and other obligations secured by such replacement, extension or renewal Liens are permitted by this Agreement); provided that such replacement, extension or renewal Liens do not cover any property other than the property that was subject to such Liens prior to such replacement, extension or renewal;

(38) Liens arising solely by virtue of any statutory or common law provision or customary business provision relating to banker’s liens, rights of set-off or similar rights;

(39) (a) Liens solely on any cash earnest money deposits made by the Borrower or any Restricted Subsidiary in connection with any letter of intent or other agreement in respect of any Permitted Investment and (b) Liens on advances of cash or Cash Equivalents in favor of the seller of any property to be acquired in a Permitted Investment to be applied against the purchase price for such Investment;

(40) the prior rights of consignees and their lenders under consignment arrangements entered into in the ordinary course of business;

(41) Liens on securities that are the subject of repurchase agreements constituting Cash Equivalents under clause (4) of the definition thereof;

(42) Liens encumbering reasonable customary initial deposits and margin deposits and similar Liens attaching to commodity trading accounts or other brokerage accounts Incurred in the ordinary course of business and not for speculative purposes;

(43) rights reserved or vested in any Person by the terms of any lease, license, franchise, grant or permit held by the Borrower or any of its Restricted Subsidiaries or by a statutory provision, to terminate any such lease, license, franchise, grant or permit, or to require annual or periodic payments as a condition to the continuance thereof;

(44) restrictive covenants affecting the use to which real property may be put; provided that such covenants are complied with;

(45) security given to a public utility or any municipality or governmental authority when required by such utility or authority in connection with the operations of that Person in the ordinary course of business;

(46) zoning by-laws and other land use restrictions, including, without limitation, site plan agreements, development agreements and contract zoning agreements;

(47) [Reserved];

(48) Liens on cash proceeds of Indebtedness (and on the related escrow accounts) in connection with the issuance of such Indebtedness into (and pending the release from) a customary escrow arrangement, to the extent such Indebtedness is Incurred in compliance with Section 7.01;

(49) [Reserved]; and

(50) Liens on property constituting Collateral securing obligations issued or Incurred under (i) any Refinancing Notes and the Refinancing Notes Indentures related thereto, and (ii) any Incremental Equivalent Debt and the Incremental Equivalent Debt indentures related thereto and, in each case, any Permitted Refinancings thereof (or successive Permitted Refinancings thereof); provided that such Liens are subject to customary intercreditor arrangements reasonably satisfactory to the Administrative Agent;

For purposes of determining compliance with this definition, (x) a Lien need not be Incurred solely by reference to one category of Permitted Liens described in this definition but may be Incurred under any combination of such categories (including in part under one such category and in part under any other such category), (y) in the event that a Lien (or any portion thereof) meets the criteria of one or more of such categories of Permitted Liens, the Borrower shall, in its sole discretion, classify or reclassify such Lien (or any portion thereof) in any manner that complies with this definition, and (z) in the event that a portion of the Indebtedness secured by a Lien could be classified as secured in part pursuant to clause (6) or (24) above (giving effect to the Incurrence of such portion of such Indebtedness), the Borrower, in its sole discretion, may classify such portion of such Indebtedness (and any

Obligations in respect thereof) as having been secured pursuant to clause (6) or (24) above and thereafter the remainder of the Indebtedness as having been secured pursuant to one or more of the other clauses of this definition.

“Permitted Other Debt Conditions” means that such applicable Indebtedness does not mature or have scheduled amortization payments of principal and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligations (except (w) customary offers or obligations to repurchase, repay or redeem upon a change of control, asset sale, casualty or condemnation event or initial public offering, (x) maturity payments and customary mandatory prepayments for Extendable Bridge Loans/Interim Debt, (y) special mandatory redemptions in connection with customary escrow arrangements and customary acceleration rights after an event of default or (z) “AHYDO” payments), in each case prior to the Latest Maturity Date at the time such Indebtedness is incurred.

“Permitted Refinancing” means, with respect to any Person, any modification, refinancing, refunding, renewal, replacement, exchange or extension of any Indebtedness of such Person; provided that (a) the principal amount (or accreted value, if applicable) thereof does not exceed the principal amount (or accreted value, if applicable) of the Indebtedness so modified, refinanced, refunded, renewed, replaced, exchanged or extended except by an amount equal to accrued and unpaid interest and a reasonable premium thereon plus other reasonable amounts paid, and fees and expenses reasonably incurred (including original issue discount and upfront fees), in connection with such modification, refinancing, refunding, renewal, replacement, exchange or extension and by an amount equal to any existing commitments unutilized thereunder; (b) other than with respect to Indebtedness under Section 7.01(d), such modification, refinancing, refunding, renewal, replacement, exchange or extension has a final maturity date equal to or later than the final maturity date of, and has a Weighted Average Life to Maturity equal to or greater than the Weighted Average Life to Maturity of, the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended; (c) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is subordinated in right of payment to the Obligations, such modification, refinancing, refunding, renewal, replacement, exchange or extension is subordinated in right of payment to the Obligations on terms, taken as a whole, as favorable in all material respects to the Lenders (including, if applicable, as to Collateral) as those contained in the documentation governing the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended or otherwise acceptable to the Administrative Agent; (d) if the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended is (i) unsecured, such modification, refinancing, refunding, renewal, replacement, exchange or extension is unsecured, or (ii) if secured by Liens on the Collateral, such modification, refinancing, refunding, replacement, renewal or extension is secured to the same extent, including with respect to any subordination provisions, and subject to intercreditor arrangements reasonably satisfactory to the Administrative Agent; (e) the terms and conditions (including, if applicable, as to collateral) of any such modified, refinanced, refunded, renewed, replaced, exchanged or extended (other than to the extent permitted by any other clause of this definition or with respect to interest rate, optional prepayment premiums and options redemption provisions) Indebtedness are either (i) substantially identical to or less favorable to the investors providing such Permitted Refinancing, taken as a whole, than the terms and conditions of the Indebtedness being modified, refinanced, refunded, renewed, replaced, exchanged or extended or (ii) when taken as a whole (other than interest rate, prepayment premiums and redemption premiums), not more restrictive to the Borrower and the Restricted Subsidiaries than those set forth in this Agreement or are customary for similar indebtedness in light of current market conditions (provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent in good faith at least five Business Days prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set out in this clause (e), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects)), in each case, except for terms and conditions only applicable to periods after the Latest Maturity Date; (f) such modification, refinancing, refunding, renewal, replacement, exchange or extension is incurred by the Person who is or would have been permitted to be the obligor or guarantor (or any successor thereto) on the Indebtedness being modified, refinanced, refunded, renewed, replaced or extended (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged); and (g) at the time thereof, other than with respect to Indebtedness under Section 7.01(d) and Section 7.01(j), no Event of Default shall have occurred and be continuing.

“Person” means any individual, corporation, company, partnership, limited liability company, joint venture, association, join stock company, trust, unincorporated organization, government (or any agency or political subdivision thereof) or any other entity.

“Plan” means any “employee benefit plan” (other than a Multiemployer Plan) within the meaning of Section 3(3) of ERISA that is maintained or is contributed to by a Loan Party or any ERISA Affiliate and is subject to Title IV of ERISA or the minimum funding standards under Section 412 of the Code or Section 302 of ERISA.

“Platform” has the meaning specified in Section 6.02.

“Pledged Debt” means “Pledged Note” (or similar term) as defined in the Guarantee and Collateral Agreement and each other applicable Collateral Document.

“Pledged Interests” means “Pledged Stock” (or similar term) as defined in the Guarantee and Collateral Agreement and each other applicable Collateral Document.

“Preferred Stock” means any Equity Interest with preferential right of payment of dividends or upon liquidation, dissolution or winding up.

“Prepayment Amount” has the meaning specified in Section 2.05(c).

“Prepayment-Based Incremental Facility” has the meaning specified in Section 2.14(a).

“Prepayment Date” has the meaning specified in Section 2.05(c).

“Prime Rate” means the rate of interest last quoted by The Wall Street Journal as the “Prime Rate” in the U.S. or, if The Wall Street Journal ceases to quote such rate, the highest per annum interest rate published by the FRB in Federal Reserve Statistical Release H.15 (519) (Selected Interest Rates) as the “bank prime loan” rate or, if such rate is no longer quoted therein, any similar rate quoted therein (as determined by the Administrative Agent) or any similar release by the FRB.

“Pro Forma Basis,” “Pro Forma Compliance” and “Pro Forma Effect” mean, with respect to the calculation of any test, financial ratio, basket or covenant under this Agreement, including the Consolidated First Lien Net Leverage Ratio, the Consolidated Total Net Leverage Ratio and the Fixed Charge Coverage Ratio and the calculation of Consolidated Total Assets and Consolidated EBITDA of any Person and its Restricted Subsidiaries, as of any date, that pro forma effect will be given to the Transactions, the Amendment No. 4 Transactions, any acquisition, merger, amalgamation, consolidation, Division, Investment, any issuance, Incurrence, assumption or repayment or redemption of Indebtedness (including Indebtedness issued, Incurred or assumed or repaid or redeemed as a result of, or to finance, any relevant transaction and for which any such test, financial ratio, basket or covenant is being calculated), any issuance or redemption of Preferred Stock or Disqualified Stock, all sales, transfers and other dispositions or discontinuance of any Subsidiary, line of business, division, segment or operating unit, any operational change (including the entry into any material contract or arrangement) or any designation of a Restricted Subsidiary to an Unrestricted Subsidiary or of an Unrestricted Subsidiary to a Restricted Subsidiary, in each case that have occurred during the four consecutive fiscal quarter period of such Person being used to calculate such test, financial ratio, basket or covenant (the “Reference Period”), or subsequent to the end of the Reference Period but prior to such date or prior to or substantially simultaneously with the event for which a determination under this definition is made (including any such event occurring at a Person who became a Restricted Subsidiary of the subject Person or was merged, amalgamated or consolidated with or into the subject Person or any other Restricted Subsidiary of the subject Person after the commencement of the Reference Period), as if each such event occurred on the first day of the Reference Period; provided that (x) pro forma effect will be given to reasonably identifiable and quantifiable pro forma cost savings or expense reductions related to operational efficiencies (including the entry into any material contract or arrangement), strategic initiatives or purchasing improvements and other cost savings, improvements or synergies, in each case, that have been realized, or are reasonably expected to be realized, by such Person and its Restricted Subsidiaries based upon actions to be taken within 24 months after the consummation of the action as if such cost savings, expense reductions, improvements and synergies occurred on the first day of the Reference Period and (y) no amount shall be added back pursuant to this definition to the extent duplicative of amounts that are otherwise included in computing Consolidated EBITDA for such Reference Period.

For purposes of making any computation referred to above:

(1) if any Indebtedness bears a floating rate of interest and is being given pro forma effect, the interest on such Indebtedness shall be calculated as if the rate in effect on the date for which a determination under this definition is made had been the applicable rate for the entire period (taking into account any Swap Contracts applicable to such Indebtedness if such Swap Contracts has a remaining term in excess of 12 months);

(2) interest on a Capitalized Lease Obligation shall be deemed to accrue at an interest rate reasonably determined by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Borrower or a direct or indirect parent of the Borrower to be the rate of interest implicit in such Capitalized Lease Obligation in accordance with GAAP;

(3) interest on Indebtedness that may optionally be determined at an interest rate based upon a factor of a prime or similar rate, the applicable interbank offered rate, or other rate, shall be deemed to have been based upon the rate actually chosen, or, if none, then based upon such optional rate chosen as the Borrower may designate;

(4) interest on any Indebtedness under a revolving credit facility or a Qualified Receivables Financing computed on a pro forma basis shall be computed based upon the average daily balance of such Indebtedness during the applicable period; and

(5) to the extent not already covered above, any such calculation may include adjustments calculated in accordance with Regulation S-X under the Securities Act.

Any pro forma calculation may include, without limitation, (1) adjustments calculated in accordance with Regulation S-X under the Securities Act, (2) adjustments calculated to give effect to any Pro Forma Cost Savings and (3) all adjustments included on Schedule 1.01(a) attached ~~hereto~~to this Agreement on the Closing Date, to the extent such adjustments, without duplication, continue to be applicable to the Reference Period; provided that any such adjustments that consist of reductions in costs and other operating improvements or synergies shall be calculated in accordance with, and satisfy the requirements specified in, the definition of “Pro Forma Cost Savings.”

“Pro Forma Cost Savings” means, without duplication of any amounts referenced in the definition of “Pro Forma Basis,” an amount equal to the amount of cost savings, operating expense reductions, operating improvements (including the entry into any material contract or arrangement) and acquisition synergies, in each case, projected in good faith to be realized (calculated on a pro forma basis as though such items had been realized on the first day of such period) as a result of actions taken or to be taken by the Borrower (or any successor thereto) or any Restricted Subsidiary, net of the amount of actual benefits realized or expected to be realized during such period that are otherwise included in the calculation of Consolidated EBITDA from such actions; provided that such cost savings, operating expense reductions, operating improvements and synergies are reasonably identifiable (as determined in good faith by a responsible financial or accounting officer, in his or her capacity as such and not in his or her personal capacity, of the Borrower (or any successor thereto) or of any direct or indirect parent of the Borrower) and are reasonably anticipated to be realized within 24 months after the consummation of any change that is expected to result in such cost savings, expense reductions, operating improvements or synergies; provided that no cost savings, operating expense reductions, operating improvements and synergies shall be added pursuant to this definition to the extent duplicative of any expenses or charges otherwise added to Consolidated Net Income or Consolidated EBITDA, whether through a pro forma adjustment, add back exclusion or otherwise, for such period.

“Pro Rata Share” means, with respect to each Lender and any Facility or all the Facilities or any Tranche or all the Tranches (as the case may be) at any time, a fraction (expressed as a percentage, carried out to the ninth decimal place, and subject to adjustment as provided in Section 2.17), the numerator of which is the amount of the Commitments of such Lender under the applicable Facility or the Facilities or Tranche or Tranches (and, in the case of any Term Loan Tranche after the applicable borrowing date and without duplication, the outstanding principal amount of Term Loans under such Tranche, of such Lender, at such time) at such time and the denominator of which is the amount of the Aggregate Commitments under the applicable Facility or the Facilities or Tranche or Tranches at such time (and, in the case of any Term Loan Tranche and without duplication, the outstanding principal amount of Term Loans under such Tranche, at such time); provided that if the commitment of each Lender to make Loans and the obligation of each L/C Issuer to make L/C Credit Extensions have been terminated pursuant to Section 8.02, then the Pro Rata Share of each Lender shall be determined based on the Pro Rata Share of such Lender immediately prior to such termination and after giving effect to any subsequent assignments made pursuant to the terms hereof. The initial Pro Rata Share of each Lender is set forth opposite the name of such Lender on Schedule 2.01 or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable.

“PTE” means a prohibited transaction class exemption issued by the U.S. Department of Labor, as any such exemption may be amended from time to time.

“Public Company” means any Person with a class or series of Voting Stock that is traded on a stock exchange or in the over-the-counter market.

“Public Lender” has the meaning specified in Section 6.02.

“QFC” has the meaning assigned to the term “qualified financial contract” in, and shall be interpreted in accordance with, 12 U.S.C. 5390(c)(8)(D).

“QFC Credit Support” has the meaning specified in Section 9.

“Qualified Holding Company Indebtedness” means Indebtedness of Holdings (A) that is not subject to any Guarantee by any Subsidiary of Holdings (other than a Subsidiary as contemplated under clause (i) of the proviso in Section 7.09 of this Agreement), (B) that has no scheduled amortization or scheduled payments of principal, and is not subject to mandatory redemption, repurchase, prepayment or sinking fund obligation, in each case, other than at the final maturity of such Indebtedness (it being understood that such Indebtedness may have mandatory prepayment, repurchase or redemption provisions satisfying the requirements of clause (C) below), (C) that has mandatory prepayment, repurchase or redemption, covenant, default and remedy provisions customary for senior notes (or no more restrictive than is customary) of an issuer that is the parent of a borrower under senior secured credit facilities, and in any event, with respect to covenant, default and remedy provisions, no more restrictive (taken as a whole) than those set forth in this Agreement (other than provisions customary for senior notes of a holding company, including (x) customary assets sale, change of control provisions and customary acceleration rights after an event of default and (y) customary “AHYDO” payments and (z) special mandatory redemptions in connection with customary escrow arrangements and customary acceleration rights after an event of default) and (D) if such Indebtedness is secured, it shall only be secured by assets of any Parent Holding Company (other than Holdings) and any Subsidiary of Holdings that is not prohibited from guaranteeing such Indebtedness as provided in clause (A) of this definition; provided that Holdings shall have delivered a certificate of a Responsible Officer to the Administrative Agent at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Indebtedness, together with a reasonably detailed description of the material terms and conditions of such Indebtedness or drafts of the documentation relating thereto, stating that Holdings has reasonably determined in good faith that such terms and conditions satisfy the foregoing requirement (and such certificate shall be conclusive evidence that such terms and conditions satisfy the foregoing requirement unless the Administrative Agent notifies Holdings within such five Business Day period that it disagrees with such determination (including a reasonably detailed description of the basis upon which it disagrees)); provided, further, that any such Indebtedness shall constitute Qualified Holding Company Indebtedness only if immediately after giving effect to the issuance or incurrence thereof and the use of proceeds thereof, no Event of Default under Section 8.01(f) or (g)shall have occurred and be continuing.

“Qualified Receivables Factoring” means any Factoring Transaction that meets the following conditions:

(1) such Factoring Transaction is non-recourse to, and does not obligate, the Borrower or its respective properties or assets (other than Receivables Assets) in any way other than pursuant to Standard Securitization Undertakings,

(2) all sales, conveyances, assignments and/or contributions of Receivables Assets by the Borrower or any of its Restricted Subsidiaries are made at Fair Market Value in the context of a Factoring Transaction (as determined in good faith by the Borrower), and

(3) such Factoring Transaction (including financing terms, covenants, termination events (if any) and other provisions thereof) is on market terms at the time such Factoring Transaction is first entered into (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any Credit Agreement shall not be deemed a Qualified Receivables Factoring.

“Qualified Receivables Financing” means any Receivables Financing that meets the following conditions:

(1) all sales, conveyances, assignments and/or contributions of Receivables Assets by the Borrower or any of its Restricted Subsidiaries to any Receivables Subsidiary are made at Fair Market Value in the context of a Receivables Financing (as determined in good faith by the Borrower), and

(2) the financing terms, covenants, termination events and other provisions thereof shall be on market terms at the time such Receivables Financing is first entered into (as determined in good faith by the Borrower) and may include Standard Securitization Undertakings.

The grant of a security interest in any accounts receivable of the Borrower or any of its Restricted Subsidiaries (other than a Receivables Subsidiary) to secure any credit agreement shall not be deemed a Qualified Receivables Financing.

“Rating Agency” means (1) each of Moody’s and S&P and (2) if Moody’s or S&P ceases to rate the Facilities for reasons outside of the Borrower’s control, a “nationally recognized statistical rating organization” within the meaning of Section 3 under the Exchange Act selected by the Borrower or any direct or indirect parent of the Borrower as a replacement agency for Moody’s or S&P, as the case may be.

“Ratings Decline Period”: the period that (i) begins on the earlier of (a) the date of the first public announcement of the occurrence of a transaction that, if consummated, would constitute a Change of Control and (b) the occurrence of such Change of Control and (ii) ends 90 days following consummation of such Change of Control; provided that such period shall be extended for so long as the rating of the Term Loans, as noted by the applicable Rating Agency, is under publicly announced consideration for downgrade by the applicable Rating Agency.

“Ratings Event”: any of the following:

(i) a downgrade by one or more gradations (including gradations within ratings categories as well as between rating categories) or withdrawal of the ratings with respect to the Term Loans within the Ratings Decline Period by one or more Rating Agencies (unless the applicable Rating Agency shall have put forth a written statement to the effect that such downgrade is not attributable in whole or in part to the applicable Change of Control); or

(ii) the Term Loans do not have a rating of at least B1 from Moody’s and at least B+ from S&P (or the equivalent ratings in the case of any other Rating Agency), in each case, with a stable or positive outlook, at the time of the applicable Change of Control or at any time thereafter until the termination of the applicable Ratings Decline Period; or

(iii) the Term Loans do not have a rating from at least two Ratings Agencies at the time of the applicable Change of Control or at any time thereafter until the termination of the applicable Ratings Decline Period.

“Ratio Debt” has the meaning specified in the first paragraph of Section 7.01.

“Ratio-Based Incremental Facility” has the meaning specified in Section 2.14(a).

“Reaffirmation Agreement” means that certain Reaffirmation Agreement, dated as of the Closing Date, among Holdings and the Borrower in favor of the Agents.

“Receivables Assets” means accounts receivable (whether now existing or arising in the future) of the Borrower or any of its Subsidiaries, and any assets related thereto including, without limitation, all collateral securing such accounts receivable, all contracts and all guarantees or other payment support obligations (including, without limitation, letters of credit, promissory notes or trade credit insurance) in respect of such accounts receivable, proceeds of such accounts receivable and other assets which are customarily transferred or in respect of which security interests are customarily granted in connection with non-recourse, asset securitization or factoring transactions involving accounts receivable and any Swap Contracts entered into by the Borrower or any such Subsidiary in connection with such accounts receivable.

“Receivables Fees” means distributions or payments made directly or by means of discounts with respect to any participation interest issued or sold in connection with, and other fees paid to a Person that is not a Restricted Subsidiary in connection with, any Receivables Financing or Factoring Transaction.

“Receivables Financing” means any transaction or series of transactions that may be entered into by the Borrower or any of its Subsidiaries pursuant to which the Borrower or any of its Subsidiaries may sell, contribute, convey, assign or otherwise transfer Receivables Assets to (a) a Receivables Subsidiary (in the case of a transfer by the Borrower or any of its Subsidiaries), and (b) any other Person (in the case of a transfer by a Receivables Subsidiary), which in either case, may include a backup or precautionary grant of security interest in such Receivables Assets so sold, contributed, conveyed, assigned or otherwise transferred.

“Receivables Repurchase Obligation” means (i) any obligation of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase receivables arising as a result of a breach of a representation, warranty or covenant or otherwise, including as a result of a receivable or portion thereof becoming subject to any asserted defense, dispute, off-set or counterclaim of any kind as a result of any action taken by, any failure to take action by or any other event relating to the seller, or (ii) any right of a seller of receivables in a Qualified Receivables Factoring or Qualified Receivables Financing to repurchase defaulted receivables for the purposes of claiming sales tax bad debt relief.

“Receivables Subsidiary” means a Wholly Owned Restricted Subsidiary of the Borrower (or another Person formed for the purposes of engaging in a Qualified Receivables Financing with the Borrower and/or one or more of its Subsidiaries (including, a special purpose securitization vehicle (or similar entity)) in which the. Borrower or any Subsidiary of the Borrower or a direct or indirect parent of the Borrower makes an Investment (or which otherwise owes to the Borrower or one of its Subsidiaries any deferral of part of the purchase price of the Receivables Assets for the purpose of credit enhancement given under the Qualified Receivables Financing) and to which the Borrower or any Subsidiary of the Borrower or a direct or indirect parent of the Borrower sells, conveys, assigns or otherwise transfers Receivables Assets (which may include a backup or precautionary grant of security interest in such Receivables Assets sold, conveyed, assigned or otherwise transferred or purported to be so sold, conveyed, assigned or otherwise transferred)) which engages in no activities other than in connection with the purchase, acquisition or financing of Receivables Assets of the Borrower and its Subsidiaries or a direct or indirect parent of the Borrower, all proceeds thereof and all rights (contractual or other), collateral and other assets relating thereto, and any business or activities incidental or related to such business, and which is designated by the Board of Directors of the Borrower or any Parent Holding Company (as provided below) as a Receivables Subsidiary and:

(1) no portion of the Indebtedness or any other obligations (contingent or otherwise) of which (i) is guaranteed by the Borrower Party (other than a Receivables Subsidiary, excluding guarantees of obligations (other than the principal of, and interest on, Indebtedness) pursuant to Standard Securitization Undertakings), (ii) is recourse to or obligates the Borrower Party (other than a Receivables Subsidiary) in any way other than pursuant to Standard Securitization Undertakings, or (iii) subjects any property or asset of the Borrower Party (other than a Receivables Subsidiary), directly or indirectly, contingently or otherwise, to the satisfaction thereof, other than pursuant to Standard Securitization Undertakings,

(2) with which neither the Borrower nor any Restricted Subsidiary (other than a Receivables Subsidiary) has any material contract, agreement, arrangement or understanding other than on terms which the Borrower reasonably believes to be no less favorable to the Borrower or such Subsidiary than those that might be obtained at the time from Persons that are not Affiliates of the Borrower, and

(3) to which neither the Borrower nor any other Subsidiary of the Borrower has any obligation to maintain or preserve such entity’s financial condition or cause such entity to achieve certain levels of operating results.

Any such designation by the Board of Directors of the Borrower shall be evidenced to the Administrative Agent by filing with the Administrative Agent a certified copy of the resolution of the Board of Directors of the Borrower giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing conditions.

“Recipient” means the Administrative Agent, any Lender, and any L/C Issuer.

“Reference Period” has the meaning given to such term in the definition of Pro Forma Basis.

“Refinancing” has the meaning given to such term in the definition of the Transactions.

“Refinancing Amendment” means an amendment to this Agreement, in form and substance reasonably satisfactory to the Administrative Agent, among the Borrower, the Administrative Agent and the Lenders providing Specified Refinancing Debt, effecting the incurrence of such Specified Refinancing Debt in accordance with Section 2.18.

“Refinancing Incremental Amount” has the meaning specified in Section 2.14(a).

“Refinancing Indebtedness” has the meaning specified in Section 7.01(n).

“Refinancing Notes” means one or more series of senior unsecured notes, or senior secured notes secured by the Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations or senior secured notes secured by the Collateral on a “junior” basis to the Liens securing the Obligations, in each case issued in respect of a refinancing of outstanding Indebtedness of the Borrower under any one or more Term Loan Tranches; provided that, (a) if such Refinancing Notes shall be secured, then (i) such Refinancing Notes shall only be secured by a security interest in the Collateral that secured the Term Loan Tranche being refinanced, and (ii) such Refinancing Notes shall be issued subject to customary intercreditor arrangements that are reasonably satisfactory to the Administrative Agent; (b) no Refinancing Notes shall (i) mature prior to the Latest Maturity Date with respect to Term Loans then in effect immediately after giving effect to such refinancing or (ii) be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights (except (x) customary assets sale, casualty events or similar event, change of control provisions and customary acceleration rights after an event of default and (y) customary “AHYDO” payments); (c) the covenants, events of default, guarantees, collateral and other terms of such Refinancing Notes are customary for similar debt securities in light of then-prevailing market conditions at the time of issuance (it being understood that no Refinancing Notes shall include any financial maintenance covenants (including indirectly by way of a cross-default to this Agreement), but that customary cross-acceleration provisions may be included and that any negative covenants with respect to indebtedness, investments, liens or restricted payments shall be incurrence-based) and in any event are not more favorable to the investors providing such Refinancing Notes, taken as a whole, than the terms and conditions of the Indebtedness being refinanced by such Refinancing Notes) (excluding pricing and optional prepayment or redemption terms), except for covenants or other provisions (x) applicable only to periods after the Latest Maturity

Date then in effect immediately after giving effect to such refinancing or (y) reasonably satisfactory to the Administrative Agent (provided that a certificate of a Responsible Officer of the Borrower delivered to the Administrative Agent in good faith at least five Business Days (or such shorter period as may be agreed by the Administrative Agent) prior to the incurrence of such Refinancing Notes, together with a reasonably detailed description of the material terms and conditions of such Refinancing Notes or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (c), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Administrative Agent provides notice to the Borrower of its objection during such five Business Day period (or shorter) (including a reasonable description of the basis upon which it objects)); (d) such Refinancing Notes may not have obligors or Liens that are more extensive than those which applied to the Indebtedness being refinanced (it being understood that the roles of such obligors as a borrower or a guarantor with respect to such obligations may be interchanged); and (e) the Net Cash Proceeds of such Refinancing Notes shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Term Loans under the applicable Term Loan Tranche being so refinanced and the payment of fees, expenses and premiums, if any, payable in connection therewith.

“Refinancing Notes Indentures” means, collectively, the indentures or other similar agreements pursuant to which any Refinancing Notes are issued, together with all instruments and other agreements in connection therewith, as amended, supplemented or otherwise modified from time to time in accordance with the terms thereof, but only to the extent permitted under the terms of the Loan Documents.

“Refunding Capital Stock” has the meaning specified in Section 7.05.

“Register” has the meaning specified in Section 10.07(c).

“Regulation S-X” means Regulation S-X under the Securities Act.

“Reinvestment Deferred Amount”: with respect to any Reinvestment Event, the aggregate Net Cash Proceeds received by the Borrower or a Restricted Subsidiary for its own account in connection therewith that are not applied to prepay the Term Loans pursuant to Section 2.05 as a result of delivery of a Reinvestment Notice.

“Reinvestment Event”: any Asset Sale or Casualty Event in respect of which a Loan Party has delivered a Reinvestment Notice.

“Reinvestment Notice”: a written notice signed on behalf of the Borrower by a Responsible Officer stating that no Event of Default has occurred and is continuing and the Borrower and its Restricted Subsidiaries (directly or indirectly through a Subsidiary) intends and expects to use all or a specified portion of the Net Cash Proceeds of an Asset Sale or Casualty Event to acquire assets useful to the business of the Borrower and its Restricted Subsidiaries.

“Relevant Governmental Body” means the Federal Reserve Board or the Federal Reserve Bank of New York, or a committee officially endorsed or convened by the Federal Reserve Board or the Federal Reserve Bank of New York, or any successor thereto.

“Related Business Assets” means assets (other than cash or Cash Equivalents) used or useful in a Similar Business; provided that any assets received by the Borrower or a Restricted Subsidiary in exchange for assets transferred by the Borrower or a Restricted Subsidiary will not be deemed to be Related Business Assets if they consist of securities of a Person, unless such Person is, or upon receipt of the securities of such Person, such Person would become, a Restricted Subsidiary.

“Related Parties” means, with respect to any Person, such Person’s Affiliates and the partners, members, directors, managers, officers, employees, agents, attorneys-in-fact, trustees and advisors of such Person and of such Person’s Affiliates.

“Related Taxes” means any taxes, charges or assessments, including, but not limited to, sales, use, transfer, rental, ad valorem, value-added, stamp, property, consumption, franchise, license, capital, net worth, gross receipts, excise, occupancy, intangibles or similar taxes, charges or assessments (other than U.S. federal, state or local income taxes) required to be paid by Holdings or any other direct or indirect parent of the Borrower by virtue of its being incorporated or having Capital Stock outstanding (but not by virtue of owning stock or other equity interests of any corporation or other entity other than the Borrower, any of its Subsidiaries or any other direct or indirect parent of the Borrower), or being a holding company parent of the Borrower, any of its Subsidiaries or any other direct or indirect parent of the Borrower or receiving dividends from or other distributions in respect of the Capital Stock of the Borrower, any of its Subsidiaries or any other direct or indirect parent of the Borrower, or having guaranteed any obligations of the Borrower or any Subsidiary thereof, or having made any payment in respect of any of the items for which the Borrower or any of its Subsidiaries is permitted to make payments to any parent entity pursuant to the covenant described under Section 7.05, or acquiring, developing, maintaining, owning, prosecuting, protecting or defending its intellectual property and associated rights (including but not limited to receiving or paying royalties for the use thereof) relating to the business or businesses of the Borrower or any Subsidiary thereof.

“Relevant Transaction” has the meaning specified in Section 2.05(b)ii.

“Replaceable Lender” has the meaning specified in Section 3.08(a).

“Replacement Assets” means (1) substantially all the assets of a Person primarily engaged in a Similar Business or (2) a majority of the Voting Stock of any Person primarily engaged in a Similar Business that will become, on the date of acquisition thereof, a Restricted Subsidiary.

“Reportable Event” means any of the events set forth in Section 4043(c) of ERISA, other than events for which the 30-day notice period has been waived.

“Repricing Event” means (i) any prepayment or repayment of the ~~2019 Refinancing~~2024 Term Loans, in whole or in part, with the proceeds of, or conversion or exchange of any portion of the ~~2019 Refinancing~~2024 Term Loans into, any new or replacement tranche of syndicated term loans under credit facilities incurred for the primary purpose of repaying, refinancing, or replacing ~~2019 Refinancing~~2024 Term Loans, as applicable, with term loans bearing interest with an All-in Yield less than the All-in Yield applicable to such portion of the ~~2019 Refinancing~~2024 Term Loans (as such comparative yields are determined in the reasonable judgment of the Administrative Agent consistent with generally accepted financial practices) and (ii) any amendment to the Facility with respect to the ~~2019 Refinancing~~2024 Term Loans which reduces the All-in Yield applicable to the ~~2019 Refinancing~~2024 Term Loans; provided that a Repricing Event shall not include any event described above that is not consummated for the primary purpose of lowering the effective interest cost or weighted average yield applicable to the Term Facility, including, without limitation, in the context of a transaction involving a Change of Control or a Transformative Event.

“Request for Credit Extension” means (a) with respect to a Borrowing, conversion or continuation of Loans or a Committed Loan Notice, as applicable, and (b) with respect to an L/C Credit Extension, a Letter of Credit Application.

“Required Lenders” means, as of any date of determination, Lenders having more than 50% of the sum of the (a) Total Outstandings (with the aggregate amount of each Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Lender for purposes of this definition), (b) aggregate unused Term Commitments and (c) aggregate unused Revolving Credit Commitments; provided that the unused Term Commitments of, unused Revolving Credit Commitment of, and the portion of the Total Outstandings held or deemed held by any Defaulting Lender shall be excluded for purposes of making a determination of Required Lenders.

“Required Revolving Lenders” means, as of any date of determination, Revolving Credit Lenders holding more than 50% of the sum of (a) Total Revolving Credit Outstandings (with the aggregate amount of each Revolving Credit Lender’s risk participation and funded participation in L/C Obligations being deemed “held” by such Revolving Credit Lender for purposes of this definition), and (b) aggregate unused Revolving Credit Commitments; provided that the unused Revolving Credit Commitment of, and the portion of the Total Revolving Credit

Outstandings held or deemed held by, any Defaulting Lender shall be excluded for purposes of making a determination of Required Revolving Lenders.

“Resolution Authority” means any body which has authority to exercise any Write-down and Conversion Powers.

“Responsible Officer” means, with respect to any Person, the Chairman of the Board, Chief Executive Officer, Chief Financial Officer, President, any Executive Vice President, Senior Vice President or Vice President, the Treasurer or the Secretary (or any person serving the equivalent function of any of the foregoing) of such Person (or of any direct or indirect parent, general partner, managing member or sole member of such Person) or any individual designated as an “Officer” by the Board of Directors of such Person (or the Board of Directors of any direct or indirect parent or the general partner, managing member or sole member of such Person).

“Restricted Investment” means an Investment other than a Permitted Investment.

“Restricted Payment” has the meaning specified in Section 7.05.

“Restricted Subsidiary” means any Subsidiary of the Borrower that is not an Unrestricted Subsidiary.

“Retained Excess Cash Flow” means as of any date of determination, (a) an amount equal to the sum of Excess Cash Flow (but not less than zero in any period) for the fiscal year of the Borrower ending on December 31, ~~2019~~2024 and Excess Cash Flow for each succeeding and completed fiscal year, plus (b) the portion of “Excess Cash Flow” that was permitted to be retained by the Borrower, and not required to prepay term loans, in accordance with the Existing Credit Agreement prior to the Closing Date, reduced in the case of clause (a) (i) by the amount referred to in Section 2.05(b) (for purposes of calculating the amount of any prepayment required to be made thereunder, whether or not such a prepayment is made and regardless of whether such reduction results in a negative number which reduces Retained Excess Cash Flow, and (ii) by the amount of Excess Cash Flow attributable to Non-U.S. Subsidiaries to the extent and for so long as such Excess Cash Flow is excluded from Excess Cash Flow prepayments pursuant to Section 2.05(b).

“Retired Capital Stock” has the meaning specified in Section 7.05.

“Revolving Commitment Increase Lender” has the meaning specified in Section 2.14(e).

“Revolving Credit Borrowing” means a borrowing under the Revolving Credit Facility consisting of simultaneous Revolving Credit Loans of the same Type and, in the case of SOFR Loans, having the same Interest Period made by each of the Revolving Credit Lenders pursuant to Section 2.01(b).

“Revolving Credit Commitment Increase” has the meaning specified in Section 2.14(a).

“Revolving Credit Commitments” means, as to any Revolving Credit Lender, its obligation, if any, to (a) make Revolving Credit Loans to the Borrower pursuant to Section 2.01(b), and (b) purchase participations in L/C Obligations, in an aggregate principal and/or face amount not to exceed the amount set forth under the heading “Revolving Credit Commitment” opposite such Lender’s name on Schedule 2.01, or in the Assignment and Assumption pursuant to which such Lender became a party hereto, as applicable, as the same may be adjusted from time to time in accordance with this Agreement. The Revolving Credit Commitments shall include all Revolving Credit Commitment Increases and all ~~2020~~2024 Refinancing Revolving Credit Commitments (as defined in Amendment No. ~~2~~4). The original amount of the Revolving Credit Commitments shall be $600,000,000 on the Closing Date. The aggregate Revolving Credit Commitment as of the Amendment No. 2 Effective Date shall be $650,000,000. The aggregate Revolving Credit Commitment as of the Amendment No. 4 Effective Date shall be $750,000,000, as such amount may be adjusted from time to time in accordance with the terms of this Agreement.

“Revolving Credit Facility” means, at any time, the aggregate amount of the Revolving Credit Lenders’ Revolving Credit Commitments at such time.

“Revolving Credit Lender” means, at any time, any Lender that has a Revolving Credit Commitment at such time (and after the termination of all Revolving Credit Commitments, any Lender that holds any Outstanding Amount in respect of Revolving Credit Loans and/or L/C Obligations).

“Revolving Credit Loan” has the meaning specified in Section 2.01(b).

“Revolving Credit Note” means a promissory note of the Borrower payable to any Revolving Credit Lender or its registered assigns, in substantially the form of Exhibit B-2 hereto, evidencing the aggregate indebtedness of the Borrower to such Revolving Credit Lender resulting from the Revolving Credit Loans made by such Revolving Credit Lender.

“Revolving Tranche” means (a) the Revolving Credit Facility pursuant to which Revolving Credit Loans or Letters of Credit are made under the Revolving Credit Commitments and (b) any Specified Refinancing Debt constituting revolving credit facility commitments, in each case, including the extensions of credit made thereunder. Additional Revolving Tranches may be added after the Closing Date as provided in Section 2.14, i.e., New Revolving Commitments.

“Rollover Lender” means each Term Lender party to the Existing Credit Agreement immediately prior to the Closing Date which elects to exchange outstanding term loans thereunder for Initial Term Loans under this Agreement, under and in accordance with the terms of this Agreement.

“Sale/Leaseback Transaction” means an arrangement relating to property now owned or hereafter acquired by the Borrower or a Restricted Subsidiary whereby the Borrower or a Restricted Subsidiary transfers such property to a Person and the Borrower or such Restricted Subsidiary leases it from such Person, other than leases between the Borrower and a Restricted Subsidiary or between Restricted Subsidiaries.

“Sanctioned Country” means, at any time, a country, region, or territory that is the subject of a general export, import, financial, investment or other trade-related embargo under any Sanctions Laws and Regulations, which countries as of the date of this Agreement include Cuba, Iran, North Korea, Syria, the Donetsk People’s Republic, the Luhansk People’s Republic and the Crimea Region.

“Sanctioned Person” means, at any time, (a) any Person listed in any Sanctions Laws and Regulations-related lists of designated Persons maintained by the U.S. government, including OFAC’s Specially Designated National’s and Blocked Parties List, the U.S. Department of State’s list of Debarred Parties, and the U.S. Department of Commerce’s Entity List, as well as the United Nations Security Council, ~~Her~~His Majesty’s Treasury of the United Kingdom, the European Union, any European Union member state or the Canadian government, (b) any Person located, operating, organized, or resident in a Sanctioned Country, or (c) any Person owned or controlled by any such Person.

“Sanctions Laws and Regulations” means (i) any sanctions or requirements imposed by, or based upon the obligations or authorities set forth in, the PATRIOT Act, the Executive Order No. 13224 of September 23, 2001, entitled Blocking Property and Prohibiting Transactions With Persons Who Commit, Threaten to Commit, or Support Terrorism (66 Fed. Reg. 49079 (2001)), the U.S. International Emergency Economic Powers Act (50 U.S.C. §§ 1701 et seq.), the U.S. Trading with the Enemy Act (50 U.S.C. App. §§ 1 et seq.), the Export Control Reform Act, the Export Administration Regulations, the U.S. Syria Accountability and Lebanese Sovereignty Act, the U.S. Comprehensive Iran Sanctions, Accountability, and Divestment Act of 2010 or the Iran Sanctions Act, Section 1245 of the National Defense Authorization Act of 2012, the Countering America’s Adversaries Through Sanctions Act, all as amended, or any of the foreign assets control regulations (including but not limited to 31 C.F.R., Subtitle B, Chapter V, as amended) or any other law or executive order relating thereto administered by the U.S. Department of the Treasury Office of Foreign Assets Control (“OFAC”), the U.S. Department of Commerce, the U.S. Department of State, and any similar law, regulation, or executive order that may be enacted, from time to time, by the United States government, (ii) any sanctions or requirements under similar laws or regulations enacted by the European Union, any EU member state, the United Kingdom, or the United Nations, or administered, enacted, or enforced by the respective governmental institutions or agencies of any of the foregoing, that apply to the Borrower.

“S&P” means Standard & Poor’s Rating Services, a Standard & Poor’s Financial Services LLC business, or any successor to the rating agency business thereof.

“SEC” means the U.S. Securities and Exchange Commission.

“Secured Cash Management Agreement” means any Cash Management Agreement that is entered into by and between any Loan Party or Restricted Subsidiary and any Cash Management Bank, except for any such Cash Management Agreement designated by the Borrower in writing to the Administrative Agent as an “unsecured cash management agreement” as of the Closing Date or, if later, on or about the time of entering into such Cash Management Agreement.

“Secured Hedge Agreement” means any Swap Contract permitted under Article VII that is entered into by and between any Loan Party or Restricted Subsidiary and any Hedge Bank, except for any such Swap Contract designated by the Borrower and the applicable Hedge Bank in writing to the Administrative Agent as an “unsecured hedge agreement” as of the Closing Date or, if later, as of the time of entering into such Swap Contract.

“Secured Parties” means, collectively, the Administrative Agent, the Collateral Agent, the Lenders (including, for the avoidance of doubt, the L/C Issuers), the Hedge Banks to the extent they are party to one or more Secured Hedge Agreements, the Cash Management Banks to the extent they are party to one or more Secured Cash Management Agreements and each co-agent or subagent appointed by the Administrative Agent or the Collateral Agent from time to time pursuant to Article IX.

“Securities Act” means the U.S. Securities Act of 1933, as amended, and the rules and regulations of the SEC promulgated thereunder.

“SEMS” means the Superfund Enterprise Management System database maintained by the U.S. Environmental Protection Agency.

“Senior Notes” means, collectively, the 2016 Senior Notes, 2017 Senior Notes and 2019 Senior Notes.

“Senior Notes Indentures” means, collectively the 2016 Senior Notes Indenture, 2017 Senior Notes Indenture and 2019 Senior Notes Indenture.

“Similar Business” means any business engaged or proposed to be engaged in by Holdings and its Restricted Subsidiaries on the Closing Date and any business or other activities that are similar, ancillary, complementary, incidental or related thereto, or an extension, development or expansion of, the businesses in which Holdings and its Restricted Subsidiaries are engaged following the Closing Date.

“SOFR” means a rate per annum equal to the secured overnight financing rate as administered by the SOFR Administrator.

“SOFR Administrator” means the Federal Reserve Bank of New York (or a successor administrator of the secured overnight financing rate).

“SOFR Borrowing” means, as to any Borrowing, the SOFR Loans comprising such Borrowing.

“SOFR Loan” means a Loan that bears interest at a rate based on Adjusted Term SOFR, other than pursuant to clause (c) of the definition of “Base Rate”.

“Solvent” means, with respect to any Person on any date of determination, that on such date (a) the fair aggregate value of the assets and property of such Person is greater than the total amount of liabilities, including contingent liabilities, of such Person and is sufficient to enable payment of all such Person’s obligations due and accruing due, (b) the aggregate present fair salable value of the assets and property of such Person is greater than or equal to the total amount that will be required to pay the probable liabilities, including contingent liabilities, of the Loan Parties as they become absolute and matured and is sufficient to enable payment of all such Person’s obligations due and accruing due, (c) the capital of such Person is not unreasonably small in relation to its business as contemplated on such date of determination, (d) such Person has not and does not intend to, and does not believe that it will, incur debts or other obligations, including current obligations, beyond its ability to pay such debts and liabilities as they become due (whether at maturity or otherwise) and is not for any reason unable to pay its debts or meets its obligations as they generally become due and (e) such Person is “solvent” within the meaning given to that term and similar terms under Laws applicable to such Person relating to fraudulent transfers and conveyances, transactions at an undervalue, unfair preferences or equivalent concepts. The amount of contingent liabilities at any time shall be computed as the amount that, in the light of all the facts and circumstances existing at such time, represents the amount that can reasonably be expected to become an actual or matured liability or, if a different methodology is prescribed by applicable Laws, as prescribed by such Laws.

“SPC” has the meaning specified in Section 10.07(g).

“Specified Refinancing Agent” has the meaning specified in Section 2.18(a).

“Specified Refinancing Debt” has the meaning specified in Section 2.18(a).

“Specified Refinancing Revolving Credit Commitment” has the meaning specified in Section 2.18(a).

“Specified Refinancing Revolving Loans” means Specified Refinancing Debt constituting revolving loans.

“Specified Refinancing Term Commitment” has the meaning specified in Section 2.18(a).

“Specified Refinancing Term Loans” means Specified Refinancing Debt constituting term loans.

“Specified Transaction” means any incurrence or repayment of Indebtedness (excluding Indebtedness incurred for working capital purposes other than pursuant to this Agreement) or Investment that results in a Person becoming a Subsidiary, any designation of a Subsidiary as a Restricted Subsidiary or as an Unrestricted Subsidiary, any acquisition or any Disposition that results in a Restricted Subsidiary ceasing to be a Subsidiary of the Borrower, any Investment constituting an acquisition of assets constituting a business unit, line of business or division of another Person or any Disposition of a business unit, line of business or division of the Borrower or any of the Restricted Subsidiaries, in each case whether by merger, consolidation, amalgamation, Division or otherwise or any material restructuring of the Borrower or implementation of any initiative not in the ordinary course of business.

“Standard Securitization Undertakings” means representations, warranties, covenants, indemnities and guarantees of performance entered into by the Borrower or any Subsidiary of the Borrower which the Borrower has determined in good faith to be customary in a Factoring Transaction or Receivables Financing including, without limitation, those relating to the servicing of the assets of a Receivables Subsidiary, it being understood that any Receivables Repurchase Obligation shall be deemed to be a Standard Securitization Undertaking.

“Stated Maturity” means with respect to any security, the date specified in such security as the fixed date on which the final payment of principal of such security is due and payable, including pursuant to any mandatory redemption provision (but excluding any provision providing for the repurchase of such security at the option of the holder thereof upon the happening of any contingency unless such contingency has occurred).

“Subject Lien” has the meaning specified in Section 7.02.

“Subordinated Indebtedness” means (a) with respect to the Borrower, any Indebtedness of the Borrower which is by its terms expressly subordinated in right of payment to the Obligations, and (b) with respect to any Guarantor, any Indebtedness of such Guarantor which is by its terms expressly subordinated in right of payment to its Guarantee of the Obligations.

“Subsidiary” means, with respect to any Person (1) any corporation, association or other business entity (other than a partnership, joint venture, limited liability company or similar entity) of which more than 50% of the total voting power of the Voting Stock is at the time of determination owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, (2) any partnership, joint venture, limited liability company or similar entity of which (x) more than 50% of the capital accounts, distribution rights, total equity and voting interests or general and limited partnership interests, as applicable, are owned or controlled, directly or indirectly, by such Person or one or more of the other Subsidiaries of that Person or a combination thereof, whether in the form of membership, general, special or limited partnership interests or otherwise, and (y) such Person or any Restricted Subsidiary of such Person is a controlling general partner or otherwise controls such entity and (3) any Person that is consolidated in the consolidated financial statements of the specified Person in accordance with GAAP.

“Subsidiary Guarantor” means each Subsidiary of the Borrower that executes a Guaranty.

“Supported QFC” has the meaning specified in Section 9.

“Swap Contract” means (a) any and all rate swap transactions, basis swaps, credit derivative transactions, forward rate transactions, commodity swaps, commodity options, forward commodity contracts, equity or equity index swaps or options, bond or bond price or bond index swaps or options or forward bond or forward bond price or forward bond index transactions, interest rate options, forward foreign exchange transactions, cap transactions, floor transactions, collar transactions, currency swap transactions, cross-currency rate swap transactions, currency options, spot contracts, or any other similar transactions or any combination of any of the foregoing (including any options to enter into any of the foregoing), whether or not any such transaction is governed by or subject to any master agreement, and (b) any and all transactions of any kind, and the related confirmations, which are subject to the terms and conditions of, or governed by, any form of master agreement published by the International Swaps and Derivatives Association, Inc., any International Foreign Exchange Master Agreement, or any other master agreement, including any obligations or liabilities under any such master agreement.

“Swap Obligation” means, with respect to any Guarantor, any obligation to pay or perform under any agreement, contract or transaction that constitutes a “swap” within the meaning of section 1a(47) of the Commodity Exchange Act.

“Taxes” means all present or future taxes, levies, imposts, duties, deductions, withholdings (including backup withholding), assessments, fees or other similar charges imposed by any Governmental Authority, including any interest, additions to tax or penalties applicable thereto.

“Term Borrowing” means a borrowing of the same Type of Term Loan of a single Tranche from all the Lenders having Term Commitments or Term Loans of the respective Tranche on a given date (or resulting from a conversion or conversions on such date) having, in the case of SOFR Loans, the same Interest Period.

“Term Commitment” means, as to each Term Lender, (i) its ~~Initial~~2024 Term Commitment, (ii) its Term Commitment Increase, (iii) its New Term Commitment or (iv) its Specified Refinancing Term Commitment. The amount of each Lender’s ~~Initial~~2024 Term Commitment is as set forth in the definition thereof and the amount of each Lender’s other Term Commitments shall be as set forth (x) in the applicable Assignment and Assumption or (y) in the amendment or agreement relating to the respective Term Commitment Increase, New Term Commitment or Specified Refinancing Term Commitment pursuant to which such Lender shall have assumed its Term Commitment, as the case may be, as such amounts may be adjusted from time to time in accordance with this Agreement.

“Term Commitment Increase” has the meaning specified in Section 2.14(a).

“Term Facility” means a facility in respect of any Term Loan Tranche (including any Term Commitment Increase with respect to any Term Loan Tranche), as the context may require.

“Term Lender” means (a) at any time on or prior to the Closing Date, any Lender that has an Initial Term Commitment at such time and (b) at any time after the Closing Date, any Lender that holds Term Loans and/or Term Commitments at such time (which, for the avoidance of doubt, shall include the 2024 Term Lenders).

“Term Loan” means an advance made by any Term Lender under any Term Facility (which, for the avoidance of doubt, shall include the 2024 Term Loans).

“Term Loan Tranche” means the respective facility and commitments utilized in making (or, where applicable, conversion of) Term Loans hereunder, with there being one tranche on the ~~Closing~~Amendment No. 4 Effective Date. Additional Term Loan Tranches may be added after the ~~Closing~~Amendment No. 4 Effective Date, i.e., New Term Loans, Specified Refinancing Term Loans, New Term Commitments and Specified Refinancing Term Commitments.

“Term Note” means a promissory note of the Borrower payable to the order of any Term Lender or its registered assigns, in substantially the form of Exhibit B-1 hereto, evidencing the indebtedness of the Borrower to such Term Lender resulting from the Term Loans under the same Term Loan Tranche made or held by such Term Lender.

“Term SOFR” means,

(a) for any calculation with respect to a SOFR Loan, the Term SOFR Reference Rate for a tenor comparable to the applicable Interest Period on the day (such day, the “Periodic Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to the first day of such Interest Period, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Periodic Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Periodic Term SOFR Determination Day, and

(b) for any calculation with respect to a Base Rate Loan on any day, the Term SOFR Reference Rate for a tenor of one month on the day (such day, the “Base Rate Term SOFR Determination Day”) that is two (2) U.S. Government Securities Business Days prior to such day, as such rate is published by the Term SOFR Administrator; provided, however, that if as of 5:00 p.m. (New York City time) on any Base Rate Term SOFR Determination Day the Term SOFR Reference Rate for the applicable tenor has not been published by the Term SOFR Administrator and a Benchmark Replacement Date with respect to the Term SOFR Reference Rate has not occurred, then Term SOFR will be the Term SOFR Reference Rate for such tenor as published by the Term SOFR Administrator on the first preceding U.S. Government Securities Business Day for which such Term SOFR Reference Rate for such tenor was published by the Term SOFR Administrator so long as such first preceding U.S. Government Securities Business Day is not more than three (3) U.S. Government Securities Business Days prior to such Base Rate SOFR Determination Day.

~~“Term SOFR Adjustment” means a percentage equal to 0.10% per annum.~~

“Term SOFR Administrator” means CME Group Benchmark Administration Limited (CBA) (or a successor administrator of the Term SOFR Reference Rate selected by the Administrative Agent in its reasonable discretion).

“Term SOFR Reference Rate” means the forward-looking term rate based on SOFR.

“Threshold Amount” means $50,000,000.

“Total Outstandings” means the aggregate Outstanding Amount of all Loans and all L/C Obligations.

“Total Revolving Credit Outstandings” means the aggregate Outstanding Amount of all Revolving Credit Loans and L/C Obligations.

“Tranche” means any Term Loan Tranche or any Revolving Tranche.

“Transaction Costs” has the meaning given to such term in the definition of the “Transaction.”

“Transactions” means:

(a) the Borrower obtaining the Facilities;

(b) the Borrower issuing and selling the 2019 Senior Notes;

(c) the refinancing or repayment of all existing third party Indebtedness for borrowed money of the Borrower under the Existing Credit Agreement (the “Refinancing”); and

(d) the payment of all fees, costs and expenses incurred in connection with the transactions described in the foregoing provisions of this definition (the “Transaction Costs”).

“Transformative Event” means any merger, acquisition, investment, dissolution, liquidation, consolidation or disposition that is either (a) not permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction or (b) if permitted by the terms of the Loan Documents immediately prior to the consummation of such transaction, would not provide Holdings and its Restricted Subsidiaries with adequate flexibility under the Loan Documents for the continuation and/or expansion of their combined operations following such consummation, as reasonably determined by the Borrower acting in good faith.

“Type” means, with respect to a Loan, its character as a Base Rate Loan or a SOFR Loan.

“UK Bail-In Legislation” means Part I of the United Kingdom Banking Act 2009 and any other law or regulation applicable in the United Kingdom relating to the resolution of unsound or failing banks, investment firms or other financial institutions or their affiliates (otherwise than through liquidation, administration or other insolvency proceedings).

“Unadjusted Benchmark Replacement” means the applicable Benchmark Replacement excluding the related Benchmark Replacement Adjustment.

“Undisclosed Administration” means in relation to a Lender or its direct or indirect parent company the appointment of an administrator, provisional liquidator, conservator, receiver, trustee, custodian or other similar official by a supervisory authority or regulator under or based on the law in the country where such Person is subject to home jurisdiction supervision if applicable law requires that such appointment is not to be publicly disclosed.

“Unfunded Advances/Participations” means (a) with respect to the Administrative Agent, the aggregate amount, if any (i) made available to the Borrower on the assumption that each Lender has made available to the Administrative Agent such Lender’s share of the applicable Borrowing available to the Administrative Agent as contemplated by Section 2.12(b) and (ii) with respect to which a corresponding amount shall not in fact have been returned to the Administrative Agent by the Borrower or made available to the Administrative Agent by any such Lender, and (b) with respect to any L/C Issuer, the aggregate amount, if any, of amounts drawn under Letters of Credit in respect of which a Revolving Credit Lender shall have failed to make Revolving Credit Loans or L/C Advances to reimburse such L/C Issuer pursuant to Section 2.03(c).

“Unfunded Pension Liability” means the excess of a Plan’s benefit liabilities under Section 4001(a) of ERISA over the current value of such Plan’s assets, determined in accordance with assumptions used for funding the Plan pursuant to Section 412 of the Code for the applicable plan year.

“Uniform Commercial Code” or “UCC” means the Uniform Commercial Code as the same may from time to time be in effect in the State of New York or the Uniform Commercial Code (or similar code or statute) of another jurisdiction, to the extent it may be required to apply to any item or items of Collateral.

“United States” and “U.S.” mean the United States of America.

“Unpaid Amount” has the meaning specified in Section 7.05.

“Unreimbursed Amount” has the meaning specified in Section 2.03(d)(i).

“Unrestricted Subsidiary” means:

(1) any Subsidiary of the Borrower that at the time of determination shall be designated an Unrestricted Subsidiary by the Board of Directors of the Borrower or any direct or indirect parent of the Borrower in the manner provided below; and

(2) any Subsidiary of an Unrestricted Subsidiary.

The Board of Directors of the Borrower or any direct or indirect parent of the Borrower may designate any Subsidiary of the Borrower (including any existing Subsidiary and any newly acquired or newly formed Subsidiary of the Borrower) to be an Unrestricted Subsidiary unless such Subsidiary or any of its Subsidiaries owns any Equity Interests of, or owns or holds any Lien on any property of, the Borrower or any other Subsidiary of the Borrower that is not a Subsidiary of the Subsidiary to be so designated; provided, however, that either:

(a) the Subsidiary to be so designated has total consolidated assets of $1,000 or less; or

(b) if such Subsidiary has consolidated assets greater than $1,000, then such designation would be permitted under Section 7.01, 7.02 or 7.05, or

The Board of Directors of the Borrower or any direct or indirect parent of the Borrower may designate any Unrestricted Subsidiary to be a Restricted Subsidiary; provided, however, that immediately after giving effect to such designation (1) the Borrower could Incur $1.00 of additional Indebtedness as Ratio Debt, or (2) the Fixed Charge Coverage Ratio for the Borrower and its Restricted Subsidiaries would be equal to or greater than such ratio for the Borrower and its Restricted Subsidiaries immediately prior to such designation, each case on a Pro Forma Basis taking into account such designation, and no Event of Default shall have occurred and be continuing as a result of such designation.

Any such designation by the Board of Directors of the Borrower or any direct or indirect parent of the Borrower shall be evidenced to the Administrative Agent by promptly filing with the Administrative Agent a copy of the resolution of the Board of Directors of the Borrower or any direct or indirect parent of the Borrower giving effect to such designation and an officer’s certificate certifying that such designation complied with the foregoing provisions.

“U.S. Government Securities Business Day” means any day except for (a) a Saturday, (b) a Sunday or (c) a day on which the Securities Industry and Financial Markets Association recommends that the fixed income departments of its members be closed for the entire day for purposes of trading in United States government securities.

“U.S. Person” means any Person that is a “United States person” as defined in Section 7701(a)(30) of the Code.

“U.S. Subsidiary” means any Subsidiary of the Borrower that is organized under the laws of the United States, any state thereof or the District of Columbia.

“U.S. Tax Compliance Certificate” has the meaning assigned to such term in Section 3.01(h)(ii).

“Voting Stock” of any Person as of any date means the Capital Stock of such Person that is entitled to vote in the election of the Board of Directors of such Person.

“Weighted Average Life to Maturity” means, when applied to any Indebtedness or Disqualified Stock or Preferred Stock, as the case may be, at any date, the number of years (and/or portion thereof) obtained by dividing (a) the sum of the products obtained by multiplying (i) the amount of each then remaining installment, sinking fund, serial maturity or other required payments of principal, including payment at final maturity, in respect of such Indebtedness or redemption or similar payment, in respect of such Disqualified Stock or Preferred Stock, by (ii) the number of years (calculated to the nearest one-twelfth) that will elapse between such date and the making of such payment; by (b) the then outstanding principal amount of such Indebtedness.

“Wholly Owned Restricted Subsidiary” means any Wholly Owned Subsidiary that is a Restricted Subsidiary.

“Wholly Owned Subsidiary” of any Person means a direct or indirect Subsidiary of such Person 100% of the outstanding Capital Stock or other ownership interests of which (other than directors’ qualifying shares or shares or interests required to be held by foreign nationals or other third parties to the extent required by applicable law) shall at the time be owned by such Person or by one or more Wholly Owned Subsidiaries of such Person.

“Withholding Agent” means any Loan Party and the Administrative Agent.

“Write-Down and Conversion Powers” means~~, with respect to any EEA Resolution Authority, the write-down and conversion powers of such EEA Resolution Authority from time to time under the~~ (a) in relation to any Bail-In Legislation ~~for the applicable EEA Member Country, which write-down and conversion powers are~~ described ~~from time to time~~ in the EU Bail-In Legislation Schedule~~.~~ from time to time, the powers described as such in relation to that Bail-In Legislation in the EU Bail-In Legislation Schedule; (b) in relation to the UK Bail-In Legislation, any powers under that UK Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that UK Bail-In Legislation that are related to or ancillary to any of those powers; and (c) in relation to any other applicable Bail-In Legislation: (i) any powers under that Bail-In Legislation to cancel, transfer or dilute shares issued by a person that is a bank or investment firm or other financial institution or affiliate of a bank, investment firm or other financial institution, to cancel, reduce, modify or change the form of a liability of such a person or any contract or instrument under which that liability arises, to convert all or part of that liability into shares, securities or obligations of that person or any other person, to provide that any such contract or instrument is to have effect as if a right had been exercised under it or to suspend any obligation in respect of that liability or any of the powers under that Bail-In Legislation that are related to or ancillary to any of those powers; and (ii) any similar or analogous powers under that Bail-In Legislation.

Section 1.02 Other Interpretive Provisions. With reference to this Agreement and each other Loan Document, unless otherwise specified herein or in such other Loan Document:

(a) The meanings of defined terms are equally applicable to the singular and plural forms of the defined terms.

(b) The words “herein,” “hereto,” “hereof” and “hereunder” and words of similar import when used in any Loan Document shall refer to such Loan Document as a whole and not to any particular provision thereof.

(c) References in this Agreement to an Exhibit, Schedule, Article, Section, clause or subclause refer (A) to the appropriate Exhibit or Schedule to, or Article, Section, clause or subclause in this

Agreement or (B) to the extent such references are not present in this Agreement, to the Loan Document in which such reference appears.

(d) The term “including” is by way of example and not limitation.

(e) The term “documents” includes any and all instruments, documents, agreements, certificates, notices, reports, financial statements and other writings, however evidenced, whether in physical or electronic form.

(f) Any reference herein to any Person shall be construed to include such Person’s successors and assigns.

(g) In the computation of periods of time from a specified date to a later specified date, the word “from” means “from and including;” the words “to” and “until” each mean “to but excluding;” and the word “through” means “to and including.”

(h) Section headings herein and in the other Loan Documents are included for convenience of reference only and shall not affect the interpretation of this Agreement or any other Loan Document.

(i) In measuring compliance with this Agreement with respect to any (x) Investment or acquisition, merger, amalgamation or similar transaction that has been definitively agreed to or publicly announced ~~and~~, (y) repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock with respect to which a notice of prepayment (or similar notice) which may be conditional, has been delivered and (z) any Restricted Payment (each, a “Limited Condition Transaction”), in each case for purposes of determining:

1. whether any Indebtedness (including Acquired Indebtedness), Disqualified Stock or Preferred Stock that is being incurred in connection with such ~~Investment, acquisition, merger, amalgamation or similar transaction, or repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock or repayment, repurchase or refinancing of Indebtedness~~Limited Condition Transaction is permitted to be incurred in compliance with Section 7.01;

2. whether any Lien being incurred in connection with such ~~Investment, acquisition, merger, amalgamation or similar transaction or repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock or repayment, repurchase or refinancing of Indebtedness or to secure any such Indebtedness~~Limited Condition Transaction is permitted to be incurred in accordance with Section 7.02 or the definition of “Permitted Liens”;

3. whether any other transaction undertaken or proposed to be undertaken ~~in connection with such Investment, acquisition, merger, amalgamation or similar transaction or repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock or repayment, repurchase or refinancing of Indebtedness~~to consummate such Limited Condition Transaction complies with the covenants or agreements contained in this Agreement;

4. any calculation of the ratios, baskets or financial metrics, including Fixed Charge Coverage Ratio, Consolidated First Lien Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated Net Income, Consolidated EBITDA and/or Pro Forma Cost Savings and baskets determined by reference to Consolidated EBITDA or Consolidated Total Assets and, whether a Default or Event of Default exists in connection with the foregoing; and

5. whether any condition precedent to the Incurrence of Indebtedness (including Acquired Indebtedness), Disqualified Stock, Preferred Stock or Liens, in each case that is being Incurred in connection with such ~~Investment, acquisition, merger, amalgamation or similar transaction, or repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock~~Limited Condition Transaction is satisfied, at the option of the Borrower, any of its Restricted Subsidiaries, any direct or indirect parent of the Borrower, any successor entity of any of the foregoing or a third party (the “Testing Party”), the date that the definitive agreement for, ~~or~~ public announcement of, ~~such Investment, merger, amalgamation or similar transaction, or repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock is entered into or the date of any notice, which may be conditional, of such repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock is given to the holders thereof~~or notice with respect to, such Limited Condition Transaction (the “Transaction Commitment Date”) may be used as the applicable date of determination, as the case may be, in each case with such pro forma adjustments as are appropriate and consistent with the pro forma adjustment provisions set forth in the definition of “Pro Forma Basis” or “Consolidated EBITDA.” For the avoidance of doubt, if the Testing Party elects to use the Transaction Commitment Date as the applicable date of determination in accordance with the foregoing, (a) any fluctuation or change in the Fixed Charge Coverage Ratio, Consolidated First Lien Net Leverage Ratio, Consolidated Total Net Leverage Ratio, Consolidated Net Income, Consolidated EBITDA, Consolidated Total Assets and/or Pro Forma Cost Savings of the Borrower from the Transaction Commitment Date to the consummation of such ~~Investment, acquisition or repayment, repurchase or refinancing of Indebtedness,~~Limited Condition Transaction will not be taken into account ~~for purposes of determining whether any Indebtedness or Lien that is being incurred in connection with such Investment, acquisition, merger, amalgamation or similar transaction, or repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock or repayment, repurchase or refinancing of Indebtedness, or in connection with compliance by Holdings or any of the Restricted Subsidiaries with any other provision of the Loan Documents or any other transaction undertaken in connection with such Investment, acquisition or repayment, repurchase or refinancing of Indebtedness, is permitted to be incurred~~, (b) if financial statements for one or more subsequent fiscal quarters shall have become available, the Testing Party may elect, in its sole discretion, to re-determine all such baskets, ratios and financial metrics on the basis of such financial statements, in which case such date of redetermination shall thereafter be deemed to be the applicable Transaction Commitment Date for purposes of such baskets, ratios and financial metrics, (c) if any ratios or financial metrics improve or baskets increase as a result of such fluctuations, such improved ratios, financial metrics or baskets may be utilized, (d) until such ~~Investment, acquisition, merger, amalgamation or similar transaction or repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock or repayment, repurchase or refinancing of Indebtedness~~Limited Condition Transaction is consummated or such definitive agreements are terminated or such notices rescinded (or conditions in any conditional notice can no longer be met or public announcements with respect thereto are withdrawn), such ~~Investment, acquisition, merger, amalgamation or similar transaction, Permitted Change of Control or repayment, repurchase or refinancing of Indebtedness, Disqualified Stock or Preferred Stock)~~Limited Condition Transaction and all transactions proposed to be undertaken in connection therewith (including the incurrence of Indebtedness and Liens) will be given pro forma effect when determining compliance of other transactions (including the incurrence of Indebtedness and Liens unrelated to such ~~Investment, acquisition or repayment, repurchase or refinancing of Indebtedness~~Limited Condition Transaction) that are consummated after the Transaction Commitment Date and on or prior to the consummation of such ~~Investment, acquisition or repayment, repurchase or refinancing of Indebtedness~~Limited Condition Transaction and any such transactions (including any incurrence of Indebtedness and the use of proceeds thereof) will be deemed to have occurred on the date the definitive agreements are entered or public announcements with respect thereto are withdrawn be outstanding thereafter for purposes of calculating any baskets or ratios under the Loan Documents after the date of such agreement and before the consummation of such ~~Investment, acquisition or repayment, repurchase or refinancing of Indebtedness~~Limited Condition Transaction; and (e) Consolidated Interest Expense for purposes of the Fixed Charge Coverage Ratio will be calculated using an assumed interest rate based on the indicative interest margin (without giving effect to any step-ups) contained in any financing commitment documentation with respect to such Indebtedness or, if no such indicative interest margin exists, as reasonably determined by the Borrower in good faith.

(a) For the purposes of Sections 2.05(b)(ii), 6.12, 7.03, 7.04 and 7.05, an allocation of assets to a division of a Restricted Subsidiary that is a limited liability company, or an allocation of assets to a series of a Restricted Subsidiary that is a limited liability company, shall be treated as a transfer of assets from one Restricted Subsidiary to another Restricted Subsidiary.

Section 1.03 Accounting Terms.

(a) All accounting terms not specifically or completely defined herein shall be construed in conformity with, and all financial data (including financial ratios and other financial calculations) required to be submitted pursuant to this Agreement shall be prepared in conformity with, GAAP, as in effect from time to time.

(b) If at any time any change in GAAP or the application thereof, or any election by the Borrower to report in GAAP for financial reporting purposes, would affect the computation or interpretation of any financial ratio, basket, requirement or other provision set forth in any Loan Document, and either the Borrower or the Required Lenders shall so request, the Administrative Agent and the Borrower shall negotiate in good faith to amend such ratio, basket, requirement or other provision to preserve the original intent thereof in light of such change in GAAP or the application thereof (subject to the approval of the Required Lenders not to be unreasonably withheld, conditioned or delayed) (provided that any change affecting the computation of the ratio set forth in Section 7.08 shall be subject solely to the approval of the Required Revolving Lenders (not to be unreasonably withheld, conditioned or delayed) and the Borrower); provided that, until so amended, (i) (A) such ratio, basket, requirement or other provision shall continue to be computed or interpreted in accordance with GAAP or the application thereof prior to such change therein and (B) the Borrower shall provide to the Administrative Agent and the Lenders a written reconciliation in form and substance reasonably satisfactory to the Administrative Agent, between calculations of such ratio, basket, requirement or other provision made before and after giving effect to such change in GAAP or the application thereof or (ii) the Borrower may elect to fix GAAP (for purposes of such ratio, basket, requirement or other provision) as of another later date notified in writing to the Administrative Agent from time to time.

(c) Notwithstanding anything to the contrary contained herein, all such financial statements shall be prepared, and all financial covenants contained herein or in any other Loan Document shall be calculated, in each case, without giving effect to any election under FASB ASC 825 (or any similar accounting principle) permitting a Person to value its financial liabilities at the fair value thereof.

Section 1.04 Rounding. Any financial ratios required to be maintained by the Borrower, or satisfied in order for a specific action to be permitted, under this Agreement shall be calculated by dividing the appropriate component by the other component, carrying the result to one place more than the number of places by which such ratio is expressed herein and rounding the result up or down to the nearest number (with a rounding-up if there is no nearest number).

Section 1.05 References to Agreements and Laws. Unless otherwise expressly provided herein, (a) references to Organization Documents, agreements (including the Loan Documents) and other contractual instruments shall be deemed to include all subsequent amendments, restatements, extensions, supplements and other modifications thereto, but only to the extent that such amendments, restatements, extensions, supplements and other modifications are permitted by any Loan Document and (b) references to any Law shall include all statutory and regulatory provisions consolidating, amending, replacing, supplementing or interpreting such Law.

Section 1.06 Times of Day. Unless otherwise specified, all references herein to times of day shall be references to New York City time (daylight or standard, as applicable).

Section 1.07 Timing of Payment or Performance. When the payment of any obligation or the performance of any covenant, duty or obligation is stated to be due or performance required on a day which is not a Business Day, the date of such payment (other than as specifically provided in Section 2.12 or as described in the definition of Interest Period or Interest Payment Date) or performance shall extend to the immediately succeeding Business Day.

Section 1.08 Currency Equivalents Generally. . Any amount specified in this Agreement (other than in Articles II, IX and X) or any of the other Loan Documents to be in Dollars shall also include the equivalent of such amount in any currency other than Dollars, such equivalent amount to be determined at the rate of exchange quoted by the Administrative Agent at the close of business on the Business Day immediately preceding any date of determination thereof, to prime banks in New York, New York for the spot purchase in the New York foreign exchange market of such amount in Dollars with such other currency.

Section 1.09 Rates. The Administrative Agent does not warrant or accept any responsibility for, and shall not have any liability with respect to, (a) the continuation of, administration of, submission of, calculation of or any other matter related to Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR or Term SOFR, or any component definition thereof or rates referred to in the definition thereof, or any alternative, successor or replacement rate thereto (including any Benchmark Replacement), including whether the composition or characteristics of any such alternative, successor or replacement rate (including any Benchmark Replacement) will be similar to, or produce the same value or economic equivalence of, or have the same volume or liquidity as, Base Rate, the Term SOFR Reference Rate, Adjusted Term SOFR, Term SOFR or any other Benchmark prior to its discontinuance or unavailability, or (b) the effect, implementation or composition of any Conforming Changes. The Administrative Agent and its affiliates or other related entities may engage in transactions that affect the calculation of Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR, any alternative, successor or replacement rate (including any Benchmark Replacement) or any relevant adjustments thereto, in each case, in a manner adverse to the Borrower. The Administrative Agent may select information sources or services in its reasonable discretion to ascertain Base Rate, the Term SOFR Reference Rate, Term SOFR, Adjusted Term SOFR or any other Benchmark, or any component definition thereof or rates referred to in the definition thereof, in each case pursuant to the terms of this Agreement, and shall have no liability to the Borrower, any Lender or any other person or entity for damages of any kind, including direct or indirect, special, punitive, incidental or consequential damages, costs, losses or expenses (whether in tort, contract or otherwise and whether at law or in equity), for any error or calculation of any such rate (or component thereof) provided by any such information source or service, in each case except to the extent resulting from the gross negligence or willful misconduct of the Administrative Agent (as determined by a court of competent jurisdiction in a final and non-appealable decision).

Section 1.10 Letter of Credit Amounts. Unless otherwise specified herein, the amount of a Letter of Credit at any time shall be deemed to be the stated amount of such Letter of Credit in effect at such time after giving effect to any expiration periods applicable thereto; provided, however, that (i) if any presentation of drawing documents shall have been made on or prior to the expiration date of such Letter of Credit and the applicable L/C Issuer shall not yet have honored such drawing or given notice of dishonor, the amount of such Letter of Credit that is the subject of such drawing shall be treated as still outstanding and (ii) with respect to any Letter of Credit that, by its terms or the terms of any Issuer Document related thereto, provides for one or more automatic increases in the stated amount thereof, the amount of such Letter of Credit shall be deemed to be the maximum stated amount of such Letter of Credit after giving effect to all such increases, whether or not such maximum stated amount is in effect at such time.

Section 1.11 Pro Forma Calculations. Notwithstanding anything to the contrary herein (subject to Section 1.02(i)), the Consolidated First Lien Net Leverage Ratio, the Consolidated Total Net Leverage Ratio and the Fixed Charge Coverage Ratio, Consolidated Total Assets and Consolidated Total Assets shall be calculated (including for purposes of Sections 2.14 and 2.15) on a Pro Forma Basis with respect to each Specified Transaction occurring during the applicable four quarter period to which such calculation relates, and/or subsequent to the end of such four-quarter period but not later than the date of such calculation; provided that notwithstanding the foregoing, when calculating the Consolidated First Lien Net Leverage Ratio for purposes of (i) determining the applicable percentage of Excess Cash Flow for purposes of Section 2.05(b), (ii) the Applicable Rate, (iii) the Applicable Commitment Fee and (iv) determining actual compliance (and not Pro Forma Compliance or compliance on a Pro Forma Basis) with the Financial Covenant, any Specified Transaction and any related adjustment contemplated in the definition of Pro Forma Basis (and corresponding provisions of the definition of Consolidated EBITDA) that occurred subsequent to the end of the applicable four quarter period shall not be given Pro Forma Effect.

Section 1.12 Calculation of Baskets. If any of the baskets set forth in this Agreement are exceeded solely as a result of fluctuations to Consolidated EBITDA or Consolidated Total Assets for the most recently completed fiscal quarter after the last time such baskets were calculated for any purpose under this Agreement, such baskets will not be deemed to have been exceeded solely as a result of such fluctuations.

ARTICLE II

The Commitments and Credit Extensions

Section 2.01 The Loans.

(a) The Initial Term Borrowing. Subject to the terms and conditions set forth herein, (i) each Term Lender with an Initial Term Commitment severally agrees to make a single loan denominated in Dollars (the “Initial Term Loans”) to the Borrower on the Closing Date in an amount not to exceed such Term Lender’s Initial Term Commitment. The initial Term Borrowing shall consist of Initial Term Loans made simultaneously by the Term Lenders in accordance with their respective Initial Term Commitments. Amounts borrowed under this Section 2.01(a) and subsequently repaid or prepaid may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepayment-Based Incremental Facility to the extent provided by Section 2.14). Initial Term Loans may be Base Rate Loans or SOFR Loans as further provided herein.

(b) The Revolving Credit Borrowings. Subject to the terms and conditions set forth herein, each Revolving Credit Lender severally agrees to make loans denominated in Dollars (each such loan, a “Revolving Credit Loan”) to the Borrower from time to time on and after the ~~Closing~~Amendment No. 4 Effective Date, on any Business Day until and excluding the Business Day preceding the Maturity Date for the Revolving Credit Facility, in an aggregate amount not to exceed at any time outstanding the amount of such Lender’s Revolving Credit Commitment; provided, however, that after giving effect to any Revolving Credit Borrowing, (i) the Total Revolving Credit Outstandings shall not exceed the Revolving Credit Facility and (ii) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, shall not exceed such Lender’s Revolving Credit Commitment. Within the limits of each Lender’s Revolving Credit Commitment, and subject to the other terms and conditions hereof, the Borrower may borrow under this Section 2.01(b), prepay under Section 2.05, and reborrow under this Section 2.01(b). Revolving Credit Loans may be Base Rate Loans (if denominated in Dollars) or SOFR Loans, as further provided herein. To the extent that any portion of the Revolving Credit Facility has been refinanced with one or more new revolving credit facilities constituting Specified Refinancing Debt, each Revolving Credit Borrowing (including any deemed Revolving Credit Borrowings made pursuant to Section 2.03) shall be allocated pro rata among the Revolving Tranches.

(c) After the Closing Date, subject to and upon the terms and conditions set forth herein, each Lender with a Term Commitment (other than an Initial Term Commitment) with respect to any Tranche of Term Loans (other than Initial Term Loans) severally agrees to make a Term Loan under such Tranche to the Borrower in an amount not to exceed such Term Lender’s Term Commitment under such Tranche on the date of incurrence thereof, which Term Loans under such Tranche shall be incurred pursuant to a single drawing on the date set forth for such incurrence. Such Term Loans may be SOFR Loans or Base Rate Loans as further provided herein. Once repaid, Term Loans incurred hereunder may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepayment-Based Incremental Facility to the extent provided by Section 2.14).

(d) The 2024 Term Borrowing. Subject to the terms and conditions set forth herein and in the Amendment No. 4, each 2024 Term Lender severally agrees to make a single loan (including by way of cashless exchange of 2019 Refinancing Term Loans hereunder pursuant to Amendment No. 4) denominated in Dollars (the “2024 Term Loans”) to the Borrower on the Amendment No. 4 Effective Date in an amount not to exceed such 2024 Term Lender’s 2024 Term Commitment. The 2024 Term Borrowing shall consist of 2024 Term Loans made simultaneously by the 2024 Term Lenders in accordance with their respective 2024 Term Commitments. Amounts borrowed under this Section 2.01(d) and subsequently repaid or prepaid may not be reborrowed (it being understood, however, that prepayments will be taken into account for purposes of any Prepayment-Based Incremental Facility to the extent provided by Section 2.14). 2024 Term Loans may be Base Rate Loans or SOFR Loans as further provided herein.

Section 2.02 Borrowings, Conversions and Continuations of Loans.

(a) Each Term Borrowing, each Revolving Credit Borrowing, each conversion of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans from one Type to the other, and each continuation of SOFR Loans, shall be made upon irrevocable notice by the Borrower to the Administrative Agent. Each such notice must be in writing and must be received by the Administrative Agent not later than (1) in the case of a Borrowing of any SOFR Loans, 1:00 p.m. two U.S. Government Securities Business Days prior to the requested date of any Borrowing conversion of Base Rate Loans to SOFR Loans or continuation of SOFR Loans (or in the case of any such Borrowing to be made on the ~~Closing~~Amendment No. 4 Effective Date, one Business Day prior to the ~~Closing~~Amendment No. 4 Effective Date) and (2) in the case of a Borrowing of Base Rate Loans, 10:00 a.m. on the Business Day of any Borrowing or of any conversion of SOFR Loans to Base Rate Loan. Each notice pursuant to this Section 2.02(a) shall be delivered to the Administrative Agent in the form of a written Committed Loan Notice, appropriately completed and signed by a Responsible Officer of the Borrower.

Any Revolving Credit Loans made on the Closing Date shall initially be Base Rate Loans, and the aggregate principal amount of all Revolving Credit Loans made shall not exceed $15,000,000 (which amount, for the avoidance of doubt, shall not include the face amount of any outstanding Letters of Credit). Each borrowing by the Borrower under the Revolving Credit Commitments shall be in an amount equal to (x) in the case of Base Rate Loans, $500,000 or a whole multiple of $50,000 in excess thereof (or, if the then aggregate available Revolving Credit Commitments are less than $500,000, such lesser amount) and (y) in the case of SOFR Loans, $1,000,000 or a whole multiple of $250,000 in excess thereof.

Each Committed Loan Notice shall specify (i) whether the Borrower is requesting a Term Borrowing, a Revolving Credit Borrowing, a conversion of a Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans from one Type to another, or a continuation of SOFR Loans, (ii) the requested date of the Borrowing, conversion or continuation, as the case may be (which shall be a Business Day), (iii) the principal amount of Loans to be borrowed, converted or continued, (iv) the Type of Loans to be borrowed or to which existing Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans are to be converted and (v) if applicable, the duration of the Interest Period with respect thereto. If the Borrower fails to give a timely notice requesting a conversion or continuation, then the applicable Loans shall be made as, or converted to, Base Rate Loans. Any such automatic conversion or continuation pursuant to the immediately preceding sentence shall be effective as of the last day of the Interest Period then in effect with respect to the applicable SOFR Loans. If the Borrower requests a Borrowing of, conversion to, or continuation of SOFR Loans in any such Committed Loan Notice, but fails to specify an Interest Period, it will be deemed to have specified an Interest Period of one month.

(b) Following receipt of a Committed Loan Notice, the Administrative Agent shall promptly notify each applicable Lender of the amount of its ratable share of the applicable Tranche of Term Loans, Specified Refinancing Revolving Loans or Revolving Credit Loans, and if no timely notice of a conversion or continuation of SOFR Loan is provided by the Borrower, the Administrative Agent shall notify each Lender of the details of any automatic conversion to SOFR Loans with an Interest Period of one month as described in Section 2.02(a). In the case of a Term Borrowing or a Revolving Credit Borrowing, each Appropriate Lender shall make the amount of its Loan available to the Administrative Agent in immediately available funds at the Administrative Agent’s Office not later than 12:00 p.m. (New York City time), on the Business Day specified in the applicable Committed Loan Notice. Each Lender may, at its option, make any Loan available to the Borrower by causing any foreign or domestic branch or Affiliate of such Lender to make such Loan; provided that any exercise of such option shall not affect the obligation of the Borrower to repay such Loan in accordance with the terms of this Agreement. Upon satisfaction of the applicable conditions set forth in Section 4.02 (or, if such Borrowing is the initial Credit Extension, Section 4.01 and Section 4.02), the Administrative Agent shall make all funds so received available to the Borrower in like funds as received by the Administrative Agent either by (i) crediting the account of the Borrower on the books of the Administrative Agent with the amount of such funds or (ii) wire transfer of such funds, in each case in accordance with instructions provided to (and reasonably acceptable to) the Administrative Agent by the Borrower; provided, however, that if, on the date the Committed Loan Notice with respect to such Borrowing is given by the Borrower, there are L/C Borrowings outstanding, then the proceeds of such Borrowing shall be applied, first, to the payment in full of any such L/C Borrowings, and second, to the Borrower as provided above.

(c) Except as otherwise provided herein, a SOFR Loan may be continued or converted only on the last day of an Interest Period for such SOFR Loan unless the Borrower pays the amount due under Section 3.06 in connection therewith. During the existence of an Event of Default, at the election of the Administrative Agent or the Required Lenders, no Loans may be requested as, converted to or continued as SOFR Loans.

(d) The Administrative Agent shall promptly notify the Borrower and the applicable Lenders of the interest rate applicable to any Interest Period for SOFR Loans upon determination of such interest rate. The determination of Term SOFR by the Administrative Agent shall be conclusive in the absence of manifest error.

(e) After giving effect to all Term Borrowings, all Revolving Credit Borrowings, all conversions of Term Loans or Revolving Credit Loans from one Type to another, and all continuations of Term Loans or Revolving Credit Loans of the same Type, there shall not be more than fifteen Interest Periods in effect.

(f) The failure of any Lender to make the Loan to be made by it as part of any Borrowing shall not relieve any other Lender of its obligation, if any, hereunder to make its Loan on the date of such Borrowing, but no Lender shall be responsible for the failure of any other Lender to make the Loan to be made by such other Lender on the date of any Borrowing, which for the avoidance of doubt does not limit such Lender’s obligations under Section 2.17.

Section 2.03 Letters of Credit.

(a) The Letter of Credit Commitment. Subject to the terms and conditions set forth herein, (A) each L/C Issuer agrees, in reliance upon (among other things) the agreements of the other Revolving Credit Lenders set forth in this Section 2.03, (1) from time to time on any Business Day during the period from the Closing Date until the Letter of Credit Expiration Date, to issue Letters of Credit for the account of the Borrower or any Restricted Subsidiary (provided that the Borrower hereby irrevocably agrees to reimburse the applicable L/C Issuer for any and all amounts drawn on any Letters of Credit issued for the account of any Restricted Subsidiary on a joint and several basis with such Restricted Subsidiary and the Borrower hereby acknowledges that the issuance of Letters of Credit for the account of its Restricted Subsidiaries inures to the benefit of the Borrower, and that the Borrower’s business derives benefits from the businesses of such Restricted Subsidiaries) and to amend or renew Letters of Credit previously issued by it, in accordance with Section 2.03(c), and (2) to honor drafts under the Letters of Credit and (B) the Revolving Credit Lenders severally agree to participate in Letters of Credit issued for the account of the Borrower or any Restricted Subsidiary and any drawings thereunder; provided that no L/C Issuer shall be obligated to make any L/C Credit Extension with respect to any Letter of Credit, and no Lender shall be obligated to participate in any Letter of Credit, if as of the date of such L/C Credit Extension (v) the Total Revolving Credit Outstandings, (w) the aggregate Outstanding Amount of the Revolving Credit Loans of any Lender, plus such Lender’s Pro Rata Share of the Outstanding Amount of all L/C Obligations, would exceed such Lender’s Revolving Credit Commitment and (x) the Outstanding Amount of the L/C Obligations would exceed the Letter of Credit Sublimit. Within the foregoing limits and subject to the terms and conditions hereof, the Borrower’s ability to obtain Letters of Credit shall be fully revolving, and accordingly the Borrower may, during the foregoing period, obtain Letters of Credit to replace Letters of Credit that have expired or that have been drawn upon and reimbursed.

ii. No L/C Issuer shall be under any obligation to issue any Letter of Credit (and, in the case of clause (b) and (c), no L/C Issuer shall issue any Letter of Credit) if:

a. any order, judgment or decree of any Governmental Authority or arbitrator shall by its terms purport to enjoin or restrain such L/C Issuer from issuing such Letter of Credit, or any Law applicable to such L/C Issuer or any request or directive (whether or not having the force of Law) from any Governmental Authority with jurisdiction over such L/C Issuer shall prohibit, or request that such L/C Issuer refrain from, the issuance of letters of credit generally or such Letter of Credit in particular or shall impose upon such L/C Issuer with respect to such Letter of Credit any restriction, reserve or capital requirement (for which such L/C Issuer is not otherwise compensated hereunder) not in effect on the Closing Date, or shall impose upon such L/C Issuer any unreimbursed loss, cost or expense which was not applicable on the Closing Date and which, in each case, such L/C Issuer in good faith deems material to it;

b. subject to Section 2.03(c)(iii), the expiry date of such requested Letter of Credit would occur later than the earlier to occur of (x) more than 12 months after the date of issuance or last renewal or (y) five Business Days prior to the termination of the Revolving Credit Commitments, unless the applicable L/C Issuer, in its sole discretion, have approved such expiry date;

c. the expiry date of such requested Letter of Credit would occur after the Letter of Credit Expiration Date, unless (i) all the Revolving Credit Lenders and the applicable L/C Issuer have approved such expiry date and/or (ii) the applicable L/C Issuer has approved such expiry date and such requested Letter of Credit has been Cash Collateralized by the applicant requesting such Letter of Credit in accordance with Section 2.16 at least three Business Days prior to the Letter of Credit Expiration Date;

d. the issuance of such Letter of Credit would violate one or more generally applicable policies of or Laws applicable to such L/C Issuer in place at the time of such request;

e. such Letter of Credit is in an initial stated amount of less than $5,000 or such lesser amount as is acceptable to the applicable L/C Issuer in its sole discretion;

f. such Letter of Credit is denominated in a currency other than Dollars;

g. any Revolving Credit Lender under the applicable Tranche is at that time a Defaulting Lender, unless the applicable L/C Issuer has entered into arrangements, including reallocation of the Defaulting Lender’s Pro Rata Share of the outstanding L/C Obligations pursuant to Section 2.17(a)iv or the delivery of Cash Collateral in accordance with Section 2.16 with the Borrower or such Lender to eliminate such L/C Issuer’s actual or potential Fronting Exposure under such Tranche (after giving effect to Section 2.17(a)iv) with respect to the Defaulting Lender arising from either the Letter of Credit then proposed to be issued or that Letter of Credit and all other L/C Obligations as to which such L/C Issuer has actual or potential Fronting Exposure under such Tranche.

iii. No L/C Issuer shall be under any obligation to amend any Letter of Credit if (A) such L/C Issuer would have no obligation at such time to issue such Letter of Credit in its amended form under the terms hereof or (B) the beneficiary of such Letter of Credit does not accept the proposed amendment to such Letter of Credit.

iv. Each L/C Issuer shall act on behalf of the Revolving Credit Lenders under the applicable Tranche with respect to any Letters of Credit issued by it and the documents associated therewith, and each L/C Issuer shall have all of the benefits and immunities (A) provided to the Administrative Agent in Article IX with respect to any acts taken or omissions suffered by such L/C Issuer in connection with Letters of Credit issued by it or proposed to be issued by it and Issuer Documents pertaining to such Letters of Credit as fully as if the term “Administrative Agent” as used in Article IX included each L/C Issuer with respect to such acts or omissions, and (B) as additionally provided herein with respect to each L/C Issuer.

(b) The foregoing benefits and immunities shall not excuse any L/C Issuer from liability to the Borrower to the extent of any direct damages (as opposed to indirect, special, consequential, punitive or exemplary damages claims which are hereby waived by the Borrower to the extent permitted by applicable law)

suffered by the Borrower that are caused by such the L/C Issuer’s gross negligence, bad faith or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment.

(c) Procedures for Issuance and Amendment of Letters of Credit; Auto-Renewal Letters of Credit. i. Each Letter of Credit shall be issued or amended, as the case may be, upon the request of the Borrower delivered to the applicable L/C Issuer (with a copy to the Administrative Agent) in the form of a Letter of Credit Application, including agreed-upon draft language for such Letter of Credit reasonably acceptable to the applicable L/C Issuer (it being understood that such draft language for each such Letter of Credit must be in English or, if agreed to in the sole discretion of the applicable L/C issuer, accompanied by an English translation certified by the Borrower to be a true and correct English translation), appropriately completed and signed by a Responsible Officer of the Borrower. Such Letter of Credit Application must be received by the applicable L/C Issuer and the Administrative Agent not later than 12:00 p.m. at least five Business Days (or such shorter period as such L/C Issuer and the Administrative Agent may agree in a particular instance in their sole discretion) prior to the proposed issuance date or date of amendment, as the case may be. In the case of a request for an initial issuance of a Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (A) the proposed issuance date of the requested Letter of Credit (which shall be a Business Day not later than 30 days prior to the Maturity Date of the Revolving Credit Facility, unless the Administrative Agent and the applicable L/C Issuer otherwise agree); (B) the amount thereof; (C) the expiry date thereof; (D) the name and address of the beneficiary thereof; (E) the documents to be presented by such beneficiary in case of any drawing thereunder; (F) the full text of any certificate or other documents to be presented by such beneficiary in case of any drawing thereunder; (G) the Person for whose account the requested Letter of Credit is to be issued (which must be the Borrower Party); and (H) such other matters as the applicable L/C Issuer may reasonably request. In the case of a request for an amendment of any outstanding Letter of Credit, such Letter of Credit Application shall specify in form and detail reasonably satisfactory to the applicable L/C Issuer: (1) the Letter of Credit to be amended; (2) the proposed date of amendment thereof (which shall be a Business Day); (3) the nature of the proposed amendment and (4) such other matters as the applicable L/C Issuer may reasonably request.

ii. Promptly following delivery of any Letter of Credit Application to the applicable L/C Issuer, the Borrower will confirm with the Administrative Agent that the Administrative Agent has received a copy of such Letter of Credit Application and, if the Administrative Agent has not received a copy of such Letter of Credit Application, then the Borrower will provide the Administrative Agent with a copy thereof. Upon receipt by such L/C Issuer of confirmation from the Administrative Agent that the requested issuance or amendment is permitted in accordance with the terms hereof, then, subject to the terms and conditions hereof, such L/C Issuer shall, on the requested date, issue a Letter of Credit for the account of the Borrower or any Restricted Subsidiary (as designated in the Letter of Credit Application) or enter into the applicable amendment, as the case may be. Immediately upon the issuance of each Letter of Credit under any Tranche, each Revolving Credit Lender under such Tranche shall be deemed to, and hereby irrevocably and unconditionally agrees to, purchase from the applicable L/C Issuer a risk participation in such Letter of Credit in an amount equal to such Lender’s Pro Rata Share of the applicable Revolving Credit Facility multiplied by the amount of such Letter of Credit.

iii. If the Borrower on behalf of the applicable Borrower Party so requests in any applicable Letter of Credit Application, the applicable L/C Issuer may, in its sole and absolute discretion, agree to issue a Letter of Credit that has automatic renewal provisions (each, an “Auto-Renewal Letter of Credit”); provided that any such Auto-Renewal Letter of Credit must permit such L/C Issuer to prevent any such renewal at least once in each twelve-month period (commencing with the date of issuance of such Letter of Credit) by giving prior notice to the beneficiary thereof not later than a day in each such twelve-month period to be agreed upon at the time such Letter of Credit is issued. Unless otherwise directed by the applicable L/C Issuer, the Borrower shall not be required to make a specific request to such L/C Issuer for any such renewal. Once an Auto-Renewal Letter of Credit has been issued, the Revolving Credit Lenders under the applicable Tranche shall be deemed to have authorized (but may not require) the applicable L/C Issuer to permit the renewal of such Letter of Credit at any time to an expiry date not later than the Letter of Credit Expiration Date; provided, however, that such L/C Issuer shall not permit any such renewal if such L/C Issuer has determined that it would have no obligation at such time to issue such Letter of Credit in its renewed form under the terms hereof (by reason of the provisions of Section 2.03(a)(ii) or otherwise).

iv. Promptly after its delivery of any Letter of Credit or any amendment to a Letter of Credit to an advising bank with respect thereto or to the beneficiary thereof, the applicable L/C Issuer will also (A) deliver to the Borrower, the applicable Borrower Party and the Administrative Agent a true and complete copy of such Letter of Credit or amendment and (B) the Administrative Agent in turn will notify each Revolving Credit Lender of the applicable Tranche of such issuance or amendment and the amount of such Revolving Credit Lender’s Pro Rata Share therein.

v. Notwithstanding anything to the contrary set forth above, the issuance of any Letters of Credit by any L/C Issuer under this Agreement shall be subject to such reasonable additional letter of credit issuance procedures and requirements as may be required by such L/C Issuer’s internal letter of credit issuance policies and procedures, in its sole discretion, as in effect at the time of such issuance, including requirements with respect to the prior receipt by such L/C Issuer of customary “know your customer” information (including, if required, a certification pursuant to the Beneficial Ownership Regulation) regarding a prospective account party or applicant that is not the Borrower hereunder, as well as regarding any beneficiaries of a requested Letter of Credit. Additionally, if (a) the beneficiary of a Letter of Credit issued hereunder is an issuer of a letter of credit not governed by this Agreement for the account of the Borrower or any Restricted Subsidiary (an “Other L/C”), and (b) such Letter of Credit is issued to provide credit support for such Other L/C, no amendments may be made to such Other L/C without the consent of the applicable L/C Issuer hereunder.

(d) Drawings and Reimbursements; Funding of Participations. i. Upon receipt from the beneficiary of any Letter of Credit of any drawing under such Letter of Credit, the applicable L/C Issuer shall notify the Borrower and the Administrative Agent thereof. Each L/C Issuer shall notify the Borrower on the date of any payment by such L/C Issuer under a Letter of Credit (each such date, an “Honor Date”), and the Borrower shall reimburse such L/C Issuer through the Administrative Agent in an amount equal to the amount of such drawing no later than on the next succeeding Business Day (and any reimbursement made on such next Business Day shall be taken into account in computing interest and fees in respect of any such Letter of Credit) after the Borrower shall have received notice of such payment with interest on the amount so paid or disbursed by such L/C Issuer, to the extent not reimbursed prior to 3:00 p.m. in the case of drawings in Dollars on the applicable Honor Date, from and including the date paid or disbursed to but excluding the date such L/C Issuer was reimbursed by the Borrower therefor at a rate per annum equal to the Base Rate as in effect from time to time plus the Applicable Rate as in effect from time to time for Revolving Credit Loans that are maintained as Base Rate Loans. If the Borrower fails to so reimburse such L/C Issuer on such next Business Day, the Administrative Agent shall promptly notify each Revolving Credit Lender of the Honor Date, the amount of the unreimbursed drawing (the “Unreimbursed Amount”), and the amount of such Revolving Credit Lender’s Pro Rata Share thereof. In such event, in the case of an Unreimbursed Amount, the Borrower shall be deemed to have requested a Revolving Credit Borrowing of Base Rate Loans in Dollars, as applicable, to be disbursed on such date in an amount equal to the Unreimbursed Amount, in accordance with the requirements of Section 2.02 but without regard to the minimum and multiples specified in Section 2.02 for the principal amount of Base Rate Loans or SOFR Loans, as the case may be, but subject to the amount of the unutilized portion of the Revolving Credit Commitments under the applicable Tranche and the conditions set forth in Section 4.02 (other than the delivery of a Committed Loan Notice). Any notice given by an L/C Issuer or the Administrative Agent pursuant to this Section 2.03(d)(i) may be given by telephone if promptly confirmed in writing; provided that the lack of such a prompt confirmation shall not affect the conclusiveness or binding effect of such notice.

ii. Each Revolving Credit Lender (including each Lender acting as an L/C Issuer) shall upon any notice pursuant to Section 2.03(d)(i) make funds available (and the Administrative Agent may apply Cash Collateral provided for this purpose) for the account of the applicable L/C Issuer, at the Administrative Agent’s Office in an amount equal to its applicable Pro Rata Share of the Unreimbursed Amount not later than 3:00 p.m. on the Business Day specified in such notice by the Administrative Agent, whereupon, subject to the provisions of Section 2.03(d)iii, each Revolving Credit Lender that so makes funds available shall be deemed to have made a Base Rate Revolving Credit Loan under the applicable

Tranche to the Borrower in such amount. The Administrative Agent shall promptly remit the funds so received to the applicable L/C Issuer.

iii. With respect to any Unreimbursed Amount that is not fully refinanced by a Revolving Credit Borrowing of Base Rate Loans because the conditions set forth in Section 4.02 cannot be satisfied (other than the condition in Section 4.02(c), which shall be deemed to be satisfied) or for any other reason, the Borrower shall be deemed to have incurred from the applicable L/C Issuer an L/C Borrowing in the amount of the Unreimbursed Amount that is not so refinanced, which L/C Borrowing shall be due and payable on demand (together with interest) and shall bear interest at the Default Rate then applicable to Base Rate Revolving Credit Loans. In such event, each Revolving Credit Lender’s payment to the Administrative Agent for the account of the applicable L/C Issuer pursuant to Section 2.03(d)ii shall be deemed payment in respect of its participation in such L/C Borrowing and shall constitute an L/C Advance from such Lender in satisfaction of its participation obligation under this Section 2.03.

iv. Until each Revolving Credit Lender under the applicable Tranche funds its Revolving Credit Loan or L/C Advance pursuant to this Section 2.03(d) to reimburse the applicable L/C Issuer for any amount drawn under any Letter of Credit, interest in respect of such Lender’s applicable Pro Rata Share of such amount shall be solely for the account of such L/C Issuer.

v. Each Revolving Credit Lender’s obligation to make Revolving Credit Loans or L/C Advances to reimburse the applicable L/C Issuer for amounts drawn under Letters of Credit, as contemplated by this Section 2.03(d), shall be absolute and unconditional and shall not be affected by any circumstance, including (A) any setoff, counterclaim, recoupment, defense or other right which such Lender may have against such L/C Issuer, the Borrower or any other Person for any reason whatsoever, (B) the occurrence or continuance of a Default or (C) any other occurrence, event or condition, whether or not similar to any of the foregoing; provided, however, that each Revolving Credit Lender’s obligation to make Revolving Credit Loans pursuant to this Section 2.03(d) is subject to the conditions set forth in Section 4.02 (other than delivery by the Borrower of a Committed Loan Notice). No such making of an L/C Advance shall relieve or otherwise impair the obligation of the Borrower to reimburse the applicable L/C Issuer for the amount of any payment made by the applicable L/C Issuer under any Letter of Credit, together with interest as provided herein.

vi. If any Revolving Credit Lender fails to make available to the Administrative Agent for the account of the applicable L/C Issuer any amount required to be paid by such Lender pursuant to the foregoing provisions of this Section 2.03(d) by the time specified in Section 2.03(d)ii, then, without limiting the other provisions of this Agreement, such L/C Issuer shall be entitled to recover from such Lender (acting through the Administrative Agent), on demand, such amount with interest thereon for the period from the date such payment is required to the date on which such payment is immediately available to such L/C Issuer at a rate per annum equal to the greater of the Federal Funds Rate from time to time in effect and a rate reasonably determined by such L/C Issuer in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by such L/C Issuer in connection with the foregoing. If such Lender pays such principal amount, the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in the relevant Borrowing or L/C Advance in respect of the relevant L/C Borrowing, as the case may be. A certificate of the applicable L/C Issuer submitted to any Revolving Credit Lender (through the Administrative Agent) with respect to any amounts owing under this Section 2.03(d)(vi) shall be conclusive absent manifest error.

(e) Repayment of Participations. i. If, at any time after an L/C Issuer under any Tranche has made a payment under any Letter of Credit issued by it and has received from any Revolving Credit Lender such Lender’s L/C Advance in respect of such payment in accordance with Section 2.03(d), the Administrative Agent receives for the account of such L/C Issuer any payment in respect of the related Unreimbursed Amount or interest thereon (whether directly from the Borrower or otherwise, including proceeds of Cash Collateral applied thereto by the Administrative Agent), the Administrative Agent will distribute to such Lender its applicable Pro Rata Share thereof (appropriately adjusted, in the case of interest payments, to reflect the period of time during which such Lender’s L/C Advance was outstanding) in the same funds as those received by the Administrative Agent.

ii. If any payment received by the Administrative Agent for the account of an L/C Issuer pursuant to Section 2.03(d)(i) is required to be returned under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by such L/C Issuer in its discretion), each Revolving Credit Lender under the applicable Tranche shall pay to the Administrative Agent for the account of such L/C Issuer its applicable Pro Rata Share thereof on demand of the Administrative Agent, plus interest thereon from the date of such demand to the date such amount is returned by such Lender, at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders under this clause shall survive the payment in full of the Obligations and the termination of this Agreement.

(f) Obligations Absolute. The obligation of the Borrower to reimburse the applicable L/C Issuer for each drawing under each Letter of Credit and to repay each L/C Borrowing shall be absolute, unconditional and irrevocable, and shall be paid strictly in accordance with the terms of this Agreement under all circumstances, including the following:

i. any lack of validity or enforceability of such Letter of Credit, this Agreement, or any other agreement or instrument relating thereto;

ii. the existence of any claim, counterclaim, setoff, defense or other right that the Borrower or any Subsidiary may have at any time against any beneficiary or any transferee of such Letter of Credit (or any Person for whom any such beneficiary or any such transferee may be acting), the applicable L/C Issuer or any other Person, whether in connection with this Agreement, the transactions contemplated hereby or by such Letter of Credit or any agreement or instrument relating thereto, or any unrelated transaction;

iii. any draft, demand, certificate or other document presented under such Letter of Credit proving to be forged, fraudulent, invalid or insufficient in any respect or any statement therein being untrue or inaccurate in any respect; or any loss or delay in the transmission or otherwise of any document required in order to make a drawing under such Letter of Credit;

iv. any payment by the applicable L/C Issuer under such Letter of Credit against presentation of a draft, certificate or other drawing document that does not comply with the terms of such Letter of Credit; or any payment made by the applicable L/C Issuer under such Letter of Credit to any Person purporting to be a trustee in bankruptcy, debtor-in-possession, assignee for the benefit of creditors, administrator, administrative receiver, judicial manager, liquidator, receiver or other representative of or successor to any beneficiary or any transferee of such Letter of Credit, including any arising in connection with any proceeding under any Debtor Relief Law;

v. any exchange, release or non-perfection of any Collateral, or any release or amendment or waiver of or consent to departure from the Guaranty or any other guarantee, for all or any of the Obligations of the Borrower in respect of such Letter of Credit; or

vi. any other circumstance or happening whatsoever, whether or not similar to any of the foregoing, including any other circumstance that might otherwise constitute a defense available to, or a legal or equitable discharge of, or provide a right of setoff against the obligations of the Borrower or any Subsidiaries hereunder.

The Borrower shall promptly examine a copy of each Letter of Credit and each amendment thereto that is delivered to them and, in the event of any claim of noncompliance with the instructions of the Borrower or other irregularity, the Borrower will promptly notify the applicable L/C Issuer. The Borrower shall be conclusively deemed to have waived any such claim against any L/C Issuer and its correspondents unless such notice is given as aforesaid.

(g) Role of L/C Issuer. Each Lender and the Borrower agree that, in paying any drawing under a Letter of Credit, the applicable L/C Issuer shall not have any responsibility to obtain any document (other than any sight draft, certificates and other documents expressly required by the Letter of Credit) or to ascertain or inquire as to the validity or accuracy of any such document or the authority of the Person executing or delivering any such document. None of the applicable L/C Issuer, any Agent-Related Person nor any of the respective correspondents, participants or assignees of the applicable L/C Issuer shall be liable to any Lender for (i) any action taken or omitted in connection herewith at the request or with the approval of the Revolving Credit Lenders or the Required Revolving Lenders, as applicable; (ii) any action taken or omitted in the absence of bad faith, gross negligence or willful misconduct as determined by a court of competent jurisdiction in a final and nonappealable judgment or (iii) the due execution, effectiveness, validity or enforceability of any document or instrument related to any Letter of Credit or Letter of Credit Application. The Borrower hereby assumes all risks of the acts or omissions of any beneficiary or transferee with respect to its use of any Letter of Credit; provided, however, that this assumption is not intended to, and shall not, preclude the Borrower from pursuing such rights and remedies as they may have against the beneficiary or transferee at Law or under any other agreement. None of the applicable L/C Issuer, any Agent-Related Person, nor any of the respective correspondents, participants or assignees of such L/C Issuer, shall be liable or responsible for any of the matters described in clauses (i) through (v) of Section 2.03(f); provided, however, that anything in such clauses to the contrary notwithstanding, the Borrower may have a claim against such L/C Issuer, and such L/C Issuer may be liable to the Borrower, to the extent, but only to the extent, of any direct, as opposed to indirect, special, punitive, consequential or exemplary, damages suffered by the Borrower which a court of competent jurisdiction determines in a final non-appealable judgment were caused by such L/C Issuer’s bad faith, willful misconduct or gross negligence. In furtherance and not in limitation of the foregoing, the applicable L/C Issuer may, in its sole discretion, either accept documents that appear on their face to be in order and make payment upon such documents, without responsibility for further investigation, regardless of any notice or information to the contrary, and such L/C Issuer shall not be responsible for the validity or sufficiency of any instrument transferring or assigning or purporting to transfer or assign a Letter of Credit or the rights or benefits thereunder or proceeds thereof, in whole or in part, which may prove to be invalid or ineffective for any reason or refuse to accept and make payment upon such documents if such documents are not in strict compliance with the terms of such Letter of Credit.

(h) Letter of Credit Fees. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its applicable Pro Rata Share, a Letter of Credit fee which shall accrue for each Letter of Credit of each Tranche in an amount equal to the Applicable Rate then in effect for SOFR Loans with respect to the Revolving Credit Facility multiplied by the daily maximum amount then available to be drawn under such Letter of Credit (whether or not such maximum amount is then in effect under such Letter of Credit if such maximum amount increases automatically pursuant to the terms of such Letter of Credit); provided, however, that any Letter of Credit fees otherwise payable for the account of a Defaulting Lender with respect to any Letter of Credit as to which such Defaulting Lender has not provided Cash Collateral satisfactory to the applicable L/C Issuer pursuant to this Section 2.03 shall be payable, to the maximum extent permitted by applicable Law, to the other Revolving Credit Lenders under the applicable Tranche in accordance with the upward adjustments in their respective applicable Pro Rata Shares allocable to such Letter of Credit pursuant to Section 2.17(a)iv, with the balance of such fee, if any, payable to the applicable L/C Issuer for its own account. Such Letter of Credit fees shall be computed on a quarterly basis in arrears and shall be due and payable on the last Business Day of each fiscal quarter, in respect of the quarterly period then ending (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. If there is any change in the Applicable Rate during any quarter, the daily maximum amount of each Letter of Credit shall be computed and multiplied by the Applicable Rate separately for each period during such quarter that such Applicable Rate was in effect.

(i) Fronting Fee and Documentary and Processing Charges Payable to an L/C Issuer. The Borrower shall pay directly to the applicable L/C Issuer for its own account a fronting fee equal to 0.125% of the maximum daily amount available to be drawn under such Letter of Credit on a quarterly basis in arrears. Such fronting fee shall be due and payable on the last Business Day of each fiscal quarter beginning with the first fiscal quarter after the Closing Date in respect of the quarterly period then ending (or portion thereof, in the case of the first payment), commencing with the first such date to occur after the issuance of such Letter of Credit, and on the Letter of Credit Expiration Date. For purposes of computing the maximum daily amount available to be drawn under any Letter of Credit, the amount of such Letter of Credit shall be determined in accordance with Section 1.10. In addition, the Borrower shall pay directly to the applicable L/C Issuer for its own account the customary issuance, presentation, administration, amendment and other processing fees, and other standard costs and charges, of such

L/C Issuer relating to letters of credit as from time to time in effect. Such customary fees and standard costs and charges are due and payable within five Business Days of demand and are nonrefundable.

(j) Conflict with Letter of Credit Application. In the event of any conflict between the terms hereof and the terms of any Letter of Credit Application, the terms hereof shall control.

(k) Reporting. To the extent that any Letters of Credit are issued by an L/C Issuer other than the Administrative Agent, each such L/C Issuer shall furnish to the Administrative Agent a report detailing the daily L/C Obligations outstanding under all Letters of Credit issued by it, such report to be in a form and at reporting intervals as shall be agreed between the Administrative Agent and such L/C Issuer; provided that in no event shall such reports be furnished at intervals greater than 31 days.

(l) Provisions Related to Extended Revolving Credit Commitments. If the Maturity Date in respect of any Tranche of Revolving Credit Commitments occurs prior to the expiration of any Letter of Credit, then (i) if one or more other Tranches of Revolving Credit Commitments in respect of which the Maturity Date shall not have occurred are then in effect, such Letters of Credit shall automatically be deemed to have been issued (including for purposes of the obligations of the Revolving Credit Lenders to purchase participations therein and to make Revolving Credit Loans and payments in respect thereof pursuant to this Section 2.03) under (and ratably participated in by Lenders pursuant to) the Revolving Credit Commitments in respect of such non-terminating Tranches up to an aggregate amount not to exceed the aggregate principal amount of the unutilized Revolving Credit Commitments thereunder at such time (it being understood that no partial face amount of any Letter of Credit may be so reallocated) and to the extent any Letters of Credit are not able to be reallocated pursuant to this clause (l) and there are outstanding Revolving Credit Loans under the non-terminating Tranches, the Borrower agrees to repay all such Revolving Credit Loans (or such lesser amount as is necessary to reallocate all Letters of Credit pursuant to this clause (l)) or (ii) to the extent not reallocated pursuant to immediately preceding clause (i), the Borrower shall Cash Collateralize any such Letter of Credit in accordance with Section 2.16 but only up to the amount of such Letter of Credit not so reallocated. Except to the extent of reallocations of participations pursuant to clause (i) of the immediately preceding sentence, the occurrence of a Maturity Date with respect to a given tranche of Revolving Credit Commitments shall have no effect upon (and shall not diminish) the percentage participations of the Revolving Credit Lenders in any Letter of Credit issued before such Maturity Date.

Section 2.04 [Reserved].

Section 2.05 Prepayments.

(a) Optional. i. The Borrower may, upon notice by the Borrower substantially in the form of Exhibit G to the Administrative Agent, at any time or from time to time voluntarily prepay Loans in whole or in part without premium or penalty except as set forth in Section 2.05(a)iii below; provided that (1) such notice must be received by the Administrative Agent not later than 2:00 p.m. (A) three U.S. Government Securities Business Days prior to any date of prepayment of any SOFR Loan, (B) on the date of prepayment of any Base Rate Loans (or such shorter period as the Administrative Agent shall agree); (2) any prepayment of SOFR Loans shall be (x) in a principal amount of $1,000,000 , or (y) a whole multiple of $1,000,000 in excess thereof; (3) any prepayment of Base Rate Loans shall be (x) in a principal amount of $1,000,000 , or (y) a whole multiple of $500,000 in excess thereof. Each such notice shall specify the date and amount of such prepayment, the Tranche of Loans to be prepaid, the Type(s) of Loans to be prepaid and, if SOFR Loans are to be prepaid, the Interest Period(s) of such Loans (except that if the class of Loans to be prepaid includes Base Rate Loans, and/or SOFR Loans, absent direction by the Borrower, the applicable prepayment shall be applied first to Base Rate Loans pro rata to the full extent thereof before application to SOFR Loans, in each case in a manner that minimizes the amount payable by the Borrower in respect of such prepayment pursuant to Section 3.06). The Administrative Agent will promptly notify each Lender of its receipt of each such notice, and of the amount of such Lender’s ratable portion of such prepayment (based on such Lender’s ratable share of the relevant Facility). If such notice is given by the Borrower, subject to clause (ii) below, the Borrower shall make such prepayment and the payment amount specified in such notice shall be due and payable on the date specified therein. Any prepayment of a SOFR Loan shall be accompanied by all accrued interest thereon, together with any additional amounts required pursuant to Section 2.05(a)(iii) and Section 3.06. Subject to Section 2.17, each prepayment of an outstanding Term Loan Tranche pursuant to this Section 2.05(a) shall be applied to the remaining amortization payments of the applicable Term Loan Tranche (or, if the Borrower has not made such designation, in direct order of maturity) or otherwise as directed by the Borrower, but in any event on a pro rata basis to the Lenders within such applicable Term Loan Tranche.

ii. Notwithstanding anything to the contrary contained in this Agreement, any notice of prepayment under Section 2.05(a)(i) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied.

iii. If the Borrower, in connection with, or resulting in, any Repricing Event (A) makes a voluntary prepayment of any ~~2019 Refinancing~~2024 Term Loans pursuant to Section 2.05(a), (B) makes a repayment of any ~~2019 Refinancing~~2024 Term Loans pursuant to Section 2.05(b)iii or (C) effects any amendment with respect to the ~~2019 Refinancing~~2024 Term Loans which reduces the All-in Yield applicable to the relevant ~~2019 Refinancing~~2024 Term Loans, in each case, on or prior to the date that is six months after the Amendment No. ~~1~~4 Effective Date, the Borrower shall pay to the Administrative Agent, for the ratable account of the applicable Term Lenders (x) with respect to clauses (A) and (B), a prepayment premium in an amount equal to 1.00% of the principal amount of Term Loans prepaid or repaid and (y) with respect to clause (C), a prepayment premium in an amount equal to 1.00% of the principal amount of the affected Term Loans held by the Term Lenders not consenting to such amendment.

(b) Mandatory. i. For any Excess Cash Flow Period, within ten Business Days after financial statements have been delivered pursuant to Section 6.01(a) and the related Compliance Certificate has been delivered pursuant to Section 6.02(b) (or, if later, the date on which such financial statements and such Compliance Certificate are required to be delivered), the Borrower shall prepay an aggregate principal amount of Term Loans in an amount equal to (A) 50% (as may be adjusted pursuant to the proviso below) of Excess Cash Flow for such Excess Cash Flow Period, minus (B) the sum of (1) the aggregate amount of voluntary principal prepayments of the Loans made during the period commencing on the first day of the relevant Excess Cash Flow Period and ending on the date immediately prior to the date on which the relevant Excess Cash Flow prepayment is or would be required to be made (including prepayments at a discount to par and open market purchases, with credit given for the actual amount of the cash payment) (except prepayments of Loans under any Revolving Tranche that are not accompanied by a corresponding permanent commitment reduction of the Revolving Tranches), in each case other than to the extent that any such prepayment is funded with the proceeds of Specified Refinancing Debt, Refinancing Notes or any other long-term Indebtedness and (2) any amount not required to be applied to such prepayment pursuant to Section 2.05(b)(viii) and (ix); provided that such percentage in respect of any Excess Cash Flow Period shall be reduced to 25% or 0% if the Consolidated First Lien Net Leverage Ratio as of the last day of the fiscal year to which such Excess Cash Flow Period relates was equal to or less than 4.50:1.00 or 4.00:1.00, respectively; provided further that no prepayment shall be required with respect to any Excess Cash Flow Period to the extent Excess Cash Flow for such period is less than $10,000,000.

ii. If any Asset Sale or Casualty Event (or series of related Asset Sales or Casualty Events) results in the receipt by the Borrower or any Restricted Subsidiary of aggregate Net Cash Proceeds in excess of $20,000,000 (a “Relevant Transaction”), then, except to the extent the Borrower elects to reinvest all or a portion of such Net Cash Proceeds in accordance with Section 7.04, the Borrower shall prepay, subject to Section 2.05(b)(viii) and (ix), an aggregate principal amount of Term Loans in an amount equal to 100% (as may be adjusted pursuant to the second proviso below) of the Net Cash Proceeds received or reasonably estimated to be received from such Relevant Transaction within 15 Business Days of receipt thereof (after taking into account any available tax credits or deductions and any tax sharing arrangements) by the Borrower or such Restricted Subsidiary; provided that the Borrower may use a portion of the Net Cash Proceeds received from such Relevant Transaction to prepay or repurchase any other Indebtedness that is secured by the Collateral on a first lien “equal and ratable” basis with Liens securing the Obligations to the extent such other Indebtedness and the Liens securing the same are permitted hereunder and the documentation governing such other Indebtedness requires such a prepayment or repurchase thereof with the proceeds of such Relevant Transaction, to the extent not deducted in the calculation of Net Cash Proceeds, in each case in an amount not to exceed the product of (1) the amount of such Net Cash Proceeds and (2) a fraction, the numerator of which is the outstanding principal amount of such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Section 1.08) and the denominator of which is the aggregate outstanding principal amount of Term Loans and such other Indebtedness (or to the extent such amount is not in Dollars, such equivalent amount of such Indebtedness converted into Dollars as determined in accordance with Section 1.08).

iii. a. Upon the incurrence or issuance by the Borrower or any Restricted Subsidiary of any Refinancing Notes, any Specified Refinancing Term Loans or any Indebtedness not expressly permitted to be incurred or issued pursuant to Section 7.01, the Borrower shall prepay an aggregate principal amount of Term Loan Tranches in an amount equal to 100% of all Net Cash Proceeds received therefrom immediately upon receipt thereof by the Borrower or such Restricted Subsidiary.

b. Without duplication, upon the receipt by the Borrower or any Restricted Subsidiary of Net Cash Proceeds of the type described in clause (b) of the definition of “Net Cash Proceeds,” the Borrower shall immediately apply such proceeds to the prepayment of Term Loan Tranches as set forth in this Section 2.05.

iv. [Reserved].

v. If for any reason the sum of the Total Revolving Credit Outstandings or the sum of outstanding Specified Refinancing Revolving Loans at any time exceed the sum of the applicable Revolving Tranche in respect thereof (including after giving effect to any reduction in the Revolving Credit Commitments pursuant to Section 2.06), the Borrower shall immediately prepay the applicable Revolving Tranche and/or Cash Collateralize the L/C Obligations related thereto in an aggregate amount equal to such excess; provided, however, that the Borrower shall not be required to Cash Collateralize the L/C Obligations pursuant to this Section 2.05(b)v unless after the prepayment in full of the applicable Revolving Tranche the sum of the Total Revolving Credit Outstandings or the outstanding Specified Refinancing Revolving Loans, as the case may be, exceed the aggregate Revolving Credit Commitments or the commitments to make Specified Refinancing Revolving Loans, as the case may be, then in effect.

vi. Subject to Section 2.17, each prepayment of Term Loans pursuant to this Section 2.05(b) shall be applied to each Term Loan Tranche on a pro rata basis (or, if agreed to in writing by the Majority Lenders of a Term Loan Tranche, in a manner that provides for more favorable prepayment treatment of other Term Loan Tranches, so long as each other such Term Loan Tranche receives its Pro Rata Share of any amount to be applied more favorable, except to the extent otherwise agreed by the Majority Lenders of each Term Loan Tranche receiving less than such Pro Rata Share) (other than a prepayment of (x) Term Loans or Revolving Credit Loans, as applicable, with the proceeds of Indebtedness incurred pursuant to Section 2.18, which shall be applied to the Term Loan Tranche or Revolving Tranche, as applicable, being refinanced pursuant thereto or (y) Term Loans with the proceeds of any Refinancing Notes issued to the extent permitted under Section 7.01(a), which shall be applied to the Term Loan Tranche being refinanced pursuant thereto). Amounts to be applied to a Term Loan Tranche in connection with prepayments made pursuant to this Section 2.05(b) shall be applied to the remaining scheduled installments with respect to such Term Loan Tranche in direct order of maturity. Each prepayment of Term Loans under a Facility pursuant to this Section 2.05(b) shall be applied on a pro rata basis to the then outstanding Base Rate Loans and SOFR Loans under such Facility; provided that, if there are no Declining Lenders with respect to such prepayment, then the amount thereof shall be applied first to Base Rate Loans pro rata under such Facility to the full extent thereof before application to SOFR Loans, in each case in a manner that minimizes the amount payable by the Borrower in respect of such prepayment pursuant to Section 3.06.

vii. All prepayments under this Section 2.05 shall be made together with, in the case of any such prepayment of a SOFR Loan on a date other than the last day of an Interest Period therefor, any amounts owing in respect of such SOFR Loan pursuant to Section 3.06 and, to the extent applicable, any additional amounts required pursuant to Section 2.05(a)(iii). Upon the occurrence and during the continuance of any Event of Default, the Administrative Agent shall also be authorized (without any further action by or notice to or from the Borrower or any other Loan Party) to apply such amount to the prepayment of the outstanding Loans in accordance with this Section 2.05(b).

viii. Notwithstanding any other provisions of this Section 2.05, to the extent that any or all of the Net Cash Proceeds of any Asset Sale by a Non-U.S. Subsidiary (a “Non-U.S. Disposition”) or the Net Cash Proceeds of any Casualty Event from a Non-U.S. Subsidiary (a “Non-U.S. Casualty Event”), in each case giving rise to a prepayment event pursuant to Section 2.05(b)ii, or Excess Cash Flow giving rise to a prepayment event pursuant to Section 2.05(b)(i) are or is prohibited, restricted or delayed by applicable local law, rule or regulation (including, without limitation, financial assistance and corporate benefit restrictions and fiduciary and statutory duties of any direct or officers of such Subsidiaries) from being repatriated to the Borrower or so prepaid or such repatriation or prepayment would present a material risk of liability for the applicable Subsidiary or its directors or officers (or gives rise to a material risk of breach of fiduciary or statutory duties by any director or officer), the portion of such Net Cash Proceeds or Excess Cash Flow so affected will not be required to be applied to repay Term Loans at the times provided in this Section 2.05 but may be retained by the applicable Non-U.S. Subsidiary; provided that the Borrower shall use commercially reasonable efforts to remove such block and shall make such prepayment promptly following the removal or expiration of such block.

ix. Notwithstanding any other provisions of this Section 2.05, to the extent that the Borrower has determined in good faith that the prepayment of any or all of the Net Cash Proceeds of any Non-U.S. Disposition or any Non-U.S. Casualty Event, in each case giving rise to a prepayment event pursuant to Section 2.05(b)ii, or Excess Cash Flow giving rise to a prepayment event pursuant to Section 2.05(b)(i) would have a material adverse tax cost consequence on the Borrower or any Subsidiary (taking into account any foreign tax credit or benefit actually realized in connection with such prepayment) with respect to such Net Cash Proceeds or Excess Cash Flow, the Net Cash Proceeds or Excess Cash Flow so affected may, following notice thereof to the Administrative Agent (specifying the affected jurisdictions and amounts to be retained), be retained by the applicable Non-U.S. Subsidiary; provided that the Borrower shall use commercially reasonable efforts to repatriate such Net Cash Proceeds or Excess Cash Flow and shall make such prepayment promptly following the removal or expiration of such material adverse tax cost consequences.

(c) Term Lender Opt-Out. With respect to any prepayment of ~~2019 Refinancing~~2024 Term Loans and, unless otherwise specified in the documents therefor, other Term Loan Tranches pursuant to Section 2.05(b)(i), (b)ii or (b)(iii), any Appropriate Lender, at its option (but solely to the extent the Borrower elects for this clause (c) to be applicable to a given prepayment, other than in connection with any Refinancing Notes or any Specified Refinancing Term Loans), may elect not to accept such prepayment as provided below. The Borrower shall notify the Administrative Agent of any event giving rise to a prepayment under Section 2.05(b)(i) or (b)ii at least five (5) Business Days prior to the date of such prepayment. Each such notice shall specify the date of such prepayment and provide a reasonably detailed calculation of the amount of such prepayment that is required to be made under Section 2.05(b)(i) or (b)(ii) (the “Prepayment Amount”). The Administrative Agent will promptly notify each Appropriate Lender of the contents of any such prepayment notice so received from the Borrower, including the date on which such prepayment is to be made (the “Prepayment Date”). Any Appropriate Lender may (but solely to the extent the Borrower elects for this clause (c) to be applicable to a given prepayment) decline to accept all (but not less than all) of its share of any such prepayment (any such Lender, a “Declining Lender”) by providing written notice to the Administrative Agent no later than four Business Days after the date of such Appropriate Lender’s receipt of notice from the Administrative Agent regarding such prepayment. If any Appropriate Lender does not give a notice to the Administrative Agent on or prior to such fourth Business Day informing the Administrative Agent that it declines to accept the applicable prepayment, then such Lender will be deemed to have accepted such prepayment. On any Prepayment Date, an amount equal to the Prepayment Amount minus the portion thereof allocable to Declining Lenders, in each case for such Prepayment Date, shall be paid to the Administrative Agent by the Borrower and applied by the Administrative Agent ratably to prepay Term Loans under the Term Loan Tranches owing to Appropriate Lenders (other than Declining Lenders) in the manner described in Section 2.05(b) for such prepayment. Any amounts that would otherwise have been applied to prepay Term Loans, New Term Loans or Specified Refinancing Term Loans owing to Declining Lenders shall be retained by the Borrower (such amounts, “Declined Amounts”).

Section 2.06 Termination or Reduction of Commitments.

(a) Optional. The Borrower may, upon written notice by the Borrower to the Administrative Agent, terminate the unused portions of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments under any Revolving Tranche, or from time to time permanently reduce the unused portions of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit, or the unused Revolving Credit Commitments under any Revolving Tranche; provided that (i) any such notice shall be received by the Administrative Agent three Business Days (or such shorter period as the Administrative Agent shall agree) prior to the date of termination or reduction, (ii) any such partial reduction shall be in an aggregate amount of (or an amount the amount of which is equal to) $1,000,000 or any whole multiple thereof and (iii) the Borrower shall not terminate or reduce (A) the Commitments under any Tranche of the Revolving Credit Facility if, after giving effect thereto and to any concurrent prepayments hereunder, (x) the Total Revolving Credit Outstandings would exceed the Revolving Credit Facility or (y) the Total Revolving Credit Outstandings with respect to such Tranche would exceed the Revolving Credit Commitments under such Tranche and (B) the Letter of Credit Sublimit if, after giving effect thereto, the Outstanding Amount of L/C Obligations not fully Cash Collateralized hereunder would exceed the Letter of Credit Sublimit. Any such notice of termination or reduction of commitments pursuant to this Section 2.06(a) may state that it is conditioned upon the occurrence or non-occurrence of any event specified therein (including the effectiveness of other credit facilities), in which case such notice may be revoked by the Borrower (by written notice to the Administrative Agent on or prior to the specified effective date) if such condition is not satisfied. For the avoidance of doubt, (i) upon termination of the Aggregate Commitments and payment in full of all Obligations in cash and in immediately available funds (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and the expiration without any pending drawing or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized), this Agreement shall automatically terminate and the Administrative Agent shall comply with Article IX.

(b) Mandatory. i. The Aggregate Commitments under a Term Loan Tranche shall be automatically and permanently reduced to zero on the date of the initial incurrence of Term Loans under such Term Loan Tranche for the full amount of such Aggregate Commitments, which in the case of the ~~Initial~~2024 Term Commitments shall be the ~~Closing~~Amendment No. 4 Effective Date.

ii. Upon the incurrence by the Borrower or any Restricted Subsidiary of any Specified Refinancing Debt constituting revolving credit facilities, the Revolving Credit Commitments of the Lenders under the Tranche of Revolving Credit Loans being refinanced shall be automatically and permanently reduced on a ratable basis by an amount equal to 100% of the Commitments under such revolving credit facilities.

iii. If after giving effect to any reduction or termination of Revolving Credit Commitments under this Section 2.06, the Letter of Credit Sublimit exceeds the amount of the Revolving Credit Commitments at such time, the Letter of Credit Sublimit shall be automatically reduced by the amount of such excess.

iv. The aggregate Revolving Credit Commitments with respect to any Tranche of the Revolving Credit Facility shall automatically and permanently be reduced to zero on the Maturity Date with respect to such Tranche of the Revolving Credit Facility.

(c) Application of Commitment Reductions; Payment of Fees. The Administrative Agent will promptly notify the applicable Lenders of the applicable Facility of any termination or reduction of the Commitments under any Term Loan Tranche, the Letter of Credit Sublimit or the Revolving Credit Commitment under this Section 2.06. Upon any reduction of Commitments under a Facility or a Tranche thereof, the Commitment of each Lender under such Facility or Tranche thereof shall be reduced by such Lender’s ratable share of the amount by which such Facility or Tranche thereof is reduced (other than the termination of the Commitment of any Lender as provided in Section 3.08). All commitment fees accrued until the effective date of any termination of the Aggregate Commitments and unpaid, shall be paid on the effective date of such termination.

Section 2.07 Repayment of Loans.

(a) ~~2019 Refinancing~~2024 Term Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the applicable Term Lenders holding ~~2019 Refinancing~~2024 Term Loans the aggregate principal amount of all ~~2019 Refinancing~~2024 Term Loans outstanding in consecutive quarterly installments as follows (which installments shall, to the extent applicable, be reduced as a result of the application of prepayments in accordance with the order of priority set forth in Sections 2.05 and 2.06, or be increased as a result of any increase in the amount of ~~2019 Refinancing~~2024 Term Loans pursuant to Section 2.14 (such increased amortization payments to be calculated in the same manner (and on the same basis) as the schedule set forth below for the ~~2019 Refinancing~~2024 Term Loans made as of the ~~Closing~~Amendment No. 4 Effective Date)):

Date	Amount

The last Business Day of each fiscal quarter ending prior to the Maturity Date for the ~~2019 Refinancing~~2024 Term Loans starting with the fiscal quarter ending on ~~September~~June 30, ~~2019~~2024	0.25% of the aggregate principal amount of the aggregate initial principal amount of the ~~Initial~~2024 Term Loans on the ~~Closing~~Amendment No. 4 Effective Date

Maturity Date for the 2024 Term Loans	All unpaid aggregate principal amounts of any outstanding 2024 Term Loans provided, however, that the final principal repayment installment of the ~~2019 Refinancing~~2024 Term Loans shall be repaid on the Maturity Date for the ~~2019 Refinancing~~2024 Term Loans and in any event shall be in an amount equal to the aggregate principal amount of all ~~2019 Refinancing~~2024 Term Loans outstanding on such date.

(b) Revolving Credit Loans. The Borrower shall repay to the Administrative Agent for the ratable account of the Appropriate Lenders on the applicable Maturity Date for the Revolving Credit Facilities of a given Tranche the aggregate principal amount of all of its Revolving Credit Loans of such Tranche outstanding on such date.

Section 2.08 Interest.

(a) Subject to the provisions of the following sentence, (i) each SOFR Loan under a Facility shall bear interest on the outstanding principal amount thereof for each Interest Period at a rate per annum equal to the sum of (A) Adjusted Term SOFR for such Interest Period plus (B) the Applicable Rate for SOFR Loans under such Facility; (ii) each Base Rate Loan under a Facility shall bear interest on the outstanding principal amount thereof from the applicable borrowing date or conversion date, as the case may be, at a rate per annum equal to the sum of (A) the Base Rate plus (B) the Applicable Rate for Base Rate Loans under such Facility. The Borrower shall pay interest on all overdue Obligations hereunder, which shall include all Obligations following an acceleration pursuant to Section 8.02 (including the occurrence of any Default under Section 8.01(f) or (g) or an automatic acceleration) at a fluctuating interest rate per annum at all times equal to the Default Rate to the fullest extent permitted by applicable Laws. Accrued and unpaid interest on past due amounts (including interest on past due interest) shall be due and payable upon demand.

(b) Accrued interest on each Loan shall be due and payable in arrears on each Interest Payment Date applicable thereto and at such other times as may be specified herein and shall be paid by the Borrower; provided that in the event of any repayment or prepayment of any Loan (other than Revolving Credit Loans bearing interest based on the Base Rate that are repaid or prepaid without any corresponding termination or reduction of the Revolving Credit Commitments other than as set forth in Section 2.14(e)), accrued interest on the principal amount repaid or prepaid shall be payable on the date of such repayment or prepayment. Interest hereunder shall be due and payable in accordance with the terms hereof before and after judgment, and before and after the commencement of any proceeding under any Debtor Relief Law.

(c) All computations of interest hereunder shall be made in accordance with Section 2.10 of this Agreement.

Section 2.09 Fees. In addition to certain fees described in Sections 2.03(h) and (i):

(a) Commitment Fee. The Borrower shall pay to the Administrative Agent for the account of each Revolving Credit Lender in accordance with its Pro Rata Share of each Tranche of the Revolving Credit Facility, a commitment fee in Dollars equal to the Applicable Commitment Fee multiplied by the actual daily amount by which the aggregate Revolving Credit Commitments under such Tranche exceed the sum of (A) the Outstanding Amount of Revolving Credit Loans under such Tranche, and (B) the Outstanding Amount of L/C Obligations under such Tranche, subject to adjustment as provided in Section 2.17. The commitment fee shall accrue at all times from the Closing Date until the Maturity Date for the Revolving Credit Facility, and shall be due and payable quarterly in arrears on the last Business Day of each fiscal quarter, commencing with the last Business Day of the first full fiscal quarter to end following the Closing Date, and on the Maturity Date for the Revolving Credit Facility.

(b) Other Fees. The Borrower shall pay to the Lenders, the Arrangers and the Administrative Agent such fees as shall have been separately agreed upon in writing in the amounts and at the times so specified.

Section 2.10 Computation of Interest and Fees; Retroactive Adjustments of Applicable Rate.

(a) All computations of interest for Base Rate Loans based on clause (b) of the definition of “Base Rate” shall be made on the basis of a year of 365 or 366 days, as the case may be, and actual days elapsed. All other computations of fees and interest shall be made on the basis of a 360-day year and actual days elapsed (which results in more fees or interest, as applicable, being paid than if computed on the basis of a 365-day year). Interest shall accrue on each Loan for the day on which the Loan is made, and shall not accrue on a Loan, or any portion thereof, for the day on which the Loan or such portion is paid; provided that any Loan that is repaid on the same day on which it is made shall, subject to Section 2.12(a), bear interest for one day. Each determination by the Administrative Agent of an interest rate or fee hereunder shall be conclusive and binding for all purposes, absent manifest error. The Administrative Agent shall, at the request of the Borrower, deliver to the Borrower a statement showing the quotations used by the Administrative Agent in determining any interest rate hereunder.

(b) If, as a result of any restatement of or other adjustment to the financial statements of Holdings or for any other reason, the Borrower or the Lenders determine that (i) the Consolidated First Lien Net Leverage Ratio as calculated by the Borrower as of any applicable date was inaccurate and (ii) a proper calculation of such ratio would have resulted in higher interest and/or fees for any period, the Borrower shall be obligated to pay to the Administrative Agent for the account of the applicable Lenders or the applicable L/C Issuer, as the case may be, promptly on demand by the Administrative Agent (or, after the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under the Bankruptcy Code of the United States, automatically and with any such demand by the Administrative Agent being excused), an amount equal to the excess of the amount of interest and fees that should have been paid for such period over the amount of interest and fees actually paid for such period. This clause shall not limit the rights of the Administrative Agent, any Lender or the applicable L/C Issuer, as the case may be, under Section 2.03(d)(iii), Section 2.03(h) or Section 2.03(i). Except in any case where a demand is excused as provided above, any additional interest and fees under this Section 2.10(b) shall not be due and payable until a demand is made for such payment by the Administrative Agent and accordingly, any nonpayment of such interest and fees as result of any such inaccuracy shall not constitute a Default (whether retroactively or otherwise), and none of such additional amounts shall be deemed overdue or accrue interest at the Default Rate, in each case at any time prior to the date that is five Business Days following such demand.

Section 2.11 Evidence of Indebtedness.

(a) The Credit Extensions made by each Lender shall be evidenced by one or more accounts or records maintained by such Lender and evidenced by one or more entries in the Register maintained by the

Administrative Agent, acting solely for purposes of Treasury Regulations Section 5f.103-1(c) and Proposed Section 1.163-5(b), as a non-fiduciary agent for the Borrower, in each case in the ordinary course of business. The accounts or records maintained by the Administrative Agent and each Lender shall be prima facie evidence absent manifest error of the amount of the Credit Extensions made by the Lenders to the Borrower and the interest and payments thereon. Any failure to so record or any error in doing so shall not, however, limit the obligation of the Borrower hereunder to pay any amount owing with respect to the Obligations. In the event of any conflict between the accounts and records maintained by any Lender and the accounts and records of the Administrative Agent in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error. Upon the written request of any Lender made through the Administrative Agent, the Borrower shall promptly execute and deliver to such Lender (through the Administrative Agent) a Note payable to such Lender, which shall evidence such Lender’s Loans in addition to such accounts or records. Each Lender may attach schedules to its Note and endorse thereon the date, Type (if applicable), amount and maturity of its Loans and payments with respect thereto.

(b) In addition to the accounts and records referred to in Section 2.11(a), each Lender and the Administrative Agent shall maintain in accordance with its usual practice accounts or records and, in the case of the Administrative Agent, entries in the Register, evidencing the purchases and sales by such Lender of participations in Letters of Credit. In the event of any conflict between the accounts and records maintained by the Administrative Agent and the accounts and records of any Lender in respect of such matters, the accounts and records of the Administrative Agent shall control in the absence of manifest error.

(c) Entries made in good faith by the Administrative Agent in the Register pursuant to Sections 2.11(a) and (b), and by each Lender in its accounts or records pursuant to Sections 2.11(a) and (b), shall be prima facie evidence of the amount of principal and interest due and payable or to become due and payable from the Borrower to, in the case of the Register, each Lender and, in the case of such accounts or records, such Lender, under this Agreement and the other Loan Documents, absent manifest error; provided that the failure of the Administrative Agent or such Lender to make an entry, or any finding that an entry is incorrect, in the Register or such accounts or records shall not limit the obligations of the Borrower under this Agreement and the other Loan Documents.

Section 2.12 Payments Generally; Administrative Agent’s Clawback.

(a) General. All payments to be made by the Borrower shall be made without condition or deduction for any counterclaim, defense, recoupment or setoff. Except as otherwise expressly provided herein all payments by the Borrower hereunder shall be made to the Administrative Agent, for the account of the respective Lenders to which such payment is owed, at the Administrative Agent’s Office in Dollars and in immediately available funds not later than 2:00 p.m. on the date specified herein (or, with respect to any payment to be made to the Redenomination Term Facilities Administrative Agent, pursuant to such other date and time mechanics as are reasonably agreed between the Redenomination Term Facilities Administrative Agent and the Borrower (with notice to the Administrative Agent); provided that in any case such payment must be made no later than the due date for such payment). The Administrative Agent will promptly distribute to each Lender its ratable share in respect of the relevant Facility or Tranche thereof (or other applicable share as provided herein) of such payment in like funds as received by wire transfer to such Lender’s Lending Office. All payments received by the Administrative Agent after 2:00 p.m. shall be deemed received on the next succeeding Business Day and any applicable interest or fee shall continue to accrue. If any payment to be made by the Borrower shall come due on a day other than a Business Day, payment shall be made on the next following Business Day, and such extension of time shall be reflected in computing interest or fees, as the case may be; provided, however, that, if such extension would cause payment of interest on or principal of SOFR Loans to be made in the next succeeding calendar month, such payment shall be made on the immediately preceding Business Day.

(b) i. Funding by Lenders; Presumption by Administrative Agent. Unless the Administrative Agent shall have received notice from a Lender prior to the proposed date of any Borrowing of SOFR Loans (or, in the case of any Borrowing of Base Rate Loans, prior to 12:00 p.m. on the date of such Borrowing) that such Lender will not make available to the Administrative Agent such Lender’s share of such Borrowing, the Administrative Agent may assume that such Lender has made such share available on such date in accordance with and at the time required by Section 2.02(b) and may, in reliance upon such assumption, make available to the Borrower a corresponding amount. In such event, if any Lender does not in fact make its share of the applicable Borrowing available to the Administrative Agent, then such Lender and the Borrower agrees to pay to the Administrative Agent forthwith on demand an amount equal to such applicable share in immediately available funds with interest thereon, for each day from and including the date such amount is made available to the Borrower by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at (A) in the case of a payment to be made by such Lender, the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing and (B) in the case of a payment to be made by the Borrower, the interest rate applicable to Base Rate Loans under the applicable Facility. If both the Borrower and such Lender pay such interest to the Administrative Agent for the same or an overlapping period, the Administrative Agent shall promptly remit to the Borrower the amount of such interest paid by the Borrower for such period. If such Lender pays its share of the applicable Borrowing to the Administrative Agent, then the amount so paid (less interest and fees) shall constitute such Lender’s Loan included in such Borrowing. Any payment by the Borrower shall be without prejudice to any claim the Borrower may have against a Lender that shall have failed to make its share of any Borrowing available to the Administrative Agent.

ii. Payments by the Borrower; Presumptions by Administrative Agent. Unless the Administrative Agent shall have received notice from the Borrower prior to the date on which any payment is due to the Administrative Agent for the account of the Lenders or an L/C Issuer hereunder that the Borrower will not make such payment, the Administrative Agent may assume that the Borrower has made such payment on such date in accordance herewith and may, in reliance upon such assumption, distribute to the Appropriate Lenders or the applicable L/C Issuer, as the case may be, the amount due. In such event, if the Borrower does not in fact make such payment, then each of the Appropriate Lenders or the applicable L/C Issuer, as the case may be, severally agrees to repay to the Administrative Agent forthwith on demand the amount so distributed to such Lender or such L/C Issuer, in immediately available funds with interest thereon, for each day from and including the date such amount is distributed by the Administrative Agent to but excluding the date of payment to the Administrative Agent, at the greater of the Federal Funds Rate and a rate reasonably determined by the Administrative Agent in accordance with banking industry rules on interbank compensation, plus any reasonable administrative, processing or similar fees customarily charged by the Administrative Agent in connection with the foregoing.

A notice of the Administrative Agent to any Lender or the Borrower with respect to any amount owing under this Section 2.12(b) shall be conclusive, absent manifest error.

(c) Failure to Satisfy Conditions Precedent. If any Lender makes available to the Administrative Agent funds for any Loan to be made by such Lender as provided in the foregoing provisions of this Article II, and such funds are not made available to the Borrower by the Administrative Agent because the conditions to the applicable Credit Extension set forth in Article IV are not satisfied or waived in accordance with the terms hereof, the Administrative Agent shall return such funds (in like funds as received from such Lender) to such Lender on demand, without interest.

(d) Obligations of the Lenders Several. The obligations of the Lenders hereunder to make Loans, to fund participations in Letters of Credit and to make payments pursuant to Article IX are several and not joint. The failure of any Lender to make any Loan or to fund any such participation or to make any payment under Article IX on any date required hereunder shall not relieve any other Lender of its corresponding obligation to do so on such date, and no Lender shall be responsible for the failure of any other Lender to so make its Loan or, to fund its participation or to make its payment under Article IX.

(e) Funding Source. Nothing herein shall be deemed to obligate any Lender to obtain the funds for any Loan in any particular place or manner or to constitute a representation by any Lender that it has obtained or will obtain the funds for any Loan in any particular place or manner.

(f) Insufficient Funds. If at any time insufficient funds are received by and available to the Administrative Agent to pay fully all amounts of principal, L/C Borrowings, interest and fees then due hereunder, such funds shall be applied (i) first, toward payment of interest and fees then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of interest and fees then due to such parties, and (ii) second, toward payment of principal and L/C Borrowings then due hereunder, ratably among the parties entitled thereto in accordance with the amounts of principal and L/C Borrowings then due to such parties.

(g) Unallocated Funds. If the Administrative Agent receives funds for application to the Obligations of the Loan Parties under or in respect of the Loan Documents under circumstances for which the Loan Documents do not specify the manner in which such funds are to be applied, the Administrative Agent may, but shall not be obligated to, elect to distribute such funds to each of the Lenders in accordance with such Lender’s ratable share of the sum of (a) the Outstanding Amount of all Loans outstanding at such time, and (b) the Outstanding Amount of all L/C Obligations outstanding at such time, in repayment or prepayment of such of the outstanding Loans or other Obligations then owing to such Lender.

Section 2.13 Sharing of Payments. If, other than as expressly provided elsewhere herein (including the application of funds arising from the existence of a Defaulting Lender), any Lender shall obtain on account of the Loans made by it, or the participations in L/C Obligations held by it, any payment (whether voluntary, involuntary, through the exercise of any right of setoff, or otherwise) in excess of its ratable share (or other share contemplated hereunder) thereof, such Lender shall immediately (a) notify the Administrative Agent of such fact and (b) purchase from the other Lenders such participations in the Loans made by them and/or such subparticipations in the participations in L/C Obligations held by them, as the case may be, as shall be necessary to cause such purchasing Lender to share the excess payment in respect of such Loans or such participations, as the case may be, pro rata with each of them; provided, however, that if all or any portion of such excess payment is thereafter recovered from the purchasing Lender under any of the circumstances described in Section 10.06 (including pursuant to any settlement entered into by the purchasing Lender in its discretion), such purchase shall to that extent be rescinded and each other Lender shall repay to the purchasing Lender the purchase price paid therefor, together with an amount equal to such paying Lender’s ratable share (according to the proportion of (i) the amount of such paying Lender’s required repayment to (ii) the total amount so recovered from the purchasing Lender) of any interest or other amount paid or payable by the purchasing Lender in respect of the total amount so recovered, without further interest thereon. The Borrower agrees that any Lender so purchasing a participation from another Lender may, to the fullest extent permitted by Law, exercise all its rights of payment (including the right of setoff, but subject to Section 10.09) with respect to such participation as fully as if such Lender were the direct creditor of the Borrower in the amount of such participation. The Administrative Agent will keep records (which shall be conclusive and binding in the absence of manifest error) of participations purchased under this Section 2.13 and will in each case notify the Lenders following any such purchases or repayments. Each Lender that purchases a participation pursuant to this Section 2.13 shall from and after such purchase have the right to give all notices, requests, demands, directions and other communications under this Agreement with respect to the portion of the Obligations purchased to the same extent as though the purchasing Lender were the original owner of the Obligations purchased. For the avoidance of doubt, the provisions of this Section shall not be construed to apply to (A) the application of Cash Collateral provided for in Section 2.16, (B) the assignments and participations (including by means of a Dutch Auction and open market debt repurchases) described in Section 10.07, (C) (i) the incurrence of any New Term Loans in accordance with Section 2.14, (ii) the prepayment of Revolving Credit Loans in accordance with Section 2.14(e) in connection with a Revolving Credit Commitment Increase or (iii) any Specified Refinancing Debt in accordance with Section 2.18, (D) any loan modification offer described in Section 10.01, or (E) any applicable circumstances contemplated by Sections 2.05(b), 2.14, 2.16, 2.17 or 3.08.

Section 2.14 Incremental Facilities.

(a) The Borrower may, from time to time after the Closing Date, upon notice by the Borrower to the Administrative Agent and the Person appointed by the Borrower to arrange an incremental Facility (such Person (who (i) may be the Administrative Agent, if it so agrees, or (ii) any other Person appointed by the Borrower after consultation with the Administrative Agent; provided that such Person may not be an Affiliate of the Borrower), the “Incremental Arranger”) specifying the proposed amount, and currency denomination thereof, request (i) an increase in the Commitments under any Revolving Tranche (which shall be on the same terms as, and become part of, the Revolving Tranche proposed to be increased) (a “Revolving Credit Commitment Increase”), (ii) an increase in any Term Loan Tranche then outstanding (which shall be on the same terms as, and become part of, the Term Loan Tranche proposed to be increased hereunder (except as otherwise provided in clause (d) below with respect to amortization)) (each, a “Term Commitment Increase”), (iii) the addition of one or more new revolving credit facilities to the Facilities (each, a “New Revolving Facility” and, any advance made by a Lender thereunder, a

“New Revolving Loan”; and the commitments thereof, the “New Revolving Commitment”) and (iv) the addition of one or more new term loan facilities (each, a “New Term Facility”; and any advance made by a Lender thereunder, a “New Term Loan”; and the commitments thereof, the “New Term Commitment” and together with the Revolving Credit Commitment Increase, the New Revolving Commitments and the Term Commitment Increase, the “New Loan Commitments”) by an amount not to exceed at the time of such incurrence the sum of (w) in the case of any New Term Loans, New Term Commitments, New Revolving Loans or New Revolving Commitments that effectively extend the maturity date of, or refinance, any Facility, an amount equal to the portion of the Facility to be replaced with (or refinanced by) such New Term Loans, New Term Commitments, New Revolving Loans, and New Revolving Commitments, and the payment of fees, expenses and premiums, if any, payable in connection therewith (the “Refinancing Incremental Amount”), (x) the greater of (1) the amount of $1,100,000,000 and (2) ~~75~~100% of Consolidated EBITDA of the Borrower Parties for the four fiscal quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable, calculated on a Pro Forma Basis for such period , less amounts Incurred under Section 2.15(A) (and any Permitted Refinancings thereof (or successive Permitted Refinancings)) (the “Cash-Capped Incremental Facility”), (y) an unlimited amount (the “Ratio-Based Incremental Facility”) so long as the Maximum First Lien Leverage Requirement is satisfied and (z) an amount equal to all voluntary prepayments of pari passu Term Loans made pursuant to Section 2.05(a) and repurchases of pari passu Term Loans made pursuant to the terms hereof and voluntary prepayments of Revolving Credit Loans made pursuant to Section 2.05(a) to the extent accompanied by a corresponding, permanent reduction in the Revolving Credit Commitments pursuant to Section 2.06(a), in each case, to the extent not funded with the proceeds of long term Indebtedness (other than to the extent funded with the identifiable unused proceeds of a borrowing made pursuant to the Cash-Capped Incremental Facility within three months from the date of incurrence thereof) less amounts Incurred under Section 2.15(C) (and any Permitted Refinancings thereof (or successive Permitted Refinancings)) (the “Prepayment-Based Incremental Facility”) (such sum, at any such time, the “Incremental Amount”); provided that any such request for an increase shall be in a minimum amount of the lesser of (x) $20,000,000 (or equivalent amount) and (y) the entire amount of any increase that may be requested under this Section 2.14; provided, further, that for purposes of any New Loan Commitments established pursuant to this Section 2.14 and Incremental Equivalent Debt issued pursuant to Section 2.15, (A) the Borrower shall be deemed to have used amounts under the Prepayment-Based Incremental Facility, if any, prior to utilization of the Cash-Capped Incremental Facility and the Ratio-Based Incremental Facility, and the Borrower shall be deemed to have used the Ratio-Based Incremental Facility (to the extent permitted by the pro forma calculation of the Consolidated First Lien Net Leverage Ratio) prior to utilization of the Cash-Capped Incremental Facility, (B) New Loan Commitments pursuant to this Section 2.14 and Incremental Equivalent Debt pursuant to Section 2.15 may be incurred under the Ratio-Based Incremental Facility (to the extent permitted by the pro forma calculation of the Consolidated First Lien Net Leverage Ratio), the Cash-Capped Incremental Facility and the Prepayment-Based Incremental Facility, and proceeds from any such incurrence may be utilized in a single transaction by first calculating the incurrence under the Prepayment-Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Ratio-Based Incremental Facility or the Cash-Capped Incremental Facility), then calculating the incurrence under the Ratio-Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash-Capped Incremental Facility) and then calculating the incurrence under the Cash-Capped Incremental Facility and (C) the Borrower may redesignate all or any portion of Indebtedness originally designated as incurred under the Cash-Capped Incremental Facility as having been incurred under the Ratio-Based Incremental Facility so long as, at the time of such redesignation, the Borrower would be permitted to incur the aggregate principal amount of Indebtedness being so redesignated under the Ratio-Based Incremental Facility (which, for the avoidance of doubt, shall have the effect of increasing the Cash-Capped Incremental Facility by the amount of such redesignated Indebtedness). The Borrower may designate any Incremental Arranger of any New Loan Commitments with such titles under the New Loan Commitments as Borrower may deem appropriate.

(b) Any Lender approached to participate in any New Loan Commitments may elect or decline, in its sole discretion, to participate in such increase or new facility. The Borrower may also invite additional Eligible Assignees reasonably satisfactory to the Incremental Arranger and, solely in connection with a Revolving Credit Commitment Increase or New Revolving Facility, with the consent of the Administrative Agent and each L/C Issuer (to the extent the consent of any of the foregoing would be required to assign Revolving Credit Loans to such Eligible Assignee, which consent shall not be unreasonably withheld or delayed) to become Lenders pursuant to a joinder agreement to this Agreement. Neither the Administrative Agent nor the Collateral Agent (in their respective capacities as such) shall be required to execute, accept or acknowledge any joinder agreement pursuant to this Section 2.14 and such execution shall not be required for any such joinder agreement to be effective;

provided that, with respect to any New Loan Commitments, the Borrower must provide to the Administrative Agent reasonable prior written notice thereof and the documentation providing for such New Loan Commitments.

(c) If (i) a Revolving Tranche or a Term Loan Tranche is increased in accordance with this Section 2.14 or (ii) a New Term Facility or New Revolving Facility is added in accordance with this Section 2.14, the Incremental Arranger and the Borrower shall determine the effective date (the “Increase Effective Date”) and the final allocation of such increase, New Term Facility or New Revolving Facility among the applicable Lenders. The Incremental Arranger shall promptly notify the applicable Lenders of the final allocation of such increase, New Term Facility or New Revolving Facility and the Increase Effective Date. In connection with (i) any increase in a Term Loan Tranche or Revolving Tranche or (ii) any addition of a New Term Facility or New Revolving Facility, in each case, pursuant to this Section 2.14, this Agreement and the other Loan Documents may be amended in a writing (which may be executed and delivered by the Borrower and the Incremental Arranger (and the Lenders hereby authorize any such Incremental Arranger to execute and deliver any such documentation)) in order to establish the New Term Facility or New Revolving Facility or to effectuate the increases to the Term Loan Tranche or Revolving Tranche and to reflect any technical changes necessary or appropriate to give effect to such increase or new facility in accordance with its terms as set forth herein pursuant to an Incremental Facility Agreement. As of the Increase Effective Date, in the case of an increase to an existing Term Loan Tranche, the amortization schedule for the Term Loan Tranche then increased set forth in Section 2.07(a) (or any other applicable amortization schedule for New Term Loans or Specified Refinancing Term Loans) shall be amended in a writing (which may be executed and delivered by the Borrower and the Incremental Arranger (and the Lenders hereby authorize any such Incremental Arranger to execute and deliver any such documentation)) to increase the then-remaining unpaid installments of principal by an aggregate amount equal to the additional Loans under such Term Loan Tranche being made on such date, such aggregate amount to be applied to increase such installments ratably in accordance with the amounts in effect immediately prior to the Increase Effective Date.

(d) With respect to any Revolving Credit Commitment Increase, Term Commitment Increase or addition of New Term Facility or New Revolving Facility pursuant to this Section 2.14, (i) no Event of Default (subject to Section 1.02(i)) would exist after giving effect to such increase; (ii) (A) in the case of any increase of the Revolving Tranche, (1) the final maturity shall be the same as the Maturity Date applicable to the Revolving Credit Facility, (2) no amortization or mandatory commitment reduction prior to the Maturity Date applicable to the Revolving Credit Facility shall be required and (3) the terms and documentation applicable to the Revolving Credit Facility shall apply, (B) in the case of any New Revolving Facility, (1) the final maturity shall be no earlier than the Maturity Date applicable to the Revolving Credit Facility and (2) no amortization or mandatory commitment reduction prior to the Maturity Date applicable to the Revolving Credit Facility shall be required, (C) in the case of any increase of a Term Loan Tranche, the final maturity of the Term Loans, New Term Loans or Specified Refinancing Term Loans increased pursuant to this Section shall be no earlier than the Latest Maturity Date for, and such additional Loans shall not have a Weighted Average Life to Maturity shorter than the longest remaining Weighted Average Life to Maturity of, any other outstanding Term Loans, New Term Loans or Specified Refinancing Term Loans, as applicable; provided, that Extendable Bridge Loans/Interim Debt at the time of Incurrence may have a maturity date earlier than the Latest Maturity Date of all then outstanding Term Loans and, with respect to Extendable Bridge Loans/Interim Debt at the time of Incurrence, the Weighted Average Life to Maturity thereof may be shorter than the then longest remaining Weighted Average Life to Maturity of any then outstanding Term Loans, and (D) in the case of any New Term Facility, other than in the case of Extendable Bridge Loans/Interim Debt at the time of Incurrence, such New Term Facility shall have a final maturity no earlier than the then Latest Maturity Date of any Term Loan Tranche and the Weighted Average Life to Maturity of such New Term Facility shall be no shorter than the remaining Weighted Average Life to Maturity of any existing Term Loan Tranche; (iii) except with respect to All-in Yield and as set forth in subclause (D) above with respect to final maturity and Weighted Average Life to Maturity, or otherwise as shall be reasonably satisfactory to the Incremental Arranger, any such New Term Facility or New Revolving Facility shall have the same terms as the Term Facility or Revolving Credit Facility, respectively; provided, that (x) to the extent such terms are more favorable to the Lenders than comparable terms existing in the Loan Documents, such terms may, in consultation with, and subject to the consent (not to be unreasonably withheld) of, the Administrative Agent, be incorporated into this Agreement (or any other applicable Loan Document) for the benefit of all existing Lenders (to the extent applicable to such Lender) without further amendment requirements, including, for the avoidance of doubt, at the option of the Borrower, any increase in the Applicable Rate, relating to any existing Term Facility to bring such Applicable Rate, in line with the New Term Facility to achieve fungibility with such existing Term Facility and (y) otherwise, may be incorporated if reasonably satisfactory to the Administrative Agent, the Incremental Arranger and the Borrower and (iv) to the extent reasonably requested by the Incremental Arranger, the Incremental Arranger shall have received legal opinions, resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12, Section 6.15 and/or Section 6.17 with respect to Holdings and the Borrower and each Subsidiary Guarantor (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Incremental Arranger). Notwithstanding the foregoing, the conditions precedent to each such increase or New Loan Commitment shall be agreed to by the Lenders providing such increase or New Loan Commitment, as applicable, and the Borrower.

(e) On the Increase Effective Date with respect to an increase to an existing Revolving Tranche, (x) each Revolving Credit Lender immediately prior to such increase will automatically and without further act be deemed to have assigned to each Lender providing a portion of the increase to the Revolving Credit Commitments (each, a “Revolving Commitment Increase Lender”), and each such Revolving Commitment Increase Lender will automatically and without further act be deemed to have assumed, a portion of such Revolving Credit Lender’s participations hereunder in outstanding L/C Obligations such that, after giving effect to each such deemed assignment and assumption of participations, the percentage of the aggregate outstanding participations hereunder in L/C Obligations will equal the percentage of the aggregate Revolving Credit Commitments of all Revolving Credit Lenders represented by such Revolving Credit Lender’s Revolving Credit Commitment and (y) if, on the date of such increase, there are any Revolving Credit Loans outstanding, such Revolving Credit Loans shall on or prior to the Increase Effective Date be prepaid from the proceeds of Revolving Credit Loans made hereunder (reflecting such increase in Revolving Credit Commitments), which prepayment shall be accompanied by accrued interest on the Revolving Credit Loans being prepaid and any costs incurred by any Lender in accordance with Section 3.06. The Administrative Agent and the Lenders hereby agree that the minimum borrowing, pro rata borrowing and pro rata payment requirements contained elsewhere in this Agreement shall not apply to the transactions effected pursuant to the immediately preceding sentence. The additional Term Loans made under the Term Loan Tranche subject to the increases shall be made by the applicable Lenders participating therein pursuant to the procedures set forth in Sections 2.01 and 2.02 and on the date of the making of such new Term Loans, and notwithstanding anything to the contrary set forth in Sections 2.01 and 2.02, such new Loans shall be added to (and form part of) each Borrowing of outstanding Term Loans under such Term Loan Tranche on a pro rata basis (based on the relative sizes of the various outstanding Borrowings), so that each Lender under such Term Loan Tranche will participate proportionately in each then outstanding Borrowing of Term Loans under the Term Loan Tranche.

(f) (i) Any New Revolving Facility and New Term Facility shall rank pari passu in right of payment with the other Facilities, not be guaranteed by any Person that is not the Borrower or Guarantor under each of the other Facilities, and be unsecured, secured either on a first lien “equal and ratable” basis with the other Facilities or on a “junior” basis with the other Facilities, in each case over the same (or less) Collateral that secures the Facilities (and in each case, such New Revolving Facility or New Term Facility shall be subject to intercreditor arrangements that are reasonably satisfactory to the Administrative Agent) but if unsecured or secured on a “junior” basis to the other Facilities, such New Revolving Facility or New Term Facility shall be documented in a separate agreement than this Agreement, (ii) the New Term Facility or New Revolving Facility, as applicable, shall, for purposes of prepayments, be treated the same as (and in any event no more favorably than), the Term Facility or Revolving Credit Facility, as the case may be, unless the Borrower otherwise elects (but in any event no more favorably than the existing Term Loans or Revolving Credit Loans, as applicable), (iii) with respect to any New Term Facility of like currency with the ~~2019 Refinancing~~2024 Term Loans on or prior to the date that is twelve months after the ~~Closing~~Amendment No. 4 Effective Date, the All-in Yield payable by the Borrower applicable to such New Term Facility shall be determined by the Borrower and the Lenders providing such New Term Facility and shall not be more than 50 basis points higher than the corresponding All-in Yield payable by the Borrower for the applicable Tranche(s) of the same currency, unless the All-in Yield with respect to such applicable Tranche(s) of the same currency is increased to the amount necessary so that the difference between the All-in Yield with respect to such New Term Facility and the corresponding All-in Yield on such applicable Tranche is equal to 50 basis points and (iv) any New Term Facility that is secured on a pari passu basis with the Term Facility shall share ratably (or on a lesser basis) with respect to any mandatory prepayments of the Term Facility (other than mandatory prepayments resulting from a refinancing of any Term Facility, which may be applied exclusively to the Term Facility being refinanced).

(g) If the Incremental Arranger is not the Administrative Agent, the actions authorized to be taken by the Incremental Arranger herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.14 (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.

(h) To the extent any New Term Facility shall be denominated in a currency other than Dollars, this Agreement and the other Loan Documents shall be amended to the extent necessary or appropriate to provide for the administrative and operational provisions applicable to such currency, in each case as are reasonably satisfactory to the Administrative Agent.

Section 2.15 Incremental Equivalent Debt.

(a) The Borrower or any Guarantor may from time to time after the Closing Date, issue one or more series of senior secured, senior unsecured, senior subordinated or subordinated notes, loans or Extendable Bridge Loans/Interim Debt (which notes, loans and/or Extendable Bridge Loans/Interim Debt, if secured , are secured on a first lien “equal and ratable” basis with the Liens securing the Obligations or secured on a “junior” basis with the Liens securing the Obligations) and guaranteed only by Loan Parties or entities who become Loan Parties (such notes, loans and/or Extendable Bridge Loans/Interim Debt, collectively, “Incremental Equivalent Debt”) in an amount not to exceed the sum of (A) the Cash-Capped Incremental Facility, (B) the Ratio-Based Incremental Facility and (C) the Prepayment-Based Incremental Facility (in each case, at the time of issuance); provided that (i) no Event of Default would exist after giving Pro Forma Effect to any such request, subject to Section 1.02(i), and (ii) any such issuance of Incremental Equivalent Debt shall be in a minimum amount of the lesser of (x) $20,000,000 (or equivalent amount) and (y) the entire amount that may be requested under this Section 2.15; provided, further, that any New Loan Commitments established pursuant to Section 2.14 and Incremental Equivalent Debt issued pursuant to this Section 2.15, (A) will count, first, to reduce the amount available under Prepayment-Based Incremental Facilities, second, to reduce the amount available under the Ratio-Based Incremental Facilities (to the extent permitted by the pro forma calculation of the Consolidated First Lien Net Leverage Ratio required) and, third, to reduce the maximum amount under the Cash-Capped Incremental Facilities, (B) Incremental Equivalent Debt pursuant to this Section 2.15 may be incurred under the Ratio-Based Incremental Facility, the Cash-Capped Incremental Facility and the Prepayment-Based Incremental Facility, and proceeds from any such incurrence may be utilized in a single transaction by first calculating the incurrence under the Prepayment-Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Ratio-Based Incremental Facility or the Cash-Capped Incremental Facility), then calculating the incurrence under the Ratio-Based Incremental Facility (without inclusion of any amounts utilized pursuant to the Cash-Capped Incremental Facility) and then calculating the incurrence under the Cash-Capped Incremental Facility and (C) the Borrower may redesignate all or any portion of Indebtedness originally designated as incurred under the Cash-Capped Incremental Facility as having been incurred under the Ratio-Based Incremental Facility so long as, at the time of such redesignation, the Borrower would be permitted to incur the aggregate principal amount of Indebtedness being so redesignated under the Ratio-Based Incremental Facility (which, for the avoidance of doubt, shall have the effect of increasing the Cash-Capped Incremental Facility by the amount of such redesignated Indebtedness). The Borrower, after consultation with the Administrative Agent, may appoint any Person that is not an Affiliate of the Borrower as arranger of such Incremental Equivalent Debt (such Person (who may be the Administrative Agent, if it so agrees), the “Incremental Equivalent Debt Arranger”).

(b) As a condition precedent to the issuance of any Incremental Equivalent Debt pursuant to this Section 2.15, (i) such Incremental Equivalent Debt shall not be guaranteed by any Person that is not a Loan Party or that does not become a Loan Party and shall not be secured by a lien on any assets of a Loan Party that is not part of the Collateral, (ii) to the extent secured by the Collateral, such Incremental Equivalent Debt shall be subject to intercreditor arrangements that are reasonably satisfactory to the Incremental Notes Arranger and, if such Incremental Notes Arranger is not the Administrative Agent, the Administrative Agent, (iii) such Incremental Equivalent Debt shall have a final maturity no earlier than the then Latest Maturity Date, (iv) the Weighted Average Life to Maturity of such Incremental Equivalent Debt shall not (A) be shorter than the remaining Weighted Average Life to Maturity of any then-existing Term Loan Tranche, or (B) to the extent unsecured, be subject to any amortization prior to the final maturity thereof, or be subject to any mandatory redemption or prepayment provisions or rights (except (x) customary assets sale, event of loss or similar event or change of control provisions and customary acceleration rights after an event of default, (y) special mandatory redemptions in connection with customary escrow arrangements or (z) so called “AHYDO” payments, (v) such Incremental Equivalent Debt (other than any Extendable Bridge Loans/Interim Debt) shall not be subject to any mandatory redemption or prepayment provisions or rights (except to the extent any such mandatory redemption or prepayment is required to be applied pro rata to the Term Loans and other Indebtedness that is secured on a pari passu basis with the Obligations) and (vi) the covenants and events of default are no more restrictive (other than the Applicable Rate and optional prepayment and redemption terms), when taken as a whole, than those under the then-existing Facilities, unless such covenants and events of default are applicable only to periods after the Latest Maturity Date or such covenants and events of default are, in consultation with, and subject to the consent (not to be unreasonably withheld) of, the Administrative Agent, incorporated into this Agreement (or any other applicable Loan Document) for the benefit of all existing Lenders (to the extent applicable to such Lender) without further amendment requirements (it being understood that (x) no Incremental Equivalent Debt shall include any financial maintenance covenants (including indirectly by way of a cross-default to this Agreement), but that customary cross-acceleration provisions may be included and (y) any negative covenants with respect to indebtedness, investments, liens or restricted payments shall be incurrence-based) and (vii) subject to clauses (i) through (vi) above, the other terms of such Incremental Equivalent Debt are customary for similar debt securities in light of then-prevailing market conditions at the time of issuance (provided that any such negative covenants applicable to Extendable Bridge Loans/Interim Debt may be maintenance covenants) (provided that, at the Borrower’s option, delivery of a certificate of a Responsible Officer of the Borrower delivered to the Incremental Notes Arranger in good faith at least five Business Days prior to the incurrence of such Incremental Equivalent Debt, together with a reasonably detailed description of the material terms and conditions of such Incremental Equivalent Debt or drafts of the documentation relating thereto, stating that the Borrower has determined in good faith that such terms and conditions satisfy the requirement set forth in this clause (b), shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Incremental Notes Arranger provides notice to the Borrower of its objection during such five Business Day period (including a reasonable description of the basis upon which it objects) and provided, further, that if the terms of the Incremental Equivalent Debt are substantially identical to the Senior Notes, the conditions in this clause (b) shall be deemed to be satisfied). Notwithstanding the foregoing, the conditions precedent to each such increase shall be agreed to by the Lenders providing such increase and the Borrower. Any Incremental Equivalent Debt in the form of secured Term Loans (other than Extendable Bridge Loans/Interim Debt) denominated in Dollars that is incurred on or prior to the date that is twelve months after the ~~Closing~~Amendment No. 4 Effective Date, the All-in Yield payable by the Borrower applicable to such Incremental Equivalent Debt shall be determined by the Borrower and the lenders providing such Incremental Equivalent Debt and shall not be more than 50 basis points higher than the corresponding All-in Yield payable by the Borrower for the ~~2019 Refinancing~~2024 Term Loans, unless the All-in Yield with respect to the ~~2019 Refinancing~~2024 Term Loans is increased to the amount necessary so that the difference between the All-in Yield with respect to such Incremental Equivalent Debt and the corresponding All-in Yield on the ~~2019 Refinancing~~2024 Term Loans is equal to 50 basis points.

(c) The Lenders hereby authorize the Incremental Notes Arranger (and the Lenders hereby authorize the Incremental Notes Arranger to execute and deliver such amendments) to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to secure any Incremental Equivalent Debt with the Collateral and/or to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Incremental Notes Arranger and the Borrower in connection with the issuance of such Incremental Equivalent Debt, in each case on terms consistent with this Section 2.15. If the Incremental Notes Arranger is not the Administrative Agent, the actions authorized to be taken by the Incremental Notes Arranger herein shall be done in consultation with the Administrative Agent and, with respect to applicable documentation (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.

Section 2.16 Cash Collateral.

(a) Upon the request of the Administrative Agent or the applicable L/C Issuer under any Revolving Tranche (i) if the applicable L/C Issuer has honored any full or partial drawing request under any Letter of Credit issued under such Tranche and such drawing has resulted in an L/C Borrowing or (ii) if, as of the Letter of Credit Expiration Date, any L/C Obligation for any reason remains outstanding under such Tranche, the Borrower shall, in each case, promptly deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 103% of the then Outstanding Amount of all L/C Obligations. At any time that there shall exist a Defaulting Lender, promptly upon the request of the Administrative Agent or the applicable L/C Issuer, the Borrower shall deliver to the Administrative Agent Cash Collateral in an amount sufficient to cover 103% of all Fronting Exposure of such Defaulting Lender after giving effect to Section 2.17(a)(iv) and any Cash Collateral provided by such Defaulting Lender.

(b) All Cash Collateral (other than credit support not constituting funds subject to deposit) shall be maintained in blocked, interest bearing deposit accounts at the Administrative Agent or the Collateral Agent (or other financial institution selected by any of them). The Borrower, and to the extent provided by any Lender, such Lender, hereby grants to (and subjects to the control of) the Administrative Agent and the Collateral Agent, for the benefit of the Administrative Agent, the applicable L/C Issuer and the Lenders, and agrees to maintain, a first priority security interest in all such cash, deposit accounts and all balances therein, and all other property so provided as collateral pursuant hereto, and in all proceeds of the foregoing, all as security for the obligations to which such Cash Collateral may be applied pursuant to Section 2.16(c). If at any time the Administrative Agent determines that Cash Collateral is subject to any right or claim of any Person other than the Administrative Agent as herein provided or that the total amount of such Cash Collateral is less than the applicable Fronting Exposure and other obligations secured thereby, the Borrower and the relevant Defaulting Lender shall, promptly upon demand by the Administrative Agent, pay or provide to the Administrative Agent additional Cash Collateral in an amount sufficient to eliminate such deficiency.

(c) Notwithstanding anything to the contrary contained in this Agreement, Cash Collateral provided under any of this Section 2.16 or Sections 2.03, 2.05, 2.06, 2.17, 8.02 or 8.04 in respect of Letters of Credit shall be held and applied to the satisfaction of the specific L/C Obligations, obligations to fund participations therein (including, as to Cash Collateral provided by a Defaulting Lender, any interest accrued on such obligation) and other obligations for which the Cash Collateral was so provided prior to any other application of such property as may be provided for herein.

(d) Cash Collateral (or the appropriate portion thereof) provided to reduce Fronting Exposure or other obligations shall be released promptly following (i) the elimination of the applicable Fronting Exposure (after giving effect to such release) or other obligations giving rise thereto (including by the termination of Defaulting Lender status of the applicable Lender (or, as appropriate, its assignee following compliance with Section 10.07(b)(viii))) or (ii) the Administrative Agent’s good faith determination that there exists excess Cash Collateral; provided, however, (x) that Cash Collateral furnished by or on behalf of a Loan Party shall not be released during the continuance of a Default under Sections 8.01(a), (f) or (g) or an Event of Default (and following application as provided in this Section 2.16 may be otherwise applied in accordance with Section 8.04) and (y) the Person providing Cash Collateral and the applicable L/C Issuer may agree that Cash Collateral shall not be released but instead held to support future anticipated Fronting Exposure or other obligations.

Section 2.17 Defaulting Lenders.

(a) Notwithstanding anything to the contrary contained in this Agreement, if any Lender becomes a Defaulting Lender, then, until such time as that Lender is no longer a Defaulting Lender, to the extent permitted by applicable Law:

i. That Defaulting Lender’s right to approve or disapprove any amendment, waiver or consent with respect to this Agreement shall be restricted as set forth in Section 10.01.

ii. Any payment of principal, interest, fees or other amounts received by the Administrative Agent for the account of that Defaulting Lender (whether voluntary or mandatory, at maturity, pursuant to Article VIII or otherwise, and including any amounts made available to the Administrative Agent by that Defaulting Lender pursuant to Section 10.09), shall be applied at such time or times as may be determined by the Administrative Agent as follows: first, to the payment of any amounts owing by that Defaulting Lender to the Administrative Agent hereunder; second, to the payment on a pro rata basis of any amounts owing by that Defaulting Lender to the L/C Issuers hereunder; third, if so reasonably determined by the Administrative Agent or reasonably requested by the any L/C Issuer, to be held as Cash Collateral for future funding obligations of that Defaulting Lender of any participation in any

Letter of Credit; fourth, as the Borrower may request (so long as no Default or Event of Default exists), to the funding of any Loan in respect of which that Defaulting Lender has failed to fund its portion thereof as required by this Agreement, as determined by the Administrative Agent; fifth, if so determined by the Administrative Agent and the Borrower, to be held in a non-interest bearing deposit account and released in order to satisfy obligations of that Defaulting Lender to fund Loans under this Agreement; sixth, to the payment of any amounts owing to the Lenders or any L/C Issuer as a result of any non-appealable judgment of a court of competent jurisdiction obtained by any Lender or any L/C Issuer against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; seventh, so long as no Default or Event of Default pursuant to Sections 8.01(a), (f) or (g) exists, to the payment of any amounts owing to the Borrower as a result of any non-appealable judgment of a court of competent jurisdiction obtained by the Borrower against that Defaulting Lender as a result of that Defaulting Lender’s breach of its obligations under this Agreement; and eighth, to that Defaulting Lender or as otherwise directed by a court of competent jurisdiction; provided that if (x) such payment is a payment of the principal amount of any Loans or L/C Borrowings in respect of which that Defaulting Lender has not fully funded its appropriate share and (y) such Loans or L/C Borrowings were made at a time when the conditions set forth in Section 4.02, if otherwise, were satisfied or waived, such payment shall be applied solely to pay the Loans of, and L/C Borrowings owed to, all Non-Defaulting Lenders on a pro rata basis prior to being applied to the payment of any Loans of, or L/C Borrowings owed to, that Defaulting Lender. Any payments, prepayments or other amounts paid or payable to a Defaulting Lender that are applied (or held) to pay amounts owed by a Defaulting Lender or to post Cash Collateral pursuant to this Section 2.17(a)ii shall be deemed paid to and redirected by that Defaulting Lender, and each Lender irrevocably consents hereto.

iii. That Defaulting Lender (x) shall not be entitled to receive any commitment fee pursuant to Section 2.09(a) for any period during which that Lender is a Defaulting Lender (and the Borrower shall not be required to pay any such fee that otherwise would have been required to have been paid to that Defaulting Lender) and (y) shall be limited in its right to receive Letter of Credit fees as provided in Section 2.03(h).

iv. During any period in which there is a Defaulting Lender, for purposes of computing the amount of the obligation of each Non-Defaulting Lender to acquire, refinance or fund participations in Letters of Credit pursuant to Section 2.03, the Pro Rata Share of each Non-Defaulting Lender under a Revolving Tranche shall be determined without giving effect to the Commitment under such Revolving Tranche of that Defaulting Lender; provided that (i) each such reallocation shall be given effect unless an Event of Default exists; and (ii) the aggregate obligation of each Non-Defaulting Lender under a Revolving Tranche to acquire, refinance or fund participations in Letters of Credit issued under such Revolving Tranche shall not exceed the positive difference, if any, of (1) the Commitment under such Revolving Tranche of that Non-Defaulting Lender minus (2) the aggregate Outstanding Amount of the Loans under such Revolving Tranche of that Revolving Credit Lender.

(b) If the Borrower, the Administrative Agent and each L/C Issuer agree in writing in their sole discretion that a Defaulting Lender should no longer be deemed to be a Defaulting Lender, the Administrative Agent will so notify the parties hereto, whereupon as of the effective date specified in such notice and subject to any conditions set forth therein (which may include arrangements with respect to any Cash Collateral), that Lender will, to the extent applicable, purchase that portion of outstanding Loans of the other Lenders or take such other actions as the Administrative Agent may reasonably determine to be necessary to cause the Loans and funded and unfunded participations in Letters of Credit to be held on a pro rata basis by the Lenders in accordance with their ratable shares (without giving effect to the application of Section 2.17(a)iv) in respect of that Lender, whereupon that Lender will cease to be a Defaulting Lender; provided that no adjustments will be made retroactively with respect to fees accrued or payments made by or on behalf of the Borrower while that Lender was a Defaulting Lender; and provided further, that except to the extent otherwise expressly agreed by the affected parties, no change hereunder from Defaulting Lender to Lender will constitute a waiver or release of any claim of any party hereunder arising from that Lender having been a Defaulting Lender.

Section 2.18 Specified Refinancing Debt.

(a) The Borrower may, from time to time after the Closing Date, add one or more new term loan facilities and new revolving credit facilities to the Facilities (“Specified Refinancing Debt”; and the commitments in respect of such new term facilities, the “Specified Refinancing Term Commitment” and the commitments in respect of such new revolving credit facilities, the “Specified Refinancing Revolving Credit Commitment”) pursuant to procedures reasonably specified by any Person that is not an Affiliate of the Borrower appointed by the Borrower, after consultation with the Administrative Agent, as agent under such Specified Refinancing Debt (such Person (who may be the Administrative Agent, if it so agrees), the “Specified Refinancing Agent”) and reasonably acceptable to the Borrower, to refinance (i) all or any portion of any Term Loan Tranches then outstanding under this Agreement and (ii) all or any portion of any Revolving Tranches then in effect under this Agreement, in each case pursuant to a Refinancing Amendment; provided that such Specified Refinancing Debt: (i) will rank pari passu in right of payment as the other Loans and Commitments hereunder; (ii) will not have obligors other than the Loan Parties or entities who shall have become Loan Parties (it being understood that the roles of such obligors as Borrower or guarantors with respect to such obligations may be interchanged); (iii) will be (x) unsecured or (y) secured by the Collateral on a first lien “equal and ratable” basis with the Liens securing the Obligations or on a “junior” basis to the Liens securing the Obligations (in each case pursuant to intercreditor arrangements reasonably satisfactory to the Specified Refinancing Agent and, if the Specified Refinancing Agent is not the Administrative Agent, the Administrative Agent); (iv) will have such pricing and optional prepayment terms as may be agreed by the Borrower and the applicable Lenders thereof; (v) (x) to the extent constituting revolving credit facilities, will not have a maturity date (or have mandatory commitment reductions or amortization) that is prior to the scheduled Maturity Date of the Revolving Tranche being refinanced and (y) to the extent constituting term loan facilities, will have a maturity date that is not prior to the date that is the scheduled Maturity Date of, and will have a Weighted Average Life to Maturity that is not shorter than the remaining Weighted Average Life to Maturity of, the Term Loans being refinanced; (vi) any Specified Refinancing Term Loans shall share ratably in any prepayments of Term Loans pursuant to Section 2.05 (other than Section 2.05(b)(iii)) (or otherwise provide for more favorable prepayment treatment for the then outstanding Term Loan Tranches than the Specified Refinancing Term Loans); (vii) each Revolving Credit Borrowing (including any deemed Revolving Credit Borrowings made pursuant to Sections 2.03) and participations in Letters of Credit pursuant to Section 2.03 shall be allocated pro rata among the Revolving Tranches; (viii) subject to clauses (iv) and (v) above, will have terms and conditions (other than pricing and optional prepayment and redemption terms) that are substantially identical to, or less favorable, when taken as a whole, to the lenders providing such Specified Refinancing Debt than, the terms and conditions of the Facilities and Loans being refinanced (as reasonably determined by the Borrower in good faith, which determination shall be conclusive evidence that such terms and conditions satisfy such requirement unless the Specified Refinancing Agent provides notice to the Borrower of an objection (including a reasonable description of the basis upon which it objects) within five Business Days after being notified of such determination by the Borrower); and (ix) the Net Cash Proceeds of such Specified Refinancing Debt shall be applied, substantially concurrently with the incurrence thereof, to the pro rata prepayment of outstanding Loans being so refinanced (and, in the case of Revolving Credit Loans, a corresponding amount of Revolving Credit Commitments shall be permanently reduced), in each case pursuant to Section 2.05 and 2.06, as applicable, and the payment of fees, expenses and premiums, if any, payable in connection therewith; provided however, that such Specified Refinancing Debt (x) may provide for any additional or different financial or other covenants or other provisions that (1) are agreed among the Borrower and the Lenders thereof and applicable only during periods after the then Latest Maturity Date in effect or (2) are, in consultation with, and subject to the consent (not to be unreasonably withheld) of, the Administrative Agent, incorporated into this Agreement (or any other applicable Loan Document) for the benefit of all existing Lenders (to the extent applicable to such Lender) without further amendment requirement and (y) shall not have a principal or commitment amount (or accreted value) greater than the Loans being refinanced (plus an amount equal to accrued interest, fees, discounts, premiums and expenses). Any Lender approached to provide all or a portion of any Specified Refinancing Debt may elect or decline, in its sole discretion, to provide such Specified Refinancing Debt. To achieve the full amount of a requested issuance of Specified Refinancing Debt, and subject to the approval of the Administrative Agent and each L/C Issuer in the case of Specified Refinancing Revolving Credit Commitments, the Borrower may also invite additional Eligible Assignees to become Lenders in respect of such Specified Refinancing Debt pursuant to a joinder agreement to this Agreement in form and substance reasonably satisfactory to the Specified Refinancing Agent.

(b) The effectiveness of any Refinancing Amendment shall be subject to conditions as are mutually agreed with the participating Lenders providing such Specified Refinancing Debt and to the extent reasonably requested by the Specified Refinancing Agent or the Administrative Agent, receipt by the Specified

Refinancing Agent or the Administrative Agent of legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements with respect to the Borrower and the Guarantors, including any supplements or amendments to the Collateral Documents providing for such Specified Refinancing Debt to be secured thereby, consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12, 6.15 and/or Section 6.17 (other than changes to such legal opinions resulting from a change in Law, change in fact or change to counsel’s form of opinion reasonably satisfactory to the Specified Refinancing Agent). The Lenders hereby authorize the Specified Refinancing Agent to enter into amendments to this Agreement and the other Loan Documents with the Borrower as may be necessary in order to establish new Tranches of Specified Refinancing Debt and to make such technical amendments as may be necessary or appropriate in the reasonable opinion of the Specified Refinancing Agent and the Borrower in connection with the establishment of such new Tranches, in each case on terms consistent with and/or to effect the provisions of this Section 2.18 and subject to consent of the Administrative Agent (not to be unreasonably withheld).

(c) Each class of Specified Refinancing Debt incurred under this Section 2.18 shall be in an aggregate principal amount that is (x) not less than an amount of $15,000,000 and (y) an integral multiple of an amount of $1,000,000 in excess thereof. Any Refinancing Amendment may provide for the issuance of Letters of Credit for the account of the Borrower in respect of a Revolving Tranche pursuant to any revolving credit facility established thereby, in each case on terms substantially equivalent to the terms applicable to Letters of Credit under the Revolving Credit Commitments; provided that the L/C Issuer shall have agreed thereto.

(d) The Specified Refinancing Agent shall promptly notify each Lender as to the effectiveness of each Refinancing Amendment. Each of the parties hereto hereby agrees that, upon the effectiveness of any Refinancing Amendment, this Agreement shall be deemed amended to the extent (but only to the extent) necessary to reflect the existence and terms of the Specified Refinancing Debt incurred pursuant thereto (including the addition of such Specified Refinancing Debt as separate “Facilities” hereunder and treated in a manner consistent with the Facilities being refinanced, including for purposes of prepayments and voting). Any Refinancing Amendment may, without the consent of any Person other than the Borrower, the Administrative Agent, the Specified Refinancing Agent and the Lenders providing such Specified Refinancing Debt, effect such amendments to this Agreement and the other Loan Documents as may be necessary or appropriate, in the reasonable opinion of the Specified Refinancing Agent and the Borrower, to effect the provisions of or consistent with this Section 2.18. In addition, if so provided in the relevant Refinancing Amendment and with the consent of each L/C Issuer, participations in Letters of Credit expiring on or after the scheduled Maturity Date in respect of a Revolving Tranche shall be reallocated from Lenders holding Revolving Credit Commitments to Lenders holding extended revolving commitments in accordance with the terms of such Refinancing Amendment; provided, however, that such participation interests shall, upon receipt thereof by the relevant Lenders holding extended revolving commitments, be deemed to be participation interests in respect of such extended revolving commitments and the terms of such participation interests (including the commission applicable thereto) shall be adjusted accordingly. If the Specified Refinancing Agent is not the Administrative Agent, the actions authorized to be taken by the Specified Refinancing Agent herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.18 (including amendments to this Agreement and the other Loan Documents), any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.

(e) To the extent any Specified Refinancing Debt shall be denominated in a currency other than Dollars, this Agreement and the other Loan Documents shall be amended to the extent necessary or appropriate to provide for the administrative and operational provisions applicable to such currency, in each case as are reasonably satisfactory to the Administrative Agent

Section 2.19 Permitted Debt Exchanges.

(a) Notwithstanding anything to the contrary contained in this Agreement, pursuant to one or more offers (each, a “Permitted Debt Exchange Offer”) made from time to time by the Borrower, the Borrower may from time to time following the Closing Date consummate one or more exchanges of Term Loans for Permitted Debt Exchange Notes (each such exchange a “Permitted Debt Exchange”), so long as the following conditions are satisfied: (i) no Event of Default shall have occurred and be continuing at the time the final offering document in respect of a Permitted Debt Exchange Offer is delivered to the relevant Lenders, (ii) the aggregate principal amount

(calculated on the face amount thereof) of Term Loans exchanged shall equal no more than the aggregate principal amount (calculated on the face amount thereof) of Permitted Debt Exchange Notes issued in exchange for such Term Loans; provided that the aggregate principal amount of the Permitted Debt Exchange Notes may include accrued interest and premium (if any) under the Term Loans exchanged and underwriting discounts, fees, commissions and expenses in connection with the issuance of such Permitted Debt Exchange Notes, (iii) the aggregate principal amount (calculated on the face amount thereof) of all Term Loans exchanged by the Borrower pursuant to any Permitted Debt Exchange shall automatically be cancelled and retired by the Borrower on the date of the settlement thereof (and, if requested by the Administrative Agent, any applicable exchanging Lender shall execute and deliver to the Administrative Agent an Assignment and Assumption, or such other form as may be reasonably requested by the Administrative Agent, in respect thereof pursuant to which the respective Lender assigns its interest in the Term Loans being exchanged pursuant to the Permitted Debt Exchange to the Borrower for immediate cancellation), (iv) if the aggregate principal amount of all Term Loans (calculated on the face amount thereof) tendered by Lenders in respect of the relevant Permitted Debt Exchange Offer (with no Lender being permitted to tender a principal amount of Term Loans which exceeds the principal amount thereof actually held by it) shall exceed the maximum aggregate principal amount of such Term Loans offered to be exchanged by the Borrower pursuant to such Permitted Debt Exchange Offer, then the Borrower shall exchange Term Loans subject to such Permitted Debt Exchange Offer tendered by such Lenders ratably up to such maximum amount based on the respective principal amounts so tendered, (v) all documentation in respect of such Permitted Debt Exchange shall be consistent with the foregoing, and all written communications generally directed to the Lenders in connection therewith shall be in form and substance consistent with the foregoing and made in consultation with the Borrower and the Exchange Agent, (vi) any applicable Minimum Tender Condition (as defined below) shall be satisfied and (vii) such Permitted Debt Exchange Notes shall mature no earlier than the Latest Maturity Date for the exchanged Term Loans and shall not have a Weighted Average Life to Maturity shorter than the Weighted Average Life to Maturity of the exchanged Term Loans.

(b) With respect to all Permitted Debt Exchanges effected by the Borrower pursuant to this Section 2.19, (i) such Permitted Debt Exchanges (and the cancellation of the exchanged Term Loans in connection therewith) shall not constitute voluntary or mandatory payments or prepayments for purposes of Section 2.05(a) or (b), and (ii) such Permitted Debt Exchange Offer shall be made for not less than $10,000,000 in aggregate principal amount of Term Loans; provided that subject to the foregoing clause (ii) the Borrower may at its election specify as a condition (a “Minimum Tender Condition”) to consummating any such Permitted Debt Exchange that a minimum amount (to be determined and specified in the relevant Permitted Debt Exchange Offer in the Borrower’s discretion) of Term Loans of any or all applicable Classes be tendered.

(c) In connection with each Permitted Debt Exchange, the Borrower and the Exchange Agent shall mutually agree to such procedures as may be necessary or advisable to accomplish the purposes of this Section 2.19 and without conflict with Section 2.19(d); provided that the terms of any Permitted Debt Exchange Offer shall provide that the date by which the relevant Lenders are required to indicate their election to participate in such Permitted Debt Exchange shall be not less than a reasonable period (in the discretion of the Borrower and the Exchange Agent) of time following the date on which the Permitted Debt Exchange Offer is made.

(d) The Borrower shall be responsible for compliance with, and hereby agrees to comply with, all applicable securities and other laws and regulations in connection with each Permitted Debt Exchange, it being understood and agreed that (x) none of the Exchange Agent, the Administrative Agent nor any Lender assumes any responsibility in connection with the Borrower’s compliance with such laws and regulations in connection with any Permitted Debt Exchange and (y) each Lender shall be solely responsible for its compliance with any applicable “insider trading” laws and regulations to which such Lender may be subject under the Securities Exchange Act of 1934, as amended, and/or other applicable securities laws and regulations.

(e) If the Exchange Agent is not the Administrative Agent, the actions authorized to be taken by the Exchange Agent herein shall be done in consultation with the Administrative Agent and, with respect to the preparation of any documentation necessary or appropriate to carry out the provisions of this Section 2.19, any comments to such documentation reasonably requested by the Administrative Agent shall be reflected therein.

Section 2.20 Benchmark Replacement Setting.

(a) Benchmark Replacement. Notwithstanding anything to the contrary herein or in any other Loan Document, upon the occurrence of a Benchmark Transition Event, the Administrative Agent and the Borrower may amend this Agreement to replace the then-current Benchmark with a Benchmark Replacement. Any such amendment with respect to a Benchmark Transition Event will become effective at 5:00 p.m. (New York City time) on the fifth (5th) Business Day after the Administrative Agent has posted such proposed amendment to all affected Lenders and the Borrower so long as the Administrative Agent has not received, by such time, written notice of objection to such amendment from Lenders comprising the Required Lenders. No replacement of a Benchmark with a Benchmark Replacement pursuant to this Section 2.20(a) will occur prior to the applicable Benchmark Transition Start Date.

(b) Benchmark Replacement Conforming Changes. In connection with the use, administration, adoption or implementation of a Benchmark Replacement, the Administrative Agent will have the right to make Conforming Changes from time to time and, notwithstanding anything to the contrary herein or in any other Loan Document, any amendments implementing such Conforming Changes will become effective without any further action or consent of any other party to this Agreement or any other Loan Document.

(c) Notices; Standards for Decisions and Determinations. The Administrative Agent will promptly notify the Borrower and the Lenders of (i) the implementation of any Benchmark Replacement and (ii) the effectiveness of any Conforming Changes in connection with the use, administration, adoption or implementation of a Benchmark Replacement. The Administrative Agent will notify the Borrower of (x) the removal or reinstatement of any tenor of a Benchmark pursuant to Section 2.20(d) and (y) the commencement of any Benchmark Unavailability Period. Any determination, decision or election that may be made by the Administrative Agent or, if applicable, any Lender (or group of Lenders) pursuant to this Section 2.20, including any determination with respect to a tenor, rate or adjustment or of the occurrence or non-occurrence of an event, circumstance or date and any decision to take or refrain from taking any action or any selection, will be conclusive and binding absent manifest error and may be made in its or their sole discretion and without consent from any other party to this Agreement or any other Loan Document, except, in each case, as expressly required pursuant to this Section 2.20.

(d) Unavailability of Tenor of Benchmark. Notwithstanding anything to the contrary herein or in any other Loan Document, at any time (including in connection with the implementation of a Benchmark Replacement), (i) if the then-current Benchmark is a term rate (including Term SOFR Reference Rate) and either (A) any tenor for such Benchmark is not displayed on a screen or other information service that publishes such rate from time to time as selected by the Administrative Agent in its reasonable discretion or (B) the regulatory supervisor for the administrator of such Benchmark has provided a public statement or publication of information announcing that any tenor for such Benchmark is not or will not be representative, then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for any Benchmark settings at or after such time to remove such unavailable or non-representative tenor and (ii) if a tenor that was removed pursuant to clause (i) above either (A) is subsequently displayed on a screen or information service for a Benchmark (including a Benchmark Replacement) or (B) is not, or is no longer, subject to an announcement that it is not or will not be representative for a Benchmark (including a Benchmark Replacement), then the Administrative Agent may modify the definition of “Interest Period” (or any similar or analogous definition) for all Benchmark settings at or after such time to reinstate such previously removed tenor.

(e) Benchmark Unavailability Period. Upon the Borrower’s receipt of notice of the commencement of a Benchmark Unavailability Period, (i) the Borrower may revoke any pending request for a SOFR Borrowing of, conversion to or continuation of SOFR Loans to be made, converted or continued during any Benchmark Unavailability Period and, failing that, the Borrower will be deemed to have converted any such request into a request for a Borrowing of or conversion to Base Rate Loans and (ii) any outstanding affected SOFR Loans will be deemed to have been converted to Base Rate Loans at the end of the applicable Interest Period. During a Benchmark Unavailability Period or at any time that a tenor for the then-current Benchmark is not an Available Tenor, the component of Base Rate based upon the then-current Benchmark or such tenor for such Benchmark, as applicable, will not be used in any determination of Base Rate.

ARTICLE III

Taxes, Increased Costs Protection and Illegality

Section 3.01 Taxes.

(a) Any and all payments by or on account of any obligation of any other Loan Party hereunder or under any other Loan Document shall be made without deduction or withholding for any Taxes, except as required by applicable Law. If any applicable Law (as determined in the good faith discretion of an applicable Withholding Agent) requires the deduction or withholding of any Tax from or in respect of any such payment by a Withholding Agent, then the applicable Withholding Agent shall be entitled to make such deduction or withholding and shall timely pay the full amount deducted or withheld to the relevant Governmental Authority in accordance with applicable Law and, if such Tax is an Indemnified Tax, the sum payable by the applicable Loan Party shall be increased as necessary so that after all such deductions or withholdings have been made (including such deductions and withholdings applicable to additional sums payable under this Section 3.01) the applicable Recipient receives an amount equal to the sum it would have received had no such deduction or withholding been made.

(b) [Reserved].

(c) In addition but without duplication, the Loan Parties shall timely pay to the relevant Governmental Authority in accordance with applicable Law, or at the option of the Administrative Agent timely reimburse it for the payment of, any Other Taxes.

(d) The Loan Parties shall jointly and severally indemnify each Recipient, within 30 days after written demand therefor, for the full amount of any Indemnified Taxes (including Indemnified Taxes imposed or asserted on or attributable to amounts payable under this Section 3.01) payable or paid by such Recipient or required to be withheld or deducted from a payment to such Recipient and any reasonable out-of-pocket expenses arising therefrom or with respect thereto, whether or not such Indemnified Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. Any Recipient claiming indemnity pursuant to this Section 3.01(d) shall notify the Loan Parties as soon as reasonably practicable after the Recipient becomes aware of such imposition, provided, however, that the failure to provide such notification shall not affect the Recipient’s entitlement to indemnification pursuant to this Section 3.01(d). A certificate as to the amount of such payment or liability delivered to the Borrower by a Lender (with a copy to the Administrative Agent), or by the Administrative Agent on its own behalf or on behalf of a Lender, shall be conclusive absent manifest error.

(e) As soon as reasonably practicable, after any payment of Taxes by any Loan Party to a Governmental Authority pursuant to this Section 3.01, such Loan Party shall deliver to the Administrative Agent the original or a certified copy of a receipt issued by such Governmental Authority evidencing such Payment, a copy of the return reporting such payment or other evidence of such payment reasonably satisfactory to the Administrative Agent.

(f) If any Recipient determines, in its sole discretion exercised in good faith, that it has received a refund of any Indemnified Taxes as to which it has been indemnified pursuant to this Section 3.01 (including by the payment of additional amounts pursuant to this Section 3.01), it shall pay to the indemnifying party an amount equal to such refund (but only to the extent of indemnity payments made under this Section 3.01 with respect to the Indemnified Taxes giving rise to such refund), net of all out-of-pocket expenses (including Taxes) of such indemnified party and without interest (other than any interest paid by the relevant Governmental Authority with respect to such refund). Such indemnifying party, upon the request of such indemnified party, shall repay to such indemnified party the amount paid over pursuant to this clause (f) (plus any penalties, interest or other charges imposed by the relevant Governmental Authority) in the event that such indemnified party is required to repay such refund to such Governmental Authority. Notwithstanding anything to the contrary in this Section 3.01(f), in no event will the indemnified party be required to pay any amount to an indemnifying party pursuant to this Section 3.01(f) the payment of which would place the indemnified party in a less favorable net after-tax position than the indemnified party would have been in if the Tax subject to indemnification and giving rise to such refund had not been deducted, withheld or otherwise imposed and the indemnification payments or additional amounts with respect to such Tax had never been paid. This Section 3.01(f) shall not be construed to require any indemnified party to make available its Tax returns (or any other information relating to its Taxes that it deems confidential) to the indemnifying party or any other Person.

(g) Each Lender agrees that, upon the occurrence of any event giving rise to the operation of Section 3.01(a) or (d) with respect to such Lender it will, if requested by the Borrower, use commercially reasonable efforts (subject to such Lender’s overall internal policies of general application and legal and regulatory restrictions) to avoid or reduce to the greatest extent possible any indemnification or additional amounts being due under this Section 3.01, including to designate another Lending Office for any Loan or Letter of Credit affected by such event; provided that such efforts are made on terms that, in the reasonable judgment of such Lender, cause such Lender and its Lending Office(s) to suffer no material economic, legal or regulatory disadvantage; and provided further that nothing in this Section 3.01(g) shall affect or postpone any of the Obligations of the Borrower or the rights of such Lender pursuant to Sections 3.01(a) and (d). The Borrower hereby agrees to pay all reasonable costs and expenses incurred by any Lender as a result of a request by the Borrower under this Section 3.01(g).

(h) i. Any Recipient that is entitled to an exemption from or reduction of withholding Tax with respect to any payments made under any Loan Document shall deliver to the Borrower and the Administrative Agent, at the time or times reasonably requested by the Borrower or the Administrative Agent, such properly completed and executed documentation reasonably requested by the Borrower or the Administrative Agent as will permit such payments to be made without withholding or at a reduced rate of withholding. In addition, any Recipient, if reasonably requested by the Borrower or the Administrative Agent, shall deliver such other documentation prescribed by applicable Law or reasonably requested by the Borrower or the Administrative Agent as will enable the Borrower or the Administrative Agent to determine whether or not such Recipient is subject to backup withholding or information reporting requirements. Notwithstanding anything to the contrary in the preceding two sentences, the completion, execution and submission of such documentation (other than such documentation set forth in Section 3.01(h)ii(A), (ii)(B) and (ii)(D) below) shall not be required if in the Recipient’s reasonable judgment such completion, execution or submission would subject such Recipient to any material unreimbursed cost or expense or would materially prejudice the legal or commercial position of such Recipient.

ii. Without limiting the generality of the foregoing,

(A) any Recipient that is a U.S. Person shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Recipient becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent) executed ~~originals~~copies of IRS Form W-9 (or any successor form) certifying that such Recipient is exempt from U.S. federal backup withholding;

(B) any Non-U.S. Lender shall deliver to the Borrower and the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), whichever of the following is applicable:

a. in the case of a Non-U.S. Lender claiming the benefits of an income tax treaty to which the United States is a party, (i) with respect to payments of interest under any Loan Document, executed ~~originals~~copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form) establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “interest” article of such tax treaty and (ii) with respect to any other applicable payments under any Loan Document, executed ~~originals~~copies of IRS Form W-8BEN or W-8BEN-E establishing an exemption from, or reduction of, U.S. federal withholding Tax pursuant to the “business profits” or “other income” article of such treaty;

b. executed ~~originals~~copies of IRS Form W-8ECI (or any successor form);

c. in the case of a Non-U.S. Lender claiming the benefits of the exemption for portfolio interest under Section 881(c) of the Code, (x) a certificate substantially in the form of Exhibit F-1 to the effect that such Non-U.S. Lender is not a “bank” within the meaning of Section 881(c)(3)(A) of the Code, a “10 percent shareholder” of the Borrower within the meaning of Section 881(c)(3)(B) of the Code, a “controlled foreign corporation” described in Section 881(c)(3)(C) of the Code and that no payments in connection with any Loan Document are effectively connected with such Lender’s conduct of a U.S. trade or business (a “U.S. Tax Compliance Certificate”) and (y) executed ~~originals~~copies of IRS Form W-8BEN or IRS Form W-8BEN-E, as applicable (or any successor form); or

d. to the extent a Non-U.S. Lender is not the beneficial owner (e.g., where the Non-U.S. Lender is a partnership or a participating Lender), executed ~~originals~~copies of IRS Form W-8IMY, accompanied by IRS Form W-8ECI, IRS Form W-8BEN, IRS Form W-8BEN-E, a certificate substantially in the form of Exhibit F-2 or Exhibit F-3, IRS Form W-9, and/or other certification documents from each beneficial owner, as applicable; provided that if the Non-U.S. Lender is a partnership (and not a participating Lender) and one or more direct or indirect partners of such Non-U.S. Lender are claiming the portfolio interest exemption, such Non-U.S. Lender shall provide a certificate substantially in the form of Exhibit F-4 on behalf of each such direct and indirect partner;

(C) any Non-U.S. Lender shall deliver to the Borrower or the Administrative Agent (in such number of copies as shall be requested by the recipient) on or prior to the date on which such Non-U.S. Lender becomes a party to this Agreement (and from time to time thereafter upon the reasonable request of the Borrower or the Administrative Agent), executed ~~originals~~copies of any other form prescribed by applicable Law as a basis for claiming exemption from or a reduction in U.S. federal withholding Tax, duly completed, together with such supplementary documentation as may be prescribed by applicable Law to permit the Borrower or the Administrative Agent to determine the withholding or deduction required to be made;

(D) if a payment made to a Recipient under any Loan Document would be subject to Tax imposed by FATCA if such Recipient were to fail to comply with the applicable reporting requirements of FATCA (including those contained in Section 1471(b) or 1472(b) of the Code, as applicable), such Recipient shall deliver to the Borrower and the Administrative Agent at the time or times prescribed by Law and at such time or times reasonably requested by the Borrower or the Administrative Agent such documentation prescribed by applicable Law (including as prescribed by Section 1471(b)(3)(C)(i) of the Code) and such additional documentation reasonably requested by the Borrower or the Administrative Agent as may be necessary for the Borrower and the Administrative Agent to comply with their obligations under FATCA to determine whether such Recipient has complied with such Recipient’s obligations under FATCA and, if necessary, to determine the amount to deduct and withhold from such payment. Solely for purposes of this clause (D), “FATCA” shall include any amendments made to FATCA after the date of this Agreement; and

(E) The Administrative Agent shall deliver to the Borrower (in such number of copies as shall be requested by the recipient) on or prior to the date on which the Administrative Agent becomes the administrative agent hereunder or under any other Loan Document (and from time to time thereafter upon the reasonable request of the Borrower) executed ~~originals~~copies of either (a) IRS Form W-9 (or any successor form) or (b) a duly executed U.S. branch withholding certificate on IRS Form W-8IMY (or any successor form) evidencing its agreement with the Borrower to be treated as a U.S. Person with respect to amounts received on account of any Lender under such Term Loans and IRS Form W-8ECI (with respect to amounts received on its own account for such Term Loans), with the effect that, in either case, the Borrower will be entitled to make payments hereunder to the Administrative Agent without withholding or deduction on account of U.S. federal withholding tax.

Each Recipient agrees that if any documentation it previously delivered expires or becomes obsolete or inaccurate in any respect, it shall promptly update and deliver such form or certification to the Borrower and the Administrative Agent or promptly notify the Borrower and the Administrative Agent in writing of its legal ineligibility to do so.

Notwithstanding any other provision of this Section 3.01(h), a Lender shall not be required to deliver any documentation that such Lender is not legally eligible to deliver.

(i) Each Lender shall severally indemnify the Administrative Agent, within 30 days after demand therefor, for (i) any Indemnified Taxes attributable to such Lender (but only to the extent that any Loan Party has not already indemnified the Administrative Agent for such Indemnified Taxes and without limiting the obligation of the Loan Parties to do so), (ii) any Taxes attributable to such Lender’s failure to comply with the provisions of Section 10.07(m) relating to the maintenance of a Participant Register and (iii) any Excluded Taxes attributable to such Lender, in each case, that are payable or paid by the Administrative Agent in connection with any Loan Document, and any reasonable expenses arising therefrom or with respect thereto, whether or not such Taxes were correctly or legally imposed or asserted by the relevant Governmental Authority. A certificate as to the amount of such payment or liability delivered to any Lender by the Administrative Agent shall be conclusive absent manifest error. Each Lender hereby authorizes the Administrative Agent to set off and apply any and all amounts at any time owing to such Lender under any Loan Document or otherwise payable by the Administrative Agent to the Lender from any other source against any amount due to the Administrative Agent under this Section 3.01(i).

(j) [Reserved].

(k) The agreements in this Section 3.01 shall survive the resignation and/or replacement of the Administrative Agent, any assignment of rights by, or the replacement of, a Lender, the termination of the Commitments and the repayment, satisfaction or discharge of all other Obligations.

(l) For the avoidance of doubt, the term “Lender” shall, for purposes of this Section 3.01, include any L/C Issuer.

Section 3.02 [Reserved].

Section 3.03 Illegality. If any Lender reasonably determines that any Law has made it unlawful, or that any Governmental Authority has asserted that it is unlawful, for any Lender or its applicable Lending Office to make, maintain or fund Loans whose interest is determined by reference to Term SOFR (whether denominated in Dollars), or to determine or charge interest rates based upon Adjusted Term SOFR (whether denominated in Dollars), or any Governmental Authority has imposed material restrictions on the authority of such Lender to purchase or sell, or to take deposits of, Dollars in the applicable interbank market, then, on notice thereof by such Lender to the Borrower through the Administrative Agent, (i) any obligation of such Lender to make or continue SOFR Loans in the affected currency or currencies or to convert Base Rate Loans to SOFR Loans shall be suspended and (ii) if such notice asserts the illegality of such Lender making or maintaining Base Rate Loans, the interest rate on which is determined by reference to the Adjusted Term SOFR component of the Base Rate, the interest rate on which Base Rate Loans of such Lender, shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate, in each case until such Lender notifies the Administrative Agent and the Borrower that the circumstances giving rise to such determination no longer exist. Upon receipt of such notice, (x) the Borrower shall, upon demand from such Lender (with a copy to the Administrative Agent), if applicable and such loans are denominated in Dollars, convert all of such Lender’s SOFR Loans to Base Rate Loans (the interest rate on which Base Rate Loans of such Lender shall, if necessary to avoid such illegality, be determined by the Administrative Agent without reference to the Adjusted Term SOFR component of the Base Rate). Upon any such prepayment or conversion, the Borrower shall also pay accrued interest on the amount so prepaid or converted and all amounts due, if any, in connection with such prepayment or conversion under Section 3.06. Each Lender agrees to designate a different Lending Office if such designation will avoid the need for such notice and will not, in the good faith judgment of such Lender, otherwise be materially disadvantageous to such Lender.

Section 3.04 Inability to Determine Rates. If the Required Lenders reasonably determine that for any reason, adequate and reasonable means do not exist for determining Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan, or that Term SOFR for any requested Interest Period with respect to a proposed SOFR Loan does not adequately and fairly reflect the cost to such Lenders of funding such Loan, or that deposits are not being offered to banks in the relevant interbank market for the applicable amount and the Interest Period of such SOFR Loan, the Administrative Agent will promptly so notify the Borrower and each Lender. Thereafter, (x) the obligation of the Lenders to make or maintain SOFR Loans in the affected currency or currencies shall be suspended and (y) in the event of a determination described in the preceding sentence with respect to the Term SOFR component of the Base Rate, the utilization of the Term SOFR component in determining the Base Rate shall be suspended, in each case until the Administrative Agent (upon the instruction of the Required Lenders) revokes such notice. Upon receipt of such notice, the Borrower may revoke any pending request for a Borrowing of, conversion to or continuation of SOFR Loans or, failing that, will be deemed to have converted such request into a request for a Borrowing of Base Rate Loans in the amount specified therein, and the Borrower shall not have to pay any amounts that would otherwise be due under Section 3.06 with respect to such revocation or conversion.

Section 3.05 Increased Cost and Reduced Return; Capital Adequacy and Liquidity Requirements.

(a) If any Lender reasonably determines that as a result of the introduction of or any change in or in the interpretation of any Law, in each case after the date hereof, or such Lender’s compliance therewith, there shall be any material increase in the cost to such Lender of agreeing to make or making, funding or maintaining any Loan the interest on which is determined by reference to Term SOFR or (as the case may be) issuing or participating in Letters of Credit, or a material reduction in the amount received or receivable by such Lender in connection with any of the foregoing (including Taxes on or in respect of its loans, letters of credit, commitments, or other obligations, or its deposits, reserves, other liabilities or capital attributable thereto, but excluding for purposes of this Section 3.05(a) any such increased costs or reduction in amount resulting from (i) Indemnified Taxes indemnifiable under Section 3.01, (ii) Taxes described in clauses (b) through (d) in the definition of Excluded Taxes, (iii) Connection Income Taxes and (iv) reserve requirements reflected in Term SOFR, then within 15 days after demand of such Lender setting forth in reasonable detail such increased costs (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such increased cost or reduction.

(b) If any Lender reasonably determines that the introduction of or any change in or in the interpretation any Law regarding capital adequacy and liquidity requirements or any change therein or in the interpretation thereof, in each case after the date hereof, or compliance by such Lender (or its Lending Office) therewith, has the effect of materially reducing the rate of return on the capital of such Lender or any corporation controlling such Lender as a consequence of such Lender’s obligations hereunder (taking into consideration its policies with respect to capital adequacy or liquidity and such Lender’s desired return on capital as of the Closing Date or the date it becomes a Lender hereunder), then within 15 days after demand of such Lender setting forth in reasonable detail the charge and the calculation of such reduced rate of return (with a copy of such demand to the Administrative Agent given in accordance with Section 3.06), the Borrower shall pay to such Lender such additional amounts as will compensate such Lender for such reduction.

(c) The Borrower shall pay to each Lender, (i) as long as such Lender shall be required to maintain reserves or liquidity with respect to liabilities or assets consisting of or including Term SOFR funds or deposits, additional interest on the unpaid principal amount of each SOFR Loan equal to the actual costs of such reserves or liquidity allocated to such Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive in the absence of manifest error), and (ii) as long as such Lender shall be required to comply with any liquidity requirement, reserve ratio requirement or analogous requirement of any other central banking or financial regulatory authority imposed in respect of the maintenance of the Commitments or the funding of the SOFR Loans, such additional costs (expressed as a percentage per annum and rounded upwards, if necessary, to the nearest five decimal places) equal to the actual costs allocated to such Commitment or Loan by such Lender (as determined by such Lender in good faith, which determination shall be conclusive absent manifest error) which in each case shall be due and payable on each date on which interest is payable on such Loan; provided the Borrower shall have received at least 15 days’ prior written notice (with a copy to the Administrative Agent) of such additional interest or cost from such Lender. If a Lender fails to give written notice fifteen days prior to the relevant Interest Payment Date, such additional interest or cost shall be due and payable 15 days from receipt of such written notice.

(d) For purposes of this Section 3.05, (i) the Dodd-Frank Wall Street Reform and Consumer Protection Act and all requests, rules, regulations, guidelines or directives thereunder or issued in connection therewith and (ii) all requests, rules, guidelines, requirements and directives promulgated by the Bank for International Settlements, the Basel Committee on Banking Supervision (or any successor or similar authority) or the United States or foreign regulatory authorities (other than foreign regulatory authorities in Switzerland), in each case pursuant to Basel III, shall, in each case, be deemed to have gone into effect after the ~~date hereof~~Closing Date, regardless of the date enacted, adopted or issued.

Section 3.06 Funding Losses

. Upon written demand of any Lender (with a copy to the Administrative Agent) from time to time, setting forth in reasonable detail the basis for calculating such compensation, the Borrower shall promptly compensate such Lender for and hold such Lender harmless from any loss, cost or expense incurred by it as a result of:

(a) any continuation, conversion, payment or prepayment of any SOFR Loan;

(b) any failure by the Borrower (for a reason other than the failure of such Lender to make a Loan or pursuant to a conditional notice) to prepay, borrow, continue or convert any SOFR Loan;

(c) [reserved]; or

(d) any mandatory assignment of such Lender’s SOFR Loans pursuant to Section 3.08 on a day other than the last day of the Interest Period for such Loans,

including any loss or expense arising from the liquidation or reemployment of funds obtained by it to maintain such Loan or from fees payable to terminate the deposits from which such funds were obtained (but excluding anticipated profits). For the purposes of calculating the amounts payable under this Section 3.06, any “floor” requirement reflected in Adjusted Term SOFR shall be disregarded. The Borrower shall also pay any customary administrative fees charged by such Lender in connection with the foregoing.

Section 3.07 Matters Applicable to All Requests for Compensation.

(a) A certificate of any Agent or any Lender claiming compensation under this Article III and setting forth in reasonable detail a calculation of the additional amount or amounts to be paid to it hereunder shall be conclusive in the absence of manifest error. In determining such amount, such Agent or such Lender may use any reasonable averaging and attribution methods. With respect to any Lender’s claim for compensation under Section 3.03, 3.04 or 3.05, the Loan Parties shall not be required to compensate such Lender for any amount incurred more than 180 days prior to the date that such Lender notifies the Borrower of the event that gives rise to such claim; provided that, if the circumstance giving rise to such claim is retroactive, then such 180-day period referred to above shall be extended to include the period of retroactive effect thereof.

(b) If any Lender requests compensation under Section 3.05, or the Borrower is required to pay any Indemnified Tax or additional amount to any Lender, any L/C Issuer, or any Governmental Authority for the account of any Lender or any L/C Issuer pursuant to Section 3.01, or if any Lender gives a notice pursuant to Section 3.03 or 3.04, then such Lender or the L/C Issuer, as applicable, will, if requested by the Borrower and at the Borrower’s reasonable expense, use commercially reasonable efforts to designate another Lending Office for any

Loan or Letter of Credit affected by such event; provided that such efforts (i) would eliminate or reduce amounts payable pursuant to Section 3.01, 3.03 or 3.05, as applicable, in the future and (ii) would not, in the judgment of such Lender or such L/C Issuer, as applicable, be inconsistent with the internal policies of, or otherwise be disadvantageous in any material legal, economic or regulatory respect to such Lender or its Lending Office or such L/C Issuer. The provisions of this clause (b) shall not affect or postpone any Obligations of the Borrower or rights of such Lender pursuant to Section 3.05.

(c) If any Lender requests compensation by the Borrower under Section 3.05, the Borrower may, by notice to such Lender (with a copy to the Administrative Agent), suspend the obligation of such Lender to make or continue from one Interest Period to another SOFR Loans, or to convert Base Rate Loans into SOFR Loans, until the event or condition giving rise to such request ceases to be in effect (in which case the provisions of Section 3.07(e) shall be applicable); provided that such suspension shall not affect the right of such Lender to receive the compensation so requested for any amounts so accrued prior to such suspension.

(d) If the obligation of any Lender to make or continue from one Interest Period to another any SOFR Loan, or to convert Base Rate Loans into SOFR Loans shall be suspended pursuant to Section 3.07(c) hereof, such Lender’s SOFR Loans shall be automatically converted into Base Rate Loans on the last day(s) of the then current Interest Period(s) for such SOFR Loans (or, in the case of an immediate conversion required by Section 3.03, on such earlier date as required by Law) and, unless and until such Lender gives notice as provided below that the circumstances specified in Section 3.03, 3.04 or 3.05 hereof that gave rise to such conversion no longer exist:

i. to the extent that such Lender’s SOFR Loans have been so converted, all payments and prepayments of principal that would otherwise be applied to such Lender’s SOFR Loans shall be applied instead to its Base Rate Loans; and

ii. all Loans that would otherwise be made or continued from one Interest Period to another by such Lender as SOFR Loans shall be made or continued instead as Base Rate Loans, and all Base Rate Loans of such Lender that would otherwise be converted into SOFR Loans shall remain as Base Rate Loans.

(e) If any Lender gives notice to the Borrower (with a copy to the Administrative Agent) that the circumstances specified in Section 3.03, 3.04 or 3.05 hereof that gave rise to the conversion of such Lender’s SOFR Loans pursuant to Section 3.07(d) no longer exist (which such Lender agrees to do promptly upon such circumstances ceasing to exist) at a time when SOFR Loans made by other Lenders are outstanding, such Lender’s Base Rate Loans shall be automatically converted, on the first day(s) of the next succeeding Interest Period(s) for such outstanding SOFR Loans, to the extent necessary so that, after giving effect thereto, all Loans held by the Lenders holding SOFR Loans and by such Lender are held pro rata (as to principal amounts, interest rate basis, and Interest Periods) in accordance with their respective Commitments.

(f) A Lender shall not be entitled to any compensation pursuant to the foregoing sections to the extent such Lender is not imposing such charges or requesting such compensation from borrowers (similarly situated to the Borrower hereunder) under comparable syndicated credit facilities.

Section 3.08 Replacement of Lenders under Certain Circumstances.

(a) If at any time (i) the Borrower becomes obligated to pay Indemnified Taxes, additional amounts or indemnity payments described in Section 3.01 or 3.05 as a result of any condition described in such Sections or any Lender ceases to make SOFR Loans as a result of any condition described in Section 3.03 or 3.04, (ii) any Lender becomes a Defaulting Lender or (iii) any Lender becomes a Non-Consenting Lender (as defined below in this Section 3.08) (collectively, a “Replaceable Lender”), then the Borrower may, on one Business Day’s prior written notice from the Borrower to the Administrative Agent and such Lender (for the avoidance of doubt, such notice shall be deemed provided on the same day that an amendment or waiver is posted to Lenders for consent), either (x) replace such Lender by causing such Lender to (and such Lender shall be obligated to) assign pursuant to Section 10.07(b) (with the assignment fee to be paid by the Borrower in such instance unless waived by the Administrative Agent) all of its rights and obligations under this Agreement (or, in the case of a Non-Consenting

Lender, all of its rights and obligations under this Agreement with respect to the Facility or Facilities for which its consent is required) to one or more Eligible Assignees; provided that none of the Administrative Agent or any Lender shall have any obligation to the Borrower to find a replacement Lender or other such Person or (y) so long as no Default or Event of Default shall have occurred and be continuing, terminate the Commitment of such Lender or L/C Issuer or prepay the Loans, as the case may be, and (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations of the Borrower owing (and the amount of all accrued interest and fees in respect thereof) to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all obligations of the Borrower owing to such L/C Issuer relating to the Loans and participations held by such L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it; provided that (i) in the case of any such replacement of, or termination of Commitments with respect to a Non-Consenting Lender such replacement or termination shall be sufficient (together with all other consenting Lenders including any other replacement Lender) to cause the adoption of the applicable modification, waiver or amendment of the Loan Documents and (ii) in the case of any such replacement as a result of Borrower having become obligated to pay amounts described in Section 3.01 or 3.05, such replacement would eliminate or reduce payments pursuant to Section 3.01 or 3.05, as applicable, in the future. Any Lender being replaced pursuant to this Section 3.08(a) shall (i) execute and deliver an Assignment and Assumption with respect to such Lender’s Commitment and outstanding Loans and participations in L/C Obligations and (ii) subject to clause (C) below, deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (for return to the Borrower). Pursuant to such Assignment and Assumption, (A) the assignee Lender shall acquire all or a portion, as the case may be, of the assigning Lender’s Commitment and outstanding Loans and participations in L/C Obligations, (B) all Obligations relating to the Loans and participations (and the amount of all accrued interest, fees and premiums in respect thereof) so assigned shall be paid in full by the assignee Lender to such assigning Lender concurrently with such assignment and assumption and (C) upon such payment and, if so requested by the assignee Lender, the assigning Lender shall deliver to the assignee Lender the applicable Note or Notes executed by the Borrower, the assignee Lender shall become a Lender hereunder and the assigning Lender shall cease to constitute a Lender hereunder with respect to such assigned Loans, Commitments and participations, except with respect to indemnification provisions under this Agreement, which shall survive as to such assigning Lender. In connection with any such replacement, if any such Replaceable Lender does not execute and deliver to the Administrative Agent a duly executed Assignment and Assumption reflecting such replacement within two Business Days of the date on which the assignee Lender executes and delivers such Assignment and Assumption to such Replaceable Lender, then such Replaceable Lender shall be deemed to have executed and delivered such Assignment and Assumption without any action on the part of the Replaceable Lender. In connection with the replacement of any Lender pursuant to this Section 3.08(a), the Borrower shall pay to such Lender such amounts as may be required pursuant to Section 3.06.

(b) Notwithstanding anything to the contrary contained above, (i) any Lender that acts as an L/C Issuer may not be replaced hereunder at any time that it has any Letter of Credit outstanding hereunder unless Cash Collateral has been deposited into a cash collateral account in amounts and pursuant to arrangements consistent with the requirements of Section 2.16 or other arrangements satisfactory to such L/C Issuer (including the furnishing of a back-up standby letter of credit in form and substance, and issued by an issuer reasonably satisfactory to such L/C Issuer) have been made with respect to such outstanding Letter of Credit and (ii) the Lender that acts as the Administrative Agent may not be replaced hereunder except in accordance with the terms of Article IX.

(c) In the event that (i) the Borrower or the Administrative Agent has requested the Lenders to consent to a waiver of any provisions of the Loan Documents or to agree to any amendment or other modification thereto, (ii) the waiver, amendment or modification in question requires the agreement of all affected Lenders in accordance with the terms of Section 10.01 or all the Lenders with respect to a certain class of the Loans and (iii) the Required Lenders have agreed to such waiver, amendment or modification, then any Lender who does not agree to such waiver, amendment or modification, in each case, shall be deemed a “Non-Consenting Lender”; provided, that the term “Non-Consenting Lender” shall also include any Lender that rejects (or is deemed to reject) (x) a loan modification offer under Section 10.01, which loan modification has been accepted by at least the Majority Lenders of the respective Tranche of Loans whose Loans and/or Commitments are to be extended pursuant to such loan modification and (y) any Lender that does not elect to become a lender in respect of any Specified Refinancing Debt pursuant to Section 2.18. For the avoidance of doubt, if any applicable Lender shall be deemed a Non-Consenting Lender and is required to assign all or any portion of its ~~2019 Refinancing~~2024 Term Loans or its ~~2019 Refinancing~~2024 Term Loans are prepaid by the Borrower, pursuant to Section 3.08(a), on or prior to the date that is six months after the Amendment No. ~~1~~4 Effective Date in connection with any such waiver, amendment or modification constituting a Repricing Event pursuant to clause (ii) of the definition thereof, the Borrower shall pay such Non-Consenting Lender a fee equal to 1.00% of the principal amount of the ~~2019 Refinancing~~2024 Term Loans, so assigned or prepaid.

(d) Survival. All of the Loan Parties’ obligations under this Article III shall survive termination of the Aggregate Commitments and repayment of all other Obligations hereunder, any assignment by or replacement of a Lender and any resignation or removal of the Administrative Agent.

ARTICLE IV

Conditions Precedent to Credit Extensions

Section 4.01 Conditions to the Initial Credit Extension on the Closing Date. The obligation of each Lender to make its initial Credit Extension hereunder on the Closing Date is subject to satisfaction or due waiver in accordance with Section 10.01 of each of the following conditions precedent:

(a) The Administrative Agent shall have received all of the following, each of which shall be originals or facsimiles or “pdf” files (followed promptly by originals) unless otherwise specified, each properly executed by a Responsible Officer of the signing Loan Party, each dated as of the Closing Date (or, in the case of certificates of governmental officials, as of a recent date before the Closing Date), each in form and substance satisfactory to the Administrative Agent, and each accompanied by their respective required schedules and other attachments (and set forth thereon shall be all required information with respect to Holdings and the Borrower):

i. executed counterparts of this Agreement from Holdings and the Borrower;

ii. the Reaffirmation Agreement, duly executed by the Loan Parties, together with copies of proper financing statements, filed or duly prepared for filing under the Uniform Commercial Code in all jurisdictions that the Administrative Agent may deem reasonably necessary in order to perfect and protect the Liens on assets of each such Loan Party created under the Guarantee and Collateral Agreement, covering the Collateral described in the Guarantee and Collateral Agreement; all other documents and instruments (including any Intellectual Property Security Agreements, relevant notices, stock transfer forms executed in blank and share certificates and documents of title) required to create the Administrative Agent’s first priority security interest in the Collateral granted by the Loan Parties shall have been executed and delivered and, if applicable, be in proper form for filing;

iii. a Note executed by the Borrower in favor of each Lender requesting a Note reasonably in advance of the Closing Date;

iv. a Committed Loan Notice in each case relating to the initial Credit Extension; and

v. a solvency certificate executed by the chief financial officer or similar officer, director or authorized signatory of Holdings (after giving effect to the Transactions) substantially in the form attached hereto as Exhibit H.

(b) The Administrative Agent shall have received such customary documents and certifications (including certificates of incorporation and bylaws, certificate of resolutions, board minutes or other action, and, if applicable, good standing certificates) as the Administrative Agent may reasonably require to evidence (A) the identity, authority and capacity of each Responsible Officer of the Loan Parties acting as such in connection with this Agreement and the other Loan Documents and (B) that the Loan Parties are duly organized or formed, and that each of them is validly existing and, to the extent applicable, in good standing.

(c) The Administrative Agent shall have received a certificate of a Responsible Officer of Holdings and the Borrower certifying that (i) the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the Closing

Date; and (ii) no Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom on the Closing Date.

(d) The Administrative Agent shall have received an opinion of Latham & Watkins LLP, as counsel to the Loan Parties, addressed to each Secured Party, in form and substance reasonably satisfactory to the Administrative Agent.

(e) All fees required to be paid on the Closing Date pursuant to this Agreement and any Fee Letter and reasonable out-of-pocket expenses required to be paid on the Closing Date pursuant to this Agreement and any Fee Letter, to the extent invoiced at least one Business Days prior to the Closing Date (or such later date as the Borrower may reasonably agree) shall have been paid (which amounts may be offset against the proceeds of the Facilities).

(f) The Lenders shall have received at least three business days prior to the Closing Date all documentation and other information about Holdings, the Borrower and each Subsidiary Guarantor as has been reasonably requested in writing at least ten days prior to the Closing Date by such Lenders that they reasonably determine is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including without limitation the PATRIOT Act, and a certification regarding beneficial ownership if required by 31 C.F.R. § 1010.230) (the “Beneficial Ownership Regulation”).

(g) The Administrative Agent and, if applicable, the L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

(h) The Borrower shall have issued the Senior Notes (or substantially contemporaneously with the effectiveness of this Agreement, shall issue), a portion of the proceeds of which will be used to repay term loans under the Existing Credit Agreement.

Section 4.02 Conditions to All Credit Extensions. The obligation of each Lender to honor any Request for Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type, or a continuation of SOFR Loans) is subject to the following conditions precedent:

(a) Subject in the case of any Borrowing in connection with a New Loan Commitment to the provisions in Section 1.02(i), the representations and warranties of the Borrower and each other Loan Party contained in Article V or any other Loan Document shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) on and as of the date of such Credit Extension, except to the extent that such representations and warranties specifically refer to an earlier date, in which case they shall be true and correct in all material respects (and in all respects if any such representation or warranty is already qualified by materiality) as of such earlier date.

(b) Subject in the case of any Borrowing in connection with a New Loan Commitment to the provisions in Section 1.02(i), no Default or Event of Default shall exist, or would result from such proposed Credit Extension or from the application of the proceeds therefrom.

(c) The applicable Agent and, if applicable, the applicable L/C Issuer shall have received a Request for Credit Extension in accordance with the requirements hereof.

Each Request for a Credit Extension (other than a Committed Loan Notice requesting only a conversion of Loans to the other Type or a continuation of SOFR Loans) submitted by the Borrowers shall be deemed to be a representation and warranty that the conditions specified in Sections 4.02(a) and (b) have been satisfied (unless waived) on and as of the date of the applicable Credit Extension.

ARTICLE V

Representations and Warranties

Each of Holdings and the Borrower represents and warrants to the Administrative Agent and the Lenders that (after giving effect to the Transactions):

Section 5.01 Existence, Qualification and Power; Compliance with Laws. Each Loan Party and each of the Restricted Subsidiaries (a) is a Person duly organized, formed or incorporated, validly existing and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of the jurisdiction of its incorporation or organization, (b) has all requisite power and authority to (i) own or lease its assets and carry on its business and (ii) execute, deliver and perform its obligations under the Loan Documents to which it is a party, (c) is duly qualified and is authorized to do business and in good standing (to the extent such concept is applicable in the relevant jurisdiction) under the Laws of each jurisdiction where its ownership, lease or operation of properties or the conduct of its business requires such qualification (d) has all requisite governmental licenses, authorizations, consents and approvals to operate its business as currently conducted and (e) is in compliance with all Laws; except in each case referred to in clause (a) (other than with respect to the Borrower), (b)(i)(other than with respect to the Borrower), (c), (d) and (e), to the extent that any failure to be so or to have such would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.02 Authorization; No Contravention. The execution, delivery and performance by each Loan Party of each Loan Document to which such Person is or is to be a party and the consummation of the Transactions, are within such Loan Party’s corporate or other powers, have been duly authorized by all necessary corporate or other organizational action and do not (a) contravene the terms of any of such Person’s Organization Documents, (b) conflict with or result in any breach or contravention of, or the creation of any Lien under (other than as permitted by Section 7.02), (i) any Contractual Obligation to which such Person is a party or (ii) any material order, injunction, writ or decree of any Governmental Authority applicable to such Person or its property is subject, except to the extent that such breach, contravention or creation of Lien would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, or (c) violate any Law; except to the extent that such violation would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.03 Governmental Authorization; Other Consents. No approval, consent, exemption, authorization or other action by, or notice to, or filing with, any Governmental Authority or any other Person is necessary or required in connection with (a) the execution, delivery, performance by, or enforcement against, any Loan Party of this Agreement or any other Loan Document, or for the consummation of the Transactions, (b) the grant by any Loan Party of the Liens granted by it pursuant to the Collateral Documents or (c) the perfection or maintenance of the Liens created under the Collateral Documents, except for (w) with respect to the Loan Parties, filings and registrations necessary to perfect the Liens on the Collateral granted by the Loan Parties or any Restricted Subsidiary in favor of the Secured Parties consisting of UCC financing statements, filings in the United States Patent and Trademark Office and the United States Copyright Office and Mortgages, (x) the approvals, consents, exemptions, authorizations, actions, notices and filings which have been duly obtained, taken, given or made and are in full force and effect, (y) those approvals, consents, exemptions, authorizations or other actions, notices or filings set out in the Collateral Documents and (z) those approvals, consents, exemptions, authorizations or other actions, notices or filings, the failure of which to obtain or make would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect.

Section 5.04 Binding Effect. This Agreement and each other Loan Document has been duly executed and delivered by each Loan Party that is party thereto. Subject to the Legal Reservations, this Agreement and each other Loan Document constitutes, a legal, valid and binding obligation of such Loan Party, enforceable against each Loan Party that is party thereto in accordance with its terms.

Section 5.05 Financial Statements; No Material Adverse Effect.

(a) The audited consolidated financial statements of Holdings and its Subsidiaries most recently delivered pursuant to Section 6.01(a) fairly present in all material respects the consolidated financial condition of Holdings and its Subsidiaries as of the dates thereof and their results of operations for the period covered thereby in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein.

(b) The unaudited consolidated financial statements of Holdings and its Subsidiaries most recently delivered pursuant to Section 6.01(b) (i) were prepared in accordance with GAAP consistently applied throughout the period covered thereby, except as otherwise expressly noted therein, and (ii) fairly present in all material respects the consolidated financial condition of Holdings and its Subsidiaries as of the date thereof and their results of operations for the period covered thereby, subject to the absence of footnotes and to normal and recurring year-end audit adjustments.

(c) Since December 31, 2018, there has been no event or circumstance, either individually or in the aggregate, that has had or would reasonably be expected to have a Material Adverse Effect.

Section 5.06 Litigation. There are no actions, suits, proceedings, claims or disputes pending or, to the knowledge of the Borrower, threatened in writing, at law, in equity, in arbitration or before any Governmental Authority, against the Borrower or any Restricted Subsidiary, or against any of their properties or revenues that would reasonably be expected to have a Material Adverse Effect.

Section 5.07 Use of Proceeds. The Borrower (a) will only use the proceeds of the Initial Term Loans to finance the Transactions and pay Transaction Costs (including paying any fees, commissions and expenses associated therewith); ~~and~~ (b) will only use the proceeds of the 2024 Term Loans to finance the Amendment No. 4 Transactions and pay Amendment No. 4 Transaction Costs (including paying any fees, commissions and expenses associated therewith); (c) will only use the proceeds of the Revolving Credit Loans incurred on the ~~Closing~~Amendment No. 4 Effective Date to (1)(A) finance any upfront fees or original issue discount required to be funded on the ~~Closing~~Amendment No. 4 Effective Date with respect to the Facilities, and (2) issue Letters of Credit in replacement of, or as a backstop for, letters of credit of the Borrower or their Subsidiaries outstanding on the ~~Closing~~Amendment No. 4 Effective Date; and (~~c~~d) will use the proceeds of all other Borrowings after the ~~Closing~~Amendment No. 4 Effective Date to finance the working capital needs of the Borrower and their Subsidiaries, for general corporate purposes of the Borrower and their Subsidiaries (including acquisitions and other Investments permitted hereunder).

Section 5.08 Ownership of Property; Liens.

(a) Each Loan Party and each of the Restricted Subsidiaries has fee simple or other comparable valid title to, or leasehold interests in, all real property necessary in the ordinary conduct of its business, free and clear of all Liens except for minor defects in title that do not materially interfere with its ability to conduct its business or to utilize such assets for their intended purposes and Liens permitted by Section 7.02, except where the failure to have such title or interests would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect on the use or operation of any Material Real Property or any real property necessary for the ordinary conduct of the Borrower’s business, taken as a whole.

(b) Set forth on Schedule 5.08(b) hereto is a complete and accurate list, in all material respects, of all Material Real Property owned by any Loan Party as of the Closing Date, showing as of the Closing Date, the street address (to the extent available), county or other relevant jurisdiction, state and record owner; and as of the Closing Date, no Loan Party owns any Material Real Property except as listed on Schedule 5.08(b).

Section 5.09 Environmental Compliance. Except as would not reasonably be expected to have a Material Adverse Effect:

(a) The Borrower and the Restricted Subsidiaries and their respective operations and properties are in compliance with all applicable Environmental Laws and Environmental Permits and none of the Borrower or the Restricted Subsidiaries are subject to any Environmental Liability.

(b) (i) None of the properties currently or formerly owned or operated by the Borrower or any Restricted Subsidiary is listed or, to the knowledge of the Borrower, proposed for listing on the NPL or on

SEMS or any analogous foreign, state or local list or is adjacent to any such property, (ii) there is no asbestos or asbestos-containing material on any property currently owned or operated by the Borrower or any of the Restricted Subsidiaries requiring investigation, remediation, mitigation, removal, or assessment, or other response, remedial or corrective action, pursuant to any Environmental Law and (iii) Hazardous Materials have not been released, discharged or disposed of on any property currently or, to the knowledge of the Borrower, formerly owned or operated by the Borrower or any of the Restricted Subsidiaries, except for such releases, discharges and disposals that were in compliance with, or would not reasonably be expected to give rise to liability under, Environmental Laws.

(c) None of the Borrower or any of the Restricted Subsidiaries is undertaking, and none has completed, either individually or together with other potentially responsible parties, any investigation, remediation, mitigation, removal, assessment or remedial, response or corrective action relating to any actual or threatened release, discharge or disposal of Hazardous Materials at any site, location or operation, either voluntarily or pursuant to the order of any Governmental Authority or the requirements of any Environmental Law.

(d) All Hazardous Materials generated, used, treated, handled or stored at, or transported to or from, any property currently or, to the knowledge of the Borrower, formerly owned or operated by the Borrower or any of the Restricted Subsidiaries have been disposed of in a manner not reasonably expected to result in liability to the Borrower or any of the Restricted Subsidiaries.

Section 5.10 Taxes. The Borrower and each of the Restricted Subsidiaries have filed or have caused to be filed all Tax returns and reports required to be filed, and have paid all Taxes (including in its capacity as a withholding agent) levied or imposed upon them or their properties, income or assets otherwise due and payable, except those (a) which are being contested in good faith by appropriate proceedings diligently conducted and for which adequate reserves have been provided in accordance with GAAP (or with respect to any Non-U.S. Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization) or (b) with respect to which the failure to make such filing or payment would not, individually or in the aggregate, reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect. There is no proposed tax assessment against the Borrower or its Restricted Subsidiaries that, if made, could reasonably be expected to result in a Material Adverse Effect.

Section 5.11 Employee Benefits Plans.

(a) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Plan is in compliance with the applicable provisions of ERISA, the Code and other applicable federal and state laws and (ii) each Plan that is intended to be a qualified plan under Section 401(a) of the Code may rely upon an opinion letter for a prototype plan or has received a favorable determination letter from the IRS to the effect that the form of such Plan is qualified under Section 401(a) of the Code and the trust related thereto has been determined by the IRS to be exempt from federal income tax under Section 501(a) of the Code, or an application for such a letter will be submitted to the IRS within the applicable required time period with respect thereto or is currently being processed by the IRS, and to the knowledge of any Loan Party, nothing has occurred that would prevent, or cause the loss of, such tax-qualified status.

(b) Except as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect, (i) each Non-U.S. Plan is in compliance with all requirements of Law applicable thereto and the respective requirements of the governing documents for such plan and (ii) with respect to each Non-U.S. Plan, none of the Borrower or any of their Subsidiaries or any of their respective directors, officers, employees or agents has engaged in a transaction that could subject the Borrower or any Restricted Subsidiary, directly or indirectly, to any tax or civil penalty.

(c) There are no pending or, to the knowledge of any Loan Party, threatened claims, actions or lawsuits, or action by any Governmental Authority, with respect to any Plan that would reasonably be expected to have a Material Adverse Effect. There has been no “prohibited transaction” within the meaning of Section 4975 of the Code or Section 406 or 407 of ERISA (and not otherwise exempt under Section 408 of ERISA) with respect to any Plan that would reasonably be expected to result in a Material Adverse Effect.

(d) (i) No ERISA Event has occurred and neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate is aware of any fact, event or circumstance that would reasonably be expected to constitute or result in an ERISA Event with respect to any Plan or Multiemployer Plan, (ii) each Loan Party and each ERISA Affiliate has met all applicable requirements under the Pension Funding Rules in respect of each Plan, and no waiver of the minimum funding standards under such Pension Funding Rules has been applied for or obtained, (iii) there exists no Unfunded Pension Liability, (iv) as of the most recent valuation date for any Plan, the present value of all accrued benefits under such Plan (based on the actuarial assumptions used to fund such Plan) did not exceed the value of the assets of such Plan allocable to such accrued benefits, (v) neither any Loan Party nor, to the knowledge of any Loan Party, any ERISA Affiliate knows of any facts or circumstances that would reasonably be expected to cause the funding target attainment percentage (as defined in Section 430(d)(2) of the Code) for any Plan, if applicable, to drop below 80% as of the most recent valuation date, (vi) neither any Loan Party nor any ERISA Affiliate has incurred any liability to the PBGC other than for the payment of premiums, and there are no premium payments which have become due that are unpaid, (vii) neither any Loan Party nor any ERISA Affiliate has engaged in a transaction that could be subject to Sections 4069 or 4212(c) of ERISA and (viii) no Plan has been terminated by the plan administrator thereof or by the PBGC and no event or circumstance has occurred or exists that would reasonably be expected to cause the PBGC to institute proceedings under Title IV of ERISA to terminate any Plan or Multiemployer Plan, except with respect to each of the foregoing clauses (i) through (viii) of this Section 5.11(d), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

(e) (i) With respect to each Non-U.S. Plan, reserves have been established in the financial statements furnished to Lenders in respect of any unfunded liabilities in accordance with applicable Law and, where required, in accordance with ordinary accounting practices in the jurisdiction in which such Non-U.S. Plan is maintained, (ii) except as disclosed or reflected in such financial statements, there are no aggregate unfunded liabilities with respect to Non-U.S. Plans and the present value of the aggregate accumulated benefit liabilities of all Non-U.S. Plans did not, as of the last annual valuation date applicable thereto, exceed the assets of all such Non-U.S. Plans, except with respect to each of the foregoing clauses (i) and (ii) of this Section 5.11(e), as would not reasonably be expected, individually or in the aggregate, to result in a Material Adverse Effect.

Section 5.12 Subsidiaries; Capital Stock. As of the Closing Date, there are no Unrestricted Subsidiaries other than those specifically disclosed in Schedule 5.12, and all of the outstanding Capital Stock in each Restricted Subsidiary that is owned by a Loan Party has been validly issued, is fully paid and non-assessable (other than for those Restricted Subsidiaries that are limited liability companies and limited partnerships and to the extent such concepts are not applicable in the relevant jurisdiction) and are owned free and clear of all Liens except (i) those created under the Collateral Documents and (ii) any nonconsensual Lien that is permitted under Section 7.02.

Section 5.13 Margin Regulations; Investment Company Act.

(a) Each of the Loan Parties is not engaged and will not engage, principally or as one of its important activities, in the business of purchasing or carrying Margin Stock, or extending credit for the purpose of purchasing or carrying Margin Stock and no proceeds of any Borrowings or drawings under any Letter of Credit will be used to purchase or carry any Margin Stock or to extend credit to others for the purpose of purchasing or carrying any Margin Stock. Neither the making of any Credit Extension hereunder nor the use of proceeds thereof will violate any regulations of the FRB, including the provisions of Regulations T, U or X of the FRB; provided that this sentence shall not be included in any representation or warranty in connection with the establishment of any New Loan Commitments or the incurrence of New Term Loans unless otherwise agreed by the Borrower and the applicable lenders under any such facility.

(b) None of the Loan Parties is required to be registered as an “investment company” under the Investment Company Act of 1940, as amended.

Section 5.14 Disclosure. As of the Closing Date, no report, financial statement, certificate or other written information furnished by or on behalf of any Loan Party (other than projected financial information, pro forma financial information and information of a general economic or industry nature) to any Agent or any Lender in connection with the Transactions and the negotiation of this Agreement or delivered hereunder or any other Loan Document (as modified or supplemented by other information so furnished), when taken as a whole, contains any material misstatement of fact or omits to state any material fact necessary to make the statements therein (when taken as a whole), in the light of the circumstances under which they were made, not materially misleading; provided that, with respect to projected and pro forma financial information, Holdings and the Borrower represent only that such information was prepared in good faith based upon assumptions believed to be reasonable at the time of preparation and delivery; it being understood that actual results may vary from such forecasts and that such variances may be material. As of the Closing Date, the information included in any Beneficial Ownership Certification is, to the knowledge of the Borrower, true and correct in all respects.

Section 5.15 Compliance with Laws. The Borrower and each Restricted Subsidiary is in compliance in all material respects with the requirements of all Laws and all orders, writs, injunctions and decrees applicable to it or to its properties, except in such instances in which (a) such requirement of Law or order, writ, injunction or decree is being contested in good faith by appropriate proceedings diligently conducted or (b) the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 5.16 Intellectual Property; Licenses, Etc. To the knowledge of the Borrower, the Borrower and each Subsidiary Guarantor owns, licenses or possesses the right to use, all of the trademarks, service marks, trade names, copyrights, patents, licenses and other intellectual property rights (collectively, “IP Rights”) that are necessary for the operation of its respective business, as currently conducted, except to the extent such failure to own, license or possess, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect and provided that the foregoing shall not deem to constitute a representation that Borrower and the Subsidiary Guarantors do not infringe or violate the IP Rights held by any other Person. Set forth on Schedule 5.16 is a complete and accurate list of all material registrations, or applications for registration, in the United States Patent and Trademark Office or the United States Copyright Office of patents, trademarks, and copyrights owned or, in the case of copyrights, exclusively licensed by the Borrower and Subsidiary Guarantors as of the Closing Date. To the knowledge of the Borrower, the conduct of the business of the Borrower or Subsidiary Guarantors as currently conducted does not infringe upon or violate any IP Rights held by any other Person, except for such infringements and violations which, individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect. No claim or litigation regarding any of the foregoing is pending or, to the knowledge of the Borrower, threatened in writing, which, either individually or in the aggregate, would reasonably be expected to have a Material Adverse Effect.

Section 5.17 Solvency. On the Closing Date, after giving effect to the Transactions, the Borrower and its Subsidiaries, on a consolidated basis, are Solvent.

~~Section 5.18 EEA Financial Institutions. No Loan Party is an EEA Financial Institution.~~

Section  5.18 ~~Section 5.19~~ [Reserved].

Section  5.19 ~~Section 5.20~~ Perfection, Etc. Subject to the Legal Reservations, each Collateral Document delivered pursuant to this Agreement will, upon execution and delivery thereof, be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, legal, valid and enforceable Liens on, and security interests in, the Collateral described therein to the extent intended to be created thereby and (a) when financing statements and other filings in appropriate form are filed or registered, as applicable, in the offices of the Secretary of State (or a comparable office in any applicable non-U.S. jurisdiction) of each Loan Party’s jurisdiction of organization or formation and applicable documents are filed and recorded as applicable in the United States Copyright Office or the United States Patent and Trademark Office and other applicable Perfection Requirements are completed and (b) upon the taking of possession or control by the Collateral Agent of such Collateral with respect to which a security interest may be perfected only by possession or control (which possession or control shall be given to the Collateral Agent to the extent possession or control by the Collateral Agent is required by the applicable Collateral Document) the Liens created by the Collateral Documents shall constitute fully perfected first priority Liens so far as possible under relevant law on, and security interests in (to the extent intended to be created thereby and required to be perfected under the Loan Documents), all right, title and interest of the grantors in such Collateral in each case free and clear of any Liens other than Liens permitted hereunder. The Mortgages shall be effective to create in favor of the Collateral Agent for the benefit of the Secured Parties, a legal, valid and enforceable Lien on the Mortgaged Property described therein and proceeds thereof.

Section  5.20 ~~Section 5.21~~ Anti-Terrorism Laws; OFAC.

(a) Anti-Terrorism Laws. Each of Holdings, the Borrower and each of their respective Subsidiaries is in compliance, in all material respects, with the Sanctions Laws and Regulations. No Borrowing or Letter of Credit, or use of proceeds, will violate or result in the violation of any Sanctions Laws and Regulations applicable to any party hereto.

(b) OFAC. None of (I) Holdings, the Borrower or any other Loan Party and (II) in any material respect, the Restricted Subsidiaries that are not Loan Parties or any director, manager, officer or, to the knowledge of Holdings and the Borrower, any director, manager, officer, agent or employee of Holdings, the Borrower or any of their respective Restricted Subsidiaries, in each case, (i) is a person whose property or interest in property is blocked or subject to blocking pursuant to Section 1 of the Executive Order, (ii) engages in any dealings or transactions prohibited by Section 2 of the Executive Order, or is otherwise associated with any such person in any manner that violates Section 2 of the Executive Order, (iii) is a Sanctioned Person, (iv) engages in any dealings in a Sanctioned Country or with a Sanctioned Person, unless authorized by the cognizant government authority, or (v) has exported, re-exported, transferred, or retransferred, directly or indirectly, any goods, software, technology, or services in violation of any applicable export control or economic sanctions laws, regulations, or orders, including those administered by OFAC, U.S. State Department, or the U.S. Commerce Department.

Section  5.21 ~~Section 5.22~~ Anti-Corruption Laws.

(a) ~~.~~ No part of the proceeds of any Loan will be used for any improper payments, directly or indirectly, to any governmental official or employee, political party, official of a political party, candidate for political office, or anyone else acting in an official capacity, or any other party (if applicable) in order to obtain, retain or direct business or obtain any improper advantage, in violation of the United States Foreign Corrupt Practices Act of 1977, as amended and any similar laws, rules or regulations issued, administered or enforced by any Governmental Authority having jurisdiction over the Borrower (collectively, the “Anti-Corruption Laws”). The Borrower has implemented and maintain in effect policies and procedures designed to ensure compliance by the Borrower, its Subsidiaries and their respective directors, officers, employees and agents with Anti-Corruption Laws, and the Borrower, its Subsidiaries and their respective officers, directors and, to the knowledge of the Borrower, its respective employees and agents are in compliance with Anti-Corruption Laws.

(b) The Borrower has implemented and maintains in effect policies and procedures reasonably designed to ensure compliance by it, its Restricted Subsidiaries and, to the extent acting on their behalf and under their control, their respective directors, officers, affiliates, employees and agents with Anti-Corruption Laws and applicable Sanctions Laws and Regulations.

ARTICLE VI

Affirmative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder or under any Loan Document shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized), the Borrower shall, and shall (except in the case of the covenants set forth in Sections 6.01 and 6.02 ) cause each Restricted Subsidiary to:

Section 6.01 Financial Statements. Deliver to the Administrative Agent for further distribution to each Lender:

(a) within 90 days after the end of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal year, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal year, setting forth in each case in comparative form the figures for the previous fiscal year, all in reasonable detail and prepared in accordance with GAAP, audited and accompanied by a report and opinion of an independent certified public accountant of nationally recognized standing, which report and opinion shall be prepared in accordance with generally accepted auditing standards and shall not be subject to any “going concern” or like qualification, exception or explanatory paragraph or any qualification, exception or explanatory paragraph as to the scope of such audit (other than any such qualification, exception or explanatory paragraph that is expressly solely with respect to, or expressly resulting solely from, (i) an upcoming maturity date under the Facilities that is scheduled to occur within one year from the time such report and opinion are delivered or (ii) any potential inability to satisfy a financial maintenance covenant, including the Financial Covenant, on a future date or in a future period or (iii) the activities, operations, financial results, assets or liabilities of any Unrestricted Subsidiary);

(b) within 45 days after the end of each of the first three fiscal quarters of each fiscal year of Holdings, a consolidated balance sheet of Holdings and its Subsidiaries as at the end of such fiscal quarter, and the related consolidated statements of income or operations, shareholders’ equity and cash flows for such fiscal quarter and for the portion of the fiscal year then ended, setting forth in each case in comparative form the figures for the corresponding fiscal quarter of the previous fiscal year and the corresponding portion of the previous fiscal year, all in reasonable detail and certified by a Responsible Officer of the Borrower as fairly presenting in all material respects the financial condition, results of operations, shareholders’ equity and cash flows of Holdings and its Subsidiaries in accordance with GAAP, subject only to normal year-end audit adjustments and the absence of footnotes;

(c) [reserved]; and

(d) concurrently with the delivery of any financial statements pursuant to Sections 6.01(a) and (b) above, the related consolidating financial statements reflecting the adjustments necessary to eliminate the accounts of Unrestricted Subsidiaries (if any) from such consolidated financial statements.

After the date of the delivery of the annual financial information required pursuant to Section 6.01(a), the Borrower will hold a conference call or teleconference at a time selected by the Borrower and reasonably acceptable to the Administrative Agent, with all of the Lenders that choose to participate, to review the financial results of the previous fiscal year of Holdings and its Subsidiaries.

Section 6.02 Certificates; Other Information. Deliver to the Administrative Agent for further distribution to each Lender:

(a) no later than five days after the delivery of (i) the financial statements referred to in Section 6.01(a) or (ii) an Annual Report on Form 10-K, but only to the extent permitted by accounting industry policies generally followed by independent certified public accountants, a certificate of Holdings’ independent certified public accountants certifying such financial statements and stating that in making the examination necessary therefor no knowledge was obtained of any Event of Default arising from a breach of the Financial Covenant (to the extent then applicable) or, if any such Event of Default shall exist, stating the nature and status of such event;

(b) no later than five days after the delivery of (i) the financial statements referred to in Sections 6.01(a) and (b) or (ii) an Annual Report on Form 10-K or a Quarterly Report on Form 10-Q, a duly completed Compliance Certificate signed by a Responsible Officer of the Borrower (which delivery may, unless the Administrative Agent or a Lender requests executed originals, be by electronic communication including fax or email and shall be deemed to be an original authentic counterpart thereof for all purposes);

(c) promptly after the same are available, copies of all reports on Form 8-K, Form S-3 and Form S-4 (or any other forms that may be substituted therefor) which Holdings or the Borrower may file or be required to file with the SEC or with any Governmental Authority that may be substituted therefor, or with any national securities exchange, and in any case not otherwise required to be delivered to the Administrative Agent pursuant hereto;

(d) promptly after the furnishing thereof, copies of any notices received by any Loan Party (other than in the ordinary course of business) and copies of any statement or report furnished to any holder of debt securities or loans of any Loan Party or of any of its Subsidiaries (other than any immaterial correspondence in the ordinary course of business or any regularly required quarterly or annual certificates), in each case pursuant to the terms of the Senior Notes or any Junior Financing in a principal amount greater than $50,000,000 and not otherwise required to be furnished to the Lenders pursuant to any other clause of this Section 6.02;

(e) promptly after the receipt thereof by any Loan Party or any of its Subsidiaries, copies of each notice or other correspondence received from the SEC (or comparable agency in any applicable non-U.S. jurisdiction) concerning any material investigation or other material inquiry by such agency regarding financial or other operational results of any Loan Party or any of its Subsidiaries;

(f) promptly after the assertion or occurrence thereof, notice of any action arising under any Environmental Law against or of any noncompliance by any Loan Party or any of its Subsidiaries with any Environmental Law or Environmental Permit or of any actual or threatened release of Hazardous Materials at any property owned or operated by any Loan Party or any of its Subsidiaries that would reasonably be expected to have a Material Adverse Effect;

(g) together with the delivery of each Compliance Certificate pursuant to Section 6.02(b), a report supplementing Schedule 5.12 hereto to the extent necessary so that the related representation and warranty would be true and correct if made as of the date of such Compliance Certificate and to the extent not previously disclosed to the Administrative Agent, any change in the jurisdiction of organization of any other Loan Party and a listing of any material intellectual property filings by the Loan Parties since the date of the most recent list delivered pursuant to this clause (or, in the case of the first such list so delivered, since the Closing Date); and

(h) promptly, such additional information regarding the business, legal, financial or corporate affairs of any Loan Party or any Restricted Subsidiary thereof as the Administrative Agent or any Lender through the Administrative Agent may from time to time reasonably request, including without limitation, any change in the information provided in any Beneficial Ownership Certification that would result in a change to the list of beneficial owners identified therein to the extent requested.

Documents required to be delivered pursuant to Section 6.01(a), (b) or (d) or Section 6.02(c) or (d) (or to the extent any such documents are included in materials otherwise filed with the SEC) may be delivered electronically and if so delivered, shall be deemed to have been delivered on the date on which such documents are posted on the Borrower’s behalf on the Platform or another relevant internet or intranet website, if any, to which each Lender and the Administrative Agent have access (whether a commercial, third-party website or whether sponsored by the Administrative Agent); provided that: (i) upon written request by the Administrative Agent, the Borrower shall deliver paper copies of such documents to the Administrative Agent for further distribution to each Lender until a written request to cease delivering paper copies is given by the Administrative Agent or such Lender and (ii) the Borrower shall notify (which may be by facsimile or electronic mail) the Administrative Agent of the posting of any such documents described in this paragraph and to the extent requested by the Administrative Agent provide to the Administrative Agent by electronic mail electronic versions (i.e., soft copies) of such documents . The Administrative Agent shall have no obligation to request the delivery of or to maintain or deliver to Lenders paper copies of the documents referred to above, and in any event shall have no responsibility to monitor compliance by the Borrower with any such request for delivery, and each Lender shall be solely responsible for timely accessing posted documents or requesting delivery of paper copies of such documents from the Administrative Agent and maintaining its copies of such documents.

The Borrower hereby acknowledges that (a) the Administrative Agent and/or the Arrangers will make available to the Lenders and the L/C Issuers materials and/or information provided by or on behalf of the Borrower hereunder (collectively, “Borrower Materials”) by posting the Borrower Materials on IntraLinks/IntraAgency, Syndtrak or another similar electronic system (the “Platform”) and (b) certain of the Lenders (each, a “Public

Lender”) may have personnel who do not wish to receive material non-public information (within the meaning of United States federal and state securities laws) with respect to Holdings or its Affiliates, or the respective securities of any of the foregoing, and who may be engaged in investment and other market-related activities with respect to such Persons’ securities. The Borrower hereby agrees that they will use commercially reasonable efforts to identify that portion of the Borrower Materials that may be distributed to the Public Lenders and that (w) all the Borrower Materials shall be clearly and conspicuously marked “PUBLIC SIDE” which, at a minimum, shall mean that the word “PUBLIC SIDE” or “PUBLIC” shall appear prominently on the first page thereof; (x) by marking Borrower Materials “PUBLIC SIDE” or “PUBLIC,” the Borrower shall be deemed to have authorized the Administrative Agent, the Arrangers, the L/C Issuers and the Lenders to treat the Borrower Materials as not containing any material non-public information (although it may be sensitive and proprietary) with respect to Holdings or its Affiliates, or their respective securities for purposes of United States federal and state securities laws (provided, however, that to the extent the Borrower Materials constitute Information, they shall be treated as set forth in Section 10.08); (y) all Borrower Materials marked “PUBLIC SIDE” or “PUBLIC” are permitted to be made available through a portion of the Platform designated “Public Side Information” and (z) the Borrower Materials that are not marked “PUBLIC SIDE” or “PUBLIC” shall be deemed to contain material non-public information (within the meaning of United States federal and state securities laws) and shall not be suitable for posting on a portion of the Platform designated “Public Side Information.” Notwithstanding anything herein to the contrary, financial statements delivered pursuant to Sections 6.01(a) and (b) and Compliance Certificates delivered pursuant to Section 6.02(b) shall be deemed to be suitable for posting on a portion of the Platform designated “Public Side Information.”

Section 6.03 Notices. Promptly, after a Responsible Officer of the Borrower or any Restricted Subsidiary has obtained knowledge thereof, notify the Administrative Agent for further distribution to each Lender:

(a) of the occurrence of any Default;

(b) of any matter that has resulted or would reasonably be expected to result in a Material Adverse Effect;

(c) of the institution of any material litigation not previously disclosed by the Borrower to the Administrative Agent, or any material development in any material litigation that is reasonably likely to be adversely determined, and would, in either case, if adversely determined be reasonably expected to have a Material Adverse Effect;

(d) of the occurrence of any ERISA Event, where there is any reasonable likelihood of the imposition of liability on any Loan Party as a result thereof that would be reasonably expected to have a Material Adverse Effect; and

(e) of the occurrence of any Non-U.S. Benefit Event, where there is any reasonable likelihood of the imposition of liability on any Loan Party as a result thereof that would be reasonably expected to have a Material Adverse Effect.

Each notice pursuant to this Section 6.03 shall be accompanied by a statement of a Responsible Officer of the Borrower setting forth details of the occurrence referred to therein and stating what action the Borrower has taken and propose to take with respect thereto.

Section 6.04 Payment of Taxes. Pay, discharge or otherwise satisfy as the same shall become due and payable, all Taxes (including in its capacity as withholding agent) imposed upon it or its income, profits, properties or other assets, unless the same are being contested in good faith by appropriate proceedings diligently conducted and adequate reserves in accordance with GAAP (or, with respect to any Non-U.S. Subsidiaries, in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization) are being maintained by the Borrower or such Restricted Subsidiary; except to the extent the failure to pay, discharge or satisfy the same would not reasonably be expected, individually or in the aggregate, to have a Material Adverse Effect.

Section 6.05 Preservation of Existence, Etc. (a) Preserve, renew and maintain in full force and effect its legal existence under the Laws of the jurisdiction of its organization except in a transaction permitted by Section 7.03 or 7.04, (b) take all reasonable action to maintain all rights, privileges (including its good standing, if such concept is applicable in its jurisdiction of organization), permits, licenses and franchises necessary or desirable in the normal conduct of its business, except to the extent that failure to do so would not reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, and (c) use commercially reasonable efforts to preserve or renew all of its registered copyrights, patents, trademarks, trade names and service marks, the non-preservation of which would reasonably be expected to have a Material Adverse Effect or as otherwise permitted hereunder, provided that nothing in this Section 6.05 shall require the preservation, renewal or maintenance of, or prevent the abandonment by, the Borrower or Restricted Subsidiary of any registered copyrights, patents, trademarks, trade names and service marks that the Borrower or Restricted Subsidiary reasonably determines is not useful to its business or no longer commercially desirable.

Section 6.06 Maintenance of Properties. Except if the failure to do so would not reasonably be expected to have, individually or in the aggregate, a Material Adverse Effect, maintain, preserve and protect all of its tangible properties and equipment that are necessary in the operation of its business in good working order, repair and condition, ordinary wear and tear excepted and casualty or condemnation excepted.

Section 6.07 Maintenance of Insurance (b) . Except if the failure to do so would not reasonably be expected to have a Material Adverse Effect, maintain in full force and effect, with insurance companies that the Borrower believes (in the good faith judgment of the management of the Borrower) are financially sound and responsible at the time the relevant coverage is placed or renewed, insurance in at least such amounts (after giving effect to any self-insurance which the Borrower believes (in the good faith judgment of management of the Borrower) is reasonable and prudent in light of the size and nature of its business) and against at least such risks (and with such risk retentions) as are usually insured against in the same general area by companies engaged in businesses similar to those engaged by the Borrower and the Restricted Subsidiaries. Subject to Section 6.17, the Borrower shall ensure that at all times the Collateral Agent, for the benefit of the Secured Parties, shall be named as an additional insured with respect to liability policies (other than directors and officers policies and workers compensation) maintained by the Borrower and each Subsidiary Guarantor and the Collateral Agent, for the benefit of the Secured Parties, shall be named as loss payee and mortgagee with respect to the property insurance maintained by the Borrower and each Subsidiary Guarantor; provided that, unless an Event of Default shall have occurred and be continuing, (A) all proceeds from insurance policies shall be paid to the Borrower or the applicable Subsidiary Guarantor, (B) to the extent the Collateral Agent receives any proceeds, the Collateral Agent shall turn over to the Borrower any amounts received by it as an additional insured or loss payee under any property insurance maintained by the Borrower and its Subsidiaries, and (C) the Collateral Agent agrees that the Borrower and/or its applicable Subsidiaries shall have the sole right to adjust or settle any claims under such insurance. If any portion of any Mortgaged Property is at any time located in an area identified by the Federal Emergency Management Agency (or any successor agency) as a special flood hazard area with respect to which flood insurance is required under the Flood Insurance Laws (as in effect on the Closing Date or thereafter or any amendment or successor act thereto) or otherwise being designated as a “special flood hazard area or part of a 100 year flood zone”, in an amount equal to 100% of the full replacement cost of the improvements, then the Borrower shall, or shall cause each Loan Party to, (i) maintain, or cause to be maintained, with a financially sound and reputable insurer, flood insurance in an amount and otherwise sufficient to comply with all applicable rules and regulations promulgated pursuant to the Flood Insurance Laws, (ii) name the Collateral Agent as loss payee and mortgagee under such flood insurance policy and (iii) deliver to the Collateral Agent evidence of such compliance in form and substance reasonably acceptable to the Collateral Agent, including, if requested by the Administrative Agent deliver to the Administrative Agent legal opinions relating to the matters described above, which opinions shall be in form and substance, and from counsel, reasonably satisfactory to the Administrative Agent.

Section 6.08 Compliance with Laws. Comply with the requirements of all applicable Laws (including, without limitation, ERISA and the PATRIOT Act, Anti-Corruption Laws and Sanctions Laws and Regulations) and all orders, writs, injunctions and decrees of any Governmental Authority applicable to it or to its business or property, except if the failure to comply therewith, either individually or in the aggregate, would not reasonably be expected to have a Material Adverse Effect.

Section 6.09 Books and Records. Maintain proper books of record and account, in a manner to allow financial statements to be prepared in all material respects in conformity with GAAP consistently applied in respect of all financial transactions and matters involving the assets and business of the Borrower or, if applicable, Holdings or such Restricted Subsidiary, as the case may be (it being understood and agreed that Non-U.S. Subsidiaries may maintain individual books and records in conformity with generally accepted accounting principles that are applicable in their respective jurisdiction of organization).

Section 6.10 Inspection Rights. Permit representatives of the Administrative Agent and, during the continuance of any Event of Default, of each Lender to visit and inspect any of its properties (subject to the rights of lessees or sublessees thereof and subject to any restrictions or limitations in the applicable lease, sublease or other written occupancy arrangement pursuant to which the Borrower or such Restricted Subsidiary is a party), to examine its corporate, financial and operating records, and make copies thereof or abstracts therefrom, and to discuss its affairs, finances and accounts with its directors, managers, officers, and independent public accountants (subject to such accountants’ customary policies and procedures), all at the reasonable expense of the Borrower and at such reasonable times during normal business hours and as often as may be reasonably desired, upon reasonable advance written notice to the Borrower; provided that, excluding any such visits and inspections during the continuation of an Event of Default, (i) only the Administrative Agent on behalf of the Lenders may exercise rights under this Section 6.10, (ii) the Administrative Agent shall not exercise such rights more often than one time during any calendar year and (iii) such exercise shall be at the Borrower’s expense; provided, further, that when an Event of Default is continuing the Administrative Agent (or any of its respective representatives) may do any of the foregoing at the expense of the Borrower at any time and from time to time during normal business hours and upon reasonable advance written notice. The Administrative Agent and the Lenders shall give the Borrower the opportunity to participate in any discussions with the Borrower’s accountants. Notwithstanding anything to the contrary in this Section 6.10, none of the Borrower nor any Restricted Subsidiary will be required to disclose or permit the inspection or discussion of, any document, information or other matter (i) that constitutes non-financial trade secrets or non-financial proprietary information, (ii) in respect of which disclosure to the Administrative Agent or any Lender (or their respective representatives or contractors) is prohibited by Law or any binding agreement or (iii) that is subject to attorney client or similar privilege or constitutes attorney work product.

Section 6.11 Use of Proceeds. The Borrower will use the Letters of Credit and the proceeds of the Loans only as provided in Sections 5.07, 5.13(a), 5.21 and 5.22.

Section 6.12 Covenant to Guarantee Obligations and Give Security. Upon the formation or acquisition of any new wholly owned U.S. Subsidiaries by any Loan Party (provided that each of (i) any Subsidiary redesignation resulting in an Unrestricted Subsidiary becoming a Restricted Subsidiary and (ii) any Excluded Subsidiary ceasing to be an Excluded Subsidiary but remaining a Restricted Subsidiary (including a Controlled Foreign Subsidiary ceasing to be a Controlled Foreign Subsidiary or a FSHCO ceasing to be a FSHCO) shall be deemed to constitute the acquisition of a Restricted Subsidiary for all purposes of this Section 6.12), including by means of a Division, or upon the acquisition of any property (other than real property that is not Material Real Property) by any Loan Party, which property, in the reasonable judgment of the Administrative Agent, is not already subject to a perfected Lien in favor of the Collateral Agent for the benefit of the Secured Parties (and where such a perfected Lien would be required in accordance with the terms of the Collateral Documents or other Loan Documents), the Borrower shall, at the Borrower’s expense:

i. in connection with the formation, including by means of a division, or acquisition of a U.S. Subsidiary, within the later of (x) 90 days after such formation or acquisition and (y) 45 days after the last day of the fiscal quarter in which such formation or acquisition occurred or, in each case, such longer period as the Collateral Agent may agree in its reasonable discretion, (A) cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver to the Collateral Agent a guaranty or guaranty supplement, in form and substance reasonably satisfactory to the Collateral Agent, guaranteeing the Obligations and a joinder or supplement to the applicable Collateral Documents (or, as applicable, new Collateral Documents) and (B) (if not already so delivered) deliver certificates (or the foreign equivalent thereof, as applicable) representing the Pledged Interests of each such Subsidiary (if any) (other than any Unrestricted Subsidiary) held by the applicable Loan Party accompanied by undated stock powers or other appropriate instruments of transfer executed in blank and instruments evidencing the Pledged Debt owing by such Subsidiary to any Loan Party indorsed in blank to the Collateral Agent, together with, if requested by the Collateral Agent, supplements to the Guarantee and Collateral Agreement (or, as applicable, new Collateral Documents); provided, that any Excluded Property shall not be required to be pledged as Collateral;

ii. within the later of (x) 90 days (or, with respect to property owned by a Non-U.S. Subsidiary, 120 days) after the acquisition of any such property and (y) 45 days after the last day of the fiscal quarter in which such acquisition occurred (or, in each case, such longer period, as the Collateral Agent may agree in its reasonable discretion) duly execute and deliver, and cause each such Subsidiary that is not an Excluded Subsidiary to duly execute and deliver, to the Collateral Agent one or more Mortgages (and other documentation and instruments referred to in Section 6.15) (with respect to Material Real Properties only), Guarantee and Collateral Agreement Supplements, Intellectual Property Security Agreement Supplements, Collateral Documents as specified by and in form and substance reasonably satisfactory to the Collateral Agent (consistent, to the extent applicable, with the Guarantee and Collateral Agreement, the Intellectual Property Security Agreement, the Mortgages and the other Collateral Documents (and Section 6.15)), securing payment of all the Obligations (provided, that to the extent any property to be subject to a Mortgage is located in a jurisdiction which imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, the relevant Mortgage shall not secure an amount in excess of the Fair Market Value of such property subject thereto, nor shall the mortgages secure the Obligations in respect of Letters of Credit or the Revolving Credit Facility in those states that impose a mortgage tax on paydowns or re-advances applicable thereto) of the applicable Loan Party or such Subsidiary, as the case may be, under the Loan Documents and establishing Liens on all such properties or property; provided that such properties or property shall not be required to be pledged as Collateral, and no Guarantee and Collateral Agreement Supplements, Intellectual Property Security Agreement Supplements shall be required to be delivered in respect thereof, to the extent that any such properties or property constitute Excluded Property,

iii. within forty-five (45) days after such formation, including by means of a Division, or acquisition (or such longer period, as the Collateral Agent may agree in its sole discretion), furnish to the Collateral Agent a description of the real and personal properties of the Loan Parties and their respective Subsidiaries (other than Excluded Subsidiaries) in detail reasonably satisfactory to the Collateral Agent; provided that any such information provided pursuant to this clause (ii) shall consist solely of information of the type that would be set forth on the schedules to the Guarantee and Collateral Agreement and Schedule 1.01(c) hereto,

iv. within the later of (x) 90 days after such formation or acquisition and (y) 45 days after the last day of the fiscal quarter in which such formation or acquisition occurred (or, in each case, such longer period, as the Collateral Agent may agree in its reasonable discretion) take, and cause such Subsidiary that is not an Excluded Subsidiary and each applicable Loan Party to take, whatever action (including the recording of Mortgages (with respect to Material Real Properties only), the filing of UCC financing statements, the giving of notices and delivery of stock and membership interest certificates or foreign equivalents representing the applicable Capital Stock) as may be necessary or advisable in the reasonable opinion of the Collateral Agent to vest in the Collateral Agent (or in any representative of the Collateral Agent designated by it), subject to the Legal Reservations, valid and subsisting Liens on the properties purported to be subject to the Mortgages, Guarantee and Collateral Agreement Supplements, Intellectual Property Security Agreement Supplements, supplements to other Collateral Documents, security agreements and new Collateral Documents delivered pursuant to this Section 6.12, in each case to the extent required under the Loan Documents,

v. within the later of (x) 90 days after the request of the Collateral Agent and (y) 45 days after the last day of the fiscal quarter in which the request of the Collateral Agent occurred (or, in each case, such longer period as the Collateral Agent may agree in its reasonable discretion) deliver to the Collateral Agent, Organization Documents, resolutions and a signed copy of one or more opinions, addressed to the Collateral Agent and the other Secured Parties, of counsel for the Loan Parties (or the Collateral Agent, as applicable) reasonably acceptable to the Collateral Agent as to such matters as the Collateral Agent may reasonably request (limited, in the case of any opinions of local counsel to Loan Parties constituting material Subsidiary Guarantors in jurisdictions in which any Mortgaged Property is located, to opinions relating to Material Real Property (and any other Mortgaged Properties located in the same jurisdiction as any such Material Real Property)),

vi. within the later of (x) 90 days after the request of the Collateral Agent and (y) 45 days after the last day of the fiscal quarter in which the request of the Collateral Agent occurred or, in each case, such longer period as the Collateral Agent may agree in its reasonable discretion, deliver to the Collateral Agent with respect to each Material Real Property that is the subject of such request, title reports in scope, form and substance reasonably satisfactory to the Collateral Agent (but only to the extent such reports exist and are in the possession of the relevant Loan Party or can reasonably be obtained), fully paid American Land Title Association Lender’s title insurance policies or the equivalent or other form available in the applicable jurisdiction in form and substance, with endorsements as provided in Section 6.15 and in amounts, reasonably acceptable to the Collateral Agent (not to exceed the value of the Material Real Properties covered thereby and subject to any tie-in coverage available) but only to the extent such Material Real Property is located in the United States, and

vii. at any time and from time to time, promptly execute and deliver any and all further instruments and documents and take all such other action as the Collateral Agent in its reasonable judgment may deem necessary or desirable in obtaining the full benefits of, or in perfecting and preserving the Liens of, such guaranties, Mortgages, Guarantee and Collateral Agreement Supplements, Intellectual Property Security Agreement Supplements, Collateral Documents and security agreements.

Section 6.13 Compliance with Environmental Laws. Except, in each case, to the extent that the failure to do so would not reasonably be expected to have a Material Adverse Effect, comply, and make all reasonable efforts to cause all lessees and other Persons operating or occupying its properties to comply, with all Environmental Laws and Environmental Permits; obtain, maintain and renew all applicable Environmental Permits necessary for its operations and properties; and, to the extent required under Environmental Laws, conduct any investigation, mitigation, study, sampling and testing, and undertake any cleanup, removal or remedial, corrective or other action necessary to respond to and remove and clean up all Hazardous Materials from any of its properties, in accordance with the requirements of all Environmental Laws; provided, however, that no Borrower or any Restricted Subsidiary shall be required to undertake any such cleanup, removal, remedial, corrective or other action to the extent that its obligation to do so is being contested in good faith and by proper proceedings and appropriate reserves are being maintained with respect to such circumstances in accordance with GAAP.

Section 6.14 Information Regarding Collateral and Loan Documents. Not effect any change (i) in any Loan Party’s legal name, (ii) in the location of any Loan Party’s chief executive office, (iii) in any Loan Party’s identity or corporate form, (iv) in organizational identification number, if any, or (v) in any Loan Party’s jurisdiction of organization (in each case, including by merging with or into any other entity, reorganizing, dissolving, liquidating, reorganizing or organizing in any other jurisdiction), unless it shall give the Agents prompt notice and in any event within 30 days of the occurrence thereof (or such longer time as the Administrative Agent and the Collateral Agent shall agree) (in the form of a certificate by a Responsible Officer).

Section 6.15 Further Assurances. Promptly upon request by the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, and subject to the limitations described in Section 6.12, (i) correct any material defect or error that may be discovered in any Loan Document or other document or instrument relating to any Collateral or in the execution, acknowledgment, filing or recordation thereof, (ii) provide information and documentation reasonably requested by the Administrative Agent or any Lender for the purposes of compliance with applicable “know your customer” requirements under applicable anti-money laundering laws, the Patriot Act and the Beneficial Ownership Regulation and (iii) do, execute, acknowledge, deliver, record, re-record, file, re-file, register and re-register any and all such further acts, deeds, certificates, assurances and other instruments as the Administrative Agent, or the Collateral Agent or any Lender through the Administrative Agent, may reasonably require from time to time in order to grant, preserve, protect and continue the validity, perfection and priority of the security interests created or intended to be created by the Collateral Documents or to carry out more effectively the purposes of the Loan Documents. By the date that is 120 days after the Closing Date, as such time period may be extended in the Collateral Agent’s reasonable discretion, the Borrower shall, and shall cause each

Restricted Subsidiary to, deliver to the Collateral Agent the below listed documents (or such reasonably equivalent documents as the Collateral Agent may agree):

i. a Mortgage with respect to each Mortgaged Property, together with evidence each such Mortgage has been duly executed, acknowledged and delivered by a duly authorized officer of each party thereto on or before such date in a form suitable for filing and recording in all appropriate local filing or recording offices that the Collateral Agent may deem reasonably necessary or desirable in order to create a valid and subsisting perfected Lien on the property described therein in favor of the Collateral Agent for the benefit of the Secured Parties, subject only to Permitted Liens, and that all filing and recording taxes and fees have been paid, provided, that to the extent any property to be subject to a Mortgage is located in a jurisdiction that imposes mortgage recording taxes, intangibles tax, documentary tax or similar recording fees or taxes, the relevant Mortgage shall not secure an amount in excess of the Fair Market Value of such property subject thereto;

ii. fully paid American Land Title Association or equivalent Lender’s title insurance policies (the “Mortgage Policies”) in form and substance reasonably acceptable to Collateral Agent, with endorsements reasonably requested by Collateral Agent, in amounts reasonably acceptable to the Collateral Agent (not less than the amount of the Mortgage that is the subject of the applicable Mortgage Policy and not in excess of the Fair Market Value of the Mortgaged Property covered thereby and subject to any tie-in coverage available), issued, coinsured and reinsured by title insurers reasonably acceptable to the Collateral Agent;

iii. American Land Title Association form surveys or other surveys or other surveys reasonably satisfactory to the Collateral Agent (or updates of existing surveys), for which all necessary fees (where applicable) have been paid, certified to the Collateral Agent and the issuer (and any co-insurers) of the Mortgage Policies in a manner reasonably satisfactory to the Collateral Agent by a land surveyor duly registered and licensed in the States in which the property described in such surveys is located and reasonably acceptable to the Collateral Agents;

iv. in each case with respect to any Material Real Property (and any other Mortgaged Properties located in the same state as any such Material Real Property), customary opinions of local counsel to the Loan Parties in jurisdictions in which the Mortgaged Property is located, with respect to the enforceability and, the creation, attachment and perfection of the Mortgages and, if applicable any related fixture filings, in form and substance reasonably satisfactory to the Collateral Agent;

v. customary opinions of counsel to the Loan Parties in the states in which the Loan Parties party to the Mortgages are organized or formed, with respect to the due formation, valid existence, corporate power and authority of such Loan Parties in the granting of the Mortgages, in form and substance reasonably satisfactory to the Collateral Agent;

vi. with respect to each improved Mortgaged Property, a “Life-of Loan” Federal Emergency Management Agency standard flood hazard determinations and if such Mortgaged Property is located in an area identified by FEMA (or any successor agency) as a special flood hazard area, a notice about special flood hazard area status and flood disaster assistance executed by the Borrower and any applicable loan party relating thereto and if such Mortgaged Property is located in an area identified by FEMA (or any successor agency) as a special flood hazard area, evidence of flood insurance as and to the extent required under this Agreement;

vii. evidence that all other actions reasonably requested by the Administrative Agent, that are necessary in order to create valid and subsisting first-priority, perfected Liens on the property described in the Mortgage, including any amendments thereto, have been taken; and

viii. evidence that all documented and invoiced fees, costs and expenses have been paid in connection with the preparation, execution, filing and recordation of the Mortgages, including reasonable attorneys’ fees, filing and recording fees, title insurance company coordination fees, documentary stamp, mortgage and intangible taxes and title search charges and other charges incurred in connection with the recordation of the Mortgages and the other matters described in this Section 6.15 and as otherwise required to be paid in connection therewith under Section 10.04.

Section 6.16 Maintenance of Ratings. Use commercially reasonable efforts to obtain and maintain (but not obtain or maintain a specific rating) a public corporate credit rating of the Borrower and a rating of the Term Facilities, in each case from any two of Moody’s, S&P or Fitch (it being understood and agreed that “commercially reasonable efforts” shall in any event include the payment by the Borrower of customary rating agency fees and cooperation with information and data requests by Moody’s, S&P and Fitch, as applicable, in connection with their ratings process).

Section 6.17 Post-Closing Undertakings. Within the time periods specified on Schedule 6.17 hereto (as each may be extended by the Administrative Agent in its reasonable discretion), provide such Collateral Documents and complete such undertakings as are set forth on Schedule 6.17 hereto.

Section 6.18 No Change in Line of Business. Continue to engage in substantially similar lines of business as those lines of business conducted by the Borrower and the Restricted Subsidiaries on the date hereof including any business reasonably related, complementary, synergistic or ancillary thereto or reasonable extensions thereof.

Section 6.19 Transactions with Affiliates.

(a) The Borrower will not, and will not permit their Restricted Subsidiaries to, directly or indirectly, make any payment to, or sell, lease, transfer or otherwise dispose of any of its properties or assets to, or purchase any property or assets from, or enter into or make or amend any transaction or series of transactions, contract, agreement, understanding, loan, advance or guarantee with, or for the benefit of, any Affiliate of the Borrower involving aggregate consideration in excess of $40,000,000 (each of the foregoing, an “Affiliate Transaction”), unless:

i. such Affiliate Transaction is on terms that are not materially less favorable to the Borrower or the relevant Restricted Subsidiary than those that could have been obtained in a comparable transaction by the Borrower or such Restricted Subsidiary with an unrelated Person on an arm’s length basis (as determined in good faith by the senior management or the Board of Directors of the Borrower or any direct or indirect parent of the Borrower); and

ii. with respect to any Affiliate Transaction or series of related Affiliate Transactions involving aggregate consideration in excess of $75,000,000, the Borrower delivers to the Administrative Agent a resolution adopted in good faith by the majority of the Board of Directors of the Borrower, Holdings or any Parent Holding Company, approving such Affiliate Transaction, together with a certificate signed by a Responsible Officer of the Borrower certifying that the Board of Directors of the Borrower, Holdings determined or resolved that such Affiliate Transaction complies with Section 6.19(a)i.

(b) The foregoing provisions of Section 6.19(a) shall not apply to the following:

1. (a) transactions between or among the Loan Parties and/or any of their Restricted Subsidiaries (or an entity that becomes a Restricted Subsidiary as a result of such transaction) and (b) any merger, amalgamation or consolidation of the Borrower and Holdings or any Parent Holding Company; provided that Holdings or such parent entity shall have no material liabilities and no material assets (other than cash, Cash Equivalents and the Capital Stock of a Borrower) and such merger, amalgamation or consolidation is otherwise in compliance with the terms of this Agreement and effected for a bona fide business purpose;

2. (a) Restricted Payments permitted by Section 7.05 and (b) Permitted Investments (other than Permitted Investments under clause (13) of the definition thereof);

3. transactions in which the Borrower or any Restricted Subsidiary, as the case may be, delivers to the Administrative Agent a letter from an Independent Financial Advisor stating that such transaction is fair to the Borrower or such Restricted Subsidiary from a financial point of view or meets the requirements of Section 6.19(a);

4. payments, loans, advances or guarantees (or cancellation of loans, advances or guarantees) to employees, officers, directors, managers, consultants or independent contractors for bona fide business purposes or in the ordinary course of business;

5. any agreement or arrangement as in effect as of the Closing Date or as thereafter amended, supplemented or replaced (so long as such amendment, supplement or replacement agreement is not materially disadvantageous (as determined in good faith by the senior management of the Board of Directors of the Borrower or any direct or indirect parent of the Borrower) to the Lenders when taken as a whole as compared to the original agreement or arrangement as in effect on the Closing Date) or any transaction or payments contemplated thereby;

6. the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under the terms of, any stockholders or similar agreement (including any registration rights agreement or purchase agreement related thereto) to which it is a party entered as of the Closing Date or into in connection with the Transactions or similar transactions, arrangements or agreements which it may enter into thereafter; provided, however, that the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of its obligations under, any future amendment to any such existing transaction, arrangement or agreement or under any similar transaction, arrangement or agreement entered into after the Closing Date shall only be permitted by this clause (6) to the extent that the terms of any such existing transaction, arrangement or agreement, together with all amendments thereto, taken as a whole, or new transaction, arrangement or agreement are not otherwise disadvantageous (as determined in good faith by the senior management or the Board of Directors of the Borrower or any direct or indirect parent of the Borrower) to the Lenders, in any material respect when taken as a whole as compared with the original transaction, arrangement or agreement as in effect on the Closing Date;

7. transactions with customers, clients, suppliers or purchasers or sellers of goods or services, in each case, in the ordinary course of business and otherwise in compliance with the terms of this Agreement, which are fair to the Borrower and its Restricted Subsidiaries or are on terms at least as favorable (as determined in good faith by the senior management or the Board of Directors of the Borrower or any direct or indirect parent of the Borrower) as might reasonably have been obtained at such time from an unaffiliated party;

8. any transaction effected as part of a Qualified Receivables Financing or a Qualified Receivables Factoring;

9. the sale, issuance or transfer of Equity Interests (other than Disqualified Stock) of the Borrower;

10. [reserved];

11. any contribution to the capital of the Borrower (other than Disqualified Stock) or any investments by a direct or indirect parent of the Borrower in Equity Interests (other than Disqualified Stock) of a Borrower (and payment of reasonable out of pocket expenses incurred by a direct or indirect parent of a Borrower in connection therewith);

12. any transaction with a Person (other than an Unrestricted Subsidiary) that would constitute an Affiliate Transaction solely because the Borrower or a Restricted Subsidiary owns an Equity Interest in or otherwise controls such Person; provided that no Affiliate of the Borrower or any of its

Subsidiaries (other than the Borrower or a Restricted Subsidiary) shall have a beneficial interest or otherwise participate in such Person;

13. transactions between the Borrower or any of its Restricted Subsidiaries and any Person that would constitute an Affiliate Transaction solely because such Person is a director or such Person has a director which is also a director of the Borrower or any direct or indirect parent of the Borrower; provided, however, that such director abstains from voting as a director of the Borrower or such direct or indirect parent of the Borrower, as the case may be, on any matter involving such other Person;

14. the entering into of any tax sharing agreement or arrangement and any payments permitted by clause (12), (13)(a) or (13)(d) of the second paragraph under Section 7.05;

15. [reserved];

16. pledges of Equity Interests of Unrestricted Subsidiaries;

17. the issuances of securities or other payments, awards or grants in cash, securities or otherwise pursuant to, or the funding of, employment arrangements, equity purchase agreements, stock options and stock ownership plans or similar employee benefit plans approved by the board of directors of the Borrower, Holdings or any Parent Holding Company or of a Restricted Subsidiary, as appropriate, in good faith;

18. (i) any employment, consulting, service or termination agreement, or customary indemnification arrangements, entered into by the Borrower or any of its Restricted Subsidiaries with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Borrower or any of its Restricted Subsidiaries (or of any direct or indirect parent of the Borrower to the extent such agreements or arrangements are in respect of services performed for the Borrower or any of the Restricted Subsidiaries), (ii) any subscription agreement or similar agreement pertaining to the repurchase of Equity Interests pursuant to put/call rights or similar rights with current, former or future officers, directors, employees, managers, consultants and independent contractors of the Borrower or any of its Restricted Subsidiaries or of any direct or indirect parent of the Borrower and (iii) any payment of compensation or other employee compensation, benefit plan or arrangement, any health, disability or similar insurance plan which covers officers, directors, employees, managers, consultants and independent contractors of the Borrower or any of its Restricted Subsidiaries or any direct or indirect parent of the Borrower (including amounts paid pursuant to any management equity plan or any other management or employee benefit plan or agreement or any stock subscription or shareholder agreement, stock option or similar plans and any successor plan thereto and any supplemental executive retirement benefit plans or arrangements), in each case in the ordinary course of business or as otherwise approved in good faith by the board of directors of the Borrower, Holdings or any Parent Holding Company or of a Restricted Subsidiary;

19. investments by Affiliates in Indebtedness or preferred Equity Interests of the Borrower or any of its Subsidiaries, so long as non-Affiliates were also offered the opportunity to invest in such Indebtedness or preferred Equity Interests, and transactions with Affiliates solely in their capacity as holders of Indebtedness or preferred Equity Interests of the Borrower or any of its Subsidiaries, so long as such transaction is with all holders of such class (and there are such non-Affiliate holders) and such Affiliates are treated no more favorably than all other holders of such class generally;

20. the existence of, or the performance by the Borrower or any of its Restricted Subsidiaries of their obligations under the terms of, any registration rights agreement to which they are a party or become a party in the future;

21. investments by a direct or indirect parent of the Borrower in debt securities of the Borrower or debt securities or Preferred Stock of any Restricted Subsidiary (and payment of reasonable out-of-pocket expenses incurred by a direct or indirect parent of such Borrower in connection therewith);

22. transactions with joint ventures for the purchase or sale of goods, equipment and services entered into in the ordinary course of business;

23. any lease entered into between the Borrower or any Restricted Subsidiary, as lessee, and any Affiliate of the Borrower, as lessor, in the ordinary course of business;

24. (i) intellectual property licenses in the ordinary course of business and (ii) intercompany intellectual property licenses and research and development agreements in the ordinary course of business;

25. transactions pursuant to, and complying with, Section 7.01 (to the extent such transaction complies with Section 6.19(a) or Section 7.03; and

26. intercompany transactions not adverse to the Lenders taken as a whole undertaken in good faith for the purpose of improving the consolidated tax efficiency of the Borrower and its Restricted Subsidiaries and not for the purpose of circumventing any covenant set forth herein.

ARTICLE VII

Negative Covenants

So long as any Lender shall have any Commitment hereunder, any Loan or other Obligation (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder or under any Loan Document shall remain unpaid or unsatisfied, or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized), (A) except with respect to Section 7.09, the Borrower shall not, nor shall they permit any other Restricted Subsidiary to, directly or indirectly and (B) with respect to Section 7.09, Holdings shall not:

Section 7.01 Indebtedness. Directly or indirectly, Incur any Indebtedness (including Acquired Indebtedness) or issue any shares of Disqualified Stock, and the Borrower will not permit any of its Restricted Subsidiaries to issue any shares of Preferred Stock; provided however, that the Borrower and any Restricted Subsidiary may incur Indebtedness (including Acquired Indebtedness) or issue shares of Disqualified Stock and any Restricted Subsidiary may issue shares of Preferred Stock, in each case if on a Pro Forma Basis as of the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued either (1) the Fixed Charge Coverage Ratio for the Borrower and its Restricted Subsidiaries would have been 2.00 to 1.00 or greater or, if less than 2.00 to 1.00, is equal to or greater than immediately prior to such Incurrence or issuance or (2) the Consolidated Total Net Leverage Ratio for the Borrower and its Restricted Subsidiaries, calculated as of the date on which such additional Indebtedness is Incurred or such Disqualified Stock or Preferred Stock is issued, would have been less than or equal to 5.50 to 1.00 or, if greater than 5.50 to 1.00, is equal to or less than immediately prior to such Incurrence or issuance (such Indebtedness, Disqualified Stock or Preferred Stock Incurred or issued pursuant to subclauses (1) or (2), “Ratio Debt”); provided, further, that the aggregate amount of Indebtedness (including Acquired Indebtedness) Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the foregoing by Non-Loan Parties (together with the aggregate amount of Indebtedness (including Acquired Indebtedness) Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to clause (o) of the second paragraph of this Section 7.01 by Non-Loan Parties) shall not exceed the greater of (x) $225,000,000 and (y) 5.25% of Consolidated Total Assets, at any one time outstanding, on a Pro Forma Basis (including pro forma application of the proceeds therefrom).

The foregoing limitations will not apply to (collectively, “Permitted Debt”):

(a) (x) Indebtedness arising under the Loan Documents including any refinancing thereof in accordance with Section 2.18, (y) Indebtedness of the Loan Parties evidenced by Refinancing Notes and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof) and (z) Indebtedness of the Loan

Parties evidenced by Incremental Equivalent Debt and any Permitted Refinancing thereof (or successive Permitted Refinancings thereof);

(b) the Incurrence by the Borrower and the Guarantors of Indebtedness represented by the Senior Notes and the Guarantees thereof, as applicable;

(c) Indebtedness and Disqualified Stock of the Borrower and its Restricted Subsidiaries and Preferred Stock of its Restricted Subsidiaries existing on the ~~Closing~~Amendment No. 4 Effective Date (excluding Indebtedness described in clause (a) or (b) above) and listed on Schedule 7.01 and, for the avoidance of doubt, all Capitalized Lease Obligations existing on the ~~Closing~~Amendment No. 4 Effective Date (if provided on such Schedule) and Permitted Refinancings thereof;

(d) Indebtedness (including, without limitation, Capitalized Lease Obligations and mortgage financings as purchase money obligations) Incurred by the Borrower or any of its Restricted Subsidiaries, Disqualified Stock issued by the Borrower or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries to finance all or any part of the purchase, lease, construction, installation, repair or improvement of property (real or personal), plant or equipment or other fixed or capital assets (whether through the direct purchase of assets or the Capital Stock of any Person owning such assets) and Indebtedness, Disqualified Stock or Preferred Stock arising from the conversion of the obligations of the Borrower or any Restricted Subsidiary under or pursuant to any “synthetic lease” transactions to on-balance sheet Indebtedness of the Borrower or such Restricted Subsidiary, in an aggregate principal amount or liquidation preference, including all Indebtedness Incurred and Disqualified Stock or Preferred Stock issued to renew, refund, refinance, replace, defease or discharge any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (d), not to exceed the greater of (x) $250,000,000 and (y) 5.00% of Consolidated Total Assets, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (d) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such refinancing (it being understood that any Indebtedness, Disqualified Stock or Preferred Stock Incurred pursuant to this clause (d) shall cease to be deemed Incurred or outstanding pursuant to this clause (d) but shall be deemed Incurred and outstanding as Ratio Debt from and after the first date on which the Borrower or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness, Disqualified Stock or Preferred Stock as Ratio Debt (to the extent the Borrower or any of its Restricted Subsidiaries are able to Incur any Liens related thereto as Permitted Liens after such reclassification);

(e) Indebtedness Incurred or Disqualified Stock issued by the Borrower or any of its Restricted Subsidiaries and Preferred Stock issued by any Restricted Subsidiaries constituting reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments issued in the ordinary course of business, including, without limitation, (i) letters of credit or performance or surety bonds in respect of workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance or self-insurance, or other Indebtedness with respect to reimbursement-type obligations regarding workers’ compensation claims, health, disability or other employee benefits (whether current or former) or property, casualty or liability insurance and (ii) guarantees of Indebtedness Incurred by customers in connection with the purchase or other acquisition of equipment or supplies in the ordinary course of business;

(f) Incurrence of Indebtedness, Disqualified Stock or Preferred Stock arising from agreements of the Restricted Subsidiaries providing for indemnification, earn-outs, adjustment of purchase or acquisition price or similar obligations, in each case, Incurred in connection with the acquisition or disposition of any business, assets or a Subsidiary of the Borrower in accordance with this Agreement, other than indebtedness incurred or guarantees of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued by any Person acquiring all or any portion of such business, assets or Subsidiary for the purpose of financing such acquisition;

(g) Indebtedness or Disqualified Stock of the Borrower to a Restricted Subsidiary; provided that (x) such Indebtedness or Disqualified Stock owing to a Non-Loan Party shall be subordinated in right of payment to the Borrower’s Obligations with respect to this Agreement and (y) any subsequent issuance or transfer of any Capital Stock or any other event which results in any such Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness or Disqualified Stock (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness or issuance of such Disqualified Stock not permitted by this clause (g);

(h) shares of Preferred Stock of a Restricted Subsidiary issued to the Borrower or another Restricted Subsidiary; provided that any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary that holds such shares of Preferred Stock of another Restricted Subsidiary ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such shares of Preferred Stock (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an issuance of shares of Preferred Stock not permitted by this clause (h);

(i) Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary or the Borrower owing to the Borrower or another Restricted Subsidiary; provided that (x) if the Borrower or a Loan Party Incurs such Indebtedness, Disqualified Stock or Preferred Stock owing to a Non-Loan Party, such Indebtedness, Disqualified Stock or Preferred Stock is subordinated in right of payment to the Borrower’s Obligations or Guarantee of such Loan Party, as applicable, and (y) any subsequent issuance or transfer of any Capital Stock or any other event that results in any Restricted Subsidiary lending such Indebtedness, Disqualified Stock or Preferred Stock ceasing to be a Restricted Subsidiary or any other subsequent transfer of any such Indebtedness, Disqualified Stock or Preferred Stock (except to the Borrower or another Restricted Subsidiary) shall be deemed, in each case, to be an Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock not permitted by this clause (i);

(j) Swap Contracts and cash management services Incurred (including, without limitation, in connection with any Qualified Receivables Financing) in the ordinary course of business and other than for speculative purposes;

(k) obligations (including reimbursement obligations with respect to letters of credit or bank guarantees or similar instruments) in respect of customs, self-insurance, performance, bid, appeal and surety bonds and completion guarantees and similar obligations provided by the Borrower or any Restricted Subsidiary;

(l) Indebtedness or Disqualified Stock of the Borrower or any of its Restricted Subsidiaries and Preferred Stock of any of its Restricted Subsidiaries in an aggregate principal amount or liquidation preference that, when aggregated with the principal amount or liquidation preference of all other Indebtedness, Disqualified Stock and Preferred Stock then outstanding and Incurred pursuant to this clause (l), does not exceed the greater of (x) $300,000,000 and (y) 6.50% of Consolidated Total Assets, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (l) or any portion thereof, the aggregate amount of accrued and unpaid interest, original issue discount, premiums (including tender premiums), underwriting discounts, defeasance costs and fees and expenses in connection therewith incurred in connection with such refinancing (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (l) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (l) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which the Borrower or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent the Borrower or any of its Restricted Subsidiaries are able to Incur any Liens related thereto as Permitted Liens after such reclassification);

(m) any guarantee by the Borrower or a Restricted Subsidiary of Indebtedness, Disqualified Stock, Preferred Stock or other obligations of the Borrower or any of its Restricted Subsidiaries so long as the Incurrence of such Indebtedness, Disqualified Stock, Preferred Stock or other obligations by the Borrower or such Restricted Subsidiary is permitted under the terms of this Agreement;

(n) the Incurrence by the Borrower or any of its Restricted Subsidiaries of Indebtedness or Disqualified Stock or the issuance of Preferred Stock of a Restricted Subsidiary that serves to refund, refinance, replace, redeem, repurchase, retire or defease, and is in an aggregate principal amount (or if issued with original issue discount an aggregate issue price) that is equal to or less than, Indebtedness incurred or Disqualified Stock or Preferred Stock issued as pursuant to the first paragraph of this Section 7.01 or permitted under clause (b), clause (c), this clause (n), clause (o) or clause (r) of this Section 7.01 or subclause (y) of clauses (d), (l), (t), (cc) or (dd) of this Section 7.01 (provided that any amounts incurred under this clause (n) as Refinancing Indebtedness in respect of

Indebtedness Incurred pursuant these clauses shall reduce the amount available under such clauses so long as such Refinancing Indebtedness remains outstanding or any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to so refund, replace, refinance, redeem, repurchase, retire or defease such Indebtedness, Disqualified Stock or Preferred Stock remains outstanding), plus any additional Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to pay accrued and unpaid interest and the aggregate amount of original issue discount, premiums (including reasonable tender premiums), underwriting discounts, defeasance costs and fees and expenses in connection therewith (subject to the following proviso, “Refinancing Indebtedness”) prior to its respective maturity; provided, however, that such Refinancing Indebtedness:

(1) has a Weighted Average Life to Maturity at the time such Refinancing Indebtedness is Incurred that is not less than the remaining Weighted Average Life to Maturity of the Indebtedness, Disqualified Stock or Preferred Stock being refunded, refinanced, replaced, redeemed, repurchased or retired (which, in the case of bridge loans or Extendable Bridge Loans/Interim Debt, shall be determined by reference to the notes or loans into which such bridge loans or Extendable Bridge Loans/Interim Debt are converted or for which such bridge loans or Extendable Bridge Loans/Interim Debt are exchanged at maturity and will be subject to other customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default);

(2) in the case of any revolving Indebtedness, has a Stated Maturity that is no earlier than the Stated Maturity of the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired (which, in the case of bridge loans or Extendable Bridge Loans/Interim Debt, shall be determined by reference to the notes or loans into which such bridge loans or Extendable Bridge Loans/Interim Debt are converted or for which such bridge loans or Extendable Bridge Loans/Interim Debt are exchanged at maturity and will be subject to other customary offers to repurchase or mandatory prepayments upon a change of control, asset sale or event of loss and customary acceleration rights after an event of default);

(3) to the extent that such Refinancing Indebtedness refinances (i) Subordinated Indebtedness, such Refinancing Indebtedness is Subordinated Indebtedness or (ii) Disqualified Stock or Preferred Stock, such Refinancing Indebtedness is Disqualified Stock or Preferred Stock, respectively;

(4) shall not include (x) Indebtedness, Disqualified Stock or Preferred Stock of a Non-Loan Party that refinances Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Guarantor, or (y) Indebtedness or Disqualified Stock of the Borrower or Indebtedness, Disqualified Stock or Preferred Stock of a Restricted Subsidiary that refinances Indebtedness, Disqualified Stock or Preferred Stock of an Unrestricted Subsidiary; and

(5) to the extent such Refinancing Indebtedness is secured, the Liens securing such Refinancing Indebtedness have a Lien priority equal to or junior to the Indebtedness being refunded, refinanced, replaced, redeemed, repurchased or retired;

(o) Indebtedness, Disqualified Stock or Preferred Stock (i) of the Borrower or any of its Restricted Subsidiaries Incurred or assumed in anticipation of, or in connection with an acquisition of any assets (including Capital Stock), business or Person and (ii) of any Person that is acquired by the Borrower or any of its Restricted Subsidiaries or merged into or consolidated or amalgamated with the Borrower or a Restricted Subsidiary in accordance with the terms of this Agreement; provided, however, that after giving effect to such acquisition, merger, consolidation or amalgamation and the Incurrence of such Indebtedness, Disqualified Stock or Preferred Stock, either:

i. the Borrower would be permitted to Incur at least $1.00 of additional Indebtedness as Ratio Debt; or

ii. (x) the Fixed Charge Coverage Ratio of the Borrower is equal to or greater than such ratio immediately prior to such acquisition, merger, consolidation or amalgamation or (y) the Consolidated Total Net Leverage Ratio of the Borrower is equal to or less than immediately prior to such acquisition, merger, consolidation or amalgamation;

provided, further, that the aggregate amount of Indebtedness Incurred and Disqualified Stock or Preferred Stock issued by Non-Loan Parties pursuant to this clause (o) (together with the aggregate amount of Indebtedness (including Acquired Indebtedness) that may be Incurred and Disqualified Stock or Preferred Stock that may be issued pursuant to the first paragraph of this Section 7.01 by Non-Loan Parties) shall not exceed the greater of (x) $225,000,000 and (y) 5.25% of Consolidated Total Assets, at any one time outstanding;

(p) Indebtedness, Disqualified Stock or Preferred Stock arising from the honoring by a bank or other financial institution of a check, draft or similar instrument drawn against insufficient funds in the ordinary course of business;

(q) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary supported by a letter of credit or bank guarantee issued pursuant to any credit facility permitted hereunder, so long as such letter of credit has not been terminated and is in a principal amount not in excess of the stated amount of such letter of credit or bank guarantee;

(r) Contribution Indebtedness;

(s) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary consisting of (x) the financing of insurance premiums or (y) take-or-pay obligations contained in supply arrangements, in each case, in the ordinary course of business;

(t) Indebtedness, Disqualified Stock or Preferred Stock of Non-Loan Parties in an aggregate principal amount or liquidation preference, as applicable, not to exceed the greater of (x) $300,000,000 and (y) 6.50% of Consolidated Total Assets, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (t) or any portion thereof, the aggregate amount of accrued and unpaid interest, original issue discount, premiums (including tender premiums), and underwriting discounts, defeasance costs and fees and expenses Incurred in connection with such refinancing, outstanding at any one time (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (t) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (t) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which such Non-Loan Party could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent the Borrower or any of its Restricted Subsidiaries are able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(u) Indebtedness, Disqualified Stock or Preferred Stock of a joint venture to the Borrower or a Restricted Subsidiary and to the other holders of Equity Interests or participants of such joint venture, so long as the percentage of the aggregate amount of such Indebtedness, Disqualified Stock or Preferred Stock of such joint venture owed to such holders of its Equity Interests or participants of such joint venture does not exceed the percentage of the aggregate outstanding amount of the Equity Interests of such joint venture held by such holders or such participant’s participation in such joint venture;

(v) Indebtedness Incurred by a Receivables Subsidiary in a Qualified Receivables Financing or Qualified Receivables Factoring that is not recourse to the Borrower or any Restricted Subsidiary other than a Receivables Subsidiary (except for Standard Securitization Undertakings) or a Person described in the definition of “Factoring Transaction”;

(w) Indebtedness owed or Disqualified Stock or Preferred Stock issued on a short-term basis to banks and other financial institutions in the ordinary course of business of the Borrower and the Restricted Subsidiaries with such banks or financial institutions that arises in connection with ordinary banking arrangements not evidencing Indebtedness incurred, including cash management, cash pooling arrangements and related activities to manage cash balances of the Borrower and its Subsidiaries and joint ventures including treasury, depository, overdraft, credit, purchasing or debit card, electronic funds transfer and other cash management arrangements and Indebtedness in respect of netting services, overdraft protection, credit card programs, automatic clearinghouse arrangements and similar arrangements;

(x) Indebtedness, Disqualified Stock or Preferred Stock consisting of Indebtedness, Disqualified Stock or Preferred Stock issued by the Borrower or any Restricted Subsidiary to future, current or former officers, directors, managers, employees, consultants and independent contractors thereof or any direct or indirect parent thereof, their respective estates, heirs, family members, spouses or former spouses, in each case to finance the purchase or redemption of Equity Interests of the Borrower or any direct or indirect parent of the Borrower to the extent permitted under Section 7.05;

(y) customer deposits and advance payments received in the ordinary course of business from customers for goods purchased in the ordinary course of business;

(z) Indebtedness Incurred or Disqualified Stock issued by the Borrower or a Restricted Subsidiary or Preferred Stock issued by any of the Borrower’s Restricted Subsidiaries in connection with bankers’ acceptances, discounted bills of exchange, warehouse receipts or similar facilities or the discounting or factoring of receivables for credit management purposes, in each case Incurred or undertaken in the ordinary course of business;

(aa) Indebtedness or Disqualified Stock incurred by the Borrower or any Restricted Subsidiary or Preferred Stock issued by any of its Restricted Subsidiaries, in each case, on terms consistent with clause (n) and to the extent that the net proceeds thereof are promptly deposited with the applicable trustee to satisfy and discharge the Senior Notes in accordance with the Senior Notes Indentures;

(bb) (i) guarantees Incurred in the ordinary course of business in respect of obligations to suppliers, customers, franchisees, lessors, licensees, sub-licensees and distribution partners and (ii) Indebtedness Incurred by the Borrower or a Restricted Subsidiary as a result of leases entered into by the Borrower or such Restricted Subsidiary or any direct or indirect parent of the Borrower in the ordinary course of business;

(cc) the incurrence by the Borrower or any Restricted Subsidiary of Indebtedness Incurred or Disqualified Stock or Preferred Stock issued on behalf, or representing guarantees of Indebtedness incurred or Disqualified Stock or Preferred Stock issued by, joint ventures; provided that the aggregate principal amount or liquidation preference, as applicable, of Indebtedness Incurred or guaranteed or Disqualified Stock or Preferred Stock issued or guaranteed pursuant to this clause (cc) does not at any one time outstanding exceed the greater of (x) $100,000,000 and (y) 2.25% of Consolidated Total Assets at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (cc) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such refinancing (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (cc) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (cc) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which the Borrower or such Restricted Subsidiary could have Incurred or guaranteed such Indebtedness or issued or guaranteed such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent the Borrower or any of its Restricted Subsidiaries are able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(dd) Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or a Restricted Subsidiary Incurred to finance or assumed in connection with an acquisition of any assets (including Capital Stock), business or Person in an aggregate principal amount or liquidation preference that does not exceed the greater of (x) $250,000,000 and (y) 5.00% of Consolidated Total Assets, at any one time outstanding, plus, in the case of any refinancing of any Indebtedness, Disqualified Stock or Preferred Stock permitted under this clause (dd) or any portion thereof, the aggregate amount of fees, underwriting discounts, accrued and unpaid interest, premiums and other costs and expenses incurred in connection with such refinancing (it being understood that any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued pursuant to this clause (dd) shall cease to be deemed Incurred, issued or outstanding pursuant to this clause (dd) but shall be deemed Incurred or issued and outstanding as Ratio Debt from and after the first date on which the Borrower or such Restricted Subsidiary, as the case may be, could have Incurred such Indebtedness or issued such Disqualified Stock or Preferred Stock as Ratio Debt (to the extent the Borrower or any of its Restricted Subsidiaries are able to Incur any Liens related thereto as Permitted Liens after such reclassification));

(ee) Indebtedness, Disqualified Stock or Preferred Stock consisting of obligations of the Borrower or any Restricted Subsidiary under deferred compensation or other similar arrangements incurred by such Person in connection with any Permitted Investment; and

(ff) unfunded pension fund and other employee benefit plan obligations and liabilities to the extent that they are permitted to remain unfunded under applicable law.

For purposes of determining compliance with this covenant, in the event that an item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) meets the criteria of more than one of the categories of Permitted Debt or is entitled to be Incurred or issued as Ratio Debt, the Borrower shall, in its sole discretion, at the time of incurrence or issuance, divide, classify or reclassify, or at any later time divide, classify or reclassify, such item of Indebtedness, Disqualified Stock or Preferred Stock (or any portion thereof) in any manner that complies with this covenant; provided that all Indebtedness under this Agreement incurred on the Closing Date shall be deemed to have been Incurred pursuant to Section 7.01(a) and the Borrower shall not be permitted to reclassify all or any portion of Indebtedness Incurred on the Closing Date pursuant to Section 7.01(a). Accrual of interest or dividends, the accretion of accreted value, the accretion or amortization of original issue discount, the payment of interest or dividends in the form of additional Indebtedness with the same terms, the payment of dividends on Disqualified Stock or Preferred Stock in the form of additional shares of Disqualified Stock or Preferred Stock of the same class, the accretion of liquidation preference and increases in the amount of Indebtedness, Disqualified Stock or Preferred Stock outstanding solely as a result of fluctuations in the exchange rate of currencies will not be deemed to be an Incurrence of Indebtedness or issuance of Disqualified Stock or Preferred Stock for purposes of this covenant. Guarantees of, or obligations in respect of letters of credit relating to, Indebtedness that are otherwise included in the determination of a particular amount of Indebtedness shall not be included in the determination of such amount of Indebtedness; provided that the Incurrence of the Indebtedness represented by such guarantee or letter of credit, as the case may be, was in compliance with this covenant. Notwithstanding anything in the Indenture to the contrary unless the Borrower elects otherwise, if, on any date, the Borrower or its Restricted Subsidiaries in connection with any transaction or series of related transactions (A) Incurs Indebtedness or issues Disqualified Stock or Preferred Stock as permitted by a ratio-based basket and (B) Incurs Indebtedness or issues Disqualified Stock or Preferred Stock under a non-ratio-based basket, then the applicable ratio will be calculated on such date with respect to any Incurrence under the applicable ratio-based basket without giving effect for the Incurrence under such non-ratio-based basket made in connection with such transaction or series of related transactions. For purposes of determining compliance with any U.S. dollar-denominated restriction on the Incurrence of Indebtedness or the issuance of Disqualified Stock or Preferred Stock, the U.S. dollar-equivalent principal amount or liquidation preference, as applicable of Indebtedness, Disqualified Stock or Preferred Stock denominated in a foreign currency shall be calculated based on the relevant currency exchange rate in effect on the date such Indebtedness was Incurred, in the case of term debt, or first committed or first Incurred (whichever yields the lower U.S. dollar-equivalent), in the case of revolving credit debt or first issued in the case of Disqualified Stock or Preferred Stock; provided that if such Indebtedness, Disqualified Stock or Preferred Stock is Incurred to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, denominated in a foreign currency, and such refinancing would cause the applicable U.S. dollar-denominated restriction to be exceeded if calculated at the relevant currency exchange rate in effect on the date of such refinancing, such U.S. dollar-denominated restriction shall be deemed not to have been exceeded so long as the principal amount or liquidation preference, as applicable, of such Refinancing Indebtedness does not exceed the principal amount or liquidation preference, as applicable, of such Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, being refinanced (plus unpaid accrued interest and the aggregate amount of premiums (including tender premiums) and underwriting discounts, defeasance costs and fees, discounts and expenses in connection therewith).

The principal amount or liquidation preference, as applicable, of any Indebtedness Incurred or Disqualified Stock or Preferred Stock issued to refinance other Indebtedness, Disqualified Stock or Preferred Stock, as the case may be, if Incurred or issued in a different currency from the Indebtedness, Disqualified Stock or Preferred Stock being refinanced, shall be calculated based on the currency exchange rate applicable to the currencies in which such respective Indebtedness, Disqualified Stock or Preferred Stock is denominated that is in effect on the date of such refinancing.

Section 7.02 Limitations on Liens.

Permit the Borrower or any of the Subsidiary Guarantors to, create, incur, assume or suffer to exist any Lien upon any property or assets of any kind (real or personal, tangible or intangible) of the Borrower or any Subsidiary Guarantor, whether now owned or hereafter acquired (each, a “Subject Lien”) that secures obligations under any Indebtedness, except (a) in the case of Subject Liens on any Collateral, such Subject Lien is a Permitted Lien; and (b) in the case of any other asset, right or property, any Subject Lien if (i) the Obligations are equally and ratably secured with (or on a senior basis to, in the case such Subject Lien secures any Junior Financing) the obligations secured by such Subject Lien or (ii) such Subject Lien is a Permitted Lien. Any Lien created for the benefit of the Secured Parties pursuant to the preceding clause (b) shall provide by its terms that such Lien shall be automatically and unconditionally be released and discharged upon the release and discharge of the Subject Lien that gave rise to the obligation to so secure the Obligations.

Section 7.03 Fundamental Changes. Merge, dissolve, liquidate, amalgamate, consolidate with or into another Person, consummate a Division as the Dividing Person or Dispose of (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired) to or in favor of any Person, except that, (other than in the case of clause (e)) so long as no Event of Default would result therefrom:

(a) any Restricted Subsidiary may merge, amalgamate or consolidate with (i) the Borrower; provided that (A) the Borrower shall be a Person organized under the laws of the United States, any state thereof or the District of Columbia, and (B) the surviving Person shall provide any documentation and other information about such Person as shall have been reasonably requested in writing by any Lender through the Administrative Agent that such Lender shall have reasonably determined is required by regulatory authorities under applicable “know your customer” and anti-money laundering rules and regulations, including Title III of the USA PATRIOT Act, or (ii) any one or more other Restricted Subsidiaries; provided that (x) any Restricted Subsidiary that is not a Controlled Foreign Subsidiary or FSHCO may not merge with any Restricted Subsidiary that is a Controlled Foreign Subsidiary or FSHCO if such Controlled Foreign Subsidiary or FSHCO shall be the continuing or surviving Person and (y) when any Guarantor is merging with another Restricted Subsidiary that is not a Loan Party either (A) the Guarantor shall be the continuing or surviving Person or (B) such merger, amalgamation or consolidation shall be deemed to constitute either an Investment or disposition, as elected by the Borrower, and such Investment must be a Permitted Investment or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Section 7.01, respectively or such disposition must be a disposition permitted hereunder;

(b) i. any Restricted Subsidiary that is not a Loan Party may merge, amalgamate or consolidate with or into any other Restricted Subsidiary that is not a Loan Party and (ii) any Restricted Subsidiary may liquidate or dissolve, or the Borrower or any Restricted Subsidiary may (if the validity, perfection and priority of the Liens securing the Obligations is not adversely affected thereby and subject to compliance with Sections 6.12, 6.14 and 6.15, as applicable) change its legal form if the Borrower determines in good faith that such action is in the best interest of Holdings and its Subsidiaries and is not disadvantageous to the Lenders in any material respect (it being understood that in the case of any dissolution of a Restricted Subsidiary that is a Guarantor, such Subsidiary shall at or before the time of such dissolution transfer its assets to another Restricted Subsidiary that is a Guarantor in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent unless such Disposition of assets is permitted hereunder; and in the case of any change in legal form, a Restricted Subsidiary that is a Guarantor will remain a Guarantor unless such Guarantor is otherwise permitted to cease being a Guarantor hereunder and, in each case, will comply with Section 6.12, 6.14 and 6.15, as applicable);

(c) any Restricted Subsidiary may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to the Borrower or to any Restricted Subsidiary; provided that if the transferor in such a transaction is a Guarantor, then (i) the transferee must either be the Borrower or a Guarantor in the same jurisdiction or a different jurisdiction reasonably satisfactory to the Administrative Agent and (ii) to the extent constituting an Investment or disposition, such Investment must be a Permitted Investment or Indebtedness of a Restricted Subsidiary which is not a Loan Party in accordance with Section 7.01, respectively, or such disposition must be a disposition permitted hereunder; provided, further, that the Borrower may Dispose of all or substantially all of its assets (upon voluntary liquidation or otherwise) to any Loan Party;

(d) any Restricted Subsidiary may merge, amalgamate or consolidate with, or dissolve into, any other Person, or consummate a Divisions as the Dividing Person, in order to effect a Permitted Investment; provided that (i) the continuing or surviving Person shall, to the extent subject to the terms hereof, have complied with the requirements of Section 6.12 and (ii) to the extent constituting an Investment, such Investment must be a Permitted Investment and (iii) to the extent constituting a Disposition, such Disposition must be permitted hereunder;

(e) any Restricted Subsidiary that is an LLC may consummate a Division as the Dividing Person if, immediately upon the consummation of the Division, the assets of the applicable Dividing Person are held by one or more Restricted Subsidiaries at such time, or, with respect to assets not so held by one or more Restricted Subsidiaries, such Division, in the aggregate, would otherwise result in an Asset Sale permitted by Section 7.04; provided that if the Dividing Person is a Guarantor, then any Division Successor other than the Dividing Person shall become a Guarantor to the extent required by and in accordance with Section 6.12 and the Lien on and security interest in such property granted or to be granted in favor of the Collateral Agent under the Collateral Documents shall be maintained or created to the extent required by and in accordance with the provisions of Section 6.12, 6.14 and 6.15, as applicable;

(f) any Restricted Subsidiary may merge, dissolve, liquidate, amalgamate, consolidate with or into another Person or consummate a Division as the Dividing Person in order to effect a Disposition permitted pursuant to Section 7.04 (other than Dispositions permitted by Section 7.03); and

(g) any Permitted Investment may be structured as a merger, consolidation or amalgamation or Division.

Section 7.04 Asset Sales. Cause or make an Asset Sale, unless:

1. the Borrower or any of its Restricted Subsidiaries, as the case may be, receives consideration (including by way of relief from, or by any other person assuming responsibility for, any liabilities, contingent or otherwise) at the time of such Asset Sale at least equal to the Fair Market Value (as determined at the time of contractually agreeing to such Asset Sale) of the assets sold or otherwise disposed of; and

2. except in the case of a Permitted Asset Swap, at least 75% of the consideration therefor received by the Borrower or such Restricted Subsidiary, as the case may be, is in the form of cash or Cash Equivalents or Replacement Assets; provided, that the amount of:

a. any liabilities (as shown on the Borrower’s or such Restricted Subsidiary’s most recent balance sheet or in the notes thereto for which internal financial statements are available immediately preceding such date or, if incurred or accrued subsequent to the date of such balance sheet, such liabilities that would have been reflected on the Borrower’s or such Restricted Subsidiary’s balance sheet or in the footnotes thereto if such incurrence or accrual had taken place on or prior to the date of such balance sheet in the good faith determination of the Borrower) of the Borrower or such Restricted Subsidiary other than liabilities that are by their terms subordinated to the Obligations or are otherwise extinguished in connection with the transactions relating to such Asset Sale, or that are assumed by the transferee of any such assets or Equity Interests, in each case, pursuant to an agreement that releases or indemnifies the Borrower or such Restricted Subsidiary, as the case may be, from further liability;

b. any notes or other obligations or other securities or assets received by the Borrower or such Restricted Subsidiary from such transferee that are converted by the Borrower or such Restricted Subsidiary into cash or Cash Equivalents, or by their terms are required to be satisfied for cash or Cash Equivalents (to the extent of the cash or Cash Equivalents received), in each case, within 180 days of the receipt thereof; and

c. any Designated Non-Cash Consideration received by the Borrower or any of its Restricted Subsidiaries in such Asset Sale having an aggregate Fair Market Value, taken together with all other Designated Non- Cash Consideration received pursuant to this subclause (c) that is at that time outstanding, not to exceed the greater of (x) $125,000,000 and (y) 2.50% of Consolidated Total Assets, calculated at the time of the receipt of such Designated Non- Cash Consideration (or, at the Borrower’s option, at the time of contractually agreeing to such Asset Sale, with the Fair Market Value of each item of Designated Non- Cash Consideration being measured at such time and without giving effect to subsequent changes in value;

shall each be deemed to be Cash Equivalents for the purposes of this clause (2).

Within ~~455~~540 days after the Borrower’s or any Restricted Subsidiary’s receipt of the Net Cash Proceeds of any Asset Sale or Casualty Event, the Borrower or such Restricted Subsidiary shall apply an amount equal to the Net Cash Proceeds from such Asset Sale or Casualty Event, at its option:

1. ~~3.~~ to prepay Loans and other Permitted Debt in accordance with Section 2.05(b)(ii).

2. ~~4.~~ to make an investment in any one or more businesses, assets (other than working capital assets), or property or capital expenditures, in each case used or useful in a Similar Business; provided that if such investment is in the form of the acquisition of Capital Stock of a Person, such acquisition results in such Person becoming a Restricted Subsidiary;

3. ~~5.~~ to make an investment in any one or more businesses, properties (other than working capital assets) or assets (other than working capital assets) that replace the business, properties and/or assets that are the subject of such Asset Sale or Casualty Event; or

4. ~~6.~~ any combination of the foregoing;

provided that the Borrower and its Restricted Subsidiaries will be deemed to have complied with the provisions described in clause (2) or (3) of this paragraph if and to the extent that, within ~~455~~540 days after the Asset Sale that generated the Net Cash Proceeds, the Borrower or such Restricted Subsidiary, as applicable, has entered into and not abandoned or rejected a binding agreement to make an investment in compliance with the provision described in clause (2) or (3) of this paragraph, and that investment is thereafter completed within 180 days after the end of such ~~455~~ 540-day period.

Pending the final application of any such amount of Net Cash Proceeds pursuant to Section 2.05(b)ii) and this Section 7.04, the Borrower or such Restricted Subsidiary may temporarily reduce Indebtedness under the Revolving Credit Facility, or otherwise invest or utilize such Net Cash Proceeds in any manner not prohibited by this Agreement.

Section 7.05 Restricted Payments. Directly or indirectly:

1. declare or pay any dividend or make any payment or distribution on account of the Borrower’s or any of its Restricted Subsidiaries’ Equity Interests, including any payment made in connection with any merger, amalgamation or consolidation involving the Borrower (other than (A) dividends or distributions by the Borrower payable solely in Equity Interests (other than Disqualified Stock) of the Borrower; or (B) dividends or distributions by a Restricted Subsidiary so long as, in the case of any dividend or distribution payable on or in respect of any class or series of securities issued by a Restricted Subsidiary other than a Wholly Owned Restricted Subsidiary, the Borrower or a Restricted Subsidiary receives at least its pro rata share of such dividend or distribution in accordance with its Equity Interests in such class or series of securities);

2. purchase, redeem, defease or otherwise acquire or retire for value any Equity Interests of the Borrower or any direct or indirect parent of the Borrower, including in connection with any merger, amalgamation or consolidation;

3. make any principal payment on, or redeem, repurchase, defease or otherwise acquire or retire for value, in each case, prior to any scheduled repayment, sinking fund payment or maturity, any (i) Subordinated Indebtedness of the Borrower or any Guarantor (other than the payment, redemption, repurchase, defeasance, acquisition or retirement of (A) Subordinated Indebtedness of the Borrower or any Guarantor in anticipation of satisfying a sinking fund obligation, principal installment or final maturity, in each case due within one year of the date of such payment, redemption, repurchase, defeasance, acquisition or retirement and (B) Indebtedness permitted under Section 7.01(g) or (i)) or (ii) any Indebtedness that is secured by a security interest in the Collateral that is expressly junior to the Liens securing the Obligations (clauses (i) and (ii), “Junior Financing”); or

4. make any Restricted Investment;

(all such payments and other actions set forth in clauses (1) through (4) above being collectively referred to as “Restricted Payments”), unless, at the time of such Restricted Payment:

a. no Default or Event of Default shall have occurred and be continuing or would occur as a consequence thereof;

b. immediately after giving effect to such transaction on a Pro Forma Basis, the Borrower could Incur $1.00 of additional Indebtedness as Ratio Debt; and

c. such Restricted Payment, together with the aggregate amount of all other Restricted Payments made by the Borrower and its Restricted Subsidiaries after the Closing Date (including Restricted Payments permitted by clause (1) of the next succeeding paragraph, but excluding all other Restricted Payments permitted by the next succeeding paragraph), is less than the sum of, without duplication,

i. Retained Excess Cash Flow, plus

ii. the greater of (A) $~~350,000,000~~440,000,000 plus (B) ~~30~~40% of the Consolidated EBITDA calculated on a Pro Forma Basis for the four fiscal quarter period most recently then ended for which financial statements have been delivered pursuant to Section 6.01(a) or (b), as applicable, plus

iii. 100% of the aggregate net proceeds, including cash and the Fair Market Value of assets (other than cash), received by the Borrower after the Closing Date from the issue or sale of Equity Interests of the Borrower (other than Excluded Equity), including such Equity Interests issued upon exercise of warrants or options, plus

iv. 100% of the aggregate amount of contributions to the capital of the Borrower received in cash and the Fair Market Value of assets (other than cash) after the Closing Date (other than Excluded Equity), plus

v. the principal amount of any Indebtedness, or the liquidation preference or Maximum Fixed Repurchase Price, as the case may be, of any Disqualified Stock, in each case, of the Borrower or any Restricted Subsidiary thereof issued after the Closing Date (other than Indebtedness or Disqualified Stock issued to a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Borrower or any Restricted Subsidiary)) that, in each case, has been converted into or exchanged for Equity Interests in the Borrower or any direct or indirect parent of the Borrower (other than Excluded Equity), plus

vi. 100% of the aggregate amount received by the Borrower or any Restricted Subsidiary in cash and the Fair Market Value of assets (other than cash) received by the Borrower or any Restricted Subsidiary from:

(A) the sale or other disposition (other than to the Borrower or a Restricted Subsidiary of the Borrower) of Restricted Investments made by the Borrower and its Restricted Subsidiaries and from repurchases and redemptions of such Restricted Investments from the Borrower and its Restricted Subsidiaries by any Person (other than the Borrower or any of its Restricted Subsidiaries) and from repayments of loans or advances that constituted Restricted Investments made after the Closing Date,

(B) the sale (other than to the Borrower or a Restricted Subsidiary or an employee stock ownership plan or trust established by the Borrower or any Restricted Subsidiary (other than to the extent such employee stock ownership plan or trust has been funded by the Borrower or any Restricted Subsidiary)) of the Capital Stock of an Unrestricted Subsidiary,

(C) any distribution or dividend from an Unrestricted Subsidiary, or

(D) any returns, profits, distributions and similar amounts received on account of any Permitted Investment subject to a dollar-denominated or ratio-based basket (to the extent in excess of the original amount of such Investment) and without duplication of any returns, profits, distributions or similar amounts included in the calculation of such basket; plus

vii. in the event any Unrestricted Subsidiary has been redesignated as a Restricted Subsidiary or has been merged, consolidated or amalgamated with or into, or transfers or conveys its assets to, or is liquidated into, the Borrower or a Restricted Subsidiary, in each case after the Closing Date, the Fair Market Value of the Investment of the Borrower in such Unrestricted Subsidiary at the time of such redesignation, combination or transfer (or of the assets transferred or conveyed, as applicable), other than in each case to the extent that the designation of such Subsidiary as an Unrestricted Subsidiary was made pursuant to clause (10) or (19) of the next succeeding paragraph or constituted a Permitted Investment, plus

viii. the aggregate amount of Declined Amounts since the Closing Date.

Section 7.05 will not prohibit:

(1) the payment of any dividend or distribution or consummation of any redemption within 60 days after the date of declaration thereof or the giving of a redemption notice related thereto, if at the date of declaration or notice such payment would have complied with the provisions of this Agreement;

(2)

(a) the redemption, repurchase, retirement or other acquisition of any Equity Interests (“Retired Capital Stock”) of any direct or indirect parent of the Borrower, or Junior Financing of the Borrower or any Subsidiary Guarantor, in exchange for, or out of the proceeds of the issuance or sale of, Equity Interests of the Borrower or any direct or indirect parent of the Borrower or contributions to the equity capital of the Borrower (other than Excluded Equity) (collectively, including any such contributions, “Refunding Capital Stock”);

(b) the declaration and payment of accrued dividends on the Retired Capital Stock out of the proceeds of the issuance or sale (other than to a Restricted Subsidiary of the Borrower or to an employee stock ownership plan or any trust established by the Borrower or any of its Restricted Subsidiaries) of Refunding Capital Stock; and

(c) if immediately prior to the retirement of the Retired Capital Stock, the declaration and payment of dividends thereon was permitted pursuant to this covenant and has not been made as of such time (the “Unpaid Amount”), the declaration and payment of dividends on the Refunding Capital Stock (other than Refunding Capital Stock the proceeds of which were used to redeem, repurchase, retire or otherwise acquire any Equity Interests of the Borrower or any direct or indirect parent of the Borrower) in an aggregate amount no greater than the Unpaid Amount;

(3) the prepayment, redemption, defeasance, repurchase or other acquisition or retirement of Junior Financing of the Borrower or any Subsidiary Guarantor made by exchange for, or out of the proceeds of the Incurrence of, Refinancing Indebtedness thereof;

(4) the purchase, retirement, redemption or other acquisition (or Restricted Payments to the Borrower or any direct or indirect parent of the Borrower to finance any such purchase, retirement, redemption or other acquisition) for value of Equity Interests (including related stock appreciation rights or similar securities) of any direct or indirect parent of the Borrower held directly or indirectly by any future, present or former employee, officer, director, manager, consultant or independent contractor of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower or their estates, heirs, family members, spouses or former spouses or permitted transferees (including for all purposes of this clause (4), Equity Interests held by any entity whose Equity Interests are held by any such future, present or former employee, officer, director, manager, consultant or independent contractor or their estates, heirs, family members, spouses or former spouses or permitted transferees) pursuant to any management equity plan or stock option plan or any other management or employee benefit plan or other agreement or arrangement or any stock subscription or shareholder or similar agreement; provided, however, that the aggregate amounts paid under this clause (4) shall not exceed $40,000,000 in any calendar year (with unused amounts in any calendar year being permitted to be carried over for the next two succeeding calendar years); provided further, however, that such amount in any calendar year may be increased by an amount not to exceed:

(a) the cash proceeds received by the Borrower from the issuance or sale of Equity Interests (other than Disqualified Stock) of the Borrower or any direct or indirect parent of the Borrower (to the extent contributed to the Borrower), in each case, to any future, present or former employees, officers, directors, managers, consultants or independent contractors of the Borrower or its Restricted Subsidiaries or any direct or indirect parent of the Borrower that occurs on or after the Closing Date; provided that the amount of such cash proceeds utilized for any such repurchase, retirement, other acquisition or dividend will not increase the amount available for Restricted Payments under clause (c) of the immediately preceding paragraph; plus

(b) the cash proceeds of key man life insurance policies received by the Borrower or its Restricted Subsidiaries or any direct or indirect parent of the Borrower (to the extent contributed to the Borrower) after the Closing Date; plus

(c) the amount of any cash bonuses otherwise payable to employees, officers, directors, managers, consultants or independent contractors of the Borrower or its Restricted Subsidiaries or any direct or indirect parent of the Borrower that are foregone in return for the receipt of Equity Interests of any direct or indirect parent of the Borrower; less

(d) the amount of cash proceeds described in clause (a), (b) or (c) of this clause (4) previously used to make Restricted Payments pursuant to this clause (4); (provided that the Borrower may elect to apply all or any portion of the aggregate increase contemplated by clauses (a), (b) and (c) above in any calendar year);

provided, further, that cancellation of Indebtedness owing to the Borrower or any Restricted Subsidiary from any future, current or former officer, director, employee, manager, consultant or independent contractor (or any permitted transferees thereof) of the Borrower or any of its Restricted Subsidiaries or any direct or indirect parent of the Borrower, in connection with a repurchase of Equity Interests of the Borrower or any direct or indirect parent of the Borrower from such Persons will not be deemed to constitute a Restricted Payment for purposes of this Section 7.05 or any other provisions of this Agreement;

(5) the declaration and payment of dividends or distributions to holders of any class or series of Disqualified Stock of the Borrower or any of its Restricted Subsidiaries and any class or series of Preferred Stock of any Restricted Subsidiaries issued or Incurred in accordance with the covenant described in Section 7.01;

(6) the declaration and payment of dividends or distributions to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) and the declaration and payment of dividends to the Borrower or any direct or indirect parent of the Borrower, the proceeds of which will be used to fund the payment of dividends to holders of any class or series of Designated Preferred Stock (other than Disqualified Stock) of the Borrower or any direct or indirect parent of the Borrower issued after the Closing Date; provided, however, that (A) for the most recently ended four full fiscal quarters for which internal financial statements are available immediately preceding the date of issuance of such Designated Preferred Stock, the Fixed Charge Coverage Ratio of the Borrower is 2.00 to 1.00 or greater and (B) the aggregate amount of dividends declared and paid pursuant to this clause (6) does not exceed the net cash proceeds actually received by the Borrower from the sale (or the contribution of the net cash proceeds from the sale) of Designated Preferred Stock;

(7) [reserved];

(8) the declaration and payment of dividends on the Borrower’s common stock (or the payment of dividends to any direct or indirect parent of the Borrower to fund the payment by any direct or indirect parent of the Borrower of dividends on such entity’s Equity Interests) of the sum of (x) up to 6.0%

per annum of the cash proceeds, net of any underwriting spread, received by the Borrower from any public offering consummated after the Closing Date of common Equity Interests or contributed to the Borrower by any direct or indirect parent of the Borrower from any public offering of common Equity Interests, other than public offerings with respect to the Borrower’s common stock registered on Form S-4 or S-8 or successor form thereto and other than any public sale constituting Excluded Contributions plus (y) an aggregate amount per annum not to exceed 7.0% of the Market Capitalization;

(9) Restricted Payments that are made with Excluded Contributions;

(10) Restricted Payments in an aggregate amount taken together with all other Restricted Payments made pursuant to this clause (10) not to exceed the greater of (x) 500,000,000 and (y) 45% of Consolidated EBITDA calculated on a Pro Forma Basis for the four fiscal quarter period most recently then ended;

(11) [reserved];

(12) for so long as the Borrower or any of its Subsidiaries are members of a group filing a consolidated, combined, affiliated or unitary income (or franchise in lieu of income) tax return with Holdings or any other direct or indirect parent of the Borrower, Restricted Payments to Holdings or such other direct or indirect parent of the Borrower in amounts required for Holdings or such other parent entity to pay federal, national, foreign, state and local income taxes (and franchise taxes) imposed on such entity to the extent such income taxes (and franchise taxes) are attributable to the income of the Borrower and its Subsidiaries; provided, however, that the amount of such payments in respect of any tax year does not, in the aggregate, exceed the amount that the Borrower and its Subsidiaries that are members of such consolidated, combined, affiliated or unitary group would have been required to pay in respect of federal, national, foreign, state and local income taxes and/or franchise taxes (as the case may be) in respect of such year if the Borrower and its Subsidiaries paid such income (and franchise) taxes directly on a separate company basis or as a stand-alone consolidated, combined, affiliated or unitary income (or franchise in lieu of income) tax group (reduced by any such taxes paid directly by the Borrower or any Subsidiary);

(13) the declaration and payment of dividends, other distributions or other amounts to, or the making of loans to Holdings or any other direct or indirect parent of the Borrower, in the amount required for such entity to, if applicable:

(a) pay amounts equal to the amounts required for Holdings or any other direct or indirect parent of the Borrower to pay fees and expenses (including Related Taxes), customary salary, bonus and other benefits payable to, and indemnities provided on behalf of, officers, employees, directors, managers, consultants or independent contractors of Holdings or any other direct or indirect parent of the Borrower, if applicable, and general corporate operating (including, without limitation, expenses related to auditing and other accounting matters) and overhead costs and expenses of the Borrower or any direct or indirect parent of the Borrower, if applicable, in each case to the extent such fees, expenses, salaries, bonuses, benefits and indemnities are attributable to the ownership or operation of the Borrower and its Subsidiaries;

(b) pay, if applicable, amounts equal to amounts required for Holdings or any other direct or indirect parent of the Borrower to pay interest and/or principal on Indebtedness the proceeds of which have been contributed to the Borrower (other than as Excluded Equity) and that has been guaranteed by, and is otherwise considered Indebtedness of, the Borrower or any Restricted Subsidiary Incurred in accordance with the Section 7.01 (except to the extent any such payments have otherwise been made by any such guarantor);

(c) pay fees and expenses incurred by Holdings or any other direct or indirect parent of the Borrower related to (i) the maintenance of such parent entity of its corporate or other entity existence and performance of its obligations under this Agreement and similar obligations under the Senior Notes, (ii) any unsuccessful equity or debt offering of such parent entity (or any debt or equity offering from which such parent does not receive any proceeds) and (iii) any equity or debt issuance, incurrence or offering, any disposition or acquisition or any investment transaction by the Borrower or any of its Restricted Subsidiaries (or any acquisition of or investment in any business, assets or property that will be contributed to the Borrower or any of its Restricted Subsidiaries as part of the same or a related transaction) permitted by this Agreement;

(d) pay franchise and excise taxes, and other fees, taxes (including Related Taxes) and expenses in connection with any ownership of the Borrower or any of its Subsidiaries or required to maintain their organizational existences;

(e) make payments for the benefit of the Borrower or any of its Restricted Subsidiaries to the extent such payments could have been made by the Borrower or any of its Restricted Subsidiaries because such payments (x) would not otherwise be Restricted Payments and (y) would be permitted by Section 6.19; and

(f) Restricted Payments to any direct or indirect parent of the Borrower to finance, or to any direct or indirect parent of the Borrower for the purpose of paying to any other direct or indirect parent of the Borrower to finance, any Investment that, if consummated by the Borrower or any of its Restricted Subsidiaries, would be a Permitted Investment; provided that (a) such Restricted Payment is made substantially concurrently with the closing of such Investment and (b) promptly following the closing thereof, such direct or indirect parent of the Borrower causes (i) all property acquired (whether assets or Equity Interests) to be contributed to the Borrower or any Restricted Subsidiary or (ii) the merger, consolidation or amalgamation (to the extent permitted by Section 7.03) of the Person formed or acquired into the Borrower or any Restricted Subsidiary in order to consummate such acquisition or Investment, in each case, in accordance with the requirements of Section 6.12;

(14) (i) repurchases of Equity Interests deemed to occur upon exercise of stock options or warrants if such Equity Interests represent a portion of the exercise price of such options or warrants, (ii) payments made or expected to be made by the Borrower or any Restricted Subsidiary in respect of withholding or similar taxes payable or expected to be payable by any future, present or former director, officer, employee, manager, consultant or independent contractor of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower (or their respective Affiliates, estates or immediate family members) in connection with the exercise of stock options or the grant, vesting or delivery of Equity Interests and (iii) loans or advances to officers, directors, employees, managers, consultants and independent contractors of the Borrower or any direct or indirect parent of the Borrower or any Subsidiary of the Borrower in connection with such Person’s purchase of Equity Interests of the Borrower or any direct or indirect parent of the Borrower; provided that no cash is actually advanced pursuant to this clause (iii) other than to pay taxes due in connection with such purchase, unless immediately repaid;

(15) purchases of receivables pursuant to a Receivables Repurchase Obligation in connection with a Qualified Receivables Factoring or Qualified Receivables Financing and the payment or distribution of Receivables Fees;

(16) payments or distributions to satisfy dissenters’ rights, pursuant to or in connection with a consolidation, merger, amalgamation or transfer of assets that complies with the provisions of this Agreement or any Permitted Investment;

(17) [reserved];

(18) the payment of cash in lieu of the issuance of fractional shares of Equity Interests in connection with any merger, consolidation, amalgamation or other business combination, or in connection with any dividend, distribution or split of or upon exercise, conversion or exchange of Equity Interests, warrants, options or other securities exercisable or convertible into, Equity Interests of the Borrower or any direct or indirect parent of the Borrower;

(19) Investments in Unrestricted Subsidiaries having an aggregate Fair Market Value, taken together with all other Investments made pursuant to this clause (19) that are at the time outstanding, without giving effect to the sale of an Unrestricted Subsidiary to the extent the proceeds of such sale do not consist of cash, Cash Equivalents or marketable securities, not to exceed the greater of $350,000,000 and 7.50% of Consolidated Total Assets (with the Fair Market Value of each Investment being measured at the time made and without giving effect to subsequent changes in value);

(20) any Restricted Payment so long as immediately after giving effect to the making of such Restricted Payment on a Pro Forma Basis, the Borrower’s Consolidated Total Net Leverage Ratio does not exceed 4.00 to 1.00; and

(21) any payment that is intended to prevent any Junior Financing from being treated as an “applicable high yield discount obligation” within the meaning of Section 163(i)(1) of the Code;

provided, however, that at the time of, and after giving effect to, any Restricted Payment permitted under clauses (10), (20), and (21), no Event of Default under Section 8.1(a), (f) or (g) shall have occurred and be continuing or would occur as a consequence thereof. For purposes of clauses (12) and (13) above, taxes and Related Taxes shall include all interest and penalties with respect thereto and all additions thereto.

The Borrower will not, and will not permit any of its Restricted Subsidiaries to, directly or indirectly, amend, modify or change any term or condition of any Junior Financing Documentation equal to or greater than the Threshold Amount in any manner that is, taken as a whole, materially adverse to the interests of the Administrative Agent or the Lenders.

As of the Closing Date, all of the Borrower’s Subsidiaries will be Restricted Subsidiaries. The Borrower will not permit any Restricted Subsidiary to become an Unrestricted Subsidiary except pursuant to the definition of “Unrestricted Subsidiary.” For purposes of designating any Restricted Subsidiary as an Unrestricted Subsidiary, all outstanding Investments by the Borrower and its Restricted Subsidiaries (except to the extent repaid) in the Subsidiary so designated will be deemed to be Restricted Payments or Permitted Investments in an amount determined as set forth in the last sentence of the definition of “Investments.” Such designation will only be permitted if a Restricted Payment or Permitted Investment in such amount would be permitted at such time and if such Subsidiary otherwise meets the definition of an Unrestricted Subsidiary. Unrestricted Subsidiaries will not be subject to any of the restrictive covenants set forth in this Agreement.

For purposes of this Section 7.05, if any Investment or Restricted Payment (or a portion thereof) would be permitted pursuant to one or more provisions described above and/or one or more of the exceptions contained in the definition of “Permitted Investments,” the Borrower may divide and classify such Investment or Restricted Payment (or a portion thereof) in any manner that complies with this Section 7.05 and may later divide and reclassify any such Investment or Restricted Payment so long as the Investment or Restricted Payment (as so divided and/or reclassified) would be permitted to be made in reliance on the applicable exception as of the date of such reclassification.

Section 7.06 Burdensome Agreements.

Permit the Borrower or any of its Restricted Subsidiaries to, directly or indirectly, create or otherwise cause or suffer to exist or become effective any consensual encumbrance or consensual restriction on the ability of any Restricted Subsidiary to:

(a) (i) pay dividends or make any other distributions to the Borrower or any of its Restricted Subsidiaries on its Capital Stock; or (ii) pay any Indebtedness owed to the Borrower or any of its Restricted Subsidiaries;

(b) make loans or advances to the Borrower or any of its Restricted Subsidiaries;

(c) create, incur, assume or suffer to exist Liens on the Collateral of such Person for the benefit of the Lenders with respect to the Facilities and the Obligations or under the Loan Documents; or

(d) sell, lease or transfer any of its properties or assets to the Borrower or any of its Restricted Subsidiaries.

However, the preceding restrictions will not apply to encumbrances or restrictions existing under or by reason of:

(1) contractual encumbrances or restrictions of the Borrower or any of its Restricted Subsidiaries in effect on the Closing Date, including pursuant to this Agreement and the other Loan Documents, related Swap Contracts and Indebtedness permitted pursuant to Section 7.01(c);

(2) the Senior Notes Indentures, the Senior Notes and related Guarantees and other documents relating to the Senior Notes Indentures and the Senior Notes;

(3) applicable law or any applicable rule, regulation or order;

(4) any agreement or other instrument of a Person acquired by or merged, amalgamated or consolidated with or into the Borrower or any Restricted Subsidiary or an Unrestricted Subsidiary that is designated a Restricted Subsidiary that was in existence at the time of such acquisition (or at the time it merges with or into the Borrower or any Restricted Subsidiary or assumed in connection with the acquisition of assets from such Person (but, in each case, not created in contemplation thereof)), which encumbrance or restriction is not applicable to any Person, or the properties or assets of any Person, other than the Person, or the property or assets of the Person, so acquired or designated; provided that in connection with a merger, amalgamation or consolidation under this clause (4), if a Person other than the Borrower or such Restricted Subsidiary is the successor company with respect to such merger, amalgamation or consolidation, any agreement or instrument of such Person or any Subsidiary of such Person, shall be deemed acquired or assumed, as the case may be, by the Borrower or such Restricted Subsidiary, as the case may be, at the time of such merger, amalgamation or consolidation;

(5) customary encumbrances or restrictions contained in contracts or agreements for the sale of assets applicable to such assets pending consummation of such sale, including customary restrictions with respect to a Restricted Subsidiary imposed pursuant to an agreement entered into for the sale or disposition of Capital Stock or assets of such Restricted Subsidiary;

(6) restrictions on cash or other deposits or net worth imposed by customers under contracts entered into in the ordinary course of business;

(7) customary provisions in operating or other similar agreements, asset sale agreements and stock sale agreements entered into in connection with the entering into of such transaction, which limitation is applicable only to the assets that are the subject of those agreements;

(8) purchase money obligations for property acquired and Capitalized Lease Obligations, to the extent such obligations impose restrictions of the nature discussed in clauses (c) or (d) in the first paragraph of this Section 7.06 on the property so acquired;

(9) customary provisions contained in leases, sub-leases, licenses, sublicenses, contracts and other similar agreements entered into in the ordinary course of business to the extent such obligations impose restrictions of the type described in clauses (c) or (d) in the first paragraph of this Section 7.06 on the property subject to such lease;

(10) any encumbrance or restriction effected in connection with a Qualified Receivables Factoring or Qualified Receivables Financing that, in the good faith determination of the Borrower, are necessary or advisable to effect such Qualified Receivables Factoring or Qualified Receivables Financing;

(11) any encumbrance or restriction contained in other Indebtedness, Disqualified Stock or Preferred Stock of the Borrower or any Restricted Subsidiary that is incurred subsequent to the Closing Date pursuant to Section 7.01, provided that (i) such encumbrances and restrictions contained in any agreement or instrument will not materially affect the Borrower’s ability to make anticipated principal or interest payments under this Agreement (as determined by the Borrower in good faith) or (ii) such encumbrances and restrictions contained in any agreement or instrument taken as a whole are not materially less favorable to the Lenders than the encumbrances and restrictions contained in this Agreement (as determined by the Borrower in good faith);

(12) any encumbrance or restriction contained in secured Indebtedness otherwise permitted to be incurred pursuant to Sections 7.01 and 7.02 to the extent limiting the right of the debtor to dispose of the assets securing such Indebtedness;

(13) any encumbrance or restriction arising or agreed to in the ordinary course of business, not relating to any Indebtedness, and that do not, individually or in the aggregate, (x) detract from the value of the property or assets of the Borrower or any Restricted Subsidiary in any manner material to the Borrower or any Restricted Subsidiary or (y) materially affect the Borrower’s ability to make future principal or interest payments under this Agreement, in each case, as determined by the Borrower in good faith;

(14) customary provisions in joint venture agreements or arrangements and other similar agreements or arrangements relating solely to the applicable joint venture; and

(15) any encumbrances or restrictions of the type referred to in Section 7.06(a), (b), (c) and (d) imposed by any amendments, modifications, restatements, renewals, increases, supplements, refundings, replacements or refinancings of the contracts, instruments or obligations referred to in Section 7.06(1) through (14); provided that such encumbrances and restrictions contained in any such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing are, in the good faith judgment of the Borrower, not materially more restrictive, taken as a whole, than the encumbrances and restrictions prior to such amendment, modification, restatement, renewal, increase, supplement, refunding, replacement or refinancing.

For purposes of determining compliance with this Section 7.06, (i) the priority of any Preferred Stock in receiving dividends or liquidating distributions prior to dividends or liquidating distributions being paid on common stock shall not be deemed a restriction on the ability to make distributions on Capital Stock and (ii) the subordination of loans or advances made to the Borrower or a Restricted Subsidiary to other Indebtedness Incurred by the Borrower or any such Restricted Subsidiary shall not be deemed a restriction on the ability to make loans or advances.

Section 7.07 Accounting Changes. Make any change in fiscal year; provided, however, that the Borrower or Holdings may, upon written notice to the Administrative Agent, change its fiscal year to any other fiscal year reasonably acceptable to the Administrative Agent, in which case, the Borrower and the Administrative Agent will, and are hereby authorized by the Lenders to, make any amendments to this Agreement that are necessary, in the judgment of the Administrative Agent and the Borrower or Holdings, as applicable, to reflect such change in fiscal year.

Section 7.08 Financial Covenant. As of the end of each fiscal quarter of the Borrower and so long as any Revolving Credit Loans are outstanding as of the end of such fiscal quarter (excluding all Letters of Credit), permit the Consolidated First Lien Net Leverage Ratio as of the end of such fiscal quarter of the Borrower set forth below to be greater than 5.50:1.00 (the “Financial Covenant”).

Section 7.09 Holding Company. Holdings shall not conduct, transact or otherwise engage in any material business or operations; provided, that the following shall be permitted in any event: (i) its ownership of the Capital Stock of the Borrower and the Restricted Subsidiaries and any Subsidiary of Holdings (that is not the Borrower or a Subsidiary of the Borrower) which is formed solely for purposes of acting as a co-obligor with respect to any Qualified Holding Company Indebtedness and which does not conduct, transact or otherwise engage in any material business or operation, and, in each case, activities incidental thereto; (ii) the entry into, and the performance of its obligations with respect to the Loan Documents (including any Specified Refinancing Debt or any New Term Facility), any Refinancing Notes, any Incremental Equivalent Debt, any Junior Financing Document, any Ratio Debt documentation, any documentation relating to any Permitted Refinancing of the foregoing or documentation relating to the Indebtedness otherwise permitted by the last sentence in this Section 7.09 and the Guarantees permitted by clause (iv) below; (iii) [reserved]; (iv) performing of activities (including without limitation, cash management activities) and the entry into documentation with respect thereto, in each case, permitted by this Agreement for Holdings to enter into and perform, (v) the payment of dividends and distributions (and other activities in lieu thereof permitted by this Agreement), the making of contributions to the capital of its Subsidiaries and Guarantees of Indebtedness permitted to be incurred hereunder by the Borrower or any of the Restricted Subsidiaries and Guarantees of other obligations not constituting Indebtedness; (vi) the maintenance of its legal existence (including the ability to incur fees, costs and expenses relating to such maintenance and performance of activities relating to its officers, directors, managers and employees and those of its Subsidiaries); (vii) the performing of activities in preparation for and consummating any public offering of its common stock or any other issuance or sale of its Capital Stock (other than Disqualified Stock) including converting into another type of legal entity; (viii) the participation in tax, accounting and other administrative matters as a member of the consolidated group of Holdings and the Borrower, including compliance with applicable Laws and legal, tax and accounting matters related thereto and activities relating to its officers, directors, managers and employees; (ix) the holding of any cash and Cash Equivalents (but not operating any property); (x) the entry into and performance of its obligations with respect to contracts and other arrangements, including the providing of indemnification to officers, managers, directors and employees and (xi) any activities incidental to the foregoing. Holdings shall not create, incur, assume or suffer to exist any Lien on any Capital Stock of the Borrower or any Restricted Subsidiary (other than Liens pursuant to any Loan Document, non-consensual Liens arising solely by operation of Law and Liens pursuant to documentation relating to other secured Indebtedness permitted to be Incurred hereunder and any Permitted Liens) and shall not incur any Indebtedness (other than in respect of Disqualified Stock, Qualified Holding Company Indebtedness, Indebtedness between Holdings and any of its Restricted Subsidiaries that is subordinated in right of payment to the Borrower’s Obligations under this Agreement (or pledged in favor of the Collateral Agent, as applicable) or Guarantees permitted by clause (iv) above and liabilities imposed by Law, including Tax liabilities).

ARTICLE VIII

Events of Default and Remedies

Section 8.01 Events of Default. Any of the following shall constitute an “Event of Default”:

(a) Non-Payment. Borrower or any other Loan Party fails to pay (i) when due and as required to be paid herein, any amount of principal of any Loan, or (ii) within five Business Days after the same becomes due and payable, any interest on any Loan or on any L/C Obligation, or any fee due hereunder, or any other amount payable hereunder or with respect to any other Loan Document; or

(b) Specific Covenants. The Borrower or any other Loan Party fails to perform or observe any term, covenant or agreement contained in any of Sections 6.03(a), 6.05(a) (solely with respect to the Borrower), 6.11 or in any Section of Article VII (subject to, in the case of the Financial Covenant, the cure rights contained in Section 8.03 and the proviso at the end of this clause (b)), or Holdings fails to perform or observe any term, covenant or agreement contained in Section 7.09; provided, that a Default by the Borrower under Section 7.08 (a “Financial Covenant Event of Default”) shall not constitute an Event of Default with respect to the Term Facilities, any New Term Facility or any Specified Refinancing Debt (unless refinancing the Revolving Credit Facility) unless and until the Required Revolving Lenders shall have terminated their Revolving Credit Commitments and declared all amounts outstanding under the Revolving Credit Facility to be due and payable; or

(c) Other Defaults. Any Loan Party fails to perform or observe any covenant or agreement (other than those specified in Section 8.01(a) or (b) above) contained in any Loan Document on its part to be performed or observed and such failure continues for 30 days after notice thereof by the Administrative Agent to the Borrower; or

(d) Representations and Warranties. Any representation, warranty, certification or statement of fact made or deemed made by or on behalf of the Borrower or any other Loan Party herein, in any other Loan Document, or in any document required to be delivered in connection herewith or therewith shall be incorrect or misleading in any material respect (or in any respect if any such representation or warranty is already qualified by materiality) when made or deemed made; or

(e) Cross-Default. Any Loan Party or any Restricted Subsidiary (A) fails to make any payment beyond the applicable grace period with respect thereto, if any (whether by scheduled maturity, required prepayment, acceleration, demand, or otherwise) in respect of any Indebtedness (other than Indebtedness hereunder and intercompany Indebtedness) having an aggregate outstanding principal amount equal to or greater than the Threshold Amount or (B) fails to observe or perform any other agreement or condition relating to any such Indebtedness, or any other event occurs, the effect of which default or other event is to cause, or to permit the holder or holders of such Indebtedness (or a trustee or agent on behalf of such holder or holders or beneficiary or beneficiaries) after the expiration of any applicable grace or cure period therefor to cause, with the giving of notice if required, such Indebtedness to become due or to be repurchased, prepaid, defeased or redeemed (automatically or otherwise), or an offer to repurchase, prepay, defease or redeem such Indebtedness to be made, in each case, prior to its stated maturity; provided that this clause (e)(B) shall not apply to (x) secured Indebtedness that becomes due as a result of the sale or transfer or other Disposition (including a Casualty Event) of the property or assets securing such Indebtedness permitted hereunder and under the documents providing for such Indebtedness and such Indebtedness is repaid when required under the documents providing for such Indebtedness, (y) events of default, termination events or any other similar event under the documents governing Swap Contracts for so long as such event of default, termination event or other similar event does not result in the occurrence of an early termination date or any acceleration or prepayment of any amounts or other Indebtedness payable thereunder or (z) Indebtedness that upon the happening of any such default or event automatically converts into Equity Interests (other than Disqualified Stock or, in the case of a Restricted Subsidiary, Disqualified Stock or Preferred Stock) in accordance with its terms; provided further, that such failure is unremedied and is not validly waived by the holders of such Indebtedness in accordance with the terms of the documents governing such Indebtedness prior to any termination of the Revolving Credit Commitments or acceleration of the Loans pursuant to Section 8.02; or

(f) Insolvency Proceedings, Etc. Any Loan Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) institutes, or consents to the institution of any proceeding under any Debtor Relief Law, a winding-up, an administration, a dissolution, or a composition or makes an assignment for the benefit of creditors or any other action is commenced (by way of voluntary arrangement, scheme of arrangement or otherwise); or appoints, applies for or consents to the appointment of any receiver, administrator, administrative receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, receiver and manager, controller, monitor or similar officer for it or for all or any material part of its property; or any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer is appointed without the application or consent of such Person and the appointment continues undischarged or unstayed for 60 days; or any proceeding under any Debtor Relief Law (including, without limitation, for the appointment of any receiver, trustee, custodian, conservator, liquidator, rehabilitator, judicial manager, provisional liquidator, administrator, administrative receiver, receiver and manager, controller, monitor or similar officer) relating to any such Person or to all or substantially all of its property is instituted without the consent of such Person and continues undismissed or unstayed for 60 days, or an order for relief is entered in any such proceeding; or

(g) Inability to Pay Debts; Attachment. (i) Any Loan Party or any Restricted Subsidiary (other than any Immaterial Subsidiary) becomes unable or admits in writing its inability or fails generally to pay its debts as they become due or suspends making payments or enters into a moratorium or standstill arrangement in relation to its Indebtedness or is taken to have failed to comply with a statutory demand (or otherwise be presumed to be insolvent by applicable Law) or (ii) any writ or warrant of attachment or execution or similar process is issued, commenced or levied against all or substantially all of the property of any such Person and is not released, vacated or fully bonded within 60 days after its issue, commencement or levy, or any analogous procedure or step is taken in any jurisdiction; or

(h) Judgments. There is entered against any Loan Party or any Restricted Subsidiary a final judgment or order for the payment of money in an aggregate amount (as to all such judgments and orders) equal to or greater than the Threshold Amount (to the extent not paid and not covered by (i) independent third-party insurance as to which the insurer has been notified of such judgment or order and does not deny coverage or (ii) an enforceable indemnity to the extent that such Loan Party or Restricted Subsidiary shall have made a claim for indemnification and the applicable indemnifying party shall not have disputed such claim) and there is a period of 60 consecutive days during which a stay of enforcement of such judgment, by reason of a pending appeal, bond or otherwise, is not in effect; or

(i) ERISA. (i) One or more ERISA Events occur or there is or arises an Unfunded Pension Liability (taking into account only Plans with positive Unfunded Pension Liability) which event or events or unfunded liability or unfunded liabilities results or would reasonably be expected to result in liability of any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect, (ii) any Loan Party or any ERISA Affiliate fails to pay when due, after the expiration of any applicable grace period, any installment payment with respect to its withdrawal liability under Section 4201 of ERISA which has resulted or would reasonably be expected to result in liability of any Loan Party in an aggregate amount which would reasonably be expected to result in a Material Adverse Effect or (iii) with respect to a Non-U.S. Plan, a termination, withdrawal, imposition of a Lien or noncompliance with applicable Law or plan terms that would reasonably be expected to result in a Material Adverse Effect; or

(j) Invalidity of Certain Loan Documents. Any material provision of this Agreement, any Collateral Document, any Guaranty and/or any intercreditor agreement required to be entered into pursuant to the terms of this Agreement (in each case, subject to the Legal Reservations), at any time after its execution and delivery and for any reason other than as expressly permitted hereunder or thereunder (including as a result of a transaction permitted under Section 7.03 or Section 7.04) or satisfaction in full of all the Obligations in cash and in immediately available funds (other than contingent indemnification obligations as to which no claim has been asserted, obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements, and Letters of Credit which have been Cash Collateralized) ceases to be in full force and effect (except that any such failure to be in full force and effect with respect to the documents referred to in clause (vii) of the definition of Loan Documents shall constitute an Event of Default only if the Borrower receives notice thereof and the Borrower fails to remedy the relevant failure in all material respects within 15 days of receiving said notice); or any Loan Party contests in writing the validity or enforceability of any provision of this Agreement, any Collateral Document, any Guaranty and any intercreditor agreement required to be entered into pursuant to the terms of this Agreement; or any Loan Party denies in writing that it has any or further liability or obligation under any Loan Document (other than as a result of repayment in full of the Obligations in cash and in immediately available funds (other than contingent indemnification obligations as to which no claim has been asserted and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements, and Letters of Credit which have been Cash Collateralized) and termination of the Aggregate Commitments), or purports in writing to revoke or rescind any Loan Document or the perfected first priority Liens created thereby (except as otherwise expressly provided in this Agreement or the Collateral Documents); or

(k) Change of Control. There occurs any Change of Control.

(l) Collateral Documents. Any Collateral Document covering a material portion of the Collateral after delivery thereof pursuant to Section 4.01, 6.12, 6.15 or 6.17 or the Collateral Documents shall for any reason (other than pursuant to the terms thereof including as a result of a transaction permitted under Section 7.04 or 7.05) cease to create a valid and perfected first priority Lien on and security interest in any material Collateral covered thereby, subject to Liens permitted under Section 7.02, except to the extent (i) resulting from the failure of the Collateral Agent to maintain possession of certificates actually delivered to it representing securities pledged under the Collateral Documents or to file Uniform Commercial Code continuation statements, or (ii) except as to Collateral consisting of real property, to the extent that such losses are covered by a lender’s title insurance policy and such insurers have not denied or failed to acknowledge coverage.

Section 8.02 Remedies Upon Event of Default. If any Event of Default occurs and is continuing (including any Event of Default arising by virtue of the termination and declaration contemplated by the proviso to Section 8.01(b)), the Administrative Agent shall, at the request of, or may, with the consent of, the Required Lenders (and, (i) if a Financial Covenant Event of Default occurs and is continuing, the Administrative Agent shall, at the request of, or may, with the consent of, the Required Revolving Lenders only, and in such case, without limiting the proviso to Section 8.01(b), only with respect to the Revolving Credit Facility and any Letters of Credit, L/C Credit Extensions and L/C Obligations and (ii) shall automatically, in the case of any event described in Section 8.01(f) with respect to a Loan Party only), take any or all of the following actions (each, an “Enforcement Event”):

(a) declare the commitment of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions to be terminated, whereupon such commitments and obligation shall be terminated;

(b) declare the unpaid principal amount of all outstanding Loans, all interest accrued and unpaid thereon, and all other amounts owing or payable hereunder or under any other Loan Document to be immediately due and payable, without presentment, demand, protest or other notice of any kind, all of which are hereby expressly waived by the Borrower;

(c) require that the Borrower Cash Collateralize the L/C Obligations (in an amount equal to the then Outstanding Amount thereof); or

(d) exercise on behalf of itself, the L/C Issuers and the Lenders all rights and remedies available to it, the L/C Issuers and the Lenders under the Loan Documents, under any document evidencing Indebtedness in respect of which the Facilities have been designated as “Designated Senior Debt” (or any comparable term) and/or under applicable Law;

provided, however, that upon the occurrence of an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law, the obligation of each Lender to make Loans and any obligation of the L/C Issuers to make L/C Credit Extensions shall automatically terminate, the unpaid principal amount of all outstanding Loans and all interest and other amounts as aforesaid shall automatically become due and payable, and the obligation of the Borrower to Cash Collateralize the L/C Obligations as aforesaid shall automatically become effective, in each case without further act of the Administrative Agent or any Lender.

Section 8.03 Right to Cure.

(a) Notwithstanding anything to the contrary contained in Section 8.01 or 8.02, in the event that the Borrower fails to comply with the requirements of the Financial Covenant at any time when the Borrower is required to comply with such Financial Covenant, pursuant to the terms thereof, then from the end of the most recently ended fiscal quarter of the Borrower until the expiration of the tenth Business Day subsequent to the date the relevant Compliance Certificate is required to be delivered pursuant to Section 6.02(b) (the last day of such period being the “Anticipated Cure Deadline”), Holdings shall have the right (the “Cure Right”) to issue common Capital Stock (or preferred equity and/or convertible preferred equity reasonably acceptable to the Administrative Agent) for cash and contribute the proceeds therefrom in the form of common Capital Stock or in another form reasonably acceptable to the Administrative Agent to the Borrower or obtain a contribution to its equity (which shall be in the form of common equity or otherwise in a form reasonably acceptable to the Administrative Agent) (“Cure Equity”), and upon the receipt by the Borrower of such cash (the “Cure Amount”), pursuant to the exercise by the Borrower of such Cure Right, the calculation of Consolidated EBITDA as used in the Financial Covenant shall be recalculated giving effect to the following pro forma adjustments:

i. Consolidated EBITDA for such fiscal quarter (and for any subsequent period that includes such fiscal quarter) shall be increased, solely for the purpose of measuring the Financial Covenant and not for any other purpose under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs (including the determination of amounts available under Section 7.05) or determining the Applicable Commitment Fee or Applicable Rate, provided that, in determining the Applicable Commitment Fee or the Applicable Rate, effect shall be given to the relevant Cure Amount for purposes of clause (y) in the respective definitions thereof, such that no Event of Default shall be deemed to have occurred and be continuing), by an amount equal to the Cure Amount; provided that (1) the receipt by the Borrower of the Cure Amount pursuant to the Cure Right shall be deemed to have no other effect whatsoever under this Agreement (including but not limited to determining the availability or amount of any covenant baskets or carve-outs or determining the Applicable Commitment Fee or Applicable Rate, provided that, in determining the Applicable Commitment Fee or the Applicable Rate, effect shall be given to the relevant Cure Amount for purposes of clause (y) in the respective definitions thereof, such that no Event of Default shall be deemed to have occurred and be continuing) and (2) no Cure Amount shall reduce Indebtedness on a Pro Forma Basis for the applicable period for purposes of calculating the Financial Covenant or calculating the Consolidated First Lien Net Leverage Ratio, or the Consolidated Total Net Leverage Ratio, nor shall any Cure Amount held by the Borrower qualify as “unrestricted cash or Cash Equivalents of the Borrower Parties” for the purposes of calculating any net obligations or liabilities under the terms of this Agreement; and

ii. if, after giving effect to the foregoing recalculations, the Borrower shall then be in compliance with the requirements of the Financial Covenant, the Borrower shall be deemed to have satisfied the requirements of the Financial Covenant as of the relevant date of determination with the same effect as though there had been no failure to comply therewith at such date, and the applicable breach or default of the Financial Covenant that had occurred (and any other Default as a result thereof, including the failure to meet any condition requiring no Default or Event of Default based solely on the basis of any actual or purported Event of Default under the Financial Covenant) shall be deemed cured for the purposes of this Agreement; and

iii. upon receipt by the Administrative Agent of written notice, on or prior to the Anticipated Cure Deadline, that the Borrower intends to exercise the Cure Right in respect of a fiscal quarter, the Lenders (i) shall not be permitted to accelerate Loans held by them, to terminate the Revolving Credit Commitments held by them or to exercise remedies against the Collateral on the basis of a failure to comply with the requirements of the Financial Covenant, unless such failure is not cured pursuant to the exercise of the Cure Right on or prior to the Anticipated Cure Deadline and (ii) shall not be obligated to make any Credit Extension under the Revolving Credit Facility.

(b) Notwithstanding anything herein to the contrary, (i) in each four consecutive fiscal-quarter period there shall be at least two fiscal quarters in respect of which the Cure Right is not exercised, (ii) there can be no more than five fiscal quarters in respect of which the Cure Right is exercised during the term of the Facilities and (iii) for purposes of this Section 8.03, the Cure Amount utilized shall be no greater than the minimum amount required to remedy the applicable failure to comply with the Financial Covenant.

Section 8.04 Application of Funds. After the exercise of remedies provided for in Section 8.02 (or after the Loans automatically become immediately due and payable or an actual or deemed entry of an order for relief with respect to the Borrower under any Debtor Relief Law), any amounts received on account of the Obligations shall, subject to the provisions of Sections 2.16 and 2.17, be applied by the Administrative Agent in the following order:

(a) first, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (including fees, disbursements and other charges of counsel payable under Section 10.04 and amounts payable under Article III and amounts owing in respect of (x) the preservation of Collateral or the Collateral Agent’s security interest in the Collateral or (y) with respect to enforcing the rights of the Secured Parties under the Loan Documents) payable to the Administrative Agent and the Collateral Agent in their respective capacity as such;

(b) second, to payment in full of Unfunded Advances/Participations (the amounts so applied to be distributed between or among, as applicable, the Administrative Agent and the L/C Issuers pro rata in accordance with the amounts of Unfunded Advances/Participations owed to them on the date of any such distribution);

(c) third, to payment of that portion of the Obligations constituting fees, indemnities, expenses and other amounts (other than principal, interest and Letter of Credit fees) payable to the Lenders and the L/C Issuers (including fees, disbursements and other charges of counsel payable under Sections 10.04 and 10.05) arising under the Loan Documents and amounts payable under Article III, ratably among them in proportion to the respective amounts described in this clause (c) held by them;

(d) fourth, to payment of that portion of the Obligations constituting accrued and unpaid Letter of Credit fees and interest on the Loans and L/C Borrowings, ratably among the Lenders and the L/C Issuers in proportion to the respective amounts described in this clause (d) held by them;

(e) fifth, (i) to payment of that portion of the Obligations constituting unpaid principal of the Loans, the L/C Borrowings and obligations of the Loan Parties then owing under Secured Hedge Agreements and the Secured Cash Management Agreements and (ii) to Cash Collateralize that portion of L/C Obligations comprising the aggregate undrawn amount of Letters of Credit to the extent not otherwise Cash Collateralized by the Borrower pursuant to Sections 2.03 and 2.16, ratably among the Lenders, the L/C Issuers, the Hedge Banks party to such Secured Hedge Agreements and the Cash Management Banks party to such Secured Cash Management Agreements in proportion to the respective amounts described in this clause (e) held by them; provided that (x) any such amounts applied pursuant to the foregoing clause (ii) shall be paid to the Administrative Agent for the ratable account of the applicable L/C Issuers to Cash Collateralize such L/C Obligations, (y) subject to Sections 2.03(d) and 2.16, amounts used to Cash Collateralize the aggregate undrawn amount of Letters of Credit pursuant to this clause (e) shall be applied to satisfy drawings under such Letters of Credit as they occur and (z) upon the expiration of any Letter of Credit without any pending drawing, the pro rata share of Cash Collateral attributable to such expired Letter of Credit shall be applied by the Administrative Agent in accordance with the priority of payments set forth in this Section 8.04;

(f) sixth, to the payment of all other Obligations of the Loan Parties owing under or in respect of the Loan Documents that are then due and payable to the Administrative Agent and the other Secured Parties, ratably based upon the respective aggregate amounts of all such Obligations then owing to the Administrative Agent and the other Secured Parties; and

(g) last, after all of the Obligations have been paid in full (other than contingent indemnification obligations not yet due and owing), to the Borrower or as otherwise required by Law;

provided that no amounts received from any Guarantor shall be applied to Excluded Swap Obligations of such Guarantor.

If any amount remains on deposit as Cash Collateral after all Letters of Credit have either been fully drawn or expired without any pending drawing, such remaining amount shall be applied to the other Obligations, if any, in accordance with the priority of payments set forth above. Notwithstanding the foregoing, Obligations arising under Secured Cash Management Agreements and Secured Hedge Agreements shall be excluded from the application of payments described above if the Administrative Agent has not received written notice thereof, together with such supporting documentation as the Administrative Agent may reasonably request, from the applicable Cash Management Bank or Hedge Bank, as the case may be. Each Cash Management Bank or Hedge Bank not a party to this Agreement that has given the notice contemplated by the preceding sentence shall, by such notice, be deemed to have acknowledged and accepted the appointment of the Administrative Agent pursuant to the terms of Article IX for itself and its Affiliates as if a “Lender” party hereto.

It is understood and agreed by each Loan Party and each Secured Party that none of the Administrative Agent and Collateral Agent shall have any liability for any determinations made by it in this Section 8.04, in each case except to the extent resulting from the gross negligence, bad faith or willful misconduct of the Administrative Agent or the Collateral Agent, as applicable (as determined by a court of competent jurisdiction in a final and non-appealable decision). Each Loan Party and each Secured Party also agrees that the Administrative Agent and the Collateral Agent may (but shall not be required to), at any time and in its sole discretion, and with no liability resulting therefrom, petition a court of competent jurisdiction regarding any application of Collateral in accordance with the requirements hereof, and the Administrative Agent and the Collateral Agent shall be entitled to wait for, and may conclusively rely on, any such determination.

ARTICLE IX

Administrative Agent and Collateral Agent

Section 9.01 General. Each Lender and L/C Issuer hereby irrevocably appoints CITIBANK, N.A. to serve as Administrative Agent and trustee under the Loan Documents and CITICORP NORTH AMERICA, INC. to serve as Collateral Agent and trustee under the Loan Documents, and authorizes ~~the~~ each Agent to take such actions and to exercise such powers as are delegated to the Agents by the terms of the Loan Documents, together with such actions and powers as are reasonably incidental thereto. Further, each of the Lenders (including in its capacities as a Person party to any Secured Cash Management Agreements or a counterparty to any Secured Hedge Agreement ) and each of the L/C Issuers hereby irrevocably appoints and authorizes the Collateral Agent to act as the agent of such Lender or L/C Issuer for purposes of acquiring, holding and enforcing any and all Liens on Collateral granted by any of the Loan Parties to secure any of the Loan Document Obligations, together with such powers and discretion as are reasonably incidental thereto. In this connection, the Agents and any co-agents, sub-agents, trustees and attorneys-in-fact appointed by any Agent pursuant to this Article IX for purposes of holding or enforcing any Lien on the Collateral (or any portion thereof) granted under the Security Documents, or for exercising any rights and remedies thereunder at the direction of the applicable Agent), shall be entitled to the benefits of all provisions of this Article IX and Article X (as though such co-agents, sub-agents and attorneys-in-fact were the “collateral agent” under the Loan Documents) as if set forth in full herein with respect thereto. The provisions of this Article IX (other than the collateral and guaranty matters and successors provisions set forth herein) are solely for the benefit of the Agents, the Lenders, the L/C Issuers and the other Secured Parties, and none of Holdings, the Borrower or any other Loan Party shall have any rights as a third party beneficiary of any such provisions.

The Persons serving as Agents hereunder shall have the same rights and powers in its capacity as a Lender as any other Lender and may exercise the same as though it were not the Agents, and such Person and its Affiliates may accept deposits from, lend money to, act as the financial advisor or in any other advisory capacity for and generally engage in any kind of business with Holdings, the Borrower or any other Subsidiary or other Affiliate thereof as if such Person were not the Agents hereunder and without any duty to account therefor to the Lenders.

The Agents shall not have any duties or obligations except those expressly set forth in the Loan Documents. Without limiting the generality of the foregoing, (a) the Agents shall not be subject to any fiduciary or other implied duties, regardless of whether a Default has occurred and is continuing, (b) the Agents shall not have any duty to take any discretionary action or to exercise any discretionary power, except discretionary rights and powers expressly contemplated by the Loan Documents that the Agents are required to exercise as directed in writing by the Required Lenders (or such other number or percentage of the Lenders as shall be necessary under the circumstances as provided in the Loan Documents); provided that the Agents shall not be required to take any action that, in its opinion, may expose the Agents to liability or that is contrary to any Loan Document or applicable law, (c) as of the Closing Date, the Administrative Agent shall have no obligations pursuant to the Existing Credit Agreement and (d) except as expressly set forth in the Loan Documents, the Agents shall not have any duty to disclose, and shall not be liable for the failure to disclose, any information relating to Holdings, the Borrower, any other Subsidiary or any other Affiliate of any of the foregoing that is communicated to or obtained by the Person serving as an Agent or any of its Affiliates in any capacity. The Agents shall not be liable for any action taken or not taken by it with the consent or at the request of the Required Lenders (or such other number or percentage of the Lenders as shall be necessary, or as the Agents shall believe in good faith to be necessary, under the circumstances as provided in Sections 10.01 and 10.03, as applicable) or in the absence of its own gross negligence or willful misconduct. The Agents shall be deemed not to have knowledge of any Default unless and until written notice thereof is given to the Agents by Holdings, the Borrower, a Lender and the Agents shall not be responsible for or have any duty to ascertain or inquire into (i) any statement, warranty or representation made in or in connection with any Loan Document, (ii) the contents of any certificate, report or other document delivered thereunder or in connection therewith, (iii) the performance or observance of any of the covenants, agreements or other terms or conditions set forth in any Loan Document or the occurrence of any Default, (iv) the validity, enforceability, effectiveness or genuineness of any Loan Document or any other agreement, instrument or document, or (v) the satisfaction of any condition set forth in Article IV or elsewhere in any Loan Document, other than to confirm receipt of items expressly required to be delivered to the Agents or satisfaction of any condition that expressly refers to the matters described therein being acceptable or satisfactory to the Agents.

The Agents shall be entitled to rely, and shall not incur any liability for relying, upon any notice, request, certificate, consent, statement, instrument, document or other writing (including any electronic message, Internet or intranet website posting or other distribution) believed by it to be genuine and to have been signed, sent or otherwise authenticated by the proper Person (including, if applicable, a Responsible Officer of such Person) in the absence of gross negligence or willful misconduct. The Agents also may rely, and shall not incur any liability for relying, upon any statement made to it orally or by telephone and believed by it to be made by the proper Person (including, if applicable, a Responsible Officer of such Person). The Agents may consult with legal counsel, independent accountants and other experts selected by it, and shall not be liable for any action taken or not taken by it in accordance with the advice of any such counsel, accountants or experts.

The Agents may perform any of and all its duties and exercise its rights and powers hereunder or under any other Loan Document by or through any one or more sub-agents appointed by the Agents. The Agents and any such sub-agent may perform any of and all their duties and exercise their rights and powers through their respective Related Parties. The exculpatory provisions of this Article IX shall apply to any such sub-agent and to the Related Parties of the Agents and any such sub-agent, and shall apply to their respective activities in connection with the syndication of the credit facilities provided for herein as well as activities as Agents. The Agents shall not be responsible for the negligence or misconduct of any sub-agent or their respective Related Parties that it selects in the absence of gross negligence, bad faith, willful misconduct or material breach of the Loan Documents by the Agents, as determined by a final non-appealable judgment by a court of competent jurisdiction.

Subject to the appointment and acceptance of any successor Agents as provided in this paragraph, any Agent may resign upon 30 days’ notice to the Lenders and the Borrower. Upon receipt of any such notice of resignation, the Required Lenders shall have the right, with the Borrower’s consent (unless a payment or bankruptcy Event of Default has occurred and is continuing), to appoint a successor, which shall be a bank with an office in the United States, or an Affiliate of any such bank with an office in the United States. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days after the retiring Agent gives notice of its resignation, then the retiring Agent may (but shall not be obligated to) on behalf of the Lenders, appoint a successor Agent, which shall be (a) a successor agent with an office in New York, New York, or an Affiliate of any such successor agent and (b) approved by the Borrower (unless a payment or bankruptcy Event of Default has occurred and is continuing) (the date upon which the retiring Agent is replaced, the “Resignation Effective Date”); provided, that if no such successor shall have been appointed (and shall have accepted such appointment) within 45 days after the retiring Agent gives notice of its resignation, such resignation shall nevertheless become effective, and the Resignation Effective Date shall occur on such date. If neither the Required Lenders nor the retiring Agent have appointed a successor Agent that has accepted such appointment, the Required Lenders shall be deemed to have succeeded to and become vested with all the rights, powers, privileges and duties of the retiring Agent.

If the Person serving as an Agent is a Defaulting Lender, the Required Lenders and the Borrower may, to the extent permitted by applicable law, by notice in writing to such Person remove such Person as an Agent and, with the consent of the Borrower, appoint a successor. If no such successor shall have been so appointed by the Required Lenders and shall have accepted such appointment within 30 days (the “Removal Effective Date”), then such removal shall nonetheless become effective in accordance with such notice on the Removal Effective Date.

With effect from the Resignation Effective Date or the Removal Effective Date (as applicable) (1) the retiring or removed Agent shall be discharged from its duties and obligations hereunder and under the other Loan Documents (except (i) that in the case of any collateral security held by an Agent on behalf of the Lenders under any of the Loan Documents, the retiring or removed Agent shall continue to hold such collateral security until such time as a successor Agent is appointed and (ii) with respect to any outstanding payment obligations) and (2) except for any indemnity payments or other amounts then owed to the retiring or removed Agent, all payments, communications and determinations provided to be made by, to or through the Agent shall instead be made by or to each Lender directly, until such time, if any, as the Required Lenders appoint a successor Agent as provided for above. Upon the acceptance of a successor’s appointment as an Agent hereunder, such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring (or removed) Agent (other than any rights to indemnity payments or other amounts owed to the retiring or removed Agent as of the Resignation Effective Date or the Removal Effective Date, as applicable), and the retiring or removed Agent shall be discharged from all of its duties and obligations hereunder and under the other Loan Documents as set forth in this Article IX. The fees payable by the Borrower to a successor Agent shall be the same as those payable to its predecessor unless otherwise agreed between the Borrower and such successor. After the retiring or removed Agent’s resignation or removal hereunder and under the other Loan Documents, the provisions of this Article IX and Section 10.04, as applicable shall continue in effect for the benefit of such retiring or removed Agent, its sub agents and their respective Related Parties in respect of any actions taken or omitted to be taken by any of them while the retiring or removed Agent was acting as Agent.

Each Lender acknowledges that it has, independently and without reliance upon any Agent, or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it has deemed appropriate, made its own credit analysis and decision to enter into this Agreement. Each Lender also acknowledges that it will, independently and without reliance upon any Agent, any Arrangers or any other Lender, or any of the Related Parties of any of the foregoing, and based on such documents and information as it shall from time to time deem appropriate, continue to make its own decisions in taking or not taking action under or based upon this Agreement, any other Loan Document or any related agreement or any document furnished hereunder or thereunder.

Each Lender, by delivering its signature page to this Agreement and funding its Loans on the Closing Date, or delivering its signature page to an Assignment and Assumption, an Incremental Facility Agreement or Refinancing Amendment pursuant to which it shall become a Lender hereunder, shall be deemed to have acknowledged receipt of, and consented to and approved, each Loan Document and each other document required to be delivered to, or be approved by or satisfactory to, the Agents or the Lenders on the Closing Date.

No Lender shall have any right individually to realize upon any of the Collateral or to enforce any Guarantee of the Obligations, it being understood and agreed that all powers, rights and remedies under the Loan Documents may be exercised solely by the Agents on behalf of the Lenders in accordance with the terms thereof. In the event of a foreclosure by any Agent on any of the Collateral pursuant to a public or private sale or other disposition, the applicable Agent or any Lender may be the purchaser or licensor of any or all of such Collateral at any such sale or other disposition, and the Agents, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless Required Lenders shall otherwise agree in writing) shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold at any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any collateral payable by the Agents on behalf of the Lenders at such sale or other disposition. Each Lender, whether or not a party hereto, will be deemed, by its acceptance of the benefits of the Collateral and of the Guarantees of the Obligations, to have agreed to the foregoing provisions.

Notwithstanding anything herein to the contrary, no Arranger shall have any duties or obligations under this Agreement or any other Loan Document (except in its capacity as a Lender), but all such Persons shall have the benefit of the indemnities provided for hereunder, including under Section 10.04, as applicable , fully as if named as an indemnitee or indemnified person therein and irrespective of whether the indemnified losses, claims, damages, liabilities and/or related expenses arise out of, in connection with or as a result of matters arising prior to, on or after the effective date of any Loan Document.

To the extent required by any applicable law, the Agents may withhold from any payment to any Lender an amount equivalent to any applicable withholding tax. Without limiting or expanding the provisions of Section 3.01, each Lender and each L/C Issuer shall, and does hereby, indemnify the Agents against, and shall make payable in respect thereof within 30 days after demand therefor, any and all Taxes and any ~~and all related losses, claims, liabilities and~~reasonable expenses ~~(including fees, charges and disbursements of any counsel for the Agents)~~ incurred by or asserted against the Agents by the U.S. Internal Revenue Service or any other Governmental Authority as a result of the failure of the Agents to properly withhold tax from amounts paid to or for the account of such Lender for any reason (including, without limitation, because the appropriate form was not delivered or not property executed, or because such Lender failed to notify the Agents of a change in circumstance that rendered the exemption from, or reduction of withholding tax ineffective). A certificate as to the amount of such payment or liability delivered to any Lender by any Agent shall be conclusive absent manifest error. Each Lender and each L/C Issuer hereby authorizes the Agents to set off and apply any and all amounts at any time owing to such Lender under this Agreement or any other Loan Document against any amount due the Agents under this paragraph. The agreements in this paragraph shall survive the resignation and/or replacement of the Agents, any assignment of rights by, or the replacement of, a Lender and the repayment, satisfaction or discharge of all other obligations under any Loan Document.

Each Secured Party hereby appoints the Collateral Agent to act as its agent under and in connection with the relevant Guarantee and Collateral Agreement and acknowledges that the Collateral Agent is the beneficiary of the security interests granted thereunder and the Collateral Agent will accept such grants of security interests under the relevant Security Documents on its behalf and will enter into the relevant Guarantee and Collateral Agreement as secured party, lienholder or pledgee in its own name.

Each of the Lenders (including in their capacities as potential or actual Hedge Banks party to a Secured Hedge Agreement and potential or actual Cash Management Banks party to a Secured Cash Management Agreement) and each L/C Issuer irrevocably authorize the Agents, and each of the Agents shall to the extent requested by the Borrower or, solely in the case of clause (d) below, to the extent provided for under this Agreement,

(a) release any Lien on any property granted to or held by the Agents under any Loan Document (i) upon termination of the Aggregate Commitments and payment in full of all Obligations in cash and in immediately available funds (other than (A) contingent indemnification obligations as to which no claim has been asserted and (B) obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) and the expiration without any pending drawing or termination of all Letters of Credit (other than Letters of Credit which have been Cash Collateralized), (ii) that is sold, disposed of or distributed or to be sold, disposed of or distributed as part of or in connection with any transaction permitted hereunder or under any other Loan Document, in each case to a Person that is not a Loan Party, (iii) subject to Section 10.01, if approved, authorized or ratified in writing by the Required Lenders, (iv) that no longer constitutes Collateral as a result of an occurrence not prohibited hereunder or (v) owned by a Subsidiary Guarantor upon release of such Subsidiary Guarantor from its obligations under its Guaranty pursuant to clause (c) below;

(b) release or subordinate any Lien on any property granted to or held by the Agents under any Loan Document to the holder of any Permitted Lien on such property that is permitted by clauses (1), (4), (5), (6) (only with regard to Section 7.01(d)), (9), (11) (solely with respect to cash deposits), (16), (17) (other than with respect to self-insurance arrangements), (18) (solely to the extent not constituting Collateral), (21), (23) (solely to the extent relating to a lien of the type allowed pursuant to clause (9)), (25) (solely to the extent the Lien of the Collateral Agent on such property is not released and is not, pursuant to such agreements, required or permitted to be senior to or pari passu with such Liens), (26), (29) (solely with respect to cash deposits), (34), (39) (only for so long as required to be secured for such letter of intent or investment), (45), (46) and (48) (only for so long as required to be secured for purposes of such cash management arrangements) of the definition thereof;

(c) release any Guarantor from its obligations under the applicable Guaranty if in the case of any Subsidiary, such Person ceases to be a Restricted Subsidiary or otherwise becomes an Excluded Subsidiary as a result of a transaction or designation permitted hereunder; provided that no such release shall occur if such Guarantor continues to be a guarantor in respect of any Specified Refinancing Debt, any Refinancing Notes, the Senior Notes, any Incremental Equivalent Debt or, to the extent incurred by a Loan Party (other than Holdings), any other Indebtedness, in each case, with an aggregate outstanding principal amount in excess of $50,000,000; and

(d) establish intercreditor arrangements as contemplated by this Agreement.

Upon request by the Agents at any time, the Required Lenders will promptly confirm in writing the Agent’s authority to release or subordinate its interest in particular types of items or property or to release any Guarantor from its obligations under the Guaranty pursuant to this Article IX. In each case as specified in this Article IX, the

Agents will (and each Lender irrevocably authorizes the Agents to), at the Borrower’s expense, promptly execute and deliver to the applicable Loan Party such documents as such Loan Party may reasonably request to evidence the release or subordination of such item of Collateral from the assignment and security interest granted under the Collateral Documents, or to evidence the release of such Guarantor from its obligations under the Guaranty, in each case in accordance with the terms of the Loan Documents and this Article IX; provided that, if reasonably requested by an Agent, the Borrower shall have delivered to the applicable Agent a certificate of an Responsible Officer certifying that the release or subordination of such Collateral is permitted under the Loan Documents. Additionally, the Agents shall return any possessory collateral to the Borrower.

Each Lender (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that at least one of the following is and will be true:

i. such Lender is not using “plan assets” (within the meaning of Section 3(42) of ERISA or otherwise) of one or more Benefit Plans with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments or this Agreement,

ii. the transaction exemption set forth in one or more PTEs, such as PTE 84-14 (a class exemption for certain transactions determined by independent qualified professional asset managers), PTE 95-60 (a class exemption for certain transactions involving insurance company general accounts), PTE 90-1 (a class exemption for certain transactions involving insurance company pooled separate accounts), PTE 91-38 (a class exemption for certain transactions involving bank collective investment funds) or PTE 96-23 (a class exemption for certain transactions determined by in-house asset managers), is applicable with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement,

iii. (A) such Lender is an investment fund managed by a “Qualified Professional Asset Manager” (within the meaning of Part VI of PTE 84-14), (B) such Qualified Professional Asset Manager made the investment decision on behalf of such Lender to enter into, participate in, administer and perform the Loans, the Letters of Credit, the Commitments and this Agreement, (C) the entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement satisfies the requirements of sub-sections (b) through (g) of Part I of PTE 84-14 and (D) to the best knowledge of such Lender, the requirements of subsection (a) of Part I of PTE 84-14 are satisfied with respect to such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement, or

iv. such other representation, warranty and covenant as may be agreed in writing between the Administrative Agent, in its sole discretion, and such Lender.

In addition, unless either (1) sub-clause (i) in the immediately preceding clause is true with respect to a Lender or (2) a Lender has provided another representation, warranty and covenant in accordance with sub-clause (iv) in the immediately preceding clause, such Lender further (x) represents and warrants, as of the date such Person became a Lender party hereto, to, and (y) covenants, from the date such Person became a Lender party hereto to the date such Person ceases being a Lender party hereto, for the benefit of, the Administrative Agent and not, for the avoidance of doubt, to or for the benefit of the Borrower or any other Loan Party, that the Administrative Agent is not a fiduciary with respect to the assets of such Lender involved in such Lender’s entrance into, participation in, administration of and performance of the Loans, the Letters of Credit, the Commitments and this Agreement (including in connection with the reservation or exercise of any rights by the Administrative Agent under this Agreement, any Loan Document or any documents related hereto or thereto).

In case of the pendency of any receivership, administrative receivership, judicial management, insolvency, liquidation, bankruptcy, reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment, composition or other judicial proceeding relative to any Loan Party, the Administrative

Agent (irrespective of whether the principal of any Loan or L/C Obligation shall then be due and payable as herein expressed or by declaration or otherwise and irrespective of whether the Administrative Agent shall have made any demand on the Borrower) shall be entitled and empowered, by intervention in such proceeding or otherwise:

a. to file and prove a claim for the whole amount of the principal and interest owing and unpaid in respect of the Loans, L/C Obligations and all other Obligations that are owing and unpaid and to file such other documents as may be necessary or advisable in order to have the claims of the Lenders and the Agents (including any claim for the reasonable compensation, expenses, disbursements and advances of the Lenders and the Agents and their respective agents and counsel to the extent provided for herein and all other amounts due to the Lenders and the Agents under Sections 2.03(h) and (i), 2.09 and 10.04) allowed in such judicial proceeding; and

b. to collect and receive any monies or other property payable or deliverable on any such claims and to distribute the same;

and any administrator, administrative receiver, custodian, receiver, assignee, trustee, judicial manager, liquidator, sequestrator or other similar official in any such judicial proceeding is hereby authorized by each Lender and each Agent to make such payments to the Administrative Agent and, in the event that the Administrative Agent shall consent to the making of such payments directly to the Lenders, to pay to the Administrative Agent any amount due for the reasonable compensation, expenses, disbursements and advances of the Agents and their respective agents and counsel, and any other amounts, in each case, due to the Agents under Sections 2.09 and 10.04.

Nothing contained herein shall be deemed to authorize the Administrative Agent to authorize or consent to or accept or adopt on behalf of any Lender or any other Agent any plan of reorganization (by way of voluntary arrangement, schemes of arrangement or otherwise), arrangement, adjustment or composition affecting the Obligations or the rights of any Lender or any other Agent or to authorize the Administrative Agent to vote in respect of the claim of any Lender or any other Agent in any such proceeding.

The Administrative Agent and the Collateral Agent are authorized by the Lenders and each other Secured Party to, to the extent required by the terms of the Loan Documents, (i) enter into any intercreditor agreement contemplated by this Agreement, (ii) enter into any Collateral Document, or (iii) make or consent to any filings or take any other actions in connection therewith (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 7.01 and 7.02 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and the parties hereto acknowledge that any intercreditor agreement, Collateral Document, consent, filing or other action will be binding upon them. Each Lender and each other Secured Party (a) hereby agrees that it will be bound by and will take no actions contrary to the provisions of any intercreditor agreement (if entered into) and (b) hereby authorizes and instructs the Administrative Agent and the Collateral Agent to enter into any intercreditor agreement contemplated by this Agreement or Collateral Document (and any amendments, amendments and restatements, restatements or waivers of or supplements to or other modifications to, such agreements in connection with the incurrence by any Loan Party of any Indebtedness of such Loan Party that is permitted to be secured pursuant to Sections 7.01 and 7.02 of this Agreement, in order to permit such Indebtedness to be secured by a valid, perfected lien on the Collateral (with such priority as may be designated by such Loan Party, to the extent such priority is permitted by the Loan Documents)), and to subject the Liens on the Collateral securing the Obligations to the provisions thereof.

To the extent that the Loan Documents provide support, through a guarantee or otherwise, for Swap Contracts or any other agreement or instrument that is a QFC (such support “QFC Support” and each such QFC a “Supported QFC”), the parties acknowledge and agree as follows with respect to the resolution power of the Federal Deposit Insurance Corporation under the Federal Deposit Insurance Act and Title II of the Dodd-Frank Wall Street Reform and Consumer Protection Act (together with the regulations promulgated thereunder, the “U.S. Special Resolution Regimes”) in respect of such Supported QFC and QFC Credit

Support (with the provisions below applicable notwithstanding that the Loan Documents and any Supported QFC may in fact be stated to be governed by the laws of the State of New York and/or of the United States or any other state of the United States):

In the event a Covered Entity that is party to a Supported QFC (each, a “Covered Party”) becomes subject to a proceeding under a U.S. Special Resolution Regime, the transfer of such Supported QFC and the benefit of such QFC Credit Support (and any interest and obligation in or under such Supported QFC and such QFC Credit Support, and any rights in property securing such Supported QFC or such QFC Credit Support) from such Covered Party will be effective to the same extent as the transfer would be effective under the U.S. Special Resolution Regime if the Supported QFC and such QFC Credit Support (and any such interest, obligation and rights in property) were governed by the laws of the United States or a state of the United States. In the event a Covered Party or a BHC Act Affiliate of a Covered Party becomes subject to a proceeding under a U.S. Special Resolution Regime, Default Rights under the Loan Documents that might otherwise apply to such Supported QFC or any QFC Credit Support that may be exercised against such Covered Party are permitted to be exercised to no greater extent than such Default Rights could be exercised under the U.S. Special Resolution Regime if the Supported QFC and the Loan Documents were governed by the laws of the United States or a state of the United States. Without limitation of the foregoing, it is understood and agreed that rights and remedies of the parties with respect to a Defaulting Lender shall in no event affect the rights of any Covered Party with respect to a Supported QFC or any QFC Credit Support.

Section 9.02 Erroneous Payments.

(a) If the Administrative Agent (x) notifies a Lender, L/C Issuer or Secured Party, or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party (any such Lender, L/C Issuer, Secured Party or other recipient who has received funds on behalf of a Lender, L/C Issuer or Secured Party (and each of their respective successors and assigns), a “Payment Recipient”) that the Administrative Agent has determined in its sole discretion (whether or not after receipt of any notice under immediately succeeding clause (b)) that any funds (as set forth in such notice from the Administrative Agent) received by such Payment Recipient from the Administrative Agent or any of its Affiliates were erroneously or mistakenly transmitted to, or otherwise erroneously or mistakenly received by, such Payment Recipient (whether or not known to such Lender, L/C Issuer, Secured Party or other Payment Recipient on its behalf) (any such funds, whether transmitted or received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise, individually and collectively, an “Erroneous Payment”) and (y) demands in writing the return of such Erroneous Payment (or a portion thereof), such Erroneous Payment shall at all times remain the property of the Administrative Agent pending its return or repayment as contemplated below in this Section 9.02 and held in trust for the benefit of the Administrative Agent, and such Lender, L/C Issuer or Secured Party shall (or, with respect to any Payment Recipient who received such funds on its behalf, shall cause such Payment Recipient to) promptly, but in no event later than two Business Days thereafter (or such later date as the Administrative Agent may, in its sole discretion, specify in writing), return to the Administrative Agent the amount of any such Erroneous Payment (or portion thereof) as to which such a demand was made, in same day funds (in the currency so received), together with interest thereon (except to the extent waived in writing by the Administrative Agent) in respect of each day from and including the date such Erroneous Payment (or portion thereof) was received by such Payment Recipient to the date such amount is repaid to the Administrative Agent in same day funds at the greater of the Federal Funds Rate and a rate determined by the Administrative Agent in accordance with banking industry rules on interbank compensation from time to time in effect. A notice of the Administrative Agent to any Payment Recipient under this clause (a) shall be conclusive, absent manifest error.

(b) Without limiting the immediately preceding clause (a), each Lender, L/C Issuer, Secured Party or any Person who has received funds on behalf of a Lender, L/C Issuer or Secured Party (and each of their respective successors and assigns), agrees that if it receives a payment, prepayment or repayment (whether received as a payment, prepayment or repayment of principal, interest, fees, distribution or otherwise) from the Administrative Agent (or any of its Affiliates) (x) that is in a different amount than, or on a different date from, that specified in this Agreement or in a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates) with respect to such payment, prepayment or repayment, (y) that was not preceded or accompanied by a notice of payment, prepayment or repayment sent by the Administrative Agent (or any of its Affiliates), or (z) that such Lender, L/C Issuer or Secured Party, or other such recipient who has received funds on behalf of a Lender, L/C Issuer or Secured Party, otherwise becomes aware was transmitted, or received, in error or by mistake (in whole or in part), then in each such case:

i. it acknowledges and agrees that (A) in the case of immediately preceding clauses (x) or (y), an error and mistake shall be presumed to have been made (absent written confirmation from the Administrative Agent to the contrary) or (B) an error and mistake has been made (in the case of immediately preceding clause (z)), in each case, with respect to such payment, prepayment or repayment; and

ii. such Lender, L/C Issuer or Secured Party shall (and shall cause any other recipient that receives funds on its respective behalf to) promptly (and, in all events, within one Business Day of its knowledge of the occurrence of any of the circumstances described in immediately preceding clauses (x), (y) and (z)) notify the Administrative Agent of its receipt of such payment, prepayment or repayment, the details thereof (in reasonable detail) and that it is so notifying the Administrative Agent pursuant to this Section 9.02(b).

For the avoidance of doubt, the failure to deliver a notice to the Administrative Agent pursuant to this Section 9.02(b) shall not have any effect on a Payment Recipient’s obligations pursuant to Section 9.02(a) or on whether or not an Erroneous Payment has been made.

(c) Each Lender, L/C Issuer or Secured Party hereby authorizes the Administrative Agent to set off, net and apply any and all amounts at any time owing to such Lender, L/C Issuer or Secured Party under any Loan Document, or otherwise payable or distributable by the Administrative Agent to such Lender, L/C Issuer or Secured Party under any Loan Document with respect to any payment of principal, interest, fees or other amounts, against any amount that the Administrative Agent has demanded to be returned under immediately preceding clause (a).

(d) (i) In the event that an Erroneous Payment (or portion thereof) is not recovered by the Administrative Agent for any reason, after demand therefor in accordance with immediately preceding clause (a), from any Lender that has received such Erroneous Payment (or portion thereof) (and/or from any Payment Recipient who received such Erroneous Payment (or portion thereof) on its respective behalf) (such unrecovered amount, an “Erroneous Payment Return Deficiency”), upon the Administrative Agent’s notice to such Lender at any time, then effective immediately (with the consideration therefor being acknowledged by the parties hereto), (A) such Lender shall be deemed to have assigned its Loans (but not its Commitments) of the relevant Class with respect to which such Erroneous Payment was made (the “Erroneous Payment Impacted Class”) in an amount equal to the Erroneous Payment Return Deficiency (or such lesser amount as the Administrative Agent may specify) (such assignment of the Loans (but not Commitments) of the Erroneous Payment Impacted Class, the “Erroneous Payment Deficiency Assignment”) (on a cashless basis and such amount calculated at par plus any accrued and unpaid interest (with the assignment fee to be waived by the Administrative Agent in such instance)), and is hereby (together with the Borrower) deemed to execute and deliver an Assignment and Assumption (or, to the extent applicable, an agreement incorporating an Assignment and Assumption by reference pursuant to a Platform as to which the Administrative Agent and such parties are participants) with respect to such Erroneous Payment Deficiency Assignment, and such Lender shall deliver any Notes evidencing such Loans to the Borrower or the Administrative Agent (but the failure of such Person to deliver any such Notes shall not affect the effectiveness of the foregoing assignment), (B) the Administrative Agent as the assignee Lender shall be deemed to have acquired the Erroneous Payment Deficiency Assignment, (C) upon such deemed acquisition, the Administrative Agent as the assignee Lender shall become a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment and the assigning Lender shall cease to be a Lender, as applicable, hereunder with respect to such Erroneous Payment Deficiency Assignment, excluding, for the avoidance of doubt, its obligations under the indemnification provisions of this Agreement and its applicable Commitments which shall survive as to such assigning Lender, (D) the Administrative Agent and the Borrower shall each be deemed to have waived any consents required under this Agreement to any such

Erroneous Payment Deficiency Assignment, and (E) the Administrative Agent will reflect in the Register its ownership interest in the Loans subject to the Erroneous Payment Deficiency Assignment. For the avoidance of doubt, no Erroneous Payment Deficiency Assignment will (i) reduce the Commitments of any Lender and such Commitments shall remain available in accordance with the terms of this Agreement or (ii) be deemed to be an Obligation hereunder of the Borrower solely to the extent such Erroneous Payment is comprised of funds received by the Administrative Agent from the Borrower and utilized solely in the making of such Erroneous Payment.

(ii) Subject to Section 10.07 (but excluding, in all events, any assignment consent or approval requirements (whether from the Borrower or otherwise)), the Administrative Agent may, in its discretion, sell any Loans acquired pursuant to an Erroneous Payment Deficiency Assignment and upon receipt of the proceeds of such sale, the Erroneous Payment Return Deficiency owing by the applicable Lender shall be reduced by the net proceeds of the sale of such Loan (or portion thereof), and the Administrative Agent shall retain all other rights, remedies and claims against such Lender (and/or against any recipient that receives funds on its respective behalf). In addition, an Erroneous Payment Return Deficiency owing by the applicable Lender (x) shall be reduced by the proceeds of prepayments or repayments of principal and interest, or other distribution in respect of principal and interest, received by the Administrative Agent on or with respect to any such Loans acquired from such Lender pursuant to an Erroneous Payment Deficiency Assignment (to the extent that any such Loans are then owned by the Administrative Agent) and (y) may, in the sole discretion of the Administrative Agent, be reduced by any amount specified by the Administrative Agent in writing to the applicable Lender from time to time.

(e) The parties hereto agree that (x) irrespective of whether the Administrative Agent may be equitably subrogated, in the event that an Erroneous Payment (or portion thereof) is not recovered from any Payment Recipient that has received such Erroneous Payment (or portion thereof) for any reason, the Administrative Agent shall be subrogated to all the rights and interests of such Payment Recipient (and, in the case of any Payment Recipient who has received funds on behalf of a Lender, L/C Issuer or Secured Party, to the rights and interests of such Lender, L/C Issuer or Secured Party, as the case may be) under the Loan Documents with respect to such amount (the “Erroneous Payment Subrogation Rights”) (provided that the Loan Parties’ Obligations under the Loan Documents in respect of the Erroneous Payment Subrogation Rights shall not be duplicative of such Obligations in respect of Loans that have been assigned to the Administrative Agent under an Erroneous Payment Deficiency Assignment) and (y) an Erroneous Payment shall not pay, prepay, repay, discharge or otherwise satisfy any Obligations owed by the Borrower or any other Loan Party; provided that this Section 9.02 shall not be interpreted to increase (or accelerate the due date for), or have the effect of increasing (or accelerating the due date for), the Obligations of the Borrower relative to the amount (and/or timing for payment) of the Obligations that would have been payable had such Erroneous Payment not been made by the Administrative Agent; provided, further, that for the avoidance of doubt, immediately preceding clauses (x) and (y) shall not apply to the extent any such Erroneous Payment is, and solely with respect to the amount of such Erroneous Payment that is, comprised of funds received by the Administrative Agent from the Borrower and utilized in the making of such Erroneous Payment.

(f) To the extent permitted by applicable law, no Payment Recipient shall assert any right or claim to an Erroneous Payment, and hereby waives, and is deemed to waive, any claim, counterclaim, defense or right of set-off or recoupment with respect to any demand, claim or counterclaim by the Administrative Agent for the return of any Erroneous Payment received, including, without limitation, any defense based on “discharge for value” or any similar doctrine.

(g) Each party’s obligations, agreements and waivers under this Section 9.02 shall survive the resignation or replacement of the Administrative Agent, any transfer of rights or obligations by, or the replacement of, a Lender or L/C Issuer, the termination of the Commitments and/or the repayment, satisfaction or discharge of all Obligations (or any portion thereof) under any Loan Document.

ARTICLE X

Miscellaneous

Section 10.01 Amendments, Etc. Except as otherwise expressly set forth in this Agreement or the applicable Loan Document, no amendment or waiver of any provision of this Agreement or any other Loan Document, and no consent to any departure by the Borrower or any other Loan Party therefrom, shall be effective unless in writing signed by the Required Lenders and the Borrower or the applicable Loan Party, as the case may be, and acknowledged by the Administrative Agent (other than with respect to any amendment or waiver contemplated in clause (h) below, which shall only require the consent of the Required Revolving Lenders and the acknowledgement of the Administrative Agent), and each such amendment, waiver or consent shall be effective only in the specific instance and for the specific purpose for which given; provided, however, that no such amendment, waiver or consent shall:

(a) extend or increase the Commitment of any Lender, or reinstate the Commitment of any Lender after the termination of such Commitment pursuant to Section 8.02, in each case without the written consent of such Lender (it being understood that a waiver of any condition precedent set forth in Sections 4.02 or the waiver of (or amendment to the terms of) any Default or Event of Default , mandatory prepayment or mandatory reduction of the Commitments shall not constitute an extension or increase of any Commitment of any Lender);

(b) postpone any date scheduled for, or reduce the amount of, any payment of principal of, or interest on, any Loan or L/C Borrowing or any fees or other amounts payable hereunder, without the written consent of each Lender directly and adversely affected thereby (and subject to such further requirements as may be applicable thereto under the last two paragraphs of this Section 10.01), it being understood that the waiver of any obligation to pay interest at the Default Rate, or the amendment or waiver of any mandatory prepayment of Loans under the Term Facilities shall not constitute a postponement of any date scheduled for the payment of principal, interest or fees;

(c) reduce the principal of, or the rate of interest specified herein on, any Loan or L/C Borrowing (it being understood that a waiver of any Default or Event of Default or mandatory prepayment shall not constitute a reduction or forgiveness of principal), or (subject to clause (iii) of the proviso following clause (h) below) any fees or other amounts payable hereunder or under any other Loan Document without the written consent of each Lender directly and adversely affected thereby, it being understood that any change to the definition of Consolidated First Lien Net Leverage Ratio or in the component definitions thereof shall not constitute a reduction in any rate of interest or any fees based thereon; provided, however, that only the consent of (x) the majority percentage in interest of the Lenders (calculated by reference to the Outstanding Amount attributable to the applicable Tranche) with respect to any applicable Tranche shall be necessary to amend the definition of “Default Rate” as applicable to such Tranche and (y) the majority percentage in interest of the Lenders (calculated by reference to the Outstanding Amount attributable to the applicable Tranche) with respect to any applicable Tranche shall be necessary to waive any obligation of the Borrower to pay interest at the Default Rate with respect to such applicable Tranche;

(d) change the currency in which any Loan is denominated without the written consent of the Lender holding such or change the provisions relating to re-denomination of any Loan without the written consent of the Lender holding such Loan;

(e) change (i) any provision of this Section 10.01 (other than the last two paragraphs of this Section), or the definition of “Required Lenders”, or any other provision hereof specifying the number or percentage of Lenders or portion of the Loans or Commitments required to amend, waive or otherwise modify any rights hereunder or make any determination or grant any consent hereunder (other than the definition specified in clause (ii) of this Section 10.01(e) or modifications in connection with repurchases of Term Loans, amendments with respect to New Loan Commitments and amendments with respect to extensions of maturity), without the written consent of each Lender or (ii) the definition of “Required Revolving Lenders,” without the written consent of each Lender under the Revolving Credit Facility;

(f) other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the Liens on the Collateral in any transaction or series of related transactions, without the written consent of each Lender;

(g) other than in a transaction permitted under Section 7.03 or Section 7.04, release all or substantially all of the aggregate value of the Guaranty, or all or substantially all of the Guarantors, without the written consent of each Lender;

(h) (i) amend or otherwise modify Section 7.08 (or for the purposes of determining compliance with the Financial Covenant, any defined terms used therein), or (ii) waive or consent to any Default or Event of Default resulting from a breach of the Financial Covenant or (iii) alter the rights or remedies of the Required Revolving Lenders arising pursuant to Article VIII as a result of a breach of Section 7.08, in each case, without the written consent of the Required Revolving Lenders; provided, however, that the amendments, modifications, waivers and consents described in this clause (h) shall not require the consent of any Lenders other than the Required Revolving Lenders;

(i) modify Section 8.04 in a manner that alters the order of application of funds set forth therein without the written consent of each Lender directly and adversely affected thereby; or

(j) modify Section 2.13 without the written consent of each Lender directly and adversely affected thereby;

and provided further that (i) no amendment, waiver or consent shall, unless in writing and signed by an L/C Issuer in addition to the Borrower and the Lenders required above, affect the rights or duties of such L/C Issuer, in its capacity as such, under this Agreement or any Letter of Credit Application or other Issuer Document relating to any Letter of Credit issued or to be issued by it; (ii) [reserved], (iii) no amendment, waiver or consent shall be effective, unless in writing and signed by the Administrative Agent; (iv) Section 10.07(g) may not be amended, waived or otherwise modified without the consent of each Granting Lender all or any part of whose Loans are being funded by an SPC at the time of such amendment, waiver or other modification and (v) any Fee Letter may be amended, or the rights or privileges thereunder waived, in a writing executed only by the parties thereto. Notwithstanding anything to the contrary herein, any amendment, modification, waiver or other action which by its terms requires the consent of all Lenders or each affected Lender may be effected with the consent of the applicable Lenders other than Defaulting Lenders or Affiliate Lenders, except that (x) no amendment, waiver or consent relating to Section 10.01(a), (b) or (c) may be effected, in each case without the consent of such Defaulting Lender or Affiliate Lender and (y) any amendment, modification, waiver or other action that by its terms adversely affects any Defaulting Lender or Affiliate Lender in its capacity as a Lender in a manner that differs in any material respect from, and is more adverse to such Defaulting Lender or Affiliate Lender than it is to, other affected Lenders shall require the consent of such Defaulting Lender or Affiliate Lender. Notwithstanding anything to the contrary herein, any waiver, amendment, modification or consent in respect of this Agreement or any other Loan Document that by its terms affects the rights or duties under this Agreement or any other Loan Document of Lenders holding Loans or Commitments of a particular Tranche (but not the Lenders holding Loans or Commitments of any other Tranche), including, without limitation, those transactions described in clauses (a) through (d) of Section 10.01, shall be effected by an agreement or agreements in writing entered into by the Borrower, the Administrative Agent and the requisite percentage in interest of the Lenders with respect to such Tranche that would be required to consent thereto under this Section 10.01 if such Lenders were the only Lenders hereunder at the time.

This Section 10.01 shall be subject to any contrary provision of Section 2.14 or Section 2.18 (other than the requirements that any amendment, modification or waiver be in writing and signed by the Administrative Agent). In addition, notwithstanding anything else to the contrary contained in this Section 10.01, (a) amendments and modifications in connection with the transactions provided for by Section 2.14 or Section 2.18 that benefit existing Lenders may be effected without such Lenders’ consent, (b) if the Administrative Agent and the Borrower shall have jointly identified an obvious error or any error or omission of a technical nature, in each case, in any provision of the Loan Documents, then the Administrative Agent and the Borrower shall be permitted to amend such provision and (c) the Administrative Agent and the Borrower shall be permitted to amend any provision of any Collateral Document, the Guaranty, or enter into any new agreement or instrument, to better implement the intentions of this Agreement and the other Loan Documents or as required by local law to give effect to any guaranty, or to give effect to or to protect any security interest for the benefit of the Secured Parties, in any property so that the security interests comply with applicable Law, and in each case, such amendments, documents and agreements shall become effective without any further action or consent of any other party to any Loan Document if in the case of amendments contemplated by clause (b) the same is not objected to in writing by the Required Lenders within five Business Days following receipt of notice thereof.

Notwithstanding anything to the contrary herein, at any time and from time to time, upon notice to the Administrative Agent (who shall promptly notify the applicable Lenders) specifying in reasonable detail the proposed terms thereof, the Borrower may make one or more loan modification offers to (i) all the Lenders of any Facility that would, if and to the extent accepted by any such Lender, (a) extend the scheduled Maturity Date and any amortization of the Loans and Commitments under such Facility and/or change the Applicable Rate and/or fees payable with respect to the Loans and Commitments under such Facility (in each case solely with respect to the Loans and Commitments of accepting Lenders in respect of which an acceptance is delivered) and (b) treat the Loans and Commitments so modified as a new “Facility” for all purposes under this Agreement; provided that (x) such loan modification offer is made to each Lender under the applicable Facility on the same terms and subject to the same procedures as are applicable to all other Lenders under such Facility (which procedures in any case shall be reasonably satisfactory to the Administrative Agent) and (y) no loan modification shall affect the rights or duties of, or any fees or other amounts payable to, any Agent or any L/C Issuer, without its prior written consent or (ii) the specified Lenders of any Facility that would, if and to the extent accepted by any such Lender (the “Accepting Lender”), (a) extend the scheduled Maturity Date and any amortization of the Loans and Commitments under such Facility and, if applicable, change the Applicable Rate and/or fees payable with respect to the Loans and Commitments under such Facility (in each case solely with respect to the Loans and Commitments of Accepting Lenders in respect of which an acceptance is delivered) and (b) treat the Loans and Commitments so modified as a new “Facility” for all purposes under this Agreement; provided that (v) to the extent any loan modification offer is made (and becomes effective) pursuant to this clause (ii), (A) the Borrower shall (subject to clause (y) below) offer to any Lender or L/C Issuer that is not provided with the opportunity to extend their Revolving Credit Commitments in such loan modification the right to terminate the Commitments of such Lender (or Affiliate, if applicable) or L/C Issuer, as the case may be, and/or (B) the Borrower may terminate the Revolving Credit Commitment of all Lenders (or Affiliate, if applicable) or L/C Issuer, as the case may be, who are not provided with the opportunity to extend their Revolving Credit Commitments in such loan modification, and in either case (1) in the case of a Lender (other than an L/C Issuer), repay all Obligations of the Borrower owing (and the amount of all accrued interest and fees in respect thereof) to such Lender relating to the Loans and participations held by such Lender as of such termination date and (2) in the case of an L/C Issuer, repay all obligations of the Borrower owing to such L/C Issuer relating to the Loans and participations held by such L/C Issuer as of such termination date and cancel or backstop on terms satisfactory to such L/C Issuer any Letters of Credit issued by it, (w) in no event shall such extended Loans and Commitments (1) have covenants that are more restrictive to the Borrower than the terms applicable to the non-extended Loans and Commitments of the original Facility from which such Loans and Commitments are extended (the “Non-Extended Loans and Commitments”), (2) have a higher Applicable Rate and/or fees than the Non-Extended Loans and Commitments or (3) receive a greater than ratable share of any optional or mandatory prepayments than such Non-Extended Loans and Commitments, in each case, prior to the final maturity date of such Non-Extended Loans and Commitments applicable at the time of such loan modification or the termination of such Non-Extended Loans and Commitments as set forth above, (x) such loan modification offer is made to the Accepting Lenders under the applicable Facility on the same terms and subject to the same procedures as are applicable to all other Accepting Lenders under such Facility (which procedures in any case shall be reasonably satisfactory to the Administrative Agent), (y) if the aggregate principal amount of Revolving Credit Commitments or Term Loans in respect of which Lenders shall have accepted the relevant loan modification offer shall exceed the maximum aggregate principal amount of Revolving Credit Commitments or Term Loans of such Accepting Lenders, as applicable, subject to the loan modification offer, then the Revolving Credit Commitments or Term Loans, as applicable, of the Lenders of the applicable Facility who were not provided with the opportunity to extend their Revolving Credit Commitments or Term Loans may have their Revolving Credit Commitments terminated or Term Loans repaid on a non-ratable basis up to such maximum amount based on the respective principal amounts with respect to which the Accepting Lenders have accepted such loan modification offer and (z) no loan modification shall affect the rights or duties of, or any fees or other amounts payable to, any Agent or any L/C Issuer, without its prior written consent.

In connection with any such loan modification offer, the Borrower and each accepting Lender shall execute and deliver to the Administrative Agent such agreements and other documentation as the Administrative Agent shall reasonably specify to evidence the acceptance of the applicable loan modification offer and the terms and conditions thereof, and this Agreement and the other Loan Documents shall be amended in a writing (which may be executed and delivered by the Borrower and the Administrative Agent and shall be effective only with respect to the applicable Loans and Commitments of Lenders that shall have accepted the relevant loan modification offer (and only with respect to Loans and Commitments as to which any such Lender has accepted the loan modification offer)) to the extent necessary or appropriate, in the judgment of the Administrative Agent, to reflect the existence of, and to give effect to the terms and conditions of, the applicable loan modification (including the addition of such modified Loans and/or Commitments as a “Facility” hereunder). No Lender shall have any obligation whatsoever to accept any loan modification offer, and may reject any such offer in its sole discretion. On the effective date of any loan modification applicable to the Revolving Credit Facility, the Borrower shall prepay any Revolving Credit Loans or L/C Advances (to the extent participated to Revolving Credit Lenders) outstanding on such effective date (and pay any additional amounts required pursuant to Section 3.06) to the extent necessary to keep the outstanding Revolving Credit Loans or L/C Advances (to the extent participated to Revolving Credit Lenders), as the case may be, ratable with any revised Pro Rata Share of a Revolving Credit Lender in respect of the Revolving Credit Facility arising from any non-ratable loan modification to the Revolving Credit Commitments under this Section 10.01. Notwithstanding the foregoing, no modification referred to above shall become effective unless the Administrative Agent, to the extent reasonably requested by the Administrative Agent, shall have received legal opinions, board resolutions, officers’ certificates and/or reaffirmation agreements consistent with those delivered on the Closing Date under Section 4.01 or delivered from time to time pursuant to Section 6.12, Section 6.14, Section 6.15 and/or Section 6.17 with respect to Holdings and the Borrower, all material Subsidiary Guarantors and each other Subsidiary Guarantor that is organized in a jurisdiction for which local counsel to the Administrative Agent in such jurisdiction advises that such deliveries are reasonably necessary to preserve the Collateral in such jurisdiction.

Section 10.02 Notices; Electronic Communications.

(a) General. Unless otherwise expressly provided herein, all notices and other communications provided for herein shall be in writing and shall be delivered by hand or overnight courier service, mailed by certified or registered mail or sent by telecopier as follows, and all notices and other communications expressly permitted hereunder to be given by telephone shall be made to the applicable telephone number, as follows:

i. if to Holdings, the Borrower, the Administrative Agent, the Collateral Agent or an L/C Issuer, to the address, telecopier number, electronic mail address or telephone number specified for such Person on Schedule 10.02 or to such other address, telecopier number, electronic mail address or telephone number as shall be designated by such party in a notice to the other parties hereto, as provided in Section 10.02(d); and

ii. if to any other Lender, to the address, telecopier number, electronic mail address or telephone number specified in its Administrative Questionnaire.

Notices and other communications sent by hand or overnight courier service, or mailed by certified or registered mail, shall be deemed to have been given when received; notices and other communications sent by telecopier shall be deemed to have been given when sent (except that, if not given during normal business hours for the recipient, shall be deemed to have been given at the opening of business on the next Business Day for the recipient). Notices and other communications delivered through electronic communications to the extent provided in clause (b) below shall be effective as provided in such clause (b).

(b) Electronic Communications. Notices and other communications to the Lenders and the L/C Issuers hereunder may be delivered or furnished by electronic communication (including e-mail and Internet or intranet websites) pursuant to procedures approved by the Administrative Agent; provided that the foregoing shall not apply to notices to any Lender or any L/C Issuer pursuant to Article II if such Lender or such L/C Issuer, as applicable, has notified the Administrative Agent that it is incapable of receiving, or is unwilling to receive, notices under Article II by electronic communication. The Administrative Agent or the Borrower may, in its discretion, agree to accept notices and other communications to it hereunder by electronic communications pursuant to procedures approved by it; provided that approval of such procedures may be limited to particular notices or communications.

Unless the Administrative Agent otherwise prescribes (with the Borrower’s consent), (i) notices and other communications sent to an e-mail address shall be deemed received upon the sender’s receipt of an acknowledgment from the intended recipient (such as by the “return receipt requested” function, as available, return e-mail or other written acknowledgement); provided that if such notice or other communication is not sent during the normal business hours of the recipient, such notice or communication shall be deemed to have been sent at the opening of business on the next Business Day for the recipient, and (ii) notices or communications posted to an Internet or intranet website shall be deemed received upon the deemed receipt by the intended recipient at its e-mail address as described in the foregoing clause (i) of notification that such notice or communication is available and identifying the website address therefor.

(c) The Platform. THE PLATFORM IS PROVIDED “AS IS” AND “AS AVAILABLE.” THE AGENT-RELATED PERSONS DO NOT WARRANT THE ACCURACY OR COMPLETENESS OF THE BORROWER MATERIALS OR THE ADEQUACY OF THE PLATFORM, AND EXPRESSLY DISCLAIM LIABILITY FOR ERRORS IN OR OMISSIONS FROM THE BORROWER MATERIALS. NO WARRANTY OF ANY KIND, EXPRESS, IMPLIED OR STATUTORY, INCLUDING ANY WARRANTY OF MERCHANTABILITY, FITNESS FOR A PARTICULAR PURPOSE, NON-INFRINGEMENT OF THIRD PARTY RIGHTS OR FREEDOM FROM VIRUSES OR OTHER CODE DEFECTS, IS MADE BY ANY AGENT-RELATED PERSON IN CONNECTION WITH THE BORROWER MATERIALS OR THE PLATFORM. In no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any L/C Issuer or any other Person for losses, claims, damages, liabilities or expenses of any kind (whether in tort, contract or otherwise) arising out of the Borrower’s or the Administrative Agent’s transmission of Borrower Materials through the Internet, except to the extent that such losses, claims, damages, liabilities or expenses are determined by a court of competent jurisdiction by a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of or material breach of the Loan Documents by such Agent-Related Person; provided, however, that in no event shall any Agent-Related Person have any liability to any Loan Party or any of their respective Subsidiaries, any Lender, any L/C Issuer or any other Person for indirect, special, incidental, consequential or punitive damages (as opposed to direct or actual damages).

(d) Change of Address, Etc. Each of Holdings, the Borrower, the Guarantors, the Administrative Agent, the Collateral Agent and each L/C Issuer may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the other parties hereto. Each other Lender may change its address, telecopier, telephone number or electronic mail address for notices and other communications hereunder by notice to the Borrower, the Administrative Agent and each L/C Issuer. In addition, each Lender agrees to notify the Administrative Agent from time to time to ensure that the Administrative Agent has on record (i) an effective address, contact name, telephone number, telecopier number and electronic mail address to which notices and other communications may be sent and (ii) accurate wire instructions for such Lender. Furthermore, each Public Lender agrees to cause at least one individual at or on behalf of such Public Lender to at all times have selected the “Private Side Information” or similar designation on the content declaration screen of the Platform in order to enable such Public Lender or its delegate, in accordance with such Public Lender’s compliance procedures and applicable Law, including United States federal and state securities Laws, to make reference to Borrower Materials that are not made available through the “Public Side Information” portion of the Platform and that may contain material non-public information with respect to the Borrower or its securities for purposes of United States federal or state securities laws.

(e) Reliance by Administrative Agent, Collateral Agent, L/C Issuer and Lenders. The Administrative Agent, the Collateral Agent, the L/C Issuers and the Lenders shall be entitled to rely and act upon any notices (including telephonic Committed Loan Notices) purportedly given by or on behalf of the Borrower even if (i) such notices were not made in a manner specified herein, were incomplete or were not preceded or followed by any other form of notice specified herein, or (ii) the terms thereof, as understood by the recipient, varied from any confirmation thereof except to the extent such reliance is deemed to be gross negligence, bad faith or willful misconduct of or material breach of the Loan Documents by the Administrative Agent, Collateral Agent, L/C Issuer or Lender (as applicable) in a final non-appealable judgment of a court of competent jurisdiction. The Borrower shall indemnify the Administrative Agent, the Collateral Agent, each L/C Issuer, each Lender and the Related Parties of each of them from all losses, costs, expenses and liabilities resulting from the reliance by such Person on each notice purportedly given by or on behalf of the Borrower to the extent required by Section 10.05. All telephonic notices to and other telephonic communications with the Administrative Agent may be recorded by the Administrative Agent, and each of the parties hereto hereby consents to such recording.

Section 10.03 No Waiver; Cumulative Remedies; Enforcement.

(a) No failure by any Lender, any L/C Issuer or any Agent to exercise, and no delay by any such Person in exercising, any right, remedy, power or privilege hereunder or under any other Loan Document shall operate as a waiver thereof; nor shall any single or partial exercise of any right, remedy, power or privilege hereunder preclude any other or further exercise thereof or the exercise of any other right, remedy, power or privilege. The rights, remedies, powers and privileges provided hereunder and under each other Loan Document, are cumulative and not exclusive of any rights, remedies, powers and privileges provided by Law.

(b) Notwithstanding anything to the contrary contained herein or in any other Loan Document, the authority to enforce rights and remedies hereunder and under the other Loan Documents against the Loan Parties or any of them shall be vested exclusively in, and all actions and proceedings at law in connection with such enforcement shall be instituted and maintained exclusively by, the Administrative Agent or the Collateral Agent in accordance with Section 8.02 for the benefit of all the Lenders and the L/C Issuers; provided, however, that the foregoing shall not prohibit (i) the Administrative Agent or the Collateral Agent from exercising on its own behalf the rights and remedies that inure to its benefit (solely in its capacity as the Administrative Agent or the Collateral Agent) hereunder and under the other Loan Documents, (ii) each L/C Issuer from exercising the rights and remedies that inure to its benefit (solely in its capacity as an L/C Issuer) hereunder and under the other Loan Documents, or (iii) any Lender from exercising setoff rights in accordance with Section 10.09 (subject to the terms of Section 2.13); and provided further, that if at any time there is no Person acting as Administrative Agent hereunder and under the other Loan Documents, then (x) the Required Lenders shall have the rights otherwise ascribed to the Administrative Agent pursuant to Section 8.02 and (y) in addition to the matters set forth in clauses (ii) and (iii) of the preceding proviso and subject to Section 2.13, any Lender may, with the consent of the Required Lenders, enforce any rights and remedies available to it and as authorized by the Required Lenders. In the event of a foreclosure by the Collateral Agent on any of the Collateral pursuant to a public or private sale, the Administrative Agent, the Collateral Agent or any Lender (or any person nominated by them) may be the purchaser of any or all of such Collateral at any such sale and the Administrative Agent, as agent for and representative of the Lenders (but not any Lender or Lenders in its or their respective individual capacities unless the Required Lenders shall otherwise agree in writing), shall be entitled, for the purpose of bidding and making settlement or payment of the purchase price for all or any portion of the Collateral sold in any such public sale, to use and apply any of the Obligations as a credit on account of the purchase price for any Collateral payable by the Administrative Agent at such sale.

Section 10.04 Costs and Expenses. The Borrower agrees (a) to pay or reimburse the Agents and the Arrangers for all reasonable, documented out-of-pocket costs and expenses incurred in connection with the preparation, negotiation, syndication and execution of this Agreement and the other Loan Documents (including reasonable expenses incurred in connection with due diligence and travel, courier, reproduction, printing and delivery expenses), and any amendment, waiver, consent or other modification of the provisions hereof and thereof, and the consummation and administration of the transactions contemplated hereby and thereby, including the reasonable fees, disbursements and other charges of counsel (limited to the reasonable, documented out-of-pocket fees, disbursements and other charges of one primary counsel to the Agents, the Arrangers and, if necessary, one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty, in each case, in jurisdictions material to the interests of the Lenders, and (b) to pay or reimburse the Agents, the Arrangers and each Lender (including, for the avoidance of doubt, each L/C Issuer) for all reasonable, documented out-of-pocket costs and expenses incurred in connection with the enforcement of any rights or remedies under this Agreement or the other Loan Documents (including all such costs and expenses incurred during any legal proceeding, any proceeding under any Debtor Relief Law or in connection with any workout or restructuring), including the fees, disbursements and other charges of counsel (limited to the reasonable fees, disbursements and other charges of one counsel to the Agents, the Arrangers and the Lenders taken as a whole, and, if necessary, of one local counsel in each relevant jurisdiction (which may include a single special counsel acting in multiple jurisdictions) and of special counsel for each relevant specialty, in each case, in jurisdictions material to the interests of the Lenders, and, in the event of any actual or perceived conflict of interest, one additional counsel in each relevant jurisdiction for each Lender or group of similarly affected Lenders or Agents subject to such conflict after notice is provided to the Borrower of such conflict). The foregoing costs and expenses shall include all reasonable search, filing, recording, title insurance and appraisal charges and fees, and other out-of-pocket expenses incurred by any Agent. All amounts due under this Section 10.04 shall be paid within 30 days after invoiced or demand therefor (with a reasonably detailed invoice with respect thereto) (except for any such costs and expenses incurred prior to the Closing Date, which shall be paid on the Closing Date). The agreements in this Section 10.04 shall survive the termination of the Aggregate Commitments and repayment of all other Obligations. If any Loan Party fails to pay when due any costs, expenses or other amounts payable by it hereunder or under any Loan Document, such amount may be paid on behalf of such Loan Party by the Administrative Agent after any applicable grace periods have expired, in its sole discretion and the Borrower shall immediately reimburse the Administrative Agent, as applicable. This Section 10.04 shall not apply with respect to Taxes other than any Taxes that directly relate to any non-Tax cost or expense described above.

Section 10.05 Indemnification.

(a) The Borrower shall indemnify and hold harmless each Arranger, each Agent-Related Person, each Lender, each L/C Issuer, each of their respective Affiliates and each partner, director, officer, employee, counsel, agent and representative of the foregoing and, in the case of any funds, trustees and advisors and attorneys-in-fact (collectively, the “Indemnitees”) from and against (and will reimburse each Indemnitee, as and when incurred, for) any and all liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs (including settlement costs), disbursements, and reasonable and documented or invoiced out-of-pocket fees and expenses (including the reasonable, documented out-of-pocket fees, disbursements and other charges of (i) one counsel to the Indemnitees taken as a whole, (ii) in the case of an actual or perceived conflict of interest where the Indemnitee affected by such conflict informs the Borrower of such conflict and thereafter retains its own counsel , of another firm of counsel for each such affected Indemnitee in each relevant jurisdiction material to the interests of the Lenders, and (iii) if necessary, one local counsel in each jurisdiction material to the interests of the Indemnitees (which may include a single special counsel acting in multiple jurisdictions) and special counsel for each relevant specialty) of any kind or nature whatsoever which may at any time be imposed on, incurred by or asserted or awarded against any such Indemnitee in any way relating to or arising out of or in connection with or by reason of (x) any actual or prospective claim, litigation, investigation or proceeding in any way relating to, arising out of, in connection with or by reason of any of the following, whether based on contract, tort or any other theory (including any investigation of, preparation for, or defense of any pending or threatened claim, investigation, litigation or proceeding): (a) the execution, delivery, enforcement, performance or administration of any Loan Document or any other agreement, letter or instrument delivered in connection with the transactions contemplated thereby or the consummation of the transactions contemplated thereby or (b) any Commitment, Loan or Letter of Credit or the use or proposed use of the proceeds therefrom (including any refusal by any L/C Issuer to honor a demand for payment under a Letter of Credit if the documents presented in connection with such demand do not strictly comply with the terms of such Letter of Credit); provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such liabilities, obligations, losses, damages, penalties, claims, demands, actions, judgments, suits, costs, disbursements, fees or expenses are determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from (A) the bad faith, gross negligence or willful misconduct of such Indemnitee or any of its Affiliates or controlling persons or any of the officers, directors, employees, agents, advisors, or members of any of the foregoing or (B) any dispute that is solely among Indemnitees (other than any dispute involving claims against the Administrative Agent, any Arranger or any other Agent or any L/C Issuer, in each case in their respective capacities as such) that a court of competent jurisdiction has determined in a final and non-appealable judgment did not involve actions or omissions of the Borrower or any direct or indirect parent or controlling person of the Borrower or its Subsidiaries or any of the officers, directors, employees, agents, advisors, or members of any of the foregoing; or (y) any actual or alleged presence or release of Hazardous Materials on or from any property currently or formerly owned or operated by Holdings or any of its Subsidiaries, or any Environmental Liability related in any way to Holdings or any of its Subsidiaries ((x) and (y), collectively, the “Indemnified Liabilities”) and, in all cases, provided that such indemnity shall not, as to any Indemnitee, be available to the extent that such losses, claims, damages, liabilities or related expenses are determined by a court of competent jurisdiction by final and nonappealable judgment to have resulted from the gross negligence or willful misconduct of such Indemnitee. No Indemnitee shall be liable for any damages arising from the use by others of any information or other materials obtained through the Platform or other information transmission systems (including electronic telecommunications) in connection with this Agreement unless determined by a court of competent jurisdiction in a final and non-appealable judgment to have resulted from the gross negligence, bad faith or willful misconduct of such Indemnitee, nor shall any Indemnitee or any Loan Party have any liability for any special, punitive, indirect or consequential damages relating to this Agreement or any other Loan Document or arising out of its activities in connection herewith or therewith (whether before or after the Closing Date); provided that such waiver of special, punitive, indirect or consequential damages shall not limit the indemnification obligations of the Loan Parties under this Section 10.05. In the case of an investigation, litigation or other proceeding to which the indemnity in this Section 10.05 applies, such indemnity shall be effective whether or not such investigation, litigation or proceeding is brought by any Loan Party, its directors, shareholders or creditors or an Indemnitee or any other Person, and whether or not any Indemnitee is otherwise a party thereto. Should any investigation, litigation or proceeding be settled, or if there is a judgment in any such investigation, litigation or proceeding, the Borrower shall indemnify and hold harmless each Indemnitee in the manner set forth above; provided that the Borrower shall not be liable for any settlement effected without the Borrower’s prior written consent (such consent not to be unreasonably withheld, delayed or conditioned). All amounts due under this Section 10.05 shall be payable within 30 days after demand therefor. The agreements in this Section 10.05 shall survive the resignation of any Agent, the replacement of any Lender, the termination of the Aggregate Commitments and the repayment, satisfaction or discharge of all the other Obligations. This Section 10.05 shall not apply with respect to Taxes other than any Taxes that represent losses, claims, damages, etc. that arise from any non-Tax claim described above.

(b) To the extent that the Borrower fails to pay any amount required to be paid by it to any Agent under paragraph (a) of this Section, and without limiting the Borrower’s obligation to do so, each Lender severally agrees to pay to the applicable Agent such Lender’s pro rata share (determined as of the time that the applicable unreimbursed expense or indemnity payment is sought) of such unpaid amount, provided that the unreimbursed expense or indemnified loss, claim, damage, liability or related expense, as the case may be, was incurred by or asserted against any Agent in its capacity as such. For purposes hereof, a Lender’s “pro rata share” shall be determined based upon its share of the aggregate outstanding Loans and unused Commitments at the time.

Section 10.06 Payments Set Aside. To the extent that any payment by or on behalf of the Borrower is made to any Agent, to any L/C Issuer or any Lender, in each case in their capacities as such, or any Agent, any L/C Issuer or any Lender exercises its right of setoff, and such payment or the proceeds of such setoff or any part thereof is subsequently invalidated, declared to be fraudulent or preferential, set aside or required (including pursuant to any settlement entered into by such Agent, such L/C Issuer or such Lender in its discretion) to be repaid to a trustee, receiver or any other party, in connection with any proceeding under any Debtor Relief Law or otherwise, then (a) to the extent of such recovery, the obligation or part thereof originally intended to be satisfied shall be revived and continued in full force and effect as if such payment had not been made or such setoff had not occurred, and (b) each Lender and each L/C Issuer severally agrees to pay to the Administrative Agent upon demand its applicable share (without duplication) of any amount so recovered from or repaid by any Agent, plus interest thereon from the date of such demand to the date such payment is made at a rate per annum equal to the Federal Funds Rate from time to time in effect. The obligations of the Lenders and the L/C Issuers under clause (b) of the preceding sentence shall survive the payment in full of the Obligations and the termination of this Agreement.

Section 10.07 Successors and Assigns.

(a) The provisions of this Agreement shall be binding upon and inure to the benefit of the parties hereto and their respective successors and assigns permitted hereby, except that the Borrower may not assign or otherwise transfer any of its rights or obligations hereunder without the prior written consent of the Administrative Agent and each Lender and no Lender may assign or otherwise transfer any of its rights or obligations hereunder except (i) to an Eligible Assignee (other than to any Disqualified Institution or natural person) in accordance with the provisions of Section 10.07(b), (ii) by way of participation in accordance with the provisions of Section 10.07(d), (iii) by way of pledge or assignment of a security interest subject to the restrictions of Section 10.07(f) or (iv) to an SPC in accordance with the provisions of Section 10.07(g) (and any other attempted assignment or transfer by any party hereto shall be null and void). Nothing in this Agreement, expressed or implied, shall be construed to confer upon any Person (other than the parties hereto, their respective successors and assigns permitted hereby, Participants to the extent provided in Section 10.07(d) and, to the extent expressly contemplated hereby, the Indemnitees) any legal or equitable right, remedy or claim under or by reason of this Agreement.

(b) Any Lender may at any time assign to one or more assignees all or a portion of its rights and obligations under this Agreement (including all or a portion of its Commitment(s) and the Loans (including for purposes of this Section 10.07(b), participations in L/C Obligations) at the time owing to it); provided that:

i. (A) in the case of an assignment of the entire remaining amount of the assigning Lender’s Commitment under any Facility and the Loans at the time owing to it under such Facility, no minimum amount shall need be assigned, and (B) in any case not described in clause (b)(i)(A) of this Section, the aggregate amount of the Commitment (which for this purpose includes Loans outstanding thereunder) or, if the applicable Commitment is not then in effect, the outstanding principal balance of the Loans of the assigning Lender subject to each such assignment, determined as of the date the Assignment and Assumption with respect to such assignment is delivered to the Administrative Agent or, if “Trade Date” is specified in the Assignment and Assumption, as of the Trade Date, shall not be less than $5,000,000 (or equivalent) or be in integral multiples of $1,000,000 (or equivalent) in excess thereof (or, in each case, such other amount as is acceptable to the Administrative Agent and the Borrower), in the case of any assignment in respect of the Revolving Credit Facility, or shall not be less than $1,000,000 or be in integral multiples of $100,000 in excess thereof (or, in each case, such other amount as is acceptable to the Administrative Agent and the Borrower), in the case of any assignment in respect of a Term Facility, in each case unless each of the Administrative Agent and, so long as no Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing, the Borrower otherwise consents (such consent not to be unreasonably withheld, conditioned or delayed); provided, however, that concurrent assignments to members of an Assignee Group and concurrent assignments from members of an Assignee Group to a single Eligible Assignee (or to an Eligible Assignee and members of its Assignee Group) will be treated as a single assignment for purposes of determining whether such minimum amount has been met;

ii. each partial assignment shall be made as an assignment of a proportionate part of all the assigning Lender’s rights and obligations under this Agreement with respect to the Loans or the Commitment assigned, except that this clause (ii) shall not prohibit any Lender from assigning all or a portion of its rights and obligations among separate Facilities (or Tranches of any Facility) on a non-pro rata basis;

iii. no consent shall be required for any assignment except to the extent required by clause (b)(i)(B) of this Section and, in addition (A) the consent of the Borrower (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment unless (1) an Event of Default under Section 8.01(a), (f) or (g) has occurred and is continuing at the time of such assignment, (2) such assignment is in respect of a Term Facility and is to a Lender, an Affiliate of a Lender or an Approved Fund (other than any Disqualified Institution) holding Term Loans, in each case, under the same Term Loan Tranche being assigned, or (3) such assignment is in respect of the Revolving Credit Facility and is to a Revolving Credit Lender or an Affiliate of a Revolving Credit Lender (other than any Disqualified Institution); provided that (1) the Borrower shall be deemed to have consented to any assignment unless the Borrower objects thereto by written notice to the Administrative Agent within ten Business Days after having received notice thereof and (2) during the 60-day period following the Closing Date, the Borrower shall be deemed to have consented to an assignment to any Lender if such Lender was previously identified and approved in the initial allocations of the Loans provided by the Arrangers to the Borrower, (B) the consent of the Administrative Agent (such consent not to be unreasonably withheld or delayed) shall be required for any assignment unless (1) such assignment is in respect of a Term Facility and to a Lender, an Affiliate of a Lender or an Approved Fund holding Term Loans, in each case, under the same Term Loan Tranche being assigned or (2) such assignment is in respect of the Revolving Credit Facility and is to a Revolving Credit Lender, an Affiliate of a Revolving Credit Lender or an Approved Fund related thereto (provided that in each case the Administrative Agent shall acknowledge any such assignment) and (C) the consent of each L/C Issuer (such consent not to be unreasonably withheld, conditioned or delayed) shall be required for any assignment in respect of the Revolving Credit Facility; provided, however, that the consent of each L/C Issuer shall not be required for any assignment of a Term Loan;

iv. the parties to each assignment shall execute and deliver to the Administrative Agent an Assignment and Assumption via an electronic settlement system acceptable to the Administrative Agent (or, if previously agreed with the Administrative Agent, manually), together with a processing and recordation fee of $3,500 (except, (x) in the case of assignments in connection with the initial syndication of the facilities, (y) in the case of contemporaneous assignments by any Lender to one or more Approved Funds, assignments among Approved Funds or among any Lender and any of its Approved Funds, in each case, only a single processing and recording fee shall be payable for such assignments and (z) the Administrative Agent, in its sole discretion, may elect to waive such processing and recording fee in the case of any assignment). Each Eligible Assignee that is not an existing Lender shall deliver to the Administrative Agent an Administrative Questionnaire;

v. no such assignment shall be made (A) to any Defaulting Lender or any of its Subsidiaries, or any Person who, upon becoming a Lender hereunder, would constitute any of the foregoing Persons described in this subclause (A), (B) to any natural person, (C) to any Disqualified Institution, or (D) to any Affiliate of Holdings, the Borrower or any of its Subsidiaries, except as permitted under Section 10.07(j) below;

vi. no Revolving Credit Commitments or Revolving Credit Loans may be assigned to any Affiliate Lender;

vii. the assigning Lender shall deliver any Notes or, in lieu thereof, a lost note affidavit and indemnity reasonably acceptable to the Borrower evidencing such Loans to the Borrower or the Administrative Agent;

viii. in connection with any assignment of rights and obligations of any Defaulting Lender hereunder, no such assignment shall be effective unless and until, in addition to the other conditions thereto set forth herein, the parties to the assignment shall make such additional payments to the Administrative Agent in an aggregate amount sufficient, upon distribution thereof as appropriate (which may be outright payment, purchases by the assignee of participations or subparticipations, or other compensating actions, including funding, with the consent of the Borrower and the Administrative Agent, the applicable Pro Rata Share of Loans previously requested but not funded by the Defaulting Lender, to each of which the applicable assignee and assignor hereby irrevocably consent), to (x) pay and satisfy in full all payment liabilities then owed by such Defaulting Lender to any Agent or any L/C Issuer or Lender hereunder (and interest accrued thereon) and (y) acquire (and fund as appropriate) its full Pro Rata share of all Loans and participations in Letters of Credit in accordance with its Pro Rata Share; provided that notwithstanding the foregoing, in the event that any assignment of rights and obligations of any Defaulting Lender hereunder shall become effective under applicable Law without compliance with the provisions of this clause, then the assignee of such interest shall be deemed to be a Defaulting Lender for all purposes of this Agreement until such compliance occurs. Notwithstanding the foregoing, each Loan Party and the Lenders acknowledge and agree that Administrative Agent shall not (x) be obligated to ascertain, monitor or inquire as to whether any Lender or Participant or prospective Lender or Participant is a Disqualified Institution or (y) have any liability with respect to or arising out of any assignment or participation of loans, or disclosure of confidential information, to, or the restrictions on any exercise of rights or remedies of, any Disqualified Institution;

Subject to acceptance and recording thereof by the Administrative Agent pursuant to Section 10.07(c), from and after the effective date specified in each Assignment and Assumption, the Eligible Assignee thereunder shall be a party to this Agreement and, to the extent of the interest assigned by such Assignment and Assumption, have the rights and obligations of a Lender under this Agreement, and the assigning Lender thereunder shall, to the extent of the interest assigned by such Assignment and Assumption, be released from its obligations under this Agreement (and, in the case of an Assignment and Assumption covering all of the assigning Lender’s rights and obligations under this Agreement, such Lender shall cease to be a party hereto but shall continue to be entitled to the benefits of Sections 3.01, 3.04, 3.05, 10.04 and 10.05 with respect to facts and circumstances occurring prior to the effective date of such assignment, and subject to the obligations set forth in Section 10.08). Upon request, and the surrender by the assigning Lender of its Note, the Borrower (at its expense) shall execute and deliver a Note to the assignee Lender; provided, to the extent that the assigning Lender shall have lost the Note provided to it, such Lender shall execute a customary loss affidavit and provide customary indemnities with respect to the same. Any assignment or transfer by a Lender of rights or obligations under this Agreement (other than any purported assignment or transfer to a Disqualified Institution) that does not comply with this clause (b) shall be treated for purposes of this Agreement as a sale by such Lender of a participation in such rights and obligations in accordance with Section 10.07(d).

(c) The Administrative Agent, acting solely for this purpose as a non-fiduciary agent of the Borrower (and such agency being solely for tax purposes), shall maintain at the Administrative Agent’s Office, a copy of each Assignment and Assumption delivered to it and a register in which it shall record the names and addresses of the Lenders, and the Commitments of, and principal amounts (and related interest amounts) of the Loans, L/C Obligations (specifying the Unreimbursed Amounts), L/C Borrowings and amounts due under Section 2.03, owing to, each Lender pursuant to the terms hereof from time to time (each such register maintained by the Administrative Agent, a “Register”). The entries in the applicable Register shall be conclusive with respect to the applicable entries in such Register, absent manifest error, and the Borrower, the Agents, the Arrangers and the Lenders shall treat each Person whose name is recorded in each Register pursuant to the terms hereof as a Lender hereunder for all purposes of this Agreement, notwithstanding notice to the contrary. In addition, the Administrative Agent shall maintain on the Register information regarding the designation, and revocation of designation, of any Lender as Defaulting Lender. The Registers shall be available for inspection by the Borrower, any Agent and any Lender (but only to entries with respect to itself), at any reasonable time and from time to time upon reasonable prior notice. This Section 10.07(c) and Section 2.11 shall be construed so that all Loans are at all times maintained in “registered form” within the meaning of Treasury Regulations Section 5f.103-1(c) and Proposed Section 1.163-5(b) (or any other relevant or successor provisions of the Code or of such Treasury Regulations).

(d) Any Lender may at any time, without the consent of, or notice to the any Loan Party, the Administrative Agent or the L/C Issuers, sell participations to any Person (other than a natural person, an Affiliate Lender, a Person that the Administrative Agent has identified in a notice to the Lenders as a Defaulting Lender or a Disqualified Institution) (each, a “Participant”) in all or a portion of such Lender’s rights and/or obligations under this Agreement (including all or a portion of its Commitment and/or the Loans (including such Lender’s participations in L/C Obligations) owing to it); provided that (i) such Lender’s obligations under this Agreement shall remain unchanged, (ii) such Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (iii) the Borrower, the Agents, the Arrangers and the other Lenders shall continue to deal solely and directly with such Lender in connection with such Lender’s rights and obligations under this Agreement. Any agreement or instrument pursuant to which a Lender sells such a participation shall provide that such Lender shall retain the sole right to enforce this Agreement and the other Loan Documents and to approve any amendment, modification or waiver of any provision of this Agreement or any other Loan Document; provided that such agreement or instrument may provide that such Lender will not, without the consent of the Participant, agree to any amendment, waiver or other modification described in the first proviso to Section 10.01 that disproportionately and adversely affects such Participant. Subject to Section 10.07(e), the Borrower agrees that each Participant shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections (it being understood that the documentation required under Section 3.01(h) shall be delivered to the participating Lender) and Section 3.08) to the same extent as if it were a Lender and had acquired its interest by assignment pursuant to Section 10.07(b). To the extent permitted by law, each Participant also shall be entitled to the benefits of Section 10.09 as though it were a Lender; provided such Participant agrees to be subject to Section 2.13 as though it were a Lender.

(e) A Participant shall not be entitled to receive any greater payment under Section 3.01, 3.04 or 3.05 than the applicable Lender would have been entitled to receive with respect to the participation sold to such Participant, unless such entitlement to a greater payment results from a change in any Law after the sale of the participation to such Participant takes place.

(f) Any Lender may at any time pledge or assign a security interest in all or any portion of its rights under this Agreement (including under its Note, if any) (other than to a Disqualified Institution) to secure obligations of such Lender, including any pledge or assignment to secure obligations to a Federal Reserve Bank or any central bank having jurisdiction over such Lender; provided that no such pledge or assignment shall release such Lender from any of its obligations hereunder or substitute any such pledgee or assignee for such Lender as a party hereto.

(g) Notwithstanding anything to the contrary herein, any Lender (a “Granting Lender”) may grant to a special purpose funding vehicle identified as such in writing from time to time by the Granting Lender to the Administrative Agent and the Borrower (an “SPC”) the option to provide all or any part of any Loan that such Granting Lender would otherwise be obligated to make pursuant to this Agreement; provided that (i) nothing herein shall constitute a commitment by any SPC to fund any Loan, and (ii) if an SPC elects not to exercise such option or otherwise fails to make all or any part of such Loan, the Granting Lender shall be obligated to make such Loan pursuant to the terms hereof or, if it fails to do so, to make such payment to the Administrative Agent as is required under Section 2.12(b)ii. Each party hereto hereby agrees that an SPC shall be entitled to the benefits of Sections 3.01, 3.04 and 3.05 (subject to the requirements and the limitations of such Sections and Section 3.08); provided that neither the grant to any SPC nor the exercise by any SPC of such option shall increase the costs or expenses or otherwise increase or change the obligations of the Borrower under this Agreement (including under Section 3.01, 3.04 or 3.05), except to the extent that the grant o the SPC is made with the Borrower’s prior written consent to such greater amounts. Each party hereto further agrees that (i) no SPC shall be liable for any indemnity or similar payment obligation under this Agreement for which a Lender would be liable, and (ii) the Granting Lender shall for all purposes, including the approval of any amendment, waiver or other modification of any provision of any Loan Document, remain the Lender of record hereunder. Other than as expressly provided in this Section 10.07(g), (A) such Granting Lender’s obligations under this Agreement shall remain unchanged, (B) such Granting Lender shall remain solely responsible to the other parties hereto for the performance of such obligations and (C) the Borrower, the Agents, the Arrangers and the other Lenders shall continue to deal solely and directly with such Granting Lender in connection with such Granting Lender’s rights and obligations under this Agreement. The making of a Loan by an SPC hereunder shall utilize the Commitment of the Granting Lender to the same extent, and as if, such Loan were made by such Granting Lender. In furtherance of the foregoing, each party hereto hereby agrees (which agreement shall survive the termination of this Agreement) that, prior to the date that is one year and one day after the payment in full of all outstanding commercial paper or other senior debt of any SPC, it will not, other than in respect of matters unrelated to this Agreement or the transactions contemplated hereby, institute against, or join any other Person in instituting against, such SPC any bankruptcy, reorganization, arrangement, insolvency, or liquidation proceeding under the laws of the United States or any State thereof. Notwithstanding anything to the contrary contained herein, any SPC may (i) with notice to, but without prior consent of the Borrower and the Administrative Agent and with the payment of a processing fee of $3,500, assign all or any portion of its rights hereunder with respect to any Loan to the Granting Lender and (ii) subject to Section 10.08, disclose on a confidential basis any non-public information relating to its funding of Loans to any rating agency, commercial paper dealer or provider of any surety or Guarantee or credit or liquidity enhancement to such SPC.

(h) Notwithstanding anything to the contrary herein, any Lender that is a Fund may create a security interest in all or any portion of the Loans owing to it and the Note, if any, held by it to the trustee for holders of obligations owed, or securities issued, by such Fund as security for such obligations or securities; provided that unless and until such trustee actually becomes a Lender in compliance with the other provisions of this Section 10.07, (i) no such pledge shall release the pledging Lender from any of its obligations under the Loan Documents, and (ii) such trustee shall not be entitled to exercise any of the rights of a Lender under the Loan Documents even though such trustee may have acquired ownership rights with respect to the pledged interest through foreclosure or otherwise.

(i) [Reserved].

(j) Notwithstanding anything to the contrary herein, so long as no Default or Event of Default pursuant to Sections 8.01(a), (f) or (g) exists, any Lender may assign all or any portion of its Term Loans, Specified Refinancing Term Loans and New Term Loans hereunder to Holdings or any of its Subsidiaries, but only if:

i. (A) such assignment is made pursuant to a Dutch Auction open to all Term Lenders, Specified Refinancing Term Loan lenders or New Term Loan lenders on a pro rata basis or (B) such assignment is made as an open market purchase;

ii. any such Term Loans shall be automatically and permanently cancelled immediately upon acquisition thereof by Holdings or any of its Subsidiaries; and

iii. Holdings and its Subsidiaries do not use the proceeds of the Revolving Credit Facility (whether or not the Revolving Credit Facility has been increased pursuant to Section 2.14 or refinanced pursuant to Section 2.18) to acquire such Term Loan.

(k) [Reserved].

(l) Notwithstanding anything to the contrary herein, any L/C Issuer may, upon 30 days’ notice to the Borrower and the Lenders, resign as L/C Issuer; provided that on or prior to the expiration of such 30-day period with respect to such resignation, the relevant L/C Issuer shall have identified a successor L/C Issuer willing to accept its appointment as successor L/C Issuer, and the effectiveness of such resignation shall be conditioned upon such successor assuming the rights and duties of the L/C Issuer. If an L/C Issuer resigns as L/C Issuer, it shall retain all the rights and obligations of an L/C Issuer hereunder with respect to all Letters of Credit outstanding as of the effective date of its resignation as L/C Issuer and all L/C Obligations with respect thereto (including the right to require the Lenders to make Base Rate Loans or fund risk participations in Unreimbursed Amounts pursuant to Section 2.03(d)). Upon the appointment of a successor L/C Issuer, (A) such successor shall succeed to and become vested with all of the rights, powers, privileges and duties of the retiring L/C Issuer, and (B) the successor L/C Issuer shall issue letters of credit in substitution for the Letters of Credit, if any, outstanding at the time of such succession or make other arrangements satisfactory to the retiring L/C Issuer to effectively assume the obligations of the retiring L/C Issuer with respect to such Letters of Credit.

(m) The applicable Lender, acting solely for this purpose as a non-fiduciary agent of the Borrower (solely for tax purposes), shall maintain a register on which it enters the name and address of (i) each SPC (other than any SPC that is treated as a disregarded entity of the Granting Lender for U.S. federal income tax purposes) that has exercised its option pursuant to Section 10.07(g) and (ii) each Participant, and the principal amount (and stated interest) of each such SPC’s and Participant’s interest in such Lender’s rights and/or obligations under this Agreement or any Loan Document (the “Participant Register”); provided that no Lender shall have any obligation to disclose all or any portion of the Participant Register (including the identity of any Participant or any information relating to a Participant’s interest in any commitments, loans, letters of credit or its other obligations under any Loan Document) to any Person except to the extent that such disclosure is necessary to establish that such commitment, loan, letter of credit or other obligation is in registered form under Section 5f.103-1(c) and Proposed Section 1.163-5(b) (or any successor sections) of the United States Treasury Regulations. The entries in the Participant Register shall be conclusive absent manifest error, and the Borrower and such Lender shall treat each Person whose name is recorded in the Participant Register as the owner of the applicable rights and/or obligations of such Lender under this Agreement, notwithstanding notice to the contrary.

(n) In the event that a transfer by any of the Secured Parties of its rights and/or obligations under this Agreement (and/or any relevant Loan Document) occurred or was deemed to occur by way of novation, the Borrower and any other Loan Parties explicitly agree that all securities and guarantees created under any Loan Documents shall be preserved for the benefit of the new Lender and the other Secured Parties.

Section 10.08 Confidentiality. Each of the Agents, the Arrangers and the Lenders agrees to maintain the confidentiality of the Information, except that Information may be disclosed (a) to its Affiliates and to its and its Affiliate’s respective partners, directors, officers, employees, trustees, representatives and agents, including accountants, legal counsel and other advisors and service providers on a need to know basis (it being understood that the Persons to whom such disclosure is made will be informed of the confidential nature of such Information and instructed to keep such Information confidential in accordance with customary practices); (b) to the extent requested by any regulatory authority having jurisdiction over such Agent, Lender or its respective Affiliates or in connection with any pledge or assignment permitted under Section 10.07(f); (c) in any legal, judicial, administrative proceeding or other compulsory process or otherwise as required by applicable Laws or regulations or by any subpoena or similar legal process, in each case based upon the reasonable advice of the disclosing Agent’s or Lender’s legal counsel (in which case the disclosing Agent or Lender, as applicable, agrees (except with respect to any audit or examination conducted by bank accountants or any governmental bank regulatory authority exercising examination or regulatory authority), to the extent not prohibited by applicable Law, to promptly notify the Borrower prior to such disclosure); (d) to any other party to this Agreement; (e) in connection with the exercise of any remedies hereunder or under any other Loan Document or any action or proceeding relating to this Agreement or any other Loan Document or the enforcement of rights hereunder or thereunder; (f) subject to an agreement containing provisions substantially the same (or at least as restrictive) as those of this Section 10.08 (or as may otherwise be reasonably acceptable to the Borrower), to any Eligible Assignee of or Participant in, or any prospective Eligible Assignee of or Participant in, any of its rights or obligations under this Agreement; provided, that no such disclosure shall be made by such Lender or such Agent or any of their respective Affiliates to any such Person that is a Disqualified Institution; (g) with the written consent of Holdings; (h) to the extent such Information becomes publicly available other than as a result of a breach of this Section 10.08; (i) to any state, federal or foreign authority or examiner (including the National Association of Insurance Commissioners or any other similar organization) regulating any Lender; (j) to any rating agency when required by it (it being understood that, prior to any such disclosure, such rating agency shall undertake to preserve the confidentiality of any Information relating to the Loan Parties received by it from such Lender); (k) to any actual or prospective contractual counterparty in any swap, hedge, or similar agreement or to any such contractual counterparty’s professional advisor (other than a Disqualified Institution), or (l) in connection with establishing a “due diligence” defense in connection with any legal, judicial, administrative proceeding or other process. In addition, the Agents, the Arrangers and the Lenders may disclose the existence of this Agreement and information about this Agreement to market data collectors, similar service providers to the lending industry, and service providers to the Agents, the Arrangers and the Lenders in connection with the administration and management of this Agreement, the other Loan Documents, the Commitments, and the Credit Extensions; provided that such Person is advised and agrees to be bound by the provisions of this Section 10.08.

For the purposes of this Section 10.08, “Information” means all information received from any Loan Party or any Subsidiary thereof relating to any Loan Party or any Subsidiary thereof or their respective businesses, other than any such information that is publicly available to any Agent or any Lender prior to disclosure by any Loan Party other than as a result of a breach of this Section 10.08 by such Lender or Agent. Any Person required to maintain the confidentiality of Information as provided in this Section 10.08 shall be considered to have complied with its obligation to do so if such Person has exercised the same degree of care to maintain the confidentiality of such Information as such Person would accord to its own confidential information.

Each of the Administrative Agent, the Lenders and each L/C Issuer acknowledges that (i) the Information may include material non-public information concerning Holdings or any of its Subsidiaries, (ii) it has developed compliance procedures regarding the use of material non-public information and (iii) it will handle such material non-public information in accordance with applicable Law, including United States federal and state securities Laws.

Section 10.09 Setoff. In addition to any rights and remedies of the Lenders provided by Law, upon the occurrence and during the continuance of any Event of Default, each Secured Party is authorized at any time and from time to time, without prior notice to the Borrower or any other Loan Party, any such notice being waived by the Borrower (on its own behalf and on behalf of each Loan Party) to the fullest extent permitted by Law, to set off and apply any and all deposits (general or special, time or demand, provisional or final, in any currency), other than deposits in fiduciary accounts as to which a Loan Party is acting as fiduciary for another Person who is not a Loan Party and other than payroll or trust fund accounts, at any time held by, and other Indebtedness (in any currency) at any time owing by, such Lender to or for the credit or the account of the respective Loan Parties against any and all Obligations owing to such Secured Party hereunder or under any other Loan Document (or other Secured Agreement (as defined in the Guarantee and Collateral Agreement)), now or hereafter existing, irrespective of whether or not such Agent or such Lender shall have made demand under this Agreement or any other Loan Document (or other Secured Agreement (as defined in the Guarantee and Collateral Agreement)) and although such Obligations may be contingent or unmatured or denominated in a currency different from that of the applicable deposit or Indebtedness or are owed to a branch or office of such Lender different from the branch or office holding such deposit or obligated on such Indebtedness; provided that in the event that any Defaulting Lender shall exercise any such right of setoff, (x) all amounts so set off shall be paid over immediately to the Administrative Agent for further application in accordance with the provisions of Section 2.17 and, pending such payment, shall be segregated by such Defaulting Lender from its other funds and deemed held in trust for the benefit of the Administrative Agent and the Lenders, and (y) the Defaulting Lender shall provide promptly to the Administrative Agent a statement describing in reasonable detail the Obligations owing to such Defaulting Lender as to which it exercised such right of setoff. Each Secured Party agrees promptly to notify the Borrower and the Administrative Agent after any such set-off and application made by such Secured Party; provided, however, that the failure to give such notice shall not affect the validity of such setoff and application. The rights of the Administrative Agent and each Secured Party under this Section 10.09 are in addition to other rights and remedies (including other rights of setoff) that the Administrative Agent and such Secured Party may have.

Section 10.10 Interest Rate Limitation. Notwithstanding anything to the contrary in any Loan Document, the interest paid or agreed to be paid under the Loan Documents shall not exceed the maximum rate of non-usurious interest permitted by applicable Law (the “Maximum Rate”). If any Agent or any Lender shall receive interest in an amount that exceeds the Maximum Rate, the excess interest shall be applied to the principal of the Loans or, if it exceeds such unpaid principal, refunded to the Borrower. In determining whether the interest contracted for, charged, or received by an Agent or a Lender exceeds the Maximum Rate, such Person may, to the extent permitted by applicable Law, (a) characterize any payment that is not principal as an expense, fee, or premium rather than interest, (b) exclude voluntary prepayments and the effects thereof and (c) amortize, prorate, allocate, and spread in equal or unequal parts the total amount of interest throughout the contemplated term of the Obligations hereunder.

Section 10.11 Counterparts . This Agreement and each other Loan Document may be executed in one or more counterparts (and by different parties hereto in different counterparts), each of which shall be deemed an original, but all of which together shall constitute one and the same instrument. Delivery by telecopier or other electronic transmission of an executed counterpart of a signature page to this Agreement and each other Loan Document shall be effective as delivery of an original executed counterpart of this Agreement and such other Loan Document. The Agents may also require that any such documents and signatures delivered by telecopier or other electronic transmission be confirmed by a manually-signed original thereof; provided that the failure to request or deliver the same shall not limit the effectiveness of any document or signature delivered by telecopier or other electronic transmission.

Section 10.12 Integration; Effectiveness. This Agreement and the other Loan Documents, and those provisions of the Commitment Letter, the Backstop Commitment Letter and the Fee Letters that, by its terms, survive the termination or expiration of the Commitment Letter, the Backstop Commitment Letter or the Closing Date, constitute the entire contract among the parties relating to the subject matter hereof and supersede any and all previous agreements and understandings, oral or written, relating to the subject matter hereof. It is expressly agreed and confirmed by the parties hereto that the provisions of the Fee Letters shall survive the execution and delivery of this Agreement, the occurrence of the Closing Date, and shall continue in effect thereafter in accordance with their terms. In the event of any conflict between the provisions of this Agreement and those of any other Loan Document, the provisions of this Agreement shall control; provided that the inclusion of supplemental rights or remedies in favor of the Agents, the Arrangers or the Lenders in any other Loan Document shall not be deemed a conflict with this Agreement. Each Loan Document was drafted with the joint participation of the respective parties thereto and shall be construed neither against nor in favor of any party, but rather in accordance with the fair meaning thereof. Except as provided in Section 4.01, this Agreement shall become effective when it shall have been executed by the Administrative Agent and when the Administrative Agent shall have received counterparts hereof that, when taken together, bear the signatures of each of the other parties hereto.

Section 10.13 Survival of Representations and Warranties. All representations and warranties made hereunder and in any other Loan Document or other document delivered pursuant hereto or thereto or in connection herewith or therewith shall survive the execution and delivery hereof and thereof. Such representations and warranties have been or will be relied upon by each Agent and each Lender, regardless of any investigation made by any Agent or any Lender or on their behalf and notwithstanding that any Agent or any Lender may have had notice or knowledge of any Default at the time of any Credit Extension, and shall continue in full force and effect as long as any Loan or any other Obligation (other than contingent indemnification or other obligations and obligations and liabilities under Secured Cash Management Agreements and Secured Hedge Agreements) hereunder shall remain unpaid or unsatisfied or any Letter of Credit shall remain outstanding (other than Letters of Credit which have been Cash Collateralized).

Section 10.14 Severability. If any provision of this Agreement or the other Loan Documents is held to be illegal, invalid or unenforceable, (a) the legality, validity and enforceability of the remaining provisions of this Agreement and the other Loan Documents shall not be affected or impaired thereby and (b) the parties shall endeavor in good faith negotiations to replace the illegal, invalid or unenforceable provisions with valid provisions the economic effect of which comes as close as possible to that of the illegal, invalid or unenforceable provisions. The invalidity of a provision in a particular jurisdiction shall not invalidate or render unenforceable such provision in any other jurisdiction. Without limiting the foregoing provisions of this Section 10.14, if and to the extent that the enforceability of any provisions in this Agreement relating to Defaulting Lenders shall be limited by Debtor Relief Laws then such provisions shall be deemed to be in effect only to the extent not so limited.

Section 10.15 Governing Law; Jurisdiction; Etc.

(a) Governing Law. THIS AGREEMENT AND EACH OTHER LOAN DOCUMENT AND ANY CLAIMS, CONTROVERSY, DISPUTE OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY LOAN DOCUMENTS TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN) SHALL BE GOVERNED BY, AND CONSTRUED IN ACCORDANCE WITH, THE LAW OF THE STATE OF NEW YORK.

(b) Submission to Jurisdiction. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY SUBMITS, FOR ITSELF AND ITS PROPERTY, TO THE EXCLUSIVE JURISDICTION OF THE COURTS OF THE STATE OF NEW YORK SITTING IN NEW YORK CITY IN THE BOROUGH OF MANHATTAN AND OF THE UNITED STATES DISTRICT COURT FOR THE SOUTHERN DISTRICT OF NEW YORK SITTING IN THE BOROUGH OF MANHATTAN, AND ANY APPELLATE COURT FROM ANY THEREOF, IN ANY ACTION OR PROCEEDING (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT (OTHER THAN WITH RESPECT TO ANY COLLATERAL DOCUMENT TO THE EXTENT EXPRESSLY PROVIDED OTHERWISE THEREIN), OR FOR RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT, AND EACH OF THE PARTIES HERETO IRREVOCABLY AND UNCONDITIONALLY AGREES THAT ALL CLAIMS IN RESPECT OF ANY SUCH ACTION OR PROCEEDING MAY BE HEARD AND DETERMINED IN SUCH NEW YORK STATE COURT OR, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, IN SUCH FEDERAL COURT. EACH OF THE PARTIES HERETO AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN OTHER JURISDICTIONS BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW. NOTHING IN THIS AGREEMENT OR IN ANY OTHER LOAN DOCUMENT SHALL AFFECT ANY RIGHT THAT ANY AGENT, ANY LENDER OR ANY L/C ISSUER MAY OTHERWISE HAVE TO BRING ANY ACTION OR PROCEEDING RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT OR THE RECOGNITION OR ENFORCEMENT OF ANY JUDGMENT AGAINST ANY LOAN PARTY OR ITS PROPERTIES IN THE COURTS OF ANY JURISDICTION.

(c) Waiver of Venue. EACH PARTY HERETO IRREVOCABLY AND UNCONDITIONALLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, ANY OBJECTION THAT IT MAY NOW OR HEREAFTER HAVE TO THE LAYING OF VENUE OF ANY ACTION OR PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT OR ANY OTHER LOAN DOCUMENT IN ANY COURT REFERRED TO IN SECTION 10.15(B). EACH OF THE PARTIES HERETO HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT PERMITTED BY APPLICABLE LAW, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF SUCH ACTION OR PROCEEDING IN ANY SUCH COURT.

Section 10.16 Service of Process. EACH PARTY HERETO IRREVOCABLY CONSENTS TO SERVICE OF PROCESS IN THE MANNER PROVIDED FOR NOTICES IN SECTION 10.02. NOTHING IN THIS AGREEMENT WILL AFFECT THE RIGHT OF ANY PARTY HERETO TO SERVE PROCESS IN ANY OTHER MANNER PERMITTED BY APPLICABLE LAW. WITHOUT LIMITING THE OTHER PROVISIONS OF THIS SECTION 10.16 AND IN ADDITION TO THE SERVICE OF PROCESS PROVIDED FOR HEREIN, THE BORROWER AND HOLDINGS HEREBY IRREVOCABLY DESIGNATES, APPOINTS AND EMPOWERS THE BORROWER (AND THE BORROWER HEREBY IRREVOCABLY ACCEPTS SUCH APPOINTMENT), AS ITS AUTHORIZED DESIGNEE, APPOINTEE AND AGENT TO RECEIVE, ACCEPT AND ACKNOWLEDGE FOR AND ON ITS BEHALF, AND IN RESPECT OF ITS PROPERTY, SERVICE OF ANY AND ALL LEGAL PROCESS, SUMMONS, NOTICES AND DOCUMENTS WHICH MAY BE SERVED IN ANY SUCH ACTION OR PROCEEDING. IF FOR ANY REASON THE BORROWER SHALL CEASE TO

BE AVAILABLE TO ACT AS SUCH, THE BORROWER AND HOLDINGS AGREES TO PROMPTLY DESIGNATE A NEW AUTHORIZED DESIGNEE, APPOINTEE AND AGENT IN NEW YORK CITY ON THE TERMS AND FOR THE PURPOSES OF THIS PROVISION REASONABLY SATISFACTORY TO THE ADMINISTRATIVE AGENT UNDER THIS AGREEMENT.

Section 10.17 Waiver of Right to Trial by Jury. EACH PARTY TO THIS AGREEMENT HEREBY EXPRESSLY WAIVES ANY RIGHT TO TRIAL BY JURY OF ANY CLAIM, DEMAND, ACTION OR CAUSE OF ACTION (WHETHER IN CONTRACT, TORT OR OTHERWISE) ARISING UNDER ANY LOAN DOCUMENT OR IN ANY WAY CONNECTED WITH OR RELATED OR INCIDENTAL TO THE DEALINGS OF THE PARTIES HERETO OR ANY OF THEM WITH RESPECT TO ANY LOAN DOCUMENT, OR THE TRANSACTIONS RELATED THERETO, IN EACH CASE WHETHER NOW EXISTING OR HEREAFTER ARISING, AND WHETHER FOUNDED IN CONTRACT OR TORT OR OTHERWISE; AND EACH PARTY HEREBY AGREES AND CONSENTS THAT ANY SUCH CLAIM, DEMAND, ACTION OR CAUSE OF ACTION SHALL BE DECIDED BY COURT TRIAL WITHOUT A JURY, AND THAT ANY PARTY TO THIS AGREEMENT MAY FILE AN ORIGINAL COUNTERPART OR A COPY OF THIS SECTION 10.17 WITH ANY COURT AS WRITTEN EVIDENCE OF THE CONSENT OF THE SIGNATORIES HERETO TO THE WAIVER OF THEIR RIGHT TO TRIAL BY JURY.

Section 10.18 Binding Effect. When this Agreement shall have become effective in accordance with Section 10.12, it shall thereafter shall be binding upon and inure to the benefit of Holdings, the Borrower, each Agent and each Lender and their respective successors and permitted assigns, except that no Borrower shall have the right to assign its rights hereunder or any interest herein without the prior written consent of the Lenders, except as permitted by Section 7.03.

Section 10.19 No Advisory or Fiduciary Responsibility. In connection with all aspects of each transaction contemplated hereby (including in connection with any amendment, waiver or other modification hereof or of any other Loan Document), the Borrower and Holdings acknowledges and agrees, and each of them acknowledges and agrees that it has informed its other Affiliates, that: (i) (A) no fiduciary, advisory or agency relationship between any of Holdings and its Subsidiaries and any Agent, Lender or any Arranger is intended to be or has been created in respect of any of the transactions contemplated hereby and by the other Loan Documents, irrespective of whether any Agent or any Arranger has advised or is advising Holdings and its Subsidiaries on other matters, (B) the arranging and other services regarding this Agreement provided by the Agents and the Arrangers are arm’s-length commercial transactions between Holdings and its Subsidiaries, on the one hand, and the Agents and the Arrangers, on the other hand, (C) the Borrower and Holdings has consulted its own legal, accounting, regulatory and tax advisors to the extent it has deemed appropriate, and (D) the Borrower and Holdings is capable of evaluating, and understands and accepts, the terms, risks and conditions of the transactions contemplated hereby and by the other Loan Documents; (ii) (A) each Agent and Arranger is and has been acting solely as a principal and, except as may otherwise be expressly agreed in writing by the relevant parties, has not been, is not, and will not be acting as an advisor, agent or fiduciary for Holdings or the Borrower or any of their respective Affiliates, or any other Person and (B) neither any Agent nor any Arranger has any obligation to Holdings or any of its Affiliates with respect to the transactions contemplated hereby except those obligations expressly set forth herein and in the other Loan Documents; and (iii) the Agents and the Arrangers and their respective Affiliates may be engaged in a broad range of transactions that involve interests that differ from those of Holdings, the Borrower and their respective Affiliates, and neither any Agent nor any Arranger has any obligation to disclose any of such interests and transactions to Holdings, the Borrower or their respective Affiliates. To the fullest extent permitted by law, the Borrower and Holdings hereby waives and releases any claims that it may have against the Agents, the Arrangers, and the Lenders with respect to any breach or alleged breach of agency or fiduciary duty in connection with any aspect of any transaction contemplated hereby.

Section 10.20 Affiliate Activities. The Borrower and Holdings acknowledge that each Agent, Lender and each Arranger (and their respective Affiliates) is a full service securities firm engaged, either directly or through affiliates, in various activities, including securities trading, investment banking and financial advisory, investment management, principal investment, hedging, financing and brokerage activities and financial planning and benefits counseling for both companies and individuals. In the ordinary course of these activities, any of them may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and/or financial instruments (including bank loans) for their own account and for the accounts of customers and may at any time hold long and short positions in such securities and/or instruments. Such investment and other activities may involve securities and instruments of Holdings and its Affiliates, as well as of other entities and persons and their Affiliates which may (i) be involved in transactions arising from or relating to the engagement contemplated hereby and by the other Loan Documents, (ii) be customers or competitors of Holdings and its Affiliates or (iii) have other relationships with Holdings and its Affiliates. In addition, it may provide investment banking, underwriting and financial advisory services to such other entities and persons. It may also co-invest with, make direct investments in, and invest or co-invest client monies in or with funds or other investment vehicles managed by other parties, and such funds or other investment vehicles may trade or make investments in securities of Holdings and its Affiliates or such other entities. The transactions contemplated hereby and by the other Loan Documents may have a direct or indirect impact on the investments, securities or instruments referred to in this clause.

Section 10.21 Electronic Execution of Assignments and Certain Other Documents. The words “execution,” “signed,” “signature,” and words of like import in or related to any document to be signed in connection with this Agreement and the transactions contemplated hereby (including, without limitation, any Assignment and Assumption or in any amendments or other modification of Loan Documents, Committed Loan Notices, waivers and consents) shall be deemed to include electronic signatures or the keeping of records in electronic form, each of which shall be of the same legal effect, validity or enforceability as a manually executed signature or the use of a paper-based recordkeeping system, as the case may be, to the extent and as provided for in any applicable Law, including the Federal Electronic Signatures in Global and National Commerce Act, the New York State Electronic Signatures and Records Act, or any other similar state laws based on the Uniform Electronic Transactions Act.

Section 10.22 USA PATRIOT Act. Each Lender that is subject to the PATRIOT Act and the Administrative Agent (for itself and not on behalf of any Lender) hereby notifies the Loan Parties that (a) pursuant to the requirements of the USA PATRIOT Act (Title III of Pub. L. 107-56 (signed into law October 26, 2001, as amended from time to time)) (the “PATRIOT Act”), it is required to obtain, verify and record information that identifies each Loan Party, which information includes the name and address of each Loan Party and other information that will allow such Lender or the Administrative Agent, as applicable, to identify each Loan Party in accordance with the PATRIOT Act and (b) pursuant to the Beneficial Ownership Regulation, it is required to obtain a certification in relation to the Borrower that qualifies as a “legal entity customer” regarding beneficial ownership as required by the Beneficial Ownership Regulation. Each Loan Party shall, promptly following a request by the Administrative Agent or any Lender, provide all documentation and other information that the Administrative Agent or such Lender requests in order to comply with its ongoing obligations under applicable “know your customer” and anti-money laundering rules and regulations, including the PATRIOT Act and the Beneficial Ownership Regulation.

Section 10.23 ~~Acknowledgement and Consent to Bail-In of EEA Financial Institutions~~Contractual recognition of bail-in. Notwithstanding ~~anything to the contrary in~~any other term of any Loan Document or ~~in~~ any other agreement, arrangement or understanding ~~among any such~~between the parties, each party hereto acknowledges and accepts that any liability of any ~~EEA Financial Institution arising under any Loan Document, to the extent such liability is unsecured, may be subject to the write-down and conversion powers of an EEA~~party to any other party under or in connection with the Loan Documents may be subject to Bail-In Action by the relevant Resolution Authority and ~~agrees and consents to, and~~ acknowledges and ~~agrees~~accepts to be bound by~~: (a) the exercise of any Write-Down and Conversion Powers; (b) the effects of~~ the effect of: (a) any Bail-In Action ~~on~~in relation to any such liability, including~~, if applicable~~ (without limitation): (i) a reduction, in full or in part ~~or cancellation~~, in the principal amount, or outstanding amount due (including any accrued but unpaid interest) in respect of any such liability; (ii) a conversion of all, or ~~a portion~~part of, any such liability into shares or other instruments of ownership ~~in such EEA Financial Institution, its parent entity, or a bridge institution~~ that may be issued to ~~it or otherwise~~, or conferred on, it~~,~~; and ~~that such shares or other instruments of ownership will be accepted by it in lieu of any rights with respect to any such liability under this Agreement or any other Loan Document; or (iii) the~~(iii) a cancellation of any such liability; and (~~c~~b) a variation of ~~the terms~~any term of any Loan Document to the extent necessary to give effect to any ~~Write-Down and Conversion Powers~~Bail-In Action in relation to any such liability.

Section 10.24 Effect of Amendment and Restatement.

(a) As of the Closing Date, “Revolving Loans” (as defined in the Existing Credit Agreement) and “Revolving Commitments” (as defined in the Existing Credit Agreement) immediately prior to the Closing Date shall automatically, without any action on the part of any Person, be designated for all purposes of this Agreement and the other Loan Documents as Revolving Credit Commitments. The Administrative Agent shall mark the Register accordingly to provide for such designation of the existing loans that are “Revolving Loans” (as defined in the Existing Credit Agreement) and “Revolving Commitments” (as defined in the Existing Credit Agreement) among the Lenders in this Agreement according to their proportionate shares thereof, as applicable. On the Closing Date, the commitments of each such Exiting Lender shall be terminated, all outstanding amounts due under the Existing Credit Agreement and the other Loan Documents (as defined in the Existing Credit Agreement) to such Exiting Lender on the Closing Date shall be paid in full, and each Exiting Lender (i) shall cease to be a Lender under the Existing Credit Agreement and (ii) shall not be a Lender under this Agreement, and each Lender under this Agreement shall not have been deemed to assume the commitments of the Lenders under the Existing Credit Agreement.

(b) Each of the Loan Parties hereby confirms that each Loan Document to which it is a party or otherwise bound and all Collateral encumbered thereby will continue to guarantee or secure, as the case may be, to the fullest extent possible in accordance with the Loan Documents, the payment and performance of all “Obligations” under each of the Loan Documents to which it is a party (in each case as such terms are defined in the applicable Loan Document). Each of the Loan Parties acknowledges and agrees that (i) any of the Loan Documents to which it is a party or is otherwise bound shall continue in full force and effect and that all of its obligations thereunder shall be valid, enforceable, ratified and confirmed in all respects and shall not be impaired or limited by the execution or effectiveness of this Agreement, and (ii) all security interests created under any of the Collateral Documents shall continue in full force and effect pursuant to the terms of such Collateral Document.

(c) Each Rollover Lender severally agrees to exchange its “Term Loans” (as defined in the Existing Credit Agreement) outstanding immediately prior to the effectiveness of the amendment and restatement of the Existing Credit Agreement on the Closing Date for Initial Term Loans hereunder, and as of the Closing Date shall be automatically deemed to constitute Initial Term Loans outstanding under this Agreement.

Section 10.25 Acknowledgements of the Administrative Agent, the Lenders and the L/C Issuers.

(a) Each Lender and L/C Issuer represents and warrants that in participating as a Lender or an L/C Issuer, as applicable, it is engaged in making, acquiring or holding commercial loans and in providing other facilities set forth herein as may be applicable to such Lender or L/C Issuer, in each case in the ordinary course of business, and not for purpose of investing in the general performance or operations of the Borrower, or for purpose of purchasing, acquiring or holding any other type of financial instrument such as a security (and each Lender and L/C Issuer agrees not to assert a claim in contravention of the foregoing, such as a claim under the federal or state securities laws).

(b) The motivations of the Administrative Agent are commercial in nature and not to invest in the general performance or operation of the Borrower.

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